================================================================================

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.,

                                  as Depositor,

                        PRUDENTIAL ASSET RESOURCES, INC.,

           as a Master Servicer and as RREEF Textron Special Servicer,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                              as a Master Servicer,

                          ARCAP SPECIAL SERVICING, INC.

                          as General Special Servicer,

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

              as Certificate Administrator and as Tax Administrator

                       LASALLE BANK NATIONAL ASSOCIATION,

                                   as Trustee,

                               ABN AMRO BANK N.V.,

                                 as Fiscal Agent

                                       and

                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,

                         as RREEF Textron B-Note Holder


                        ---------------------------------

                         POOLING AND SERVICING AGREEMENT

                           Dated as of October 1, 2002

                        ---------------------------------

                                  $921,174,883

                  Commercial Mortgage Pass-Through Certificates

                                Series 2002-PBW1

================================================================================

                                         TABLE OF CONTENTS

                                          ---------------


SECTION                                                                                      PAGE
-------                                                                                      ----
                                             ARTICLE I
                           DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                       CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL

   SECTION 1.01.           Defined Terms........................................................8
   SECTION 1.02.           General Interpretive Principles.....................................91
   SECTION 1.03.           Certain Calculations in Respect of the Mortgage Pool................92
   SECTION 1.04.           Cross-Collateralized Mortgage Loans.................................94
   SECTION 1.05.           Incorporation of Preliminary Statement..............................95

                                            ARTICLE II
                       CONVEYANCE OF POOLED MORTGAGE LOANS; REPRESENTATIONS
                       AND WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR
                   INTERESTS, REMIC II REGULAR INTERESTS, REMIC III COMPONENTS,
                   REMIC I RESIDUAL INTEREST, REMIC II RESIDUAL INTEREST, REMIC
                              III RESIDUAL INTEREST AND CERTIFICATES

   SECTION 2.01.           Conveyance of Pooled Mortgage Loans.................................96
   SECTION 2.02.           Acceptance of Mortgage Assets by Trustee...........................101
   SECTION 2.03.           Certain Repurchases and Substitutions of Mortgage Loans by the
                             Pooled Mortgage Loan Sellers.....................................104
   SECTION 2.04.           Representations and Warranties of the Depositor....................112
   SECTION 2.05.           Representations and Warranties of PAR as a Master Servicer.........114
   SECTION 2.06.           Representations and Warranties of WFB as a Master Servicer.........116
   SECTION 2.07.           Representations and Warranties of the General Special Servicer.....118
   SECTION 2.08.           Representations and Warranties of the RREEF Textron Special
                             Servicer.........................................................120
   SECTION 2.09.           Representations and Warranties of the Certificate Administrator
                             and Tax Administrator............................................122
   SECTION 2.10.           Representations, Warranties and Covenants of the Trustee...........124
   SECTION 2.11.           Representations and Warranties of the Fiscal Agent.................126


SECTION                                                                                      PAGE
-------                                                                                      ----
   SECTION 2.12.           Creation of REMIC I; Issuance of the REMIC I Regular Interests
                             and the REMIC I Residual Interest; Certain Matters Involving
                             REMIC I..........................................................128
   SECTION 2.13.           Conveyance of the REMIC I Regular Interests; Acceptance of the
                             REMIC I Regular Interests by Trustee.............................132
   SECTION 2.14.           Creation of REMIC II; Issuance of the REMIC II Regular Interests
                             and the REMIC II Residual Interest; Certain Matters Involving
                             REMIC II.........................................................132
   SECTION 2.15.           Conveyance of the REMIC II Regular Interests; Acceptance of the
                             REMIC II Regular Interests by Trustee............................134
   SECTION 2.16.           Creation of REMIC III; Issuance of the Regular Interest
                             Certificates, the REMIC III Components and the REMIC III
                             Residual Interest; Certain Matters Involving REMIC III...........135
   SECTION 2.17.           Acceptance of Grantor Trusts; Issuance of the Class V and Class R
                             Certificates.....................................................146

                                            ARTICLE III
                          ADMINISTRATION AND SERVICING OF THE TRUST FUND

   SECTION 3.01.           General Provisions.................................................148
   SECTION 3.02.           Collection of Mortgage Loan Payments...............................151
   SECTION 3.03.           Collection of Taxes, Assessments and Similar Items; Servicing
                             Accounts; Reserve Accounts.......................................152
   SECTION 3.04.           Collection Accounts, Distribution Account, Interest Reserve
                             Account and Excess Liquidation Proceeds Account..................157
   SECTION 3.05.           Permitted Withdrawals From the Collection Accounts, the
                             Distribution Account, the Interest Reserve Account and the
                             Excess Liquidation Proceeds Account..............................164
   SECTION 3.06.           Investment of Funds in the Accounts................................176
   SECTION 3.07.           Maintenance of Insurance Policies; Errors and Omissions and
                             Fidelity Coverage................................................179
   SECTION 3.08.           Enforcement of Alienation Clauses..................................186
   SECTION 3.09.           Realization Upon Defaulted Mortgage Loans..........................192
   SECTION 3.10.           Trustee to Cooperate; Release of Mortgage Files....................197
   SECTION 3.11.           Master Servicing and Special Servicing Compensation; Interest on
                             and Reimbursement of Servicing Advances; Payment of Certain


SECTION                                                                                      PAGE
-------                                                                                      ----
                             Expenses; Obligations of the Trustee and the Fiscal Agent
                             Regarding Back-up Servicing Advances.............................199
   SECTION 3.12.           Property Inspections; Collection of Financial Statements...........210
   SECTION 3.13.           Annual Statement as to Compliance..................................212
   SECTION 3.14.           Reports by Independent Public Accountants..........................213
   SECTION 3.15.           Access to Information..............................................213
   SECTION 3.16.           Title to REO Property; REO Account.................................215
   SECTION 3.17.           Management of REO Property.........................................218
   SECTION 3.18.           Fair Value Option; Sale of REO Properties..........................222
   SECTION 3.19.           Additional Obligations of Master Servicers and the Special
                             Servicer.........................................................230
   SECTION 3.20.           Modifications, Waivers, Amendments and Consents....................234
   SECTION 3.21.           Transfer of Servicing Between Applicable Master Servicer and
                             Applicable Special Servicer; Record Keeping......................242
   SECTION 3.22.           Sub-Servicing Agreements...........................................244
   SECTION 3.23.           Controlling Class Representative...................................248
   SECTION 3.24.           Certain Rights and Powers of the Controlling Class Representative..251
   SECTION 3.25.           Replacement of Special Servicers...................................257
   SECTION 3.26.           Application of Default Charges.....................................260
   SECTION 3.27.           Certain Matters Regarding the RREEF Textron B-Note Holder..........261
   SECTION 3.28.           Certain Rights and Powers of the RREEF Textron B-Note Holder.......262

                                            ARTICLE IV
                                  PAYMENTS TO CERTIFICATEHOLDERS

   SECTION 4.01.           Distributions......................................................267
   SECTION 4.02.           Certificate Administrator Reports; Servicer Reporting..............282
   SECTION 4.03.           P&I Advances.......................................................298
   SECTION 4.04.           Allocation of Realized Losses and Additional Trust Fund Expenses...301
   SECTION 4.05.           Calculations.......................................................302


SECTION                                                                                      PAGE
-------                                                                                      ----
                                             ARTICLE V
                                         THE CERTIFICATES

   SECTION 5.01.           The Certificates...................................................304
   SECTION 5.02.           Registration of Transfer and Exchange of Certificates..............305
   SECTION 5.03.           Book-Entry Certificates............................................315
   SECTION 5.04.           Mutilated, Destroyed, Lost or Stolen Certificates..................318
   SECTION 5.05.           Persons Deemed Owners..............................................318
   SECTION 5.06.           Certification by Certificate Owners................................318

                                            ARTICLE VI
                            THE DEPOSITOR, THE MASTER SERVICERS AND THE
                                         SPECIAL SERVICERS

   SECTION 6.01.           Liability of the Depositor, the Master Servicers and the
                             Special Servicers................................................320
   SECTION 6.02.           Merger, Consolidation or Conversion of the Depositor, a Master
                             Servicer or a Special Servicer...................................320
   SECTION 6.03.           Limitation on Liability of the Depositor, the Master Servicers
                             and the Special Servicers........................................321
   SECTION 6.04.           Resignation of Master Servicers and Special Servicers..............323
   SECTION 6.05.           Rights of the Depositor and the Trustee in Respect of the Master
                             Servicers and the Special Servicers..............................324
   SECTION 6.06.           Master Servicers and Special Servicers May Own Certificates........325

                                            ARTICLE VII
                                              DEFAULT

   SECTION 7.01.           Events of Default..................................................327
   SECTION 7.02.           Trustee to Act; Appointment of Successor...........................334
   SECTION 7.03.           Notification to Certificateholders.................................335
   SECTION 7.04.           Waiver of Events of Default........................................335
   SECTION 7.05.           Additional Remedies of Trustee Upon Event of Default...............336


SECTION                                                                                      PAGE
-------                                                                                      ----
                                           ARTICLE VIII
                       THE TRUSTEE, CUSTODIAN, CERTIFICATE ADMINISTRATOR AND
                                         TAX ADMINISTRATOR

   SECTION 8.01.           Duties of the Trustee, the Custodian, the Certificate
                             Administrator and the Tax Administrator..........................337
   SECTION 8.02.           Certain Matters Affecting the Trustee, the Certificate
                             Administrator and the Tax Administrator..........................340
   SECTION 8.03.           Trustee, the Fiscal Agent, the Certificate Administrator and the
                             Tax Administrator not Liable for Validity or Sufficiency of
                             Certificates or Mortgage Loans...................................342
   SECTION 8.04.           Trustee, Fiscal Agent, Certificate Administrator and Tax
                             Administrator May Own Certificates...............................343
   SECTION 8.05.           Fees and Expenses of the Trustee, the Certificate Administrator
                             and the Tax Administrator; Indemnification of and by the
                             Trustee, the Certificate Administrator, the Tax Administrator
                             and Fiscal Agent.................................................344
   SECTION 8.06.           Eligibility Requirements for Trustee, Certificate Administrator
                             and Tax Administrator............................................346
   SECTION 8.07.           Resignation and Removal of Trustee, Certificate Administrator and
                             Tax Administrator................................................347
   SECTION 8.08.           Successor Trustee, Certificate Administrator and Tax
                             Administrator....................................................349
   SECTION 8.09.           Merger or Consolidation of Trustee, Certificate Administrator or
                             Tax Administrator................................................350
   SECTION 8.10.           Appointment of Co-Trustee or Separate Trustee......................350
   SECTION 8.11.           Appointment of Custodians..........................................352
   SECTION 8.12.           Access to Certain Information......................................352
   SECTION 8.13.           Appointment of Fiscal Agent........................................355
   SECTION 8.14.           Advance Security Arrangement.......................................357
   SECTION 8.15.           Exchange Act Reporting.............................................357

                                            ARTICLE IX
                                            TERMINATION

   SECTION 9.01.           Termination Upon Repurchase or Liquidation of All Mortgage Loans...361
   SECTION 9.02.           Additional Termination Requirements................................365


SECTION                                                                                      PAGE
-------                                                                                      ----
                                             ARTICLE X
                                     ADDITIONAL TAX PROVISIONS

   SECTION 10.01.          Tax Administration.................................................367
   SECTION 10.02.          Depositor, Master Servicers, Special Servicers and Fiscal Agent to
                             Cooperate with Trustee...........................................372

                                            ARTICLE XI
                                     MISCELLANEOUS PROVISIONS

   SECTION 11.01.          Amendment..........................................................373
   SECTION 11.02.          Recordation of Agreement; Counterparts.............................375
   SECTION 11.03.          Limitation on Rights of Certificateholders.........................376
   SECTION 11.04.          Governing Law......................................................377
   SECTION 11.05.          Notices............................................................377
   SECTION 11.06.          Severability of Provisions.........................................378
   SECTION 11.07.          Successors and Assigns; Beneficiaries..............................378
   SECTION 11.08.          Article and Section Headings.......................................379
   SECTION 11.09.          Notices to and from the Rating Agencies and the Depositor..........379
   SECTION 11.10.          Notices to Controlling Class Representative........................380
   SECTION 11.11.          Complete Agreement.................................................380

                                    EXHIBITS

EXHIBIT A-1    Form of Certificate (other than Class R and Class V Certificates)
EXHIBIT A-2    Form of Class R Certificate
EXHIBIT A-3    Form of Class V Certificate
EXHIBIT B      Letters of Representations Among Depositor, Trustee and Initial
               Depositary
EXHIBIT C-1    Form of Master Servicer Request for Release
EXHIBIT C-2    Form of Special Servicer Request for Release
EXHIBIT D-1    Form of Certificate Administrator Report
EXHIBIT D-2    Form of CMSA Servicer Watch List Criteria
EXHIBIT D-3    Form of ARCap Interest on Advance Reconciliation Report
EXHIBIT D-4    Form of ARCap Mortgage Loans Delinquent Report
EXHIBIT D-5    Form of ARCap P&I Advances as of Remittance Date Report
EXHIBIT D-6    ARCap Naming Convention for Electronic File Delivery
EXHIBIT D-7    Controlling Class Certificateholder's Reports Checklist
EXHIBIT E-1A   Form I of Transferor Certificate for Transfers of Non-Registered
                 Certificates Held in Physical Form
EXHIBIT E-1B   Form II of Transferor Certificate for Transfers of Non-Registered
                 Certificates Held in Physical Form
EXHIBIT E-1C   Form of Transferor Certificate for Certain Transfers of Interests
                 in Rule 144A Global Certificates
EXHIBIT E-1D   Form of Transferor Certificate for Certain Transfers of Interests
                 in Regulation S Global Certificates
EXHIBIT E-2A   Form I of Transferee Certificate for Transfers of Non-Registered
                 Certificates Held in Physical Form
EXHIBIT E-2B   Form II of Transferee Certificate for Transfers of Non-Registered
                 Certificates Held in Physical Form
EXHIBIT E-2C   Form of Transferee Certificate for Certain Transfers of Interests
                 in Rule 144A Global Certificates
EXHIBIT E-2D   Form of Transferee Certificate for Certain Transfers of Interests
                 in Regulation S Global Certificates
EXHIBIT E-3A   Form of Transferor Certificate for Transfer of the Excess
                 Servicing Fee Rights
EXHIBIT E-3B   Form of Transferee Certificate for Transfer of the Excess
                 Servicing Fee Rights
EXHIBIT F-1    Form of Transferee Certificate in Connection with ERISA
                 (Non-Registered Certificates and Non-Investment Grade Certificates Held in Physical Form)
EXHIBIT F-2    Form of Transferee Certificate in Connection with ERISA
               (Non-Registered Certificates Held in Book-Entry Form)

EXHIBIT G-1    Form of Transfer Affidavit and Agreement for Transfers of Class R
                 Certificates
EXHIBIT G-2    Form of Transferor Certificate for Transfers of Class R
                 Certificates
EXHIBIT H-1    Form of Notice and Acknowledgment Concerning Replacement of the
                 Special Servicer
EXHIBIT H-2    Form of Acknowledgment of a Proposed Special Servicer
EXHIBIT I      Form of UCC-1 Financing Statement
EXHIBIT J-1    Information Request from Certificateholder or Certificate Owner
EXHIBIT J-2    Information Request from Prospective Investor
EXHIBIT K      Form of Power of Attorney by Trustee
EXHIBIT L      Form of Agreement Among Noteholders
EXHIBIT M      Form of Final Certification of Trustee
EXHIBIT N      Form of RREEF Textron B-Note Assignment and Assumption Agreement

                                    SCHEDULES

SCHEDULE I-A   Schedule of PMCF Pooled Mortgage Loans
SCHEDULE I-B   Schedule of BSCMI Pooled Mortgage Loans
SCHEDULE I-C   Schedule of BSFI Pooled Mortgage Loans
SCHEDULE I-D   Schedule of WFB Pooled Mortgage Loans
SCHEDULE II    Schedule of Exceptions to Mortgage File Delivery
                 (under Section 2.02(a))
SCHEDULE III   Schedule of Designated Sub-Servicers
SCHEDULE IV    Reference Rates
SCHEDULE V     Borrower Third-Party Beneficiaries (under Section 2.03)

         This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of October 1, 2002, among BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., as Depositor, PRUDENTIAL ASSET RESOURCES, INC. ("PAR"), as a Master Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION ("WFB"), as a Master Servicer, ARCAP SPECIAL SERVICING, INC., as General Special Servicer, PRUDENTIAL ASSET RESOURCES, INC. as RREEF Textron Special Servicer, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Certificate Administrator and as Tax Administrator, LASALLE BANK NATIONAL ASSOCIATION, as Trustee, ABN AMRO BANK N.V., as Fiscal Agent and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as RREEF Textron B-Note Holder.

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust to be created hereunder.

         REMIC I
         -------

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Pooled Mortgage Loans (exclusive of certain amounts payable thereon) and certain other assets as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R Certificates will represent ownership of (among other things) the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law.

         REMIC II
         --------

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R Certificates will represent ownership of (among other things) the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, the REMIC II Remittance Rate and the initial Uncertificated Principal Balance for each of the REMIC II Regular Interests. The Latest Possible Maturity Date for each REMIC II Regular Interest is the Rated Final Distribution Date. None of the REMIC II Regular Interests will be certificated.

                                                            Initial
                                REMIC II                 Uncertificated
       Designation          Remittance Rate            Principal Balance
       -----------          ---------------            -----------------
          A-1-1               Variable (1)               $   50,211,000
          A-1-2               Variable (1)               $   43,116,000
          A-1-3               Variable (1)               $   43,761,000
          A-1-4               Variable (1)               $  129,287,000
          A-1-5               Variable (1)               $   31,872,000
          A-1-6               Variable (1)               $   73,564,000
          A-2-1               Variable (1)               $   33,967,000
          A-2-2               Variable (1)               $   36,940,000
          A-2-3               Variable (1)               $  314,948,000
            B                 Variable (1)               $   26,483,000
            C                 Variable (1)               $   31,089,000
           D-1                Variable (1)               $    2,265,000
           D-2                Variable (1)               $    5,795,000
           E-1                Variable (1)               $    2,583,000
           E-2                Variable (1)               $    6,628,000
           F-1                Variable (1)               $    5,195,000
           F-2                Variable (1)               $    8,622,000
           G-1                Variable (1)               $    6,577,000
           G-2                Variable (1)               $    7,240,000
           H-1                Variable (1)               $    7,566,000
           H-2                Variable (1)               $    8,554,000
           J-1                Variable (1)               $    1,181,000
           J-2                Variable (1)               $    9,182,000
            K                 Variable (1)               $    3,454,000
            L                 Variable (1)               $    5,757,000

            M                 Variable (1)               $    9,211,000
            N                 Variable (1)               $    2,302,000
            P                 Variable (1)               $   13,824,883

         --------------------

         (1) The REMIC II Remittance Rate for each REMIC II Regular Interest shall be a variable rate per annum calculated in accordance with the definition of "REMIC II Remittance Rate".

         REMIC III
         ---------

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R Certificates will evidence ownership of (among other things) the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law.

         Class Designations of the Regular Interest Certificates
         -------------------------------------------------------

         The following table irrevocably sets forth the Class designation, Pass-Through Rate and initial Class Principal Balance for each Class of the Regular Interest Certificates.

            Class                                          Initial Class
         Designation          Pass-Through Rate          Principal Balance
         -----------          -----------------          -----------------
          Class A-1            3.97% per annum           $     371,811,000
          Class A-2            4.72% per annum           $     385,855,000
           Class B             4.87% per annum           $      26,483,000
           Class C             4.97% per annum           $      31,089,000
           Class D             5.05% per annum           $       8,060,000
           Class E             5.44% per annum           $       9,211,000
           Class F             5.49% per annum           $      13,817,000
           Class G             5.83% per annum           $      13,817,000
           Class H             6.00% per annum           $      16,120,000
           Class J             6.00% per annum           $      10,363,000
           Class K             6.00% per annum           $       3,454,000
           Class L             6.00% per annum           $       5,757,000
           Class M             6.00% per annum           $       9,211,000
           Class N             6.00% per annum           $       2,302,000
           Class P             6.00% per annum           $      13,824,883
          Class X-1               Variable (1)                   (2)
          Class X-2               Variable (1)                   (3)

         ----------------------

         (1) The respective Pass-Through Rates for the Class X-1 and Class X-2 Certificates will, in the case of each of those Classes, be a variable rate per annum calculated in accordance with the definition of "Pass-Through Rate".

         (2) The Class X-1 Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The Class X-1 Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of such Class' REMIC III Components from time to time. As more specifically provided herein, interest in respect of such Class of Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of such Class' REMIC III Components from time to time.

         (3) The Class X-2 Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. As more specifically provided herein, the Class X-2 Certificates will have a Class Notional Amount that from time to time will be equal to the aggregate of the Component Notional Amounts of one or more of such Class' REMIC III Components from time to time. As more specifically provided herein, interest in respect of such Class of Certificates will consist of the aggregate amount of interest accrued from time to time on the respective Component Notional Amounts of one or more of such Class' REMIC III Components.


         Designations of the REMIC III Components
         ----------------------------------------

         The REMIC III Components of the Class X-1 Certificates are hereby irrevocably designated X1-A-1-1, X1-A-1-2, X1-A-1-3, X1-A-1-4, X1-A-1-5,
X1-A-1-6, X1-A-2-1, X1-A-2-2, X-1-A-2-3, X1-B, X1-C, X1-D-1, X1-D-2, X1-E-1,
X1-E-2, X1-F-1, X1-F-2, X1-G-1, X1-G-2, X1-H-1, X1-H-2, X1-J-1, X1-J-2, X1-K,
X1-L, X1-M, X1-N and X1-P.

         The REMIC III Components of the Class X-2 Certificates are hereby irrevocably designated X2-A-1-2, X2-A-1-3, X2-A-1-4, X2-A-1-5, X2-A-1-6,
X2-A-2-1, X2-A-2-2, X2-A-2-3, X2-B, X2-C, X2-D-1, X2-D-2, X2-E-1, X2-E-2,
X2-F-1, X2-F-2, X2-G-1, X2-G-2, X2-H-1, X2-H-2, X2-J-1, X2-J-2 and X2-K.

         Corresponding REMIC II Regular Interests
         ----------------------------------------

         The following table irrevocably sets forth, with respect to each REMIC II Regular Interest, the Class of Certificates, REMIC III Component of the Class X-1 Certificates and the REMIC III Component of the Class X-2 Certificates for which such REMIC II Regular Interest constitutes a Corresponding REMIC II Regular Interest:

                                             REMIC III            REMIC III
       REMIC II         Class of        Component of Class    Component of Class
   Regular Interest    Certificates      X-1 Certificates      X-2 Certificates
   ----------------    ------------      ----------------      ----------------
        A-1-1              A-1               X1-A-1-1            Not Applicable
        A-1-2              A-1               X1-A-1-2               X2-A-1-2
        A-1-3              A-1               X1-A-1-3               X2-A-1-3
        A-1-4              A-1               X1-A-1-4               X2-A-1-4
        A-1-5              A-1               X1-A-1-5               X2-A-1-5
        A-1-6              A-1               X1-A-1-6               X2-A-1-6
        A-2-1              A-2               X1-A-2-1               X2-A-2-1
        A-2-2              A-2               X1-A-2-2               X2-A-2-2
        A-2-3              A-2               X1-A-2-3               X2-A-2-3
          B                 B                  X1-B                   X2-B
          C                 C                  X1-C                   X2-C
         D-1                D                 X1-D-1                 X2-D-1
         D-2                D                 X1-D-2                 X2-D-2
         E-1                E                 X1-E-1                 X2-E-1
         E-2                E                 X1-E-2                 X2-E-2
         F-1                F                 X1-F-1                 X2-F-1
         F-2                F                 X1-F-2                 X2-F-2
         G-1                G                 X1-G-1                 X2-G-1
         G-2                G                 X1-G-2                 X2-G-2
         H-1                H                 X1-H-1                 X2-H-1
         H-2                H                 X1-H-2                 X2-H-2
         J-1                J                 X1-J-1                 X2-J-1
         J-2                J                 X1-J-2                 X2-J-2
          K                 K                  X1-K                   X2-K
          L                 L                  X1-L              Not Applicable
          M                 M                  X1-M              Not Applicable
          N                 N                  X1-N              Not Applicable
          P                 P                  X1-P              Not Applicable


         For federal income tax purposes, each Class of the Regular Interest Certificates (exclusive of the Class X-1 and Class X-2 Certificates), each of the REMIC III Components of the Class X-1 Certificates and each of the REMIC III Components of the Class X-2 Certificates will be designated as a separate "regular interest" in REMIC III. The Latest Possible Maturity Date for each Class of Regular Interest Certificates (exclusive of the Class X-1 and Class X-2 Certificates), for each of the REMIC III Components of the Class X-1 Certificates and for each of the REMIC III Components of the Class X-2 Certificates is the Rated Final Distribution Date.

         The Initial Pool Balance will be $921,181,353 and the initial aggregate Uncertificated Principal Balance of the REMIC I Regular Interests, the initial aggregate Uncertificated Principal Balance of the REMIC II Regular Interests and the initial aggregate Class Principal Balance of the respective Classes of Regular Interest Certificates (other than the Class X-1 and Class X-2 Certificates) will, in each case, be $921,174,883.

         Capitalized terms used but not otherwise defined in this Preliminary Statement have the respective meanings assigned thereto in Section 1.01 of this Agreement.

         In consideration of the mutual agreements herein contained, the Depositor, each Master Servicer, each Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal Agent and the RREEF Textron B-Note Holder hereby agree, in each case, as follows:

                                    ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                         CERTAIN CALCULATIONS IN RESPECT
                              OF THE MORTGAGE POOL


         SECTION 1.01. Defined Terms.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01, subject to modification in accordance with Section 1.04.

         "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "30/360 Mortgage Loan": A Mortgage Loan that accrues interest on a 30/360 Basis.

         "Accrued Certificate Interest": The interest accrued from time to time with respect to any Class of Regular Interest Certificates, the amount of which interest shall equal: (a) in the case of any Class of Principal Balance Certificates for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related Distribution Date; and
(b) in the case of either Class of Interest Only Certificates for any Interest Accrual Period, the aggregate amount of Accrued Component Interest for all of such Class' REMIC III Components for such Interest Accrual Period.

         "Accrued Component Interest": The interest accrued from time to time with respect to any REMIC III Component of either Class of Interest Only Certificates, the amount of which interest shall equal, for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such REMIC III Component for such Interest Accrual Period, multiplied by (ii) the Component Notional Amount of such REMIC III Component outstanding immediately prior to the related Distribution Date.

         "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury regulations section 1.856-6(b)(1), which shall be the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

         "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

         "Actual/360 Mortgage Loan": A Mortgage Loan that accrues interest on an Actual/360 Basis.

         "Additional Collateral": Any non-real property collateral (including any Letter of Credit) pledged and/or delivered by or on behalf of the related Borrower and held by the related Mortgagee to secure payment on any Mortgage Loan.

         "Additional Master Servicing Compensation": As defined in Section 3.11(b).

         "Additional Special Servicing Compensation": As defined in Section 3.11(d).

         "Additional Trust Fund Expense": Any expense incurred or shortfall experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the Regular
Certificateholders receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

         "Additional Yield Amount": As defined in Section 4.01(b).

         "Adjusted REMIC II Remittance Rate": As defined in Section 2.16(f).

         "Administrative Cost Rate": With respect to each Pooled Mortgage Loan (and any successor REO Pooled Mortgage Loan), the rate per annum specified as the "Administrative Cost Rate" on the Pooled Mortgage Loan Schedule, which, for each Pooled Mortgage Loan (and any successor REO Pooled Mortgage Loan) is equal to the sum of the related Master Servicing Fee Rate, the Trustee Fee Rate and the Servicer Report Administrator Fee Rate.

         "Advance": Any P&I Advance or Servicing Advance.

         "Advance Interest": The interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.11(g) or Section 4.03(d), as applicable.

         "Adverse Grantor Trust Event": Either: (i) any impairment of the status of any Grantor Trust Pool as a Grantor Trust; or (ii) the imposition of a tax upon any Grantor Trust Pool or any of its assets or transactions.

         "Adverse Rating Event": With respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

         "Adverse REMIC Event": Either: (i) any impairment of the status of any REMIC Pool as a REMIC; or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the
Code).

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

         "A.M. Best": A.M. Best Company or its successor in interest.

         "Annual Accountants' Report": As defined in Section 3.14.

         "Annual Performance Certification": As defined in Section 3.13.

         "Anticipated Repayment Date": With respect to any ARD Mortgage Loan, the date specified in the related Mortgage Note, as of which Post-ARD Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

         "Applicable State Law": For purposes of Article X, the Applicable State Law shall be (1) the laws of the State of New York; (2) to the extent brought to the attention of the Tax Administrator (by either (i) an Opinion of Counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state law), (a) the laws of the states in which the Corporate Trust Offices of the Certificate Administrator and the Trustee and the Primary Servicing Offices of the Master Servicers and the Special Servicers are located and (b) the laws of the states in which any Mortgage Loan Documents are held and/or any REO Properties are located; and (3) such other state or local law as to which the Tax Administrator has actual knowledge of applicability.

         "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Pooled Mortgage Loan or an REO Pooled Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the applicable Special Servicer's option, either a limited appraisal and a summary report or an internal valuation prepared by the applicable Special Servicer) that (i) indicates the "market value" of the subject property (within the meaning of 12 CFR (Section) 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Pooled Mortgage Loan or an REO Pooled Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, the appraiser may be an employee of the applicable Special Servicer, which employee need not be a Qualified Appraiser but shall have experience in commercial and/or multifamily properties, as the case may be, and possess sufficient knowledge to value such a property).

         "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (calculated initially as of the Determination Date immediately following the later of the date on which the subject Mortgage Loan became a Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained) equal to the excess, if any, of:

               (a) the sum of, without duplication, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the applicable Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to the date of calculation (exclusive of any portion thereof that represents Additional Interest and/or Default Interest), (iii) all accrued and unpaid Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of (plus all accrued interest on such

     Advances payable to) the applicable Master Servicer, the applicable Special Servicer, the Trustee and/or the Fiscal Agent with respect to such Required Appraisal Loan, and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed with the applicable Master Servicer or Special Servicer for such items); over

               (b) an amount equal to the sum of: (a) the excess, if any, of (i) 90% of the Appraised Value of such Mortgaged Property (or REO Property) as determined by the most recent Required Appraisal or any letter update of such Required Appraisal, over (ii) the amount of any obligations secured by liens on such Mortgaged Property (or REO Property) that are prior to the lien of the related Required Appraisal Loan; plus (b) the amount of any Escrow Payments and/or Reserve Funds held by the applicable Master Servicer or Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property that (i) are not being held in respect of any real estate taxes and assessments, insurance premiums or, if applicable, ground rents, (ii) are not otherwise scheduled to be applied or utilized (except to pay debt service on such Required Appraisal Loan) within the twelve-month period following the date of determination and (iii) may be applied towards the reduction of the principal balance of such Required Appraisal Loan; plus (c) the amount of any Letter of Credit constituting additional security for such Required Appraisal Loan and that may be applied towards the reduction of the principal balance of such Required Appraisal Loan.

         Notwithstanding the foregoing, if (i) any Mortgage Loan becomes a Required Appraisal Loan, (ii) either (A) no Required Appraisal or update thereof has been obtained or conducted, as applicable, in accordance with Section 3.19(a), with respect to the related Mortgaged Property during the 12-month period prior to the date such Mortgage Loan became a Required Appraisal Loan or
(B) there shall have occurred since the date of the most recent Required Appraisal or update thereof a material change in the circumstances surrounding the related Mortgaged Property that would, in the applicable Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property, and (iii) no new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.19(a), within 60 days after such Mortgage Loan became a Required Appraisal Loan, then (x) until such new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.19(a), the Appraisal Reduction Amount shall equal 25% of the Stated

Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.19(a), of such Required Appraisal or update thereof by the applicable Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan shall be recalculated in accordance with the preceding sentence of this definition.

         In connection with the foregoing, each Cross-Collateralized Mortgage Loan that is part of a single Cross-Collateralized Group shall be treated separately (in each case as a single Mortgage Loan without regard to the cross-collateralization and cross-default provisions) for purposes of calculating an Appraisal Reduction Amount, except that the indebtedness represented by the RREEF Textron Pooled Mortgage Loan shall be treated as a single Pooled Mortgage Loan (notwithstanding that the RREEF Textron Pooled Mortgage Loan is evidenced by two promissory notes) for purposes of calculating any Appraisal Reduction Amounts.

         For purposes of determining whether a RREEF Textron Change of Control Event has occurred, any Appraisal Reduction Amount with respect to the RREEF Textron Pooled Mortgage Loan will be calculated with respect to the entire indebtedness under the RREEF Textron Mortgage Loan Pair as if such indebtedness were a single "Pooled Mortgage Loan". Any Appraisal Reduction Amount with respect to the RREEF Textron Pooled Mortgage Loan will be calculated only with respect to the indebtedness under the RREEF Textron Pooled Mortgage Loan (and not with respect to the indebtedness under the RREEF Textron B-Note Mortgage
Loan) for all other purposes under this Agreement.

         An Appraisal Reduction Amount with respect to any Mortgage Loan will be reduced to zero as of the date on which all Servicing Transfer Events have ceased to exist with respect to such Mortgage Loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal Reduction Amount will exist as to any Pooled Mortgage Loan after it has been paid in full or it (or the REO Property) has been liquidated or otherwise disposed of.

         "Appraised Value": With respect to each Mortgaged Property or REO Property, the appraised value thereof based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement.

         "ARCap Interest on Advance Reconciliation Report": The report in the form of and containing the information provided for on Exhibit D-3 hereto. The ARCap Interest on Advance Reconciliation Report shall be in Excel format or such other format as is reasonably acceptable to the Master Servicers, the Certificate Administrator and the Controlling Class Representative.

         "ARCap Mortgage Loans Delinquent Report": The report in the form of and containing the information provided for on Exhibit D-4 hereto. The ARCap Mortgage Loans Delinquent Report shall be in Excel format or such other format as is reasonably acceptable to the Master Servicers, the Certificate Administrator and the Controlling Class Representative.

         "ARCap Naming Convention for Electronic File Delivery": The naming convention for electronic file delivery set forth on Exhibit D-6 hereto.

         "ARCap P&I Advances as of Remittance Date Report: The report in the form of and containing the information provided for on Exhibit D-5 hereto. The ARCap P&I Advances as of Remittance Date Report shall be in Excel format or such other format as is reasonably acceptable to the Master Servicers, the Certificate Administrator and the Controlling Class Representative.

         "ARD Mortgage Loan": A Mortgage Loan that provides for the accrual of Post-ARD Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

         "Asset Status Report": As defined in Section 3.24(a).

         "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Loan, as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

         "Assumed Monthly Payment": With respect to (a) any Pooled Mortgage Loan that is a Balloon Mortgage Loan delinquent in respect of its Balloon Payment beyond the Determination Date immediately following its scheduled maturity date (as such date may be extended in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable Master Servicer or Special Servicer pursuant to Section 3.20), for that scheduled maturity date and for each subsequent Due Date as of which such Pooled Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due with respect to such Pooled Mortgage Loan on such Due Date equal to the amount (exclusive of Default Interest) that would have been due in respect thereof on such Due Date if such Pooled Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such maturity date; and (b) any REO Pooled Mortgage Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause
(a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) with respect to the related Pooled Mortgage Loan on the last Due Date prior to its becoming an REO Pooled Mortgage Loan.

         "ASTM": The American Society for Testing and Materials.

         "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) all amounts on deposit in the Distribution Account as of 11:00 a.m., New York City time, on such Distribution Date, (ii) to the extent not included in the amount described in clause (a)(i) of this definition, any P&I Advances and/or Compensating Interest Payments that were made in respect of such Distribution Date, (iii) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred (pursuant to Section 3.05(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date, and
(iv) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during the month of March of 2003 or any year thereafter, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans transferred from the Interest Reserve Account to the Distribution Account during such month of March for distribution on such Distribution Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by or on behalf of the Trust after the end of the related Collection Period, (iii) any Prepayment Premiums, Yield Maintenance Charges and/or Post-ARD Additional Interest, (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses
(iii) through (vii) of Section 3.05(b), (v) if such Distribution Date occurs during the month of February of 2003 or any year thereafter or during the month of January of 2003 or any year thereafter that is not a leap year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn (pursuant to Section 3.04(c) and Section 3.05(b)(ii)) from the Distribution

Account and deposited into the Interest Reserve Account during such month of February or such month of January, as the case may be, and held for future distribution, and (vi) any amounts deposited in the Distribution Account in error; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(v) of this definition.

         "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Monthly Payment due on its Stated Maturity Date is at least 5% of the original principal balance of such Mortgage Loan.

         "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Mortgage Loan.

         "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

         "Base Prospectus": That certain prospectus dated September 18, 2002, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

         "Book-Entry Certificate": Any Certificate registered in the name of the Depositary or its nominee.

         "Book-Entry Non-Registered Certificate": Any Non-Registered Certificate that constitutes a Book-Entry Certificate.

         "Borrower": Individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan.

         "Breach": As defined in Section 2.03(a).

         "BSCMI": Bear Stearns Commercial Mortgage, Inc., or its successor in interest.

         "BSCMI Mortgage Loan": Any Pooled Mortgage Loan that is either an Original BSCMI Pooled Mortgage Loan or a Replacement Pooled Mortgage Loan that was delivered under the BSCMI Pooled Mortgage Loan Purchase Agreement in substitution for an Original BSCMI Pooled Mortgage Loan.

         "BSCMI Pooled Mortgage Loan Purchase Agreement": That certain Mortgage Loan Purchase and Sale Agreement dated as of October 3, between Bear, Stearns Commercial Mortgage, Inc. and the Depositor.

         "BSFI": Bear, Stearns Funding, Inc., or its successor in interest.

         "BSCMCSI": Bear Stearns Commercial Mortgage Securities Inc., or its successor in interest.

         "BSFI Mortgage Loan": Any Pooled Mortgage Loan that is either an Original BSFI Pooled Mortgage Loan or a Replacement Pooled Mortgage Loan that was delivered under the BSFI Pooled Mortgage Loan Purchase Agreement in substitution for an Original BSFI Pooled Mortgage Loan.

         "BSFI Pooled Mortgage Loan Purchase Agreement": That certain Mortgage Loan Purchase and Sale Agreement dated as of October 3, 2002, between Bear, Stearns Funding, Inc. and the Depositor.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in California, New York or Illinois or any of the jurisdictions in which the respective Primary Servicing Offices of the Master Servicers and the Special Servicers and the Corporate Trust Offices of the Certificate Administrator and the Trustee are located, are authorized or obligated by law or executive order to remain closed.

         "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate": Any one of the Depositor's 2002-PBW1 Commercial Mortgage Pass-Through Certificates, as executed by the Certificate Administrator and authenticated and delivered hereunder by the Certificate Registrar.

         "Certificate Administrator": Wells Fargo Bank Minnesota, N.A., in its capacity as certificate administrator hereunder, or any successor certificate administrator appointed as herein provided.

         "Certificate Administrator Fee": That portion of the Trustee Fee payable to the Certificate Administrator in an amount agreed to by the Trustee and the Certificate Administrator.

         "Certificate Administrator Report": As defined in Section 4.02(a).

         "Certificate Factor": With respect to any Class of Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, provided, however, that: (i) neither a Disqualified Organization nor a Non-United States Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the Depositor, a Master Servicer, a Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee or the Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 6.06), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, a Master Servicer or a Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

         "Certificate Notional Amount": With respect to any Interest Only Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class of Interest Only Certificates to which such

Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

         "Certificate Owner": With respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depositary or on the books of a Depositary Participant or on the books of an indirect participating brokerage firm for which a Depositary Participant acts as agent.

         "Certificate Principal Balance": With respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

         "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

         "Certification Parties": As defined in Section 8.15(b).

         "Certifying Person": As defined in Section 8.15(b).

         "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric class designation and having the same payment terms.

         "Class A Certificates": The Class A-1 and Class A-2 Certificates.

         "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class A Principal Distribution Cross-Over Date": The first Distribution Date as of the commencement of business on which (i) the Class A-1 and Class A-2 Certificates remain outstanding and (ii) the aggregate of the Class Principal Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates have been reduced to zero as a result of the allocation of Realized Losses and Additional Trust Fund Expenses pursuant to Section 4.04(a).

         "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class H Certificate": Any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class K Certificate": Any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class L Certificate": Any of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class M Certificate": Any of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class N Certificate": Any of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class Notional Amount": The aggregate hypothetical or notional amount on which any Class of Interest Only Certificates accrues or is deemed to accrue interest from time to time, as calculated in accordance with Section 2.16(e).

         "Class P Certificate": Any of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class Principal Balance": The aggregate principal balance of any Class of Principal Balance Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each Class of Principal Balance Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01 or 9.01, as applicable, and shall be further permanently reduced by the amount of any Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to Section 4.04(a).

         "Class R Certificate": Any of the Certificates with a "Class R" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing ownership of Grantor Trust R.

         "Class V Certificate": Any of the Certificates with a "Class V" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing ownership of Grantor Trust V.

         "Class X-1 Certificate": Any of the Certificates with a "Class X-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class X-2 Certificate": Any of the Certificates with a "Class X-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Clearstream": Clearstream Banking, societe anonyme or any successor.

         "Closing Date": October 3, 2002.

         "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be reasonably acceptable to the Master Servicers, the Certificate Administrator, Trustee, the Special Servicers and the Directing Certificateholder.

         "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Certificate Administrator and the Trustee.

         "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Certificate Administrator and the Trustee.

         "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to each Master Servicer and each Special Servicer. Each CMSA Comparative Financial Status Report shall be based on (1) the most recent rent roll and (2) to the extent provided to the applicable Master Servicer or Special Servicer, (i) in connection with a CMSA Comparative Financial Status Report relating to quarterly financial information, trailing 12 months of financial information (non-normalized), if trailing 12 months of financial information was provided to the applicable Master Servicer or the applicable Special Servicer (as the case may be), or financial information based on 9 months of operating statements or year-to-date financial information, if trailing 12 months of financial information was not provided to the applicable Master Servicer or the applicable Special Servicer (as the case may be) and 9 months of operating statements or year-to-date financial information was provided to the applicable Master Servicer or the applicable Special Servicer (as the case may be) or (ii) in connection with a CMSA Comparative Financial Status Report relating to annual financial information, annual operating statements (if provided to the applicable Master Servicer or the applicable Special Servicer (as the case may be)), normalized. To the extent the information described above has been provided to the applicable Master Servicer or Special Servicer, each CMSA Comparative Financial Status Report shall present (among other things called for by the form of CMSA Comparative Financial Status Report) the occupancy rate, debt service coverage ratio, net operating income and net cash flow for each Mortgage Loan or Mortgaged Property covered thereby.

         "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to each Master Servicer and each Special Servicer.

         "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to each Master Servicer.

         "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to each Master Servicer and each Special Servicer.

         "CMSA Historical Loan Modification Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to each Master Servicer and each Special Servicer.

         "CMSA Investor Reporting Package": Collectively:

         (a) the following electronic files: (i) CMSA Loan Setup File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and

         (b) the following supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List, (viii) CMSA NOI Adjustment Worksheet and (ix) with respect to any Collection Period that commences at any time following the date that is nine (9) months following adoption of the form thereof by the CMSA, (a) CMSA Loan Level Reserve Report, (b) CMSA Reconciliation of Funds Report and (c) CMSA Special Servicer Defaulted Loan Report.

         "CMSA Loan Level Reserve Report": A report substantially in the form of, and containing the information called for in, the "Loan Level Reserve Report" as hereafter adopted by the CMSA and made available at the CMSA Website.

         "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to each Master Servicer, each Special Servicer, the Certificate Administrator and the Trustee.

         "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to each Master Servicer, each Special Servicer, the Certificate Administrator and the Trustee.

         "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to each Master Servicer and each Special Servicer and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

         "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to each Master Servicer and each Special Servicer.

         "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer.

         "CMSA Reconciliation of Funds Report": A report substantially in the form of, and containing the information called for in, the "Reconciliation of Funds Report" as hereafter adopted by the CMSA and made available at the CMSA Website.

         "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to each Special Servicer.

         "CMSA Servicer Watch List": A report containing the information called for in Exhibit D-2; provided that upon the CMSA's adoption of "Servicer Watch List" criteria, a report in the form of and containing the information in the downloadable form of the "Servicer Watch List" then available on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as such report requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available on the CMSA Website, a report which is reasonably acceptable to each Master Servicer.

         "CMSA Special Servicer Defaulted Loan Report": A report substantially in the form of, and containing the information called for in, the "Special Servicer Defaulted Loan Report" as hereafter adopted by the CMSA and made available at the CMSA Website.

         "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

         "Code": The Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

         "Collection Account": The segregated account or accounts created and maintained by each Master Servicer, pursuant to Section 3.04(a), in trust for the Certificateholders, which shall be entitled "[name of subject Master Servicer], as a Master Servicer, in trust for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2002-PBW1, Collection Account".

         "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

         "Commission": The Securities and Exchange Commission or any successor thereto.

         "Compensating Interest Payment": With respect to any Distribution Date, any payment made by a Master Servicer pursuant to Section 3.19(c) to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

         "Component Notional Amount": The notional amount on which any REMIC III Component of either Class of Interest Only Certificates accrues interest, which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of such REMIC III Component's Corresponding REMIC II Regular Interest.

         "Condemnation Proceeds": All cash amounts actually received by the Trust or by a Master Servicer or Special Servicer on its behalf in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents or any other applicable document.

         "Controlling Class": As of any date of determination, the outstanding Class of Principal Balance Certificates that (a) bears the latest alphabetic Class designation and (b) has a Class Principal Balance which is not less than 25% of the Original Class Principal Balance of such Class; provided that if no Class of Principal Balance Certificates has as of such date of determination a Class Principal Balance not less than 25% of its Original Class Principal Balance, then the Controlling Class shall be the then outstanding Class of Principal Balance Certificates bearing the latest alphabetic Class designation that has a Class Principal Balance greater than zero; and provided, further, that, for purposes of this definition, the Class A-1 and Class A-2 Certificates shall be deemed a single Class of Certificates.

         "Controlling Class Certificateholder": Any Holder of Certificates of the Controlling Class.

         "Controlling Class Representative": As defined in Section 3.23(a). The initial Controlling Class Representative shall be ARCap CMBS Fund REIT, Inc.

         "Corporate Trust Office: The principal corporate trust office of the Certificate Administrator or the asset-backed securities trust services office of the Trustee, as the case may be, at which at any particular time its duties, with respect to this Agreement shall be administered, which office is as of the Closing Date located: (i) in the case of the Certificate Administrator, for Certificate transfer purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479; Attn: Bear Stearns Commercial Mortgage Securities Inc., 2002-PBW1, and for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Administration, Bear Stearns

Commercial Mortgage Securities Inc., 2002-PBW1; and (ii) in the case of the Trustee, at 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention:
Asset-Backed Securities Trust Services Group-Bear Stearns Commercial Mortgage Securities Inc., 2002-PBW1.

         "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or the related Mortgaged Property's becoming an REO Property).

         "Corresponding REMIC II Regular Interest": (a) With respect to any Class of Principal Balance Certificates, the one or more REMIC II Regular Interests opposite which such Class is set forth in the Preliminary Statement in the table titled "REMIC III--Corresponding REMIC II Regular Interests"; (b) with respect to any REMIC III Component of the Class X-1 Certificates, the REMIC II Regular Interest opposite which such REMIC III Component is set forth in the Preliminary Statement in the table titled "REMIC III--Corresponding REMIC II Regular Interests"; and (c) with respect to any REMIC III Component of the Class X-2 Certificates, the REMIC II Regular Interest opposite which such REMIC III Component is set forth in the Preliminary Statement in the table titled "REMIC III--Corresponding REMIC II Regular Interests".

         "Cross-Collateralized Group": Any group of Mortgage Loans that are cross-defaulted and cross-collateralized with each other.

         "Cross-Collateralized Mortgage Loan": Any Mortgage Loan, that is, by its terms, cross-defaulted and cross-collateralized with any other Mortgage Loan.

         "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Pooled Mortgage Loan Sellers or an Affiliate of any of them.

         "Cut-off Date": October 1, 2002.

         "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of its Due Date in October 2002, after application of all payments of principal due on or before such date, whether or not received.

         "Default Charges": Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

         "Default Interest": With respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts collected thereon, other than late payment charges, Prepayment Premiums or Yield Maintenance Charges, that represent interest (exclusive, if applicable, of Post-ARD Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Mortgage
Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

         "Defaulting Party": As defined in Section 7.01(b).

         "Defective Pooled Mortgage Loan": Any Pooled Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that has not been cured in all material respects.

         "Definitive Certificate": As defined in Section 5.03(a).

         "Deleted Pooled Mortgage Loan": A Defective Pooled Mortgage Loan that is purchased or repurchased, as the case may be, from the Trust or replaced with one or more Replacement Pooled Mortgage Loans, in either case as contemplated by
Section 2.03.

         "Depositor": Bear Stearns Commercial Mortgage Securities Inc., or its successor in interest.

         "Depository": The Depository Trust Company or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Designated Sub-Servicer": Any Sub-Servicer set forth on Schedule III hereto and any successor to such Sub-Servicer set forth on Schedule III under the related Designated Sub-Servicer Agreement.

         "Designated Sub-Servicer Agreement": Any Sub-Servicing Agreement between a Designated Sub-Servicer and a Master Servicer.

         "Determination Date": With respect to any Distribution Date, the fifth
(5th) Business Day preceding such Distribution Date.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the applicable Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the applicable Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Discount Rate": As defined in Section 4.01(d).

         "Disqualified Non-United States Tax Person": With respect to any Class R Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Class R Certificate and, for purposes of Treasury regulation section 1.860G-3(a)(3), is subject to tax under
Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulation section 1.860E-1(c)(4)(ii), as a holder of such Class R Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class R Certificate and intends to pay taxes associated with holding such Class R Certificate, and
(c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Class R Certificate will not be disregarded for United States federal income tax purposes.

         "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Tax Administrator, based upon an Opinion of Counsel delivered to the Tax Administrator to the effect that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         "Disqualified Partnership": Any domestic entity classified as a partnership under the Code if any of its beneficial owners are Disqualified Non-United States Tax Persons.

         "Distributable Certificate Interest": With respect to any Class of Regular Interest Certificates for any Distribution Date, an amount of interest equal to the amount of Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates as provided below. A portion of the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated to each Class of Principal Balance Certificates in an amount equal to the product of (i) the amount of such Net Aggregate Prepayment Interest Shortfall and (ii) a fraction, the numerator of which is the Accrued Certificate Interest for such Class of Principal Balance Certificates for such Distribution Date and the denominator of which is the aggregate amount of Accrued Certificate Interest for all Classes of Principal Balance Certificates for such Distribution Date. No portion of any Net Aggregate Prepayment Interest Shortfall for any Distribution Date shall be allocated to the Class X-1 or Class X-2 Certificates.

         "Distribution Account": The segregated account or accounts created and maintained by the Certificate Administrator on behalf of the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Certificate Administrator, on behalf of LaSalle Bank National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2002-PBW1, Distribution Account".

         "Distribution Date": The 11th day of any month, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day, commencing in November 2002.

         "Document Defect": As defined in Section 2.03(a).

         "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

         "EDGAR": The Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

         "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than "Aa2" by Moody's and "AA-" by Fitch (if the deposits are to be held in the account for more than thirty (30) days), or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "P-1" by Moody's and "F-1" by Fitch (if the deposits are to be held in the account for thirty (30) days or less), in any event at any time funds are on deposit therein, or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which may include the Certificate Administrator or the Trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii) for so long as WFB serves as a Master Servicer under this Agreement, an account maintained with WFB or Wells Fargo Bank Iowa, N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "P-1" by Moody's and "F-1" by Fitch (if the deposits are to be held in the account for 30 days or less) or (B) long-term unsecured debt obligations are rated at least "Aa3" by Moody's and "A+" by Fitch (if the deposits are to be held in the account for more than 30 days); or (iv) an account maintained with any other insured depository institution that is acceptable to each Rating Agency (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates).

         "Emergency Advance": Any Servicing Advance, whether or not it is a Servicing Advance that, pursuant hereto, the applicable Special Servicer is required to make or to request a Master Servicer to make, that must be made within 5 Business Days of such Special Servicer's becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

         "Environmental Insurance Policy": With respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Payment": Any payment received by a Master Servicer or Special Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, insurance premiums (including with respect to any Environmental Insurance Policy), ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

         "Euroclear": The Euroclear System or any successor.

         "Event of Default": As defined in Section 7.01(a).

         "Excess Liquidation Proceeds": The excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan that is a Pooled Mortgage Loan or the related REO Property, over
(b) the sum of (i) the amount needed to pay all principal, interest (including Additional Interest (if applicable) and Default Interest), Prepayment Premiums or Yield Maintenance Charges (as applicable) and late payment charges payable with respect to such Pooled Mortgage Loan or related REO Pooled Mortgage Loan in full, (ii) any other fees that would constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, (iii) any related unreimbursed Servicing Advances, (iv) all unpaid Advance Interest on any related Advances, (v) any related Liquidation Fee and/or Special Servicing Fees paid or payable in respect of such Specially Serviced Mortgage Loan or the related REO Pooled Mortgage Loan, (vi) any other Additional Trust Fund Expenses paid or payable in respect of such Pooled Mortgage Loan or REO Property and (vii) in the case of the RREEF Textron Pooled Mortgage Loan, any portion of such Net Liquidation Proceeds payable to the RREEF Textron B-Note Holder.

         "Excess Liquidation Proceeds Account": The segregated account created and maintained by the Certificate Administrator in the name of the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "[name of Trustee], as Trustee, in trust for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2002-PBW1, Excess Liquidation Proceeds Account".

         "Excess Servicing Fees": With respect to each Mortgage Loan (and successor REO Mortgage Loan), that portion of the Master Servicing Fees that accrue at a per annum rate equal to the Excess Servicing Fee Rate.

         "Excess Servicing Fee Rate": With respect to each Mortgage Loan (and successor REO Mortgage Loan), a rate per annum equal to (i) in the case of each PMCF Mortgage Loan, two basis points, and (ii) in the case of each BSCMI Mortgage Loan, each BSFI Mortgage Loan and each WFB Mortgage Loan, zero basis points.

         "Excess Servicing Fee Right": With respect to each Mortgage Loan (and successor REO Mortgage Loan), the right to receive Excess Servicing Fees. In the absence of any transfer of the Excess Servicing Fee Right, the related Master Servicer shall be the owner of such Excess Servicing Fee Right.

         "Exchange Act": The Securities Exchange Act of 1934, as amended.

         "Exemption-Favored Party": Any of (i) Bear, Stearns & Co. Inc., (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (iii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc., and (iv) any member of any underwriting syndicate or selling group of which any Person described in clauses
(i), (ii) and (iii) is a manager or co-manager with respect to a Class of Certificates that is investment grade rated by at least one Rating Agency.

         "Fair Value": With respect to any Specially Designated Defaulted Pooled Mortgage Loan, the amount that, in the applicable Special Servicer's reasonable judgment, taking into account the factors set forth in the first sentence of the second paragraph of Section 3.18(b) and such other factors as such Special Servicer reasonably deems appropriate, is the fair value of such Mortgage Loan.

         "Fannie Mae": The Federal National Mortgage Association or any successor.

         "FDIC": The Federal Deposit Insurance Corporation or any successor.

         "Final Distribution Date": The Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

         "Final Recovery Determination": A determination by the applicable Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that such Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable; provided that the term Final Recovery Determination shall not apply to: (i) a Mortgage Loan that was paid in full (including by a mezzanine lender on behalf of the related Borrower in connection with a Mortgage Loan default, as set forth in the related intercreditor agreement) or (ii) a Mortgage Loan or REO Property, as the case may be, that was purchased by (a) any Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement, (b) a Purchase Option Holder or its assignee pursuant to
Section 3.18, (d) any Controlling Class Certificateholder(s), a Master Servicer or the General Special Servicer pursuant to Section 9.01 or (e) the RREEF Textron B-Note Holder pursuant to Section 3.28.

         "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands banking corporation, or any successor appointed as provided herein.

         "Fiscal Agent Agreement": As defined in Section 8.13.

         "Fitch": Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Fitch, be deemed to refer to such applicable rating category of Fitch, without regard to any plus or minus or other comparable rating qualification.

         "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor.

         "GAAP": Generally accepted accounting principles in the United States.

         "General Special Servicer": ARCap, in its capacity as special servicer with respect to the Mortgage Pool (exclusive of the RREEF Textron Mortgage Loan
Pair) and any related REO Properties hereunder, or any successor special servicer with respect to the Mortgage Pool (exclusive of the RREEF Textron Mortgage Loan Pair) and any related REO Properties appointed as provided herein.

         "Global Certificates": The Rule 144A Global Certificates and the Regulation S Global Certificates, collectively.

         "Grantor Trust": A grantor trust as defined under Subpart E of Part 1 of Subchapter J of the Code.

         "Grantor Trust Pool": Either of Grantor Trust V or Grantor Trust R.

         "Grantor Trust Provisions": Subpart E of Subchapter J of the Code, including Treasury regulation section 301.7701-4(c)(2).

         "Grantor Trust R": The Grantor Trust designated as such in Section 2.17(b).

         "Grantor Trust V": The Grantor Trust designated as such in Section 2.17(a).

         "Ground Lease": The ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loans.

         "Group Environmental Insurance Policy": Any Environmental Insurance Policy that is maintained from time to time in respect of more than one Mortgaged Property or REO Property.

         "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

         "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Pooled Mortgage Loan Seller, each Master Servicer, each Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal Agent, the Controlling Class Representative and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Pooled Mortgage Loan Seller, either Master Servicer, either Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, and (iii) is not connected with the Depositor, any Pooled Mortgage Loan Seller, either Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal Agent, the Controlling Class Representative or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Pooled Mortgage Loan Seller, either Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Controlling Class Representative or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Pooled Mortgage Loan Seller, such Master Servicer, such Special Servicer, the Trustee, such Fiscal Agent, the Controlling Class Representative or any such Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.

         "Independent Contractor": (a) Any Person that would be an "independent contractor" with respect to any REMIC Pool within the meaning of Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, delivered to the Trustee), provided that (i) the Trust does not receive or derive any income from such Person and (ii) the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury regulation section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Individual Accredited Investor": An "accredited investor" as defined in any of paragraphs (5) and (6) of Rule 501(a) of the Securities Act that is a person involved in the organization or operation of the Trust; provided that (i) the offer and sale of the applicable Certificates to such investor is made solely within the State of New York, (ii) the applicable Certificates are Non-Registered Certificates and (iii) such investor is a director, officer or employee of an Underwriter that was an initial purchaser from the Depositor of all or a portion of the Class of Certificates to which such applicable Certificates belong.

         "Initial Pool Balance": The aggregate Cut-off Date Principal Balance of all the Original Pooled Mortgage Loans.

         "Initial Resolution Period": As defined in Section 2.03(b).

         "Institutional Accredited Investor": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

         "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, terrorism insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

         "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds actually received by the Trust or a Master Servicer or Special Servicer on its behalf are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Borrower or any other third-party pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

         "Insured Environmental Event": As defined in Section 3.07(c).

         "Interest Accrual Basis": The basis on which interest accrues in respect of any Mortgage Loan, any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of a Class of Interest Only Certificates, in each case consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

         "Interest Accrual Period": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of a Class of Interest Only Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Only Certificates": Collectively, the Class X-1 and Class X-2 Certificates.

         "Interest Reserve Account": The segregated account (or sub-account of the Distribution Account) created and maintained by the Certificate Administrator on behalf of the Trustee, pursuant to Section 3.04(c), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Certificate Administrator, on behalf of LaSalle Bank National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2002-PBW1, Interest Reserve Account".

         "Interest Reserve Amount": With respect to each Pooled Mortgage Loan that is an Interest Reserve Loan (or the related successor REO Pooled Mortgage
Loan), for any Distribution Date that occurs during February of 2003 or February of any year thereafter or during January of 2003 or January of any year thereafter that is not a leap year, an amount equal to one day's interest accrued at the related Net Mortgage Rate on the related Stated Principal Balance as of the end of the Collection Period related to such Distribution Date (but prior to giving effect to the application of any amounts due on the Due Date occurring in such Collection Period), to the extent that a Monthly Payment is received in respect of such Interest Reserve Loan for the related Due Date in the same month as such Distribution Date on or before the related Master Servicer Remittance Date or a P&I Advance is made under this Agreement in respect thereof for such Due Date by such Distribution Date. For purposes of calculating Interest Reserve Amounts, the Net Mortgage Rate for each Interest Reserve Loan shall be the Net Mortgage Rate as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such Pooled Mortgage Loan subsequent to the Closing Date, whether entered into by the applicable Master Servicer or the applicable Special Servicer or in connection with any bankruptcy, insolvency or other similar proceeding involving the related Borrower).

         "Interest Reserve Loan": Any Pooled Mortgage Loan that is an Actual/360 Mortgage Loan (or the successor REO Pooled Mortgage Loan).

         "Investment Account": Any Collection Account, the RREEF Textron B-Note Account, any Servicing Account, any Reserve Account and any REO Account.

         "Investment Company Act": The Investment Company Act of 1940, as amended.

         "Investment Grade Certificate": As of any date of determination, a Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

         "IRS": The Internal Revenue Service or any successor.

         "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

         "LaSalle": LaSalle Bank National Association or its successor in interest.

         "Late Collections": (a) With respect to any Pooled Mortgage Loan, all amounts received by or on behalf of the Trust thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Pooled Mortgage

Loan due or deemed due on a Due Date in a previous Collection Period or on a Due Date during or prior to October 2002, and not previously recovered; and (b) with respect to any REO Pooled Mortgage Loan, all amounts received by or on behalf of the Trust in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Pooled Mortgage Loan or the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Pooled Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered. Late Collections do not include Default Charges.

         "Latest Possible Maturity Date": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of a Class of Interest Only Certificates, the "latest possible maturity date" thereof, calculated solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii).

         "Letter of Credit": With respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the related Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund or otherwise pledged or assigned by the related Borrower as Additional Collateral.

         "Liquidation Event": (a) With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) such Mortgage Loan is repurchased or replaced by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement, as contemplated by Section 2.03, (iv) such Mortgage Loan is purchased by the General Special Servicer, the Majority Controlling Class Certificateholder(s) or any assignee of either of them pursuant to Section 3.18, (v) such Mortgage Loan is purchased by any Controlling Class Certificateholder(s), a Master Servicer or the General Special Servicer pursuant to Section 9.01, (vi) such Mortgage Loan is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to
Section 9.01; or (vii) such Mortgage Loan is acquired by the RREEF Textron Class B Note Holder pursuant to Section 3.28 or such Mortgage Loan is paid off by the holder of a related mezzanine loan on behalf of the related Borrower in connection with a Mortgage Loan default, if so permitted and set forth in the related intercreditor agreement; and (b) with respect to any REO Property (and the related REO Mortgage Loan), any of the following events: (i) a

Final Recovery Determination is made with respect to such REO Property, (ii) such REO Property is purchased by a Master Servicer, the General Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01 or (iii) such REO Property is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01.

         "Liquidation Expenses": All customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or Section 3.18 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

         "Liquidation Fee": The fee designated as such in, and payable to the applicable Special Servicer in connection with certain Liquidation Events in respect of a Specially Serviced Mortgage Loan or an REO Property pursuant to,
Section 3.11(c).

         "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

         "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) actually received by the Trust in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Specially Designated Defaulted Pooled Mortgage Loan by the applicable Special Servicer, the Majority Controlling Class Certificateholder(s) or any assignee of either of them pursuant to Section 3.18;
(iv) the repurchase or replacement of a Pooled Mortgage Loan by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement; (v) the purchase of a Pooled Mortgage Loan or REO Property by a Master Servicer, the General Special Servicer and/or any Controlling Class Certificateholder(s) pursuant to Section 9.01; (vi) the acquisition of any Pooled Mortgage Loan or REO Property by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01; or (vii) such Mortgage Loan is acquired by the RREEF Textron Class B Note Holder pursuant to
Section 3.28.

         "Majority Controlling Class Certificateholder(s)": As of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class of Principal Balance Certificates that constitutes, or the Classes of Principal Balance Certificates that constitute, the Controlling Class as of such date of determination.

         "Master Servicer": With respect to any Mortgage Loan and any REO Property acquired in respect thereof, either (a) if such Mortgage Loan is a PMCF Mortgage Loan or the RREEF Textron B-Note Mortgage Loan, PAR, or any successor thereto appointed as provided herein, or (b) if such Mortgage Loan is a BSCMI Mortgage Loan, a BSFI Mortgage Loan or a WFB Mortgage Loan, WFB, or any successor thereto appointed as provided herein. Any reference herein to a "Master Servicer" hereunder (including Articles VI and VII hereof) shall, if such Master Servicer is the one described by clause (a) of this definition, also be construed to refer to the Servicer Report Administrator to the extent of the rights granted to and obligations imposed on the Servicer Report Administrator under this Agreement.

         "Master Servicer Remittance Amount": With respect to either Master Servicer for any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in such Master Servicer's Collection Account as of 11:00 a.m., New York City time, on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments with respect to any Pooled Mortgage Loan that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest (including Post-ARD Additional Interest), Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to any Pooled Mortgage Loan or REO Property after the end of the related Collection Period, (iii) any Prepayment Premiums and/or Yield Maintenance Charges received with respect to any Pooled Mortgage Loan or successor REO Mortgage Loan after the end of the related Collection Period, (iv) any Excess Liquidation Proceeds, (v) any amounts payable or reimbursable to any Person from such Collection Account pursuant to clauses (ii) through (xix) of Section 3.05(a), and (vi) any amounts deposited in such Collection Account in error; provided that the Master Servicer Remittance Amount with respect to each Master Servicer for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii), (b)(iii) and (b)(iv) of this definition.

         "Master Servicer Remittance Date": The Business Day immediately preceding each Distribution Date.

         "Master Servicing Fee": With respect to each Mortgage Loan and REO Mortgage Loan, the fee designated as such and payable to the applicable Master Servicer pursuant to Section 3.11(a).

         "Master Servicing Fee Rate": With respect to (i) each Pooled Mortgage Loan and REO Pooled Mortgage Loan, the rate per annum specified as the "Master Servicing Fee Rate" on the Pooled Mortgage Loan Schedule and (ii) the RREEF Textron B-Note Mortgage Loan and any related successor REO Mortgage Loan, such reasonable rate as is mutually acceptable to the applicable Master Servicer and the RREEF Textron B-Note Holder.

         "Material Breach": With respect to any Pooled Mortgage Loan, any Breach that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Pooled Mortgage Loan, including but not limited to a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates.

         "Material Document Defect": With respect to any Pooled Mortgage Loan, any Document Defect that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Pooled Mortgage Loan, including but not limited to a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates. Notwithstanding the foregoing, the absence of a Specially Designated Mortgage Loan Document following the date on which such Specially Designated Mortgage Loan Document is required to be delivered to the Trustee as described in Section 2.01(d) shall also constitute a Material Document Defect.

         "Merrill Bank": Merrill Lynch Bank USA or any successor thereto.

         "Merrill Bank Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement dated as of October 3, 2002, between Merrill Bank as seller and the Depositor as purchaser.

         "Modified Mortgage Loan": Any Pooled Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the applicable Special Servicer pursuant to Section 3.20 in a manner that:

         (a) materially affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Pooled Mortgage Loan);

         (b) except as expressly contemplated by the related Mortgage Loan Documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the applicable Special Servicer (at the expense of the related Borrower and upon which such Special Servicer may conclusively rely); or

         (c) in the reasonable judgment of the applicable Special Servicer, otherwise materially impairs the security for such Pooled Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

         "Monthly Payment": With respect to any Mortgage Loan, as of any Due Date, the scheduled monthly debt service payment (or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the monthly debt service payment required to be paid on a current basis) on such Mortgage Loan that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the applicable Special Servicer pursuant to Section 3.20, including any Balloon Payment payable in respect of such Mortgage Loan on such Due Date; provided that the Monthly Payment due in respect of any Mortgage Loan shall not include Default Interest; and provided, further, that the Monthly Payment due in respect of any ARD Mortgage Loan after its Anticipated Repayment Date shall not include Additional Interest.

         "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

         "Mortgage": With respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

         "Mortgage File": With respect to any Pooled Mortgage Loan, the following documents collectively:

               (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of LaSalle Bank National Association, as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2002-PBW1, without recourse" or in blank, and further showing a complete, unbroken chain of endorsement from the most recent endorsee prior to the Trustee or, if none, by the originator; or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

               (ii) an original or a copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation, or because the public recording office retains the original or because such original Mortgage has been lost, there shall be delivered to the Trustee or a Custodian on its behalf a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Pooled Mortgage Loan Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation or retained by the appropriate public recording office, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

               (iii) the original or a copy of any related Assignment of Leases (if any such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case (unless the particular item has not been returned from the applicable recorder) with evidence of recording thereon;

               (iv) an original executed assignment, in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2002-PBW1" (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording);

               (v) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

               (vi) an original assignment of any related Security Agreement (if such item is a document separate from the

         Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2002-PBW1", which assignment may (in any case) be included as part of the corresponding assignment of Mortgage referred to in clause (iv) above;

               (vii) originals or copies of any assumption, modification, written assurance, consolidation, extension and substitution agreements, if any, with evidence of recording thereon if the applicable document or instrument being modified or assumed, was recorded (unless the particular item has not been returned from the applicable recording office), in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been materially modified or the Mortgage Loan has been assumed;

               (viii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Mortgage Loan (or, if the policy has not yet been issued, an original or copy of a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

               (ix) (A) filed copies (with evidence of filing) of any prior effective UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Pooled Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and (B) an original UCC-2 or UCC-3 assignment thereof, as appropriate, in form suitable for filing, in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2002-PBW1";

               (x) if a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the Ground Lease relating to such Mortgage Loan, together with a notice to the related ground lessor of the transfer of the Mortgage Loan to the Trust or the Trustee on its behalf;

               (xi) any original documents not otherwise described in the preceding clauses of this definition relating to, evidencing or constituting Additional Collateral (including any such documents in the form of a Letter of Credit) (provided that the originals of any such Letter of Credit shall be delivered to the applicable Master Servicer with a copy to be contained in the Mortgage File) and, if applicable, the originals or copies of any intervening assignments thereof;

               (xii) an original or copy of the loan agreement, if any, related to such Mortgage Loan;

               (xiii) an original or a copy of the related guaranty of payment under such Mortgage Loan, if any;

               (xiv) an original or copy of the lock-box agreement or cash management agreement relating to such Mortgage Loan, if any;

               (xv) an original or copy of the environmental indemnity from the related Borrower or other third party, if any;

               (xvi) an original or copy of any intercreditor agreement or similar agreement relating to the Mortgage Loan;

               (xvii) an original or copy of any management agreement with respect to the related Mortgaged Property if the manager thereunder is not an Affiliate of the Borrower and the initial Stated Principal Balance of the Mortgage Loan is greater than $20,000,000;

               (xviii) an original or copy of any master operating lease with respect to the related Mortgaged Property;

               (xix) an original or copy of any related Environmental Insurance Policy; and

               (xx) a checklist (a "Mortgage File Checklist") of the applicable documents described above and delivered in connection with the origination of the Mortgage Loan (which checklist may be in a reasonable form selected by the related Mortgage Loan Seller);

provided, however, that (A) whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (vi) and (viii) through (xix) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence (and the Trustee or such Custodian, as the case may be, shall be deemed to have actual knowledge of the existence of any document listed on the related Mortgage File Checklist); (B) the "Mortgage File" for the RREEF Textron Pooled Mortgage Loan shall also include a copy of the RREEF Textron B-Note; and (C) any reference to the "Mortgage File" for the RREEF Textron B-Note Mortgage Loan shall be deemed to include all the documents in the Mortgage File for the RREEF Textron Pooled Mortgage Loan except for the Mortgage Note for the RREEF Textron Pooled Mortgage Loan and any allonges thereto.

         "Mortgage File Checklist":As defined in clause (xx) of the definition of "Mortgage File".

         "Mortgage Loan": The RREEF Textron B-Note Mortgage Loan or any Pooled Mortgage Loan.

         "Mortgage Loan Documents": With respect to any Mortgage Loan, the documents included or required to be included, as the context may require, in the related Mortgage File and Servicing File.

         "Mortgage Note": The original executed promissory note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

         "Mortgage Pool": All of the Pooled Mortgage Loans and any successor REO Pooled Mortgage Loans, collectively, as of any particular date of determination.

         "Mortgage Rate": With respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such

Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower. In the case of each ARD Mortgage Loan, the related Mortgage Rate shall increase in accordance with the related Mortgage Note if the particular loan is not paid in full by its Anticipated Repayment Date.

         "Mortgaged Property": Individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, if and when the context may require, "Mortgaged Property" shall mean, collectively, all the mortgaged real properties (together with all improvements and fixtures thereon) securing the relevant Cross-Collateralized Group.

         "Mortgagee": The holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

         "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments (and prepayment resulting from the receipt of Insurance Proceeds or Condemnation Proceeds) on the Pooled Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount of the Compensating Interest Payments remitted by the Master Servicers pursuant to Section 3.19(c) on the Master Servicer Remittance Date related to such Distribution Date.

         "Net Cash Flow": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses, capital expenditures such as reserves, tenant improvements and leasing commissions, incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non-cash items such as depreciation and amortization, and (ii) debt service on loans secured by the Mortgaged Property).

         "Net Default Charges": With respect to any Pooled Mortgage Loan or successor REO Pooled Mortgage Loan, the Default Charges referred to in clause third of Section 3.26(a), which are payable to the applicable Master Servicer as Additional Master Servicing Compensation or the applicable Special Servicer as Additional Special Servicing Compensation.

         "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Borrower in accordance with the related loan documents and applicable law), exceeds the aggregate of all losses and costs, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Borrower).

         "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Account for the benefit of a Master Servicer, a Special Servicer or the Trustee, as applicable, in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Borrower) (and other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period in connection with the investment of such funds for the benefit of such Master Servicer, such Special Servicer or the Trustee, as applicable, in accordance with Section 3.06; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depositary institution or trust company at which such Investment Account is maintained, so long as such depositary institution or trust company (a) satisfied the qualifications set forth in the definition of "Eligible Account" both at the time such investment was made and also as of a date not more than 30 days prior to the date of such loss and (b) is not the same Person as the Person that made the relevant investment.

         "Net Liquidation Proceeds": The excess, if any, of all Liquidation Proceeds actually received with respect to any Specially Serviced Mortgage Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto and all related Servicing Advances reimbursable therefrom.

         "Net Mortgage Rate": With respect to (i) any Pooled Mortgage Loan (or successor REO Pooled Mortgage Loan), the rate per annum equal to (a) the related Mortgage Rate minus (b) the related Administrative Cost Rate and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the related Post-ARD Additional Interest Rate and (ii) the RREEF Textron B-Note Mortgage Loan, the rate per annum equal to (a) the related Mortgage Rate minus (b) the related Master Servicing Fee Rate.

         "Net Prepayment Consideration": As defined in Section 4.01(b).

         "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee.

         "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

         "Nonrecoverable P&I Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Pooled Mortgage Loan or related successor REO Pooled Mortgage Loan that, as determined by the applicable Master Servicer or, if applicable, the Trustee or the Fiscal Agent, in its sole discretion, exercised in good faith, will not be ultimately recoverable, or in fact was not, ultimately recovered, from late payments, Default Charges, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors). In the case of a Cross-Collateralized Mortgage Loan, such recoverability determination shall take into account the cross-collateralization of the related Cross-Collateralized Group.

         "Nonrecoverable Servicing Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 3.11(h), any Servicing Advance previously made or to be made in respect of any Mortgage Loan or REO Property that, as determined by the applicable Master Servicer or, if applicable, the Trustee or the Fiscal Agent, in its sole discretion, exercised in good faith, will not be ultimately recoverable, or in fact was not, ultimately recovered, from late payments, Default Charges, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors). In the case of a Cross-

Collateralized Mortgage Loan, such recoverability determination shall take into account the cross-collateralization of the related Cross-Collateralized Group.

         "Non-Registered Certificate": Any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class R and Class V Certificates are Non-Registered Certificates.

         "Non-United States Tax Person": Any Person other than a United States Tax Person.

         "Officer's Certificate": A certificate signed by a Servicing Officer of a Master Servicer or Special Servicer or a Responsible Officer of the Certificate Administrator, the Trustee or the Fiscal Agent, as the case may be, or, with respect to any other Person, a certificate signed by any of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated) or another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Opinion of Counsel": A written opinion of counsel (who must, in the case of any such opinion relating to the taxation of the Trust Fund or any portion thereof, the status of any REMIC Pool as a REMIC, the status of the Grantor Trust Pool as a Grantor Trust for taxation purposes or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Depositor, the Certificate Administrator, the Trustee, the Tax Administrator, the Fiscal Agent, either Master Servicer or either Special Servicer), which written opinion is acceptable and delivered to the addressee(s) thereof and which Opinion of Counsel, except as provided herein, shall not be at the expense of the Certificate Administrator, the Trustee or the Trust Fund.

         "Original BSCMI Pooled Mortgage Loans": The mortgage loans initially identified on the schedule attached hereto as Schedule I-B.

         "Original BSFI Pooled Mortgage Loans": The mortgage loans initially identified on the schedule attached hereto as Schedule I-C.

         "Original Pooled Mortgage Loans": The mortgage loans initially identified on the schedules attached hereto as Schedule I-A, Schedule I-B,
Schedule I-C and Schedule I-D.

         "Original PMCF Pooled Mortgage Loans": The mortgage loans initially identified on the schedule attached hereto as Schedule I-A.

         "Original WFB Pooled Mortgage Loans": The mortgage loans initially identified on the schedule attached hereto as Schedule I-D.

         "OTS": The Office of Thrift Supervision or any successor thereto.

         "Ownership Interest": In the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "P&I Advance": With respect to any Pooled Mortgage Loan or REO Pooled Mortgage Loan, any advance made by the applicable Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03.

         "P&I Advance Date": The Business Day preceding each Distribution Date.

         "PAR": Prudential Asset Resources, Inc. or its successor in interest.

         "Pass-Through Rate": The per annum rate at which interest accrues in respect of any Class of Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with
Section 2.16(f).

         "Past Grace Period Loan": With respect to any Master Servicer Remittance Date, any Mortgage Loan having any Monthly Payment remaining unpaid past its Due Date and past any applicable grace period for such Monthly Payment as of the Determination Date on the same calendar month.

         "Percentage Interest": With respect to (a) any Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the initial Class Principal Balance or initial Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (b) any Class R or Class V Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

         "Performance Certification": As defined in Section 8.15(b).

         "Performing Party": As defined in Section 8.15(b).

         "Permitted Investments": Any one or more of the following obligations or securities:

         (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

         (ii) repurchase agreements on obligations specified in clause (i), provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time of investment rated in the highest short-term debt rating category of each of Moody's and Fitch (or, in the case of any Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to such Rating Agency and any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

         (iii) federal funds, unsecured uncertificated certificates of deposit, time deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof, provided that the short-term unsecured debt obligations of such bank or trust company are at the time of investment rated in the highest short-term debt rating category of each of Moody's and Fitch (or, in the case of any Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to such Rating Agency and any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

         (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction), provided that such commercial paper is rated in the highest short-term debt rating category of each of Moody's and Fitch (or, in the case of any Rating Agency, has such lower rating as will not result in an Adverse Rating Event with respect to such Rating Agency and any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

         (v) units of money market funds (including those managed or advised by the Certificate Administrator or its Affiliates) which maintain a constant net asset value, provided that such units of money market funds are rated in the highest applicable rating category of each of Moody's and Fitch (or, in the case of any Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to such Rating Agency and any Class of Rated Certificates, as confirmed in writing to the Certificate Administrator by such Rating Agency); or

         (vi) any other obligation or security that is acceptable to each Rating Agency and will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each relevant Rating Agency);

provided that (A) no investment described hereunder shall evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, and (C) no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code; and provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than 30 days and (Z) except in the case of a Permitted Investment described in clause (v) of this definition, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread and moves proportionately with that index; and provided, further, that each investment described hereunder must be a "cash flow investment" (within the meaning of the REMIC Provisions).

         "Permitted Transferee": Any Transferee of a Class R Certificate other than (a) a Disqualified Organization, (b) a Disqualified Non-United States Tax Person, (c) a Disqualified Partnership or (d) any Person as to whom, as determined by the Certificate Administrator (based upon an Opinion of Counsel, obtained at the request of the Certificate Administrator at the expense of such Person or the Person seeking to Transfer a Class R Certificate, supporting such determination), the Transfer of a Class R Certificate may cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Phase I Environmental Assessment": A "Phase I assessment" or, in the case of certain Mortgage Loans having an initial principal balance under $1,000,000, a transaction screen, as described in, and meeting the criteria of the American Society for Testing and Materials.

         "Plan": Any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to ERISA or Section 4975 of the Code.

         "PMCF Mortgage Loan": Any Mortgage Loan that is either an Original PMCF Pooled Mortgage Loan or a Replacement Pooled Mortgage Loan that was delivered under the PMCF Pooled Mortgage Loan Purchase Agreement in substitution for an Original PMCF Mortgage Loan. The parties acknowledge that the PMCF Mortgage Loans were sold to the Depositor by Merrill Bank pursuant to the Merrill Bank Mortgage Loan Purchase Agreement.

         "PMCF Pooled Mortgage Loan Purchase Agreement": That certain Pooled Mortgage Loan Purchase Agreement dated as of September 30, 2002, between Prudential Mortgage Capital Funding, LLC as seller and Merrill

Bank as purchaser, which has been assigned by Merrill Bank to the Depositor pursuant the Merrill Bank Mortgage Loan Purchase Agreement.

         "Pooled Mortgage Loan": Each of the Original Pooled Mortgage Loans and Replacement Pooled Mortgage Loans that are from time to time held in the Trust Fund, including any such mortgage loan that has been wholly or partially defeased. As used herein, the term "Mortgage Loan" includes the related Mortgage Loan Documents.

         "Pooled Mortgage Loan Purchase Agreement": Any of the BSCMI Pooled Mortgage Loan Purchase Agreement, the BSFI Pooled Mortgage Loan Purchase Agreement, the WFB Pooled Mortgage Loan Purchase Agreement and, when used with respect to any PMCF Pooled Mortgage Loan, (x) the PMCF Pooled Mortgage Loan Purchase Agreement, to the extent of the obligations of PMCF thereunder and (y) the Merrill Bank Mortgage Loan Purchase Agreement, to the extent of the limited obligations of Merrill Bank thereunder. The parties acknowledge that the PMCF Mortgage Loans were sold to the Depositor by Merrill Bank pursuant to the Merrill Bank Mortgage Loan Purchase Agreement.

         "Pooled Mortgage Loan Schedule": Collectively, the three schedules of Pooled Mortgage Loans attached hereto as Schedule I-A, Schedule I-B and Schedule I-C, respectively, as any such schedule may be amended from time to time in accordance with this Agreement. Such schedules shall set forth the following information with respect to each Mortgage Loan:

         (i) the loan number assigned to the Mortgage Loan on the books and records of the related Pooled Mortgage Loan Seller as of the Closing Date and the identification number assigned to such in the Prospectus Supplement;

         (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

         (iii) the (A) original principal balance and (B) Cut-off Date Principal Balance;

         (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date (and, if a Mortgage Loan currently requires only payments of interest but begins to amortize prior to maturity, on the first Due Date after amortization begins);

         (v) the Mortgage Rate as of the Closing Date and the Interest Accrual Basis;

         (vi) in the case of a Pooled Mortgage Loan that is a Balloon Mortgage Loan, the original and remaining term to stated maturity, and, in the case of a Pooled Mortgage Loan that is an ARD Mortgage Loan, the Anticipated Repayment Date and the original and remaining term to the Anticipated Repayment Date;

         (vii) in the case of a Pooled Mortgage Loan that is a Balloon Mortgage Loan or an ARD Mortgage Loan, the original and remaining amortization term;

         (viii) whether such Pooled Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, an identification of the Mortgage Loans with which such Mortgage Loan is cross-collateralized;

         (ix) whether such Pooled Mortgage Loan provides for defeasance and if so, the period during which defeasance may occur;

         (x) whether the Pooled Mortgage Loan is secured by a fee simple interest in the Mortgaged Property; by the Borrower's leasehold interest, and a fee simple interest, in the Mortgaged Property; or solely by a leasehold interest in the Mortgaged Property;

         (xi)     the name of the Pooled Mortgage Loan Seller;

         (xii)    the Administrative Cost Rate;

         (xiii)   the Due Date;

         (xiv) the number of grace days before such Pooled Mortgage Loan requires a late payment charge in connection with a delinquent Monthly Payment;

         (xv) whether there exists (and, if so, the amount of) any letter of credit that constitutes Additional Collateral;

         (xvi) whether repayment of such Pooled Mortgage Loan is guaranteed by a guarantor;

         (xvii) whether the related Mortgaged Property is, as of the Cut-off Date, operated as a hospitality property; and

         (xviii)  the initial Master Servicer for such Pooled Mortgage Loan.

         "Pooled Mortgage Loan Sellers": Collectively, WFB, BSCMI, BSFI and (x) when used with respect to any PMCF Mortgage Loan, PMCF to the extent of the obligations of PMCF under the PMCF Pooled Mortgage Loan Purchase Agreement and
(y) Merrill Bank, to the extent of the obligations of Merrill Bank under the Merrill Bank Mortgage Loan Purchase Agreement. The parties acknowledge the limitations on the obligation of Merrill Bank under the Merrill Bank Mortgage Loan Purchase Agreement, including without limitation those set forth in Section 4 thereof. For the avoidance of doubt, the parties acknowledge that for purposes of Sections 2.01(d), 2.01(f) and Section 2.02 of this Agreement, Section 2.03 of this Agreement to the extent that such Section relates to any Document Defect with respect to a PMCF Pooled Mortgage Loan and (except to the limited extent of the obligations of Merrill Bank under the Merrill Bank Mortgage Loan Purchase Agreement as described above) and Section 2.03 of this Agreement to the extent that such Section relates to matters other than a Document Defect, "Pooled Mortgage Loan Seller" shall mean only PMCF, and not Merrill Bank, in connection with any PMCF Mortgage Loan. The parties acknowledge that the PMCF Mortgage Loans were sold to the Depositor by Merrill Bank pursuant to the Merrill Bank Mortgage Loan Purchase Agreement.

         "Post-ARD Additional Interest": With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Post-ARD Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan and all other interest thereon has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

         "Post-ARD Additional Interest Rate": With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

         "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Pooled Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Components of the Interest Only Certificates and the Certificates for federal income tax purposes, the assumptions that each ARD Mortgage Loan is paid in its entirety on its Anticipated Prepayment Date and that no Mortgage Loan is otherwise voluntarily prepaid prior to its Stated Maturity Date.

         "Prepayment Interest Excess": With respect to any Pooled Mortgage Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) after the Due Date for such Pooled Mortgage Loan in any Collection Period, any payment of interest (net of related Master Servicing Fees and any portion of such interest that represents Default Interest or Post-ARD Additional Interest) actually collected from the related Borrower or out of such Insurance Proceeds or Condemnation Proceeds, as the case may be, and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

         "Prepayment Interest Shortfall": With respect to any Pooled Mortgage Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) prior to the Due Date for such Pooled Mortgage Loan in any Collection Period, the amount of interest, to the extent not collected from the related Borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (net of the sum of the related Master Servicing Fee Rate and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the related Post-ARD Additional Interest Rate) on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related Borrower to, but not including, such Due Date.

         "Prepayment Premium": With respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, such Mortgage Loan or any successor REO Mortgage Loan (including any payoff of a Mortgage

Loan by a mezzanine lender on behalf of the subject Borrower if and as set forth in the related intercreditor agreement).

         "Primary Collateral": With respect to any Cross-Collateralized Mortgage Loan, that portion of the Mortgaged Property designated as directly securing such Cross-Collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Cross-Collateralized Mortgaged Loan.

         "Primary Servicing Office": The office of a Master Servicer or Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

         "Principal Balance Certificate": Any of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates.

         "Principal Distribution Amount": With respect to any Distribution Date other than the Final Distribution Date, an amount equal to the aggregate (without duplication) of the following:

         (i) all payments of principal (including Principal Prepayments) received by or on behalf of the Trust with respect to the Pooled Mortgage Loans during the related Collection Period, in each case exclusive of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made under this Agreement for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period,

         (ii) the aggregate of the principal portions of all Monthly Payments due in respect of the Pooled Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were received by or on behalf of the Trust (other than as part of a Principal Prepayment) prior to the related Collection Period,

         (iii) the aggregate of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received by or on behalf of the Trust with respect to any Pooled Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Pooled Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date,

         (iv) the aggregate of all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Revenues received by or on behalf of the Trust with respect to any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Pooled Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date, and

         (v) the respective principal portions of all P&I Advances made in respect of the Pooled Mortgage Loans and any REO Pooled Mortgage Loans with respect to such Distribution Date;

provided that, if any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds were received and/or a Final Recovery Determination was made with respect to any Mortgage Loan or REO Property during the related Collection Period, then that portion, if any, of the aggregate amount described in clauses
(i) through (v) above that is specifically attributable to such Mortgage Loan or REO Property, as the case may be, shall be reduced (to not less than zero) by any Special Servicing Fees, Liquidation Fees and/or Advance Interest with respect to such Mortgage Loan or REO Property, as the case may be, that was paid hereunder from a source other than related Default Charges during the related Collection Period.

         With respect to the Final Distribution Date, the "Principal Distribution Amount" shall equal the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

         "Principal Prepayment": Any payment of principal made by the Borrower on a Mortgage Loan which is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any

Prepayment Premium, Yield Maintenance Charge and/or Post-ARD Additional Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         "Private Placement Memorandum": The final Private Placement Memorandum dated September 24, 2002, relating to certain classes of the Non-Registered Certificates delivered by the Depositor to Bear, Stearns & Co. Inc. as of the Closing Date.

         "Privileged Person": Any of the following: a party to this Agreement, an Underwriter, a Pooled Mortgage Loan Seller, the Controlling Class Representative, a Rating Agency, a designee of the Depositor, a Certificateholder and any Person who certifies to the Certificate Administrator in the form of Exhibit J-1 hereto or Exhibit J-2 hereto, as applicable (which form shall also be located on, and may be submitted electronically via, the Certificate Administrator's internet website), that such Person is a Certificate Owner, or a prospective purchaser of a Certificate or any interest therein.

         "Prospectus": The Base Prospectus and the Prospectus Supplement, together.

         "Prospectus Supplement": That certain prospectus supplement dated September 24, 2002, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

         "PTCE": Prohibited Transaction Class Exemption.

         "PTE": Prohibited Transaction Exemption.

         "Purchase Option": As defined in Section 3.18(c).

         "Purchase Option Period": As defined in Section 3.18(c).

         "Purchase Option Price": As defined in Section 3.18(c).

         "Purchase Price": With respect to any Pooled Mortgage Loan (or REO Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Pooled Mortgage Loan (or the related REO Pooled Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Pooled Mortgage Loan (or the related REO Pooled Mortgage Loan) at the related Mortgage Rate to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs (exclusive, however, of any portion of such accrued but unpaid interest that represents

Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Additional Interest), (c) all related unreimbursed Servicing Advances, if any, (d) all accrued and unpaid Advance Interest with respect to any related Advances, and (e) solely in the case of a purchase, repurchase or substitution, as applicable, by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement or a purchase of the RREEF Textron Pooled Mortgage Loan by the RREEF Textron B-Note Holder pursuant to the RREEF Textron Co-Lender Agreement or Section 3.28, (i) to the extent not otherwise included in the amount described in clause (d) of this definition, any unpaid Special Servicing Fees and other outstanding Additional Trust Fund Expenses with respect to such Mortgage Loan (or REO Property) and (ii) to the extent not otherwise included in the amount described in clause (c) or clause
(e)(i) of this definition, any costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to repurchase or replace such Mortgage Loan or REO Property.

         "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

         "Qualified Bidder": As defined in Section 7.01(c).

         "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

         "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

         "Qualified Mortgage": A qualified mortgage within the meaning of
Section 860G(a)(3) of the Code.


         "Qualifying Substitute Mortgage Loan": In connection with the replacement of a Defective Pooled Mortgage Loan as contemplated by Section 2.03, any other mortgage loan which, on the date of substitution: (i) has an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Pooled Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) has a fixed Mortgage Rate that is not less than, and not more than one percentage point in excess of, the Mortgage Rate of the Deleted Pooled Mortgage Loan; (iii) has the same monthly Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the Defective Pooled Mortgage Loan; (iv) accrues interest on the same Interest Accrual Basis as the Defective Pooled Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than one year less than, that of the Defective Pooled Mortgage Loan, (vi) has a Stated Maturity Date not later than two years prior to the Rated Final Distribution Date; (vii) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the Defective Pooled Mortgage Loan as of the Closing Date; (viii) has comparable prepayment restrictions to those of the Defective Pooled Mortgage Loan; (ix) will comply, as of the date of substitution, with all of the representations relating to the Defective Pooled Mortgage Loan set forth in or made pursuant to the related Pooled Mortgage Loan Purchase Agreement; (x) has a Phase I Environmental Assessment relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law; and (xi) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code (as evidenced by an Opinion of Counsel provided by the related Pooled Mortgage Loan Seller at its expense); provided, however, that if more than one mortgage loan is to be substituted for any Defective Pooled Mortgage Loan, then all such proposed Replacement Pooled Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and have a weighted average remaining term to stated maturity that satisfies the condition described in clause (v) above and each such proposed Replacement Pooled Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (iv) and clauses (vi) through (xi) of this definition; and provided, further, that no mortgage loan shall be substituted for a Defective Pooled Mortgage Loan unless (a) such prospective Replacement Pooled Mortgage Loan shall be acceptable to the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, (b) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by the related Pooled Mortgage Loan Seller effecting the substitution) and (c) the related Pooled Mortgage Loan Seller (at its expense) has delivered or caused to have been delivered to the Trustee an Opinion of Counsel to the effect that the substitution of such mortgage loan would not result in an Adverse REMIC Event with respect to any REMIC Pool. When a Qualifying Substitute Mortgage Loan is substituted for a Deleted Pooled Mortgage Loan, the applicable Pooled Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

         "Rated Certificate": Any of the Certificates to which a rating has been assigned by a Rating Agency at the request of the Depositor.

         "Rated Final Distribution Date": With respect to each Class of Rated Certificates, the Distribution Date in November 2035.

         "Rating Agency": Each of Moody's and Fitch.

         "Realized Loss": With respect to:

         (1) each Pooled Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any related successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the unpaid principal balance of such Pooled Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) without taking into account the amount described in subclause (1)(b) of this definition, all accrued but unpaid interest on such Pooled Mortgage Loan or such REO Mortgage Loan, as the case may be, to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Additional Interest), plus (iii) all related unreimbursed Servicing Advances and unpaid Liquidation Expenses over (b) all payments and proceeds, if any, received by or on behalf of the Trust in respect of such Mortgage Loan or, to the extent allocable to such REO Mortgage Loan, the related REO Property, as the case may be, during the Collection Period in which such Final Recovery Determination was made;

         (2) each Pooled Mortgage Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Special Servicer pursuant to
     Section 3.20, the amount of such principal and/or interest (other than Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Additional Interest) so canceled; and

         (3) each Pooled Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, extension, waiver or amendment of such Pooled Mortgage Loan granted or agreed to by the applicable Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment).

         "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

         "Reference Rate": With respect to any Interest Accrual Period, the rate per annum set forth on the schedule attached hereto as Schedule IV.

         "Registered Certificate": Any Certificate that has been the subject of registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class B and Class C Certificates constitute Registered Certificates.

         "Regular Interest Certificate": Any of the Interest Only Certificates and the Principal Balance Certificates.

         "Regulation S": Regulation S under the Securities Act.

         "Regulation S Legend": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

         "Regulation S Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single global Certificate, or multiple global Certificates collectively, in definitive, fully registered form without interest coupon, each of which Certificates bears a Regulation S Legend.

         "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicers and the Special Servicers in writing of its selection.

         "Release Date": The date that is 40 days following the later of (i) the Closing Date and (ii) the commencement of the initial offering of the Non-Registered Certificates.

         "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860A through G of the Code.

         "REMIC I": The segregated pool of assets designated as such in Section 2.12(a).

         "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.12.

         "REMIC I Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.12(f).

         "REMIC I Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I issued pursuant to this Agreement.

         "REMIC II": The segregated pool of assets designated as such in Section 2.14(a).

         "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II. The REMIC II Regular Interests have the designations provided for in the Preliminary Statement hereto. The REMIC II Regular Interests have the terms provided for in Section 2.14.

         "REMIC II Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.14(f).

         "REMIC II Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC II issued pursuant to this Agreement.

         "REMIC III": The segregated pool of assets designated as such in
Section 2.16(a).

         "REMIC III Component": Any of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and, in each such case, designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III. The REMIC III Components have the designations provided for in the Preliminary Statement hereto. The REMIC III Components have the terms provided for in Section 2.16.

         "REMIC III Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC III issued pursuant to this Agreement.

         "REMIC Pool": Any of REMIC I, REMIC II or REMIC III.

         "REMIC Provisions": The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account": A segregated custodial account or accounts created and maintained by a Special Servicer, pursuant to Section 3.16(b), on behalf of the Trustee in trust for the Certificateholders (and, if the subject REO Property consists of the RREEF Textron Mortgaged Property, for the RREEF Textron B-Note Holder), which shall be entitled (i) in the case of the General Special Servicer, "ARCap Special Servicing, Inc., as General Special Servicer, on behalf of LaSalle Bank National Association, as Trustee [or the name of any successor Trustee], in trust for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass Through Certificates, 2002-PBW1, REO Account"; and (ii) in the case of the RREEF Textron Special Servicer, "Prudential Asset Resources Inc. [or the name of any successor RREEF Textron Special Servicer], as RREEF Textron Special Servicer, on behalf of LaSalle Bank National Association, as Trustee [or the name of any successor Trustee], in trust for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1, and for [name of RREEF Textron B-Note Holder]", REO Account.

         "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

         "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18.

         "REO Extension" As defined in Section 3.16(a).

         "REO Mortgage Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Loan and the acquisition of the related REO Property as part of the Trust Fund). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, all amounts payable or reimbursable to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Master Servicing Fees, Special Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan.

         "REO Pooled Mortgage Loan": An REO Mortgage Loan that relates to a predecessor Pooled Mortgage Loan.

         "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (and, in the case of the RREEF Textron Mortgaged Property, also on behalf of the RREEF Textron B-Note Holder) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

         "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property, other than any income, profits or proceeds derived from the REO Disposition of such REO Property.

         "REO Tax": As defined in Section 3.17(a).

         "Replacement Pooled Mortgage Loan": Any Qualifying Substitute Mortgage Loan that is substituted by a Pooled Mortgage Loan Seller for a Defective Pooled Mortgage Loan as contemplated by Section 2.03.

         "Request for Release": A request signed by a Servicing Officer of, as applicable, a Master Servicer in the form of Exhibit C-1 attached hereto or a Special Servicer in the form of Exhibit C-2 attached hereto.

         "Required Appraisal Loan": As defined in Section 3.19(a).

         "Required Claims-Paying Ratings": With respect to any insurance carrier, claims-paying ability ratings at least equal to (i) in the case of fidelity bond coverage provided by such insurance carrier, "A2" by Moody's and "A" by Fitch if rated by Fitch, or if not rated by Fitch, then rated "A: VII" by A.M Best,

(ii) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A2" by Moody's and "A" by Fitch, if rated by Fitch, or if not rated by Fitch, then rated "A: VII" by A.M Best, and (ii) in the case of any other insurance coverage provided by such insurance carrier, "A2" by Moody's and "A" by Fitch; provided, however, that (A) an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and (B) an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if each of the Rating Agencies has confirmed in writing that such insurance carrier would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (and, if the insurance carrier is an issuer of an insurance policy relating to the RREEF Textron Mortgage Loan Pair or any RREEF Textron Mortgaged Property, the RREEF Textron Controlling Party has confirmed in writing that such insurance carrier is acceptable to the RREEF Textron Controlling Party), unless (with respect to policies maintained by Borrowers) a higher claims-paying ability rating is required under any of the Mortgage Loan Documents.

         "Reserve Account": Any of the accounts established and maintained pursuant to Section 3.03(d).

         "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

         "Resolution Extension Period": As defined in Section 2.03(b).

         "Responsible Officer": When used (a) with respect to the Certificate Administrator, any Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Certificate Administrator customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement;

and (b) with respect to the Fiscal Agent or the Trustee, any vice president or trust officer thereof.

         "Restricted Servicer Reports": Each of the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

         "RREEF Textron Assignment and Assumption Agreement" shall have the meaning assigned thereto in Section 3.27(b).

         "RREEF Textron B-Note" shall mean, collectively, the Mortgage Notes for the RREEF Textron B-Note Mortgage Loan.

         "RREEF Textron B-Note Account" shall mean a segregated account or accounts created and maintained by the Master Servicer, pursuant to Section 3.04(e), in trust for the RREEF Textron B-Note Holder, which shall be entitled "Prudential Asset Resources, Inc. [or the name of any successor Master Servicer], as Master Servicer, in trust for [name of RREEF Textron B-Note Holder]".

         "RREEF Textron B-Note Holder" shall mean the holder of the RREEF Textron B-Note.

         "RREEF Textron B-Note Mortgage Loan" shall mean the Mortgage Loan, in the original principal amount of $39,000,000 that is secured by the same Mortgage on the RREEF Textron Mortgaged Property as the RREEF Textron Pooled Mortgage Loan. The RREEF Textron B-Note Mortgage Loan is not part of the Trust Fund, any REMIC Pool or either Grantor Trust Pool.

         "RREEF Textron Borrower" shall mean the Borrowers under the RREEF Textron Mortgage Loan Pair.

         "RREEF Textron Change of Control Event" shall mean that, as of any date of determination, the Appraisal Reduction Amount for the RREEF Textron Mortgage Loan Pair (calculated as if the RREEF Textron Mortgage Loan Pair was a single Pooled Mortgage Loan), together with any related Realized Losses of interest and Additional Trust Fund Expenses, is in excess of 75% of the unpaid principal amount of the RREEF Textron B-Note Mortgage Loan.

         "RREEF Textron Co-Lender Agreement" shall have the meaning assigned thereto in Section 3.27(a).

         "RREEF Textron Controlling Party" shall mean:

         (a) if a RREEF Textron Change of Control Event has occurred and is continuing, the Controlling Class Representative; and

         (b) in all other cases, the RREEF Textron B-Note Holder.

         "RREEF Textron Mortgage Loan Pair" shall mean the RREEF Textron Pooled Mortgage Loan and the RREEF Textron B-Note Mortgage Loan, together.

         "RREEF Textron Pooled Mortgage Loan" shall mean the Pooled Mortgage Loans identified on Schedule I-A as "RREEF Textron Portfolio 10 Year" and "RREEF Textron Portfolio 7 Year", which Pooled Mortgage Loans are together secured by a Mortgage on the RREEF Textron Mortgaged Property.

         "RREEF Textron Mortgaged Property" shall mean the Mortgaged Property identified on the Pooled Mortgage Loan Schedule as the RREEF Textron Portfolio.

         "RREEF Textron Special Servicer" shall mean PAR, in its capacity as special servicer hereunder with respect to the RREEF Textron Mortgage Loan Pair, or any successor special servicer of the RREEF Textron Mortgage Loan Pair appointed as provided herein.

         "RREEF Textron Sub-Servicer": Any Sub-Servicer of the RREEF Textron Mortgage Loan Pair appointed by the Master Servicer with the approval or at the direction of the RREEF Textron Controlling Party or, if different, the RREEF Textron B-Note Holder.

         "RREEF Textron Sub-Servicing Agreement": The Sub-Servicing Agreement between the RREEF Textron Sub-Servicer and the applicable Master Servicer.

         "Rule 144A Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate, or multiple global Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

         "Sarbanes-Oxley Certification": As defined in Section 8.15(b).

         "Securities Act": The Securities Act of 1933, as amended.

         "Security Agreement": With respect to any Mortgage Loan, any security agreement, chattel mortgage or similar document or instrument creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

         "Senior Certificate": Any Class A-1, Class A-2, Class X-1 or Class X-2 Certificate.

         "Servicer Report Administrator": PAR as Master Servicer (without regard to the final sentence of the definition of "Master Servicer") or any successor thereto appointed as provided herein.

         "Servicer Report Administrator Fee: With respect to each Pooled Mortgage Loan and REO Pooled Mortgage Loan, the fee designated as such and payable to the Servicer Report Administrator pursuant to Section 8.05(a).

         "Servicer Report Administrator Fee Rate": 0.0005% per annum.

         "Servicing Account": The account or accounts established and maintained pursuant to Section 3.03(a).

         "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, incurred or to be incurred, as the context requires, by the applicable Master Servicer or Special Servicer (or, if applicable, the Trustee or the Fiscal Agent) in connection with the servicing of a Mortgage Loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, including:

               (1) any such costs and expenses associated with (a) compliance with the obligations of the applicable Master Servicer and/or the applicable Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09,
     (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the applicable Master Servicer or Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the applicable Master Servicer or Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower),

               (2) the reasonable and direct out-of-pocket travel expenses incurred by the applicable Special Servicer in connection with performing inspections pursuant to Section 3.12(a), and

               (3) any other expenditure which is expressly designated as a Servicing Advance herein;

provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of a Master Servicer or Special Servicer, as the case may be, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement or any Intercreditor Agreement or (C) costs or expenses expressly required under this Agreement to be borne by a Master Servicer or Special Servicer.

         All Emergency Advances made by the Master Servicer at the direction of the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

         "Servicing File": Any documents (other than documents required to be part of the related Mortgage File) that are in the possession or under the control of, or that are required (pursuant to the applicable Pooled Mortgage Loan Purchase Agreement, this Agreement or otherwise) to be delivered and actually have been delivered to, as the context may require, the applicable Master Servicer or Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property and reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan, including any documents delivered by a Pooled Mortgage Loan Seller as described in clause (i) of Section 2.01(f).

         "Servicing Officer": Any officer or employee of a Master Servicer or Special Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Certificate Administrator, the Trustee and the Depositor on the Closing Date, as such list may thereafter be amended from time to time by such Master Servicer or such Special Servicer.

         "Servicing Released Bid": As defined in Section 7.01(c).

         "Servicing Retained Bid": As defined in Section 7.01(c).

         "Servicing Return Date": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the applicable Special Servicer to the applicable Master Servicer pursuant to Section 3.21(a).

         "Servicing Standard": With respect to each of the Master Servicers and Special Servicers, to service and administer the Mortgage Loans and any REO Properties that such party is obligated to service and administer pursuant to this Agreement in the best interests and for the benefit of the Certificateholders (or, in the case of the RREEF Textron Mortgage Loan Pair, for the benefit of the Certificateholders and the RREEF Textron B-Note Holder) (as determined by the applicable Master Servicer or the applicable Special Servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole, in accordance with applicable law and the terms of this Agreement, and the respective Mortgage Loans (including, with respect to the RREEF Textron Mortgage Loan Pair, the RREEF Textron Co-Lender Agreement) and, to the extent consistent with the foregoing, in accordance with:

               (a) with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and manages real properties on behalf of third parties or on behalf of itself, whichever is the higher standard with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances;

               (b) with a view to: (i) the timely collection of all scheduled payments of principal and interest, including Balloon Payments, under the Mortgage Loans and the full collection of all Prepayment Premiums and Yield Maintenance Charges that may become payable under such Mortgage Loans, and
     (ii) in the case of the applicable Special Servicer and any such Mortgage Loan that is (A) a Specially Serviced Mortgage Loan that such Special Servicer determines, in its reasonable, good faith judgment, will not become a Corrected Mortgage Loan or (B) a Mortgage

     Loan as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on the Mortgage Loan to the Certificateholders (or, in the case of the RREEF Textron Mortgage Loan Pair, to the Certificateholders and the RREEF Textron B-Note Holder) (as a collective whole) of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of the RREEF Textron Mortgage Loan Pair, to the Certificateholders and the RREEF Textron B-Note Holder), as a collective whole, to be performed at the related Net Mortgage Rate; and

         (c) without regard to (i) any known relationship that the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its Affiliates may have with the related Borrower or with any other party to this Agreement, (ii) the ownership of any Certificate or any interest in the RREEF Textron B-Note Mortgage Loan by the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its Affiliates, (iii) the obligation of the applicable Master Servicer to make Advances, (iv) the obligation of the applicable Special Servicer to make, or direct the applicable Master Servicer to make, Servicing Advances (including Emergency Advances), (v) the right of the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its Affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction, (vi) any ownership, servicing and/or management by the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its Affiliates, of any other mortgage loans or real property, (vii) the ownership by the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its Affiliates of any other debt owed by, or secured by ownership interests in, any of the Borrowers or any Affiliate of a Borrower, and (viii) the obligations of the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its Affiliates to repurchase any Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a Material Breach or a Material Document Defect.

         "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

         "Similar Law": As defined in Section 5.02(c).

         "Sole Certificateholder(s)": Any Holder or group of Holders, as the case may be, of 100% of the then outstanding Certificates.

         "Special Servicer": With respect to (i) each Mortgage Loan other than the RREEF Textron Loan Pair, the General Special Servicer and (ii) the RREEF Textron Loan Pair, the RREEF Textron Special Servicer.

         "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the fee designated as such and payable to the applicable Special Servicer pursuant to the first paragraph of Section 3.11(c).

         "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, 0.25% per annum.

         "Specially Designated Defaulted Pooled Mortgage Loan": A Specially Serviced Mortgage Loan (i) that is delinquent 120 days or more with respect to any Balloon Payment or 60 days or more with respect to any other Monthly Payment, with such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the amounts due thereunder have been accelerated following any other material default.

         "Specially Designated Mortgage Loan Documents": With respect to any Pooled Mortgage Loan, subject to Section 1.04, the following documents on a collective basis:

               (i) the original executed Mortgage Note or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

               (ii) an original or a copy of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, there shall be delivered to the Trustee or a Custodian on its behalf a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Pooled Mortgage Loan

         Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

               (iii) the original or a copy of any related Assignment of Leases (if any such item is a document separate from the Mortgage), in each case (unless the particular item has not been returned from the applicable recorder) with evidence of recording thereon;

               (iv) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Mortgage Loan (or, if the policy has not yet been issued, an original or copy of a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

               (v) if a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the Ground Lease relating to such Mortgage Loan; and

               (vi) any Letter of Credit evidencing or constituting Additional Collateral (provided that the originals of any such Letter of Credit shall be delivered to the applicable Master Servicer with a copy to be contained in the Mortgage File).

         "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events has occurred:

               (a) the related Borrower has failed to make when due any Balloon Payment, and the Borrower has not delivered to the applicable Master Servicer, on or prior to the due date of such Balloon Payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 120 days after the date on which such Balloon Payment will become due (provided that such Mortgage Loan shall immediately become a Specially Serviced Mortgage Loan if either (x) such refinancing does not occur before the expiration of the time period for refinancing specified in such binding commitment or (y) the Master Servicer is required to make a P&I Advance in respect of the related Pooled Mortgage Loan at any time prior to such a refinancing); or

               (b) the related Borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage, which failure has continued unremedied for sixty (60) days; or

               (c) the applicable Master Servicer or the applicable Special Servicer determines (in accordance with the Servicing Standard) that a default in making any Monthly Payment (other than a Balloon Payment) or any other material payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which the subject payment will become due; or the applicable Master Servicer determines (in accordance with the Servicing Standard) that a default in making a Balloon Payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which such Balloon Payment will become due (or, if the Borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable Master Servicer which provides that such refinancing will occur within 120 days after the date of such Balloon Payment, such Master Servicer determines (in accordance with the Servicing Standard) that (A) the Borrower is likely not to make one or more Assumed Scheduled Payments prior to such a refinancing or (B) such refinancing is not likely to occur within 120 days following the date on which such Balloon Payment will become due); or

               (d) there shall have occurred a default (including, in the Master Servicer's or Special Servicer's judgment, the failure of the related Borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan Documents, unless such default has been waived in accordance with Section 3.07 or Section 3.20 hereof) under the related Mortgage Loan Documents, other than as described in clause (a), (b) or (c) above, that may, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); or

               (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (f) the related Borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

               (g) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

               (h) the applicable Master Servicer or the Special Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

provided that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

               (w) with respect to the circumstances described in clauses (a) and (b) above, the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable Special Servicer pursuant to Section 3.20);

               (x) with respect to the circumstances described in clauses (c),
     (e), (f), and (g) above, such circumstances cease to exist in the good faith reasonable judgment of the applicable Special Servicer;

               (y) with respect to the circumstances described in clause (d) above, such default is cured in the good faith reasonable judgment of the applicable Special Servicer; and

               (z) with respect to the circumstances described in clause (h) above, such proceedings are terminated.

         Notwithstanding the foregoing, if a Servicing Transfer Event exists as contemplated above in this definition for either Mortgage Loan in the RREEF Textron Loan Pair it shall be deemed to exist for the other Mortgage Loan in the RREEF Textron Loan Pair.

         "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 2.12(a) (in the case of REMIC I), Section 2.14(a) (in the case of REMIC II) or Section 2.16(a) (in the case of REMIC III), as applicable.

         "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date or, in the case of a Replacement Pooled Mortgage Loan, on the related date of substitution) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or Special Servicer pursuant to Section 3.20 and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

         "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Mortgage Loan), a principal balance which (a) initially shall equal the unpaid principal balance thereof as of the related Due Date in October 2002 or, in the case of any Replacement Pooled Mortgage Loan, as of the related date of substitution, in any event after application of all payments of principal due thereon on or before such date, whether or not received, and (b)

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

shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan (or successor REO Mortgage Loan), (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Mortgage Loan) during the related Collection Period and (iii) the amount of any and all related Special Servicing Fees, Liquidation Fees and/or Advance Interest that were applied, in accordance with the definition of "Principal Distribution Amount", to reduce the portion of the Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan (or successor REO Loan); provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the close of business on the Distribution Date next following the Collection Period in which such Liquidation Event occurred.

         "Sub-Servicer": Any Person with which a Master Servicer or Special Servicer has entered into a Sub-Servicing Agreement.

         "Sub-Servicing Agreement": The written contract between a Master Servicer or Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

         "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Pooled Mortgage Loans for any Defective Pooled Mortgage Loan, the amount, if any, by which the Purchase Price for such Defective Pooled Mortgage Loan (calculated as if it were to be repurchased, instead of replaced, on the relevant date of substitution), exceeds the Stated Principal Balance or the aggregate Stated Principal Balance, as the case may be, of such Replacement Pooled Mortgage Loan(s) as of the date of substitution.

         "Successful Bidder": As defined in Section 7.01(c).

         "Tax Administrator": Wells Fargo Bank Minnesota, N.A., in its capacity as tax administrator hereunder, or any successor tax administrator appointed as herein provided.

         "Tax Matters Person": With respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(b), be the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

         "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

         "Termination Price": As defined in Section 9.01(a).

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

         "Transfer Affidavit and Agreement": As defined in Section 5.02(d).

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         "Trust": The trust created hereby.

         "Trust Fund": Collectively, all of the assets of all the REMIC Pools and both of the Grantor Trust Pools.

         "Trustee": LaSalle, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

         "Trustee Fee": With respect to each Pooled Mortgage Loan and REO Pooled Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to
Section 8.05(a). The Trustee Fee includes the Certificate Administrator Fee.

         "Trustee Fee Rate": 0.0028% per annum.

         "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

         "UCC Financing Statement": A financing statement filed, or to be filed, pursuant to the UCC.

         "Uncertificated Notional Amount": The notional amount on which any REMIC III Component of the Class X-1 or Class X-2 Certificates accrues interest from time to time, calculated in accordance with Section 2.16(e) hereof.

         "Uncertificated Principal Balance": The principal balance outstanding from time to time of any REMIC I Regular Interest (calculated in accordance with Section 2.12(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.14(e) hereof).

         "Underwriters": Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC.

         "Underwriter Exemption": PTE 90-30 (with respect to any Certificates initially sold by the Depositor to Bear, Stearns & Co. Inc. or Wells Fargo Brokerage Services, LLC) or PTE 90-29 (with respect to any Certificates initially sold by the Depositor to Merrill Lynch, Pierce, Fenner & Smith Incorporated), each as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and as may be subsequently amended following the Closing Date.

         "United States Securities Person": Any "U.S. person" as defined in Rule 902(k) of Regulation S.

         "United States Tax Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

         "Unrestricted Servicer Reports": each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond

Level File, the CMSA Collateral Summary File and the Restricted Servicer
Reports).

         "USAP": The Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

         "USPAP": The Uniform Standards of Professional Appraisal Practices.

         "Voting Rights": The voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, 99.0% of the Voting Rights shall be allocated among all the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of such Classes, and 1.0% of the Voting Rights shall be allocated among all the Holders of the various Classes of Interest Only Certificates in proportion to the respective Class Notional Amounts of such Classes. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Class R or Class V Certificateholders.

         "Weighted Average REMIC I Remittance Rate": As defined in Section 2.14(f).

         "WFB": Wells Fargo Bank, National Association, or its successor in interest.

         "WFBNA": Wells Fargo Bank Minnesota, N.A., or its successor in interest.

         "WFB Mortgage Loan": Any Mortgage Loan that is either an Original WFB Mortgage Loan or a Replacement Pooled Mortgage Loan that was delivered under the WFB Pooled Mortgage Loan Purchase Agreement in substitution for an Original WFB Mortgage Loan.

         "WFB Pooled Mortgage Loan Purchase Agreement": That certain Pooled Mortgage Loan Purchase Agreement dated as of October 3, 2002, between WFB and the Depositor.

         "Within Grace Period Loan": With respect to any Master Servicer Remittance Date, any Mortgage Loan having any Monthly Payment remaining unpaid past its Due Date, as of the close of business on the Determination Date in the same calendar month, but which is not delinquent past the applicable grace period for such Monthly Payment as of the close of business on such Determination Date.

         "Workout Fee": The fee designated as such in, and payable to the applicable Special Servicer in connection with certain recoveries on a Corrected Mortgage Loan pursuant to, the second paragraph of Section 3.11(c).

         "Workout Fee Rate": With respect to each Corrected Mortgage Loan, 1.0%.

         "Yield Maintenance Charge": With respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

         SECTION 1.02. General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

         (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

         (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

         SECTION 1.03. Certain Calculations in Respect of the Mortgage Pool.

         (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Group, including any payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Pooled Mortgage Loan (whether or not such Pooled Mortgage Loan constitutes part of a Cross-Collateralized Group, but excluding the RREEF Textron Pooled Mortgage Loan), including any payments from Borrowers, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Mortgage Loan to, but not including, the Due Date in the Collection Period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Pooled Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Pooled Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Pooled Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Pooled Mortgage

Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Default Charges then due and owing under such Mortgage Loan; seventh, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Pooled Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Pooled Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Pooled Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, other than Post-ARD Additional Interest; tenth, as a recovery of any remaining principal of such Pooled Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such ARD Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

         (b) Collections by or on behalf of the Trust in respect of each REO Property (other than, if applicable, any REO Property acquired in respect of the RREEF Textron Mortgage Loan Pair) (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Pooled Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt, by or on behalf of the Trust, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Pooled Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of the related REO Pooled Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Default Charges deemed to be due and owing in respect of the related REO Pooled Mortgage Loan; fifth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Pooled Mortgage Loan; sixth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Pooled Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, accrued and unpaid Post-ARD Additional Interest); and seventh, in the case of an REO Pooled Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Post-ARD Additional Interest on such REO Pooled Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

         (c) Amounts collected on or with respect to the RREEF Textron Mortgage Loan Pair or any related REO Property shall be applied in accordance with
Section 3 or Section 4, as applicable, of the RREEF Textron Co-Lender Agreement.

         (d) For the purposes of this Agreement, Post-ARD Additional Interest on an ARD Mortgage Loan or a successor REO Mortgage Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Mortgage Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Post-ARD Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

         (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the applicable Master Servicer and reflected in the appropriate monthly report from such Master Servicer and in the appropriate monthly Certificate Administrator Report as provided in Section 4.02.

         SECTION 1.04. Cross-Collateralized Mortgage Loans.

         Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Mortgage Loans identified on the Pooled Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the applicable Master Servicer and/or the applicable Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Mortgage
Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Pooled Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

         SECTION 1.05. Incorporation of Preliminary Statement.

         The parties hereto acknowledge that the Preliminary Statement at the beginning of this Agreement constitutes a part of this Agreement.

                                   ARTICLE II

              CONVEYANCE OF POOLED MORTGAGE LOANS; REPRESENTATIONS
              AND WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS, REMIC II REGULAR INTERESTS, REMIC III COMPONENTS, REMIC I RESIDUAL INTEREST, REMIC II RESIDUAL INTEREST, REMIC
                     III RESIDUAL INTEREST AND CERTIFICATES


         SECTION 2.01. Conveyance of Pooled Mortgage Loans.

         (a) It is the intention of the parties hereto that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "Bear Stearns Commercial Mortgage Securities Trust 2002-PBW1". LaSalle is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

         (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Original Pooled Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3, 4 (other than Section 4(c)) and 5 (and, to the extent related to the foregoing, Sections 9, 10, 11, 12, 13, 14, 15, 17 and 18) of each Pooled Mortgage Loan Purchase Agreement (or, in the case of the PMCF Mortgage Loans, the rights of the Depositor (as assigned under the Merrill Bank Mortgage Loan Purchase Agreement) under the PMCF Pooled Mortgage Loan Purchase Agreement) and the rights of the Depositor under Sections 2, 3, 4 and 5 (and, to the extent related to the foregoing, Sections 9, 10, 11, 12, 13, 14, 15, 17 and 19) of the Merrill Bank Mortgage Loan Purchase Agreement, (iii) all other assets included or to be included in the Trust Fund. Such assignment includes (i) the Mortgage Loans as from time to time are subject to this Agreement and all scheduled payments of principal and interest under and proceeds of such Original Pooled Mortgage Loans received after the Cut-off Date (other than scheduled payments of interest and principal due on or before the respective Due Dates for the Original Pooled Mortgage Loans in October 2002, which shall belong and be promptly remitted to the related Pooled Mortgage Loan Seller) together with all documents delivered or caused to be delivered hereunder with respect to such Original Pooled Mortgage Loans by the Pooled Mortgage Loan Sellers (including all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral); (ii) any REO Property acquired in respect of an Original Pooled Mortgage Loan, and (iii) such funds or assets as from time to time are deposited in each Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account. This conveyance is subject to the right of the Designated Sub-Servicers pursuant to the Designated Sub-Servicer Agreements.

         After the Depositor's transfer of the Original Pooled Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Pooled Mortgage Loans.

         (c) The conveyance of the Original Pooled Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of the Original Pooled Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Pooled Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the related Due Date in October 2002 or, in the case of a Replacement Pooled Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in each Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account, and all investment earnings on such amounts, and all of the Depositor's right, title and interest under the Pooled Mortgage Loan Purchase Agreements that are described under clause (ii) of Section 2.01(b), (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Pooled Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 financing statement substantially in the form attached as Exhibit I hereto in all appropriate locations in the State of Delaware promptly following the initial issuance of the Certificates, and the Trustee shall, at the expense of the Depositor (to the extent reasonable), prepare and file continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee in the preparation and filing such continuation statements. This Section 2.01(c) shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in each applicable jurisdiction.

         (d) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that each Pooled Mortgage Loan Seller is obligated, at such Pooled Mortgage Loan Seller's expense, pursuant to the related Pooled Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage Note for each Pooled Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File" and, on or before the respective dates therefor set forth in the related Pooled Mortgage Loan Purchase Agreement, the remainder of the Mortgage File and any Additional Collateral (other than Reserve Funds, which are to be transferred to the applicable Master Servicer) for each Original Pooled Mortgage Loan acquired by the Depositor from such Pooled Mortgage Loan Seller. Notwithstanding the preceding sentence, if the applicable Pooled Mortgage Loan Seller cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii),
(iii), (vii) and (ix)(A) of the definition of "Mortgage File", with evidence of recording or filing (if applicable, and as the case may be) thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, then (subject to the obligation of such Pooled Mortgage Loan Seller to nonetheless deliver such document or instrument to the Trustee or a Custodian appointed thereby promptly upon such Pooled Mortgage Loan Seller's receipt thereof), so long as a copy of such document or instrument, certified by the related Pooled Mortgage Loan

Seller as being a copy of the document deposited for recording or filing, has been delivered to the Trustee on or before the Closing Date or such respective dates (as the case may be), the delivery requirements of the related Pooled Mortgage Loan Purchase Agreement shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; and if the applicable Pooled Mortgage Loan Seller cannot or does not so deliver, or cause to be delivered, as to any Mortgage Loan, the original of any of the documents and/or instruments referred to in clauses (iv) and (ix)(B) of the definition of "Mortgage File", because such document or instrument has been delivered for recording or filing, as the case may be, then (subject to the obligation of such Pooled Mortgage Loan Seller to nonetheless deliver such document or instrument to the Trustee or a Custodian appointed thereby promptly upon such Pooled Mortgage Loan Seller's receipt thereof) the delivery requirements of the related Pooled Mortgage Loan Purchase Agreement shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File. In addition, with respect to each Pooled Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that the related Pooled Mortgage Loan Seller is contractually obligated to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the related Pooled Mortgage Loan Seller's rights as the beneficiary thereof and drawing party thereunder. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Pooled Mortgage Loan Purchase Agreement and the Merrill Bank Mortgage Loan Purchase Agreement. None of the Depositor, the Trustee, the Fiscal Agent, any Custodian, either Master Servicer or either Special Servicer shall be liable for any failure by any Pooled Mortgage Loan Seller to comply with the document delivery requirements of the related Pooled Mortgage Loan Purchase Agreement.

         (e) As soon as reasonably possible, and in any event within 45 days after the later of (i) the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary), and shall submit for recording or filing, as the case may be, including via electronic means, if appropriate, in or with the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each assignment of UCC Financing Statement on form UCC-2 or UCC-3 in favor of the Trustee referred to in clause (ix)(B) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such assignment of UCC Financing Statement on form UCC-2 or UCC-3 shall reflect that the file copy thereof or an appropriate receipt therefor, as applicable, should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a copy of the recorded original. At such time as such assignments, assignments of UCC Financing Statements on form UCC-2 or UCC-3 or verifications of electronic filing have been returned to the Trustee, the Trustee shall forward a copy thereof to the applicable Master Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Pooled Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Pooled Mortgage Loan Purchase Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. If any Pooled Mortgage Loan Seller has been so notified and has not prepared a substitute document or cured such defect, as the case may be, within 60 days, the Trustee shall promptly notify the Master Servicers, the Special Servicers, the Rating Agencies and the Controlling Class Representative. The Depositor and the Trustee hereby acknowledge and agree that each Pooled Mortgage Loan Seller shall be responsible for paying the reasonable fees and out-of-pocket expenses of the Trustee in connection with the above-referenced recording and filing of documents insofar as it relates to the Original Pooled Mortgage Loans sold by such Pooled Mortgage Loan Seller under the related Pooled Mortgage Loan Purchase Agreement, as and to the extent provided for in such Pooled Mortgage Loan Purchase Agreement; provided that no Pooled Mortgage Loan Seller shall actually record or file any such documents.

         (f) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that each Pooled Mortgage Loan Seller is contractually obligated, at such Pooled Mortgage Loan Seller's expense, pursuant to the related Pooled Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the applicable Master Servicer, on or before the date that is 45 days after the Closing Date, the following items (except to the extent that any of the following items are to be retained by a primary servicer that will continue to act on behalf of the applicable Master Servicer as a Sub-Servicer): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, transaction screens, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, major space leases, legal opinions and tenant estoppels and any other relevant documents relating to the origination and servicing of any Mortgage Loan that are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan in the possession or under the control of such Pooled Mortgage Loan Seller that relate to the Original Pooled Mortgage Loans transferred by it to the Depositor and, to the extent that any original documents are not required to be a part of a Mortgage File for any such Original Pooled Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of such Pooled Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of such Original Pooled Mortgage Loans (provided that such Pooled Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents); and (ii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of such Pooled Mortgage Loan Seller that relate to the Original Pooled Mortgage Loans transferred by such Pooled Mortgage Loan Seller to the Depositor. Each Master Servicer shall hold all such documents, records and funds that it so receives on behalf of the Trustee in trust for the benefit of the Certificateholders.

         SECTION 2.02. Acceptance of Mortgage Assets by Trustee.

         (a) Subject to the other provisions in this Section 2.02, the Trustee, by its execution and delivery of this Agreement, hereby accepts receipt on behalf of the Trust, directly or through a Custodian on its behalf, of (i) the Original Pooled Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Original Pooled Mortgage Loans and such other assets, together with any other Pooled Mortgage Loans and assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. Each Master Servicer acknowledges receipt of all of the original Letters of Credit, copies of which are part of the Mortgage File and agrees to hold such Letters of Credit in trust for the benefit of the Trustee. In connection with the foregoing, the

Trustee hereby certifies to each of the other parties hereto, each Pooled Mortgage Loan Seller and each Underwriter that, as to each Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Schedule II, (i) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, and (ii) the original Mortgage Note (or, if accompanied by a lost note affidavit, the copy of such Mortgage Note) received by it or any Custodian with respect to such Pooled Mortgage Loan has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Pooled Mortgage Loan.

         (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section 2.01(e) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), every 90 days thereafter until the earlier of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed, and (ii) the date on which all the affected Pooled Mortgage Loans are removed from the Trust Fund), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Original Pooled Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify in writing to each of the other parties hereto (substantially in the form of Exhibit M), the Pooled Mortgage Loan Sellers and the Controlling Class Representative that, as to each Original Pooled Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit and indemnity certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii), (iii), (iv) and (viii) (without regard to the verification of the effective date with respect to a title policy or the date of funding with respect to a title commitment) and (x) (if the Pooled Mortgage Loan Schedule specifies that a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest) of the definition of "Mortgage File" have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor); (iii) all documents received by it or any Custodian with respect to such

Pooled Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower),
(B) appear to have been executed and (C) purport to relate to such Pooled Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Pooled Mortgage Loan Schedule with respect to the items specified in clause (iii)(A) and clause (vi) of the definition of "Pooled Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File.

         If a Pooled Mortgage Loan Seller substitutes a Replacement Pooled Mortgage Loan for any Defective Pooled Mortgage Loan as contemplated by Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Pooled Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Pooled Mortgage Loan, on or about the 30th day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter until the earlier of (i) the date on which such exceptions are eliminated and all related recording/filing has been completed, and (ii) the date on which such Replacement Pooled Mortgage Loan is removed from the Trust Fund).

         With respect to the documents described in clause (iii) of the definition of "Mortgage File", absent actual knowledge to the contrary, the Trustee may assume, for purposes of the certification(s) delivered in this
Section 2.02(a) or to be delivered pursuant to Section 2.02(b), that the Mortgage File for each Pooled Mortgage Loan includes a separate Assignment of Leases.

         With respect to the documents described in clause (ix) of the definition of "Mortgage File", absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for purposes of the certification(s) to be delivered pursuant to this Section 2.02(b), that the Mortgage File for each Pooled Mortgage Loan should include one state-level UCC Financing Statement filed in the state of incorporation or organization of the related Borrower for each Mortgaged Property (or with respect to any Pooled Mortgage Loan that has two or more Borrowers, for each related Borrower). To the extent appropriate under applicable law, the UCC Financing Statements to be assigned to the Trust will be delivered on the new national forms and in recordable form and will be filed in the state of incorporation or organization as so indicated on the documents provided.

         (c) None of the Depositor, the Certificate Administrator, the Trustee, the Master Servicers, the Special Servicers or any Custodian is under any duty or obligation to (i) determine whether any of the documents specified in clauses
(iii), (iv)(B), (v), (vi), (vii), (ix) and (xi) through (xviii) of the definition of "Mortgage File" exist or are required to be delivered by the Pooled Mortgage Loan Sellers in respect of any Pooled Mortgage Loan unless such item(s) are specified on the related Mortgage File Checklist, or (ii) inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Pooled Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, except as expressly provided in
Section 2.01(e), none of the Depositor, the Trustee, the Master Servicers, the Special Servicers or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

         (d) In performing the reviews contemplated by subsections (a) and (b) above, the Trustee may conclusively rely on the related Pooled Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses
(i), (ii), (iii), (iv), (viii) (without regard to the verification of the effective date with respect to a title policy or the date of funding with respect to a title commitment) and (x) (if the Pooled Mortgage Loan Schedule specifies that a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest) of the definition of "Mortgage File" have been received by it or a Custodian on its behalf and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) above.

         SECTION 2.03. Certain Repurchases and Substitutions of Mortgage Loans
                       by the Pooled Mortgage Loan Sellers.

         (a) If, in the process of reviewing the documents delivered or caused to be delivered by the Pooled Mortgage Loan Sellers as contemplated by Section 2.01(d), the Trustee or any Custodian discovers that any document required to have been delivered pursuant to Section 2.01(d) has not been so delivered, or discovers that any of the documents that were delivered has not been properly executed, contains information that does not conform in any material respect with the corresponding information set forth in the Pooled Mortgage Loan Schedule, or is defective on its face (each, including, without limitation, that a document is missing, a "Document Defect"), or if, at any other time, the Trustee or any other party hereto discovers a Document Defect in respect of any Pooled Mortgage Loan, the party discovering such Document Defect shall promptly so notify each of the other parties hereto. If any party hereto discovers or receives notice of a breach of any representation or warranty relating to any Pooled Mortgage Loan set forth in any Pooled Mortgage Loan Purchase Agreement (a "Breach"), such party shall promptly so notify each of the other parties hereto. Upon the Trustee's discovery or receipt of notice that a Document Defect or Breach exists with respect to any Pooled Mortgage Loan, the Trustee shall notify the Controlling Class Representative, the Depositor and the related Pooled Mortgage Loan Seller.

         (b) Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Pooled Mortgage Loan or its receipt of notice from the Trustee or any other party to this Agreement of a Material Document Defect or Material Breach with respect to any Pooled Mortgage Loan, the applicable Master Servicer shall (and the General Special Servicer may and, if the Material Document Defect or Material Breach, as the case may be, related to the RREEF Textron Pooled Mortgage Loan, the RREEF Textron Special Servicer also may) notify the related Pooled Mortgage Loan Seller in writing of such Material Document Defect or Material Breach, as the case may be, and direct such Pooled Mortgage Loan Seller that it must, not later than 90 days from the receipt by such Pooled Mortgage Loan Seller of such notice (or, if such Material Breach or Material Document Defect, as the case may be, relates to whether such Pooled Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, as of the related date of substitution), was a Qualified Mortgage, and provided that such Pooled Mortgage Loan Seller received prompt written notice thereof, within 90 days after any earlier discovery by any party to this Agreement of such Material Breach or Material Document Defect, as the case may be) (such 90-day period, in any case, the "Initial Resolution Period"), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Pooled Mortgage Loan (as, if and to the extent required by the related Pooled Mortgage Loan Purchase Agreement), at the applicable Purchase Price; provided that if such Pooled Mortgage Loan Seller certifies to the Trustee in writing (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Pooled Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, as of the related date of substitution), was a Qualified Mortgage, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that such Pooled Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, during the applicable Initial Resolution Period, and (iv) that such Pooled Mortgage Loan Seller anticipates that such Material Document Defect or Material Breach, as the case may be, will be cured within an additional 90-day period (such additional 90-day period, the "Resolution Extension Period") (a copy of which certification shall be delivered by the Trustee to the applicable Master Servicer, the General Special Servicer, the Controlling Class Representative and, if the Material Document Defect or Material Breach, as the case may be, relates to the RREEF Textron Pooled Mortgage Loan, the RREEF Textron Special Servicer), then such Pooled Mortgage Loan Seller shall have an additional period equal to any such applicable Resolution Extension Period to complete such correction or cure (or, upon failure to complete such correction or cure, to repurchase the affected Pooled Mortgage Loan); and provided, further, that, in lieu of repurchasing the affected Pooled Mortgage Loan as contemplated above (but, in any event, no later than such repurchase would have to have been completed), such Pooled Mortgage Loan Seller shall be permitted, during the three-month period following the Startup Day for the REMIC Pool that holds the related Pooled Mortgage Loan (or during the two-year period following such Startup Day if the affected Pooled Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury regulation section 1.860G-2(f)), to replace the affected Pooled Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to any other applicable terms and conditions of the related Pooled Mortgage Loan Purchase Agreement and this Agreement. The parties hereto agree that delivery by the Trustee (or a Custodian on its behalf) of a certification or schedule of exceptions to a Pooled Mortgage Loan Seller shall not in and of itself constitute delivery of notice of any Material Document Defect or knowledge of such Pooled Mortgage Loan Seller of any Material Document Defect therein. If any Pooled Mortgage Loan is to be repurchased or replaced as contemplated by this
Section 2.03, the applicable Master Servicer shall designate its Collection Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the applicable Master Servicer shall promptly notify the Trustee and the Certificate Administrator when such deposit is made. Any such repurchase or replacement of a Pooled Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding this Section 2.03(b), the absence from the Mortgage File; (i) on the Closing Date of the

Mortgage Note and (ii) by the first anniversary of the Closing Date of the following documents (without the presence of any factor, such as a lost note affidavit with an acceptable indemnity in the case of a missing Mortgage Note, that reasonably mitigates such absence, non-conformity or irregularity) shall be conclusively presumed to be a Material Document Defect and shall obligate the party discovering such to give the Trustee prompt notice, whereupon the Trustee shall notify the applicable Pooled Mortgage Loan Seller to cure such Material Document Defect, or, failing that, repurchase the related Pooled Mortgage Loan or REO Mortgage Loan, all in accordance with the procedures set forth herein:
(a) the Mortgage and any separate Assignment of Leases as described by clauses
(ii) and (iii) of the definition of "Mortgage File"; (b) the title insurance policy as described in clause (viii) of the definition of "Mortgage File"; or
(c) the assignment of Mortgage (and any separate Assignment of Leases) as described by clause (iv) of the definition of "Mortgage File".

         The remedies provided for in this Section 2.03(b) with respect to any Material Document Defect or Material Breach with respect to any Mortgage Loan shall apply to the related REO Property.

         If (x) a Defective Pooled Mortgage Loan is to be repurchased or replaced as described above, (y) such Defective Pooled Mortgage Loan is part of a Cross-Collateralized Group and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to the other Mortgage Loan(s) that are a part of such Crossed-Collateralized Group (the "Other Crossed Loans") (without regard to this paragraph), then the applicable Document Defect or Breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such Other Crossed Loan for purposes of the above provisions, and the related Pooled Mortgage Loan Seller shall be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless, in the case of such Breach or Document Defect:

               (A) the Pooled Mortgage Loan Seller (at its expense) delivers or causes to be delivered to the Trustee a Nondisqualification Opinion with respect to its repurchase of only those Pooled Mortgage Loans as to which a Material Breach has occurred without regard to the provisions of this paragraph (the "Affected Loan(s)"); and

               (B) both of the following conditions would be satisfied if the related Pooled Mortgage Loan Seller were to repurchase or replace only the Affected Loans and not the Other Crossed Loans:

                  (i) the Debt Service Coverage Ratio for such Other Crossed Loan (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Appendix II to the Prospectus Supplement and (B) the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x; and

                  (ii) the Loan-to-Value Ratio for the Other Crossed Loans is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Appendix II to the Prospectus Supplement plus 10% and (B) the loan-to-value ratio for the Cross-Collateralized Group (including the Affected Loan(s)) at the time of repurchase or replacement and (C) 75%.

The determination of the applicable Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The applicable Master Servicer will be entitled to cause to be delivered, or direct the related Pooled Mortgage Loan Seller to (in which case the related Seller shall) cause to be delivered to the applicable Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of the related Pooled Mortgage Loan Seller if the scope and cost of the Appraisal is approved by the related Pooled Mortgage Loan Seller and the Controlling Class Representative (such approval not to be unreasonably withheld in each case).

         With respect to any Defective Pooled Mortgage Loan that forms a part of a Cross-Collateralized Group and as to which the conditions described in the preceding paragraph are satisfied, such that the Trust Fund will continue to hold the Other Crossed Loans, the related Pooled Mortgage Loan Seller and the Depositor are bound by an agreement (set forth in the related Pooled Mortgage Loan Purchase Agreement) to forbear from enforcing any remedies against the other's Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Pooled Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Affected Loan(s) still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the related Pooled Mortgage Loan Seller to exercise its remedies with respect to the Primary Collateral securing the Affected Loan or the Other Crossed Loans, as the case may be, held by such party, then both parties have agreed to forbear from exercising such remedies unless and until the loan documents evidencing and securing the relevant Pooled Mortgage Loans can be modified in a manner that complies with the applicable Pooled Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Cross-Collateralized Loans shall be allocated between such Pooled Mortgage Loans in accordance with the Mortgage Loan Documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. All other terms of the Pooled Mortgage Loans shall remain in full force and effect, without any modification thereof. The Borrowers set forth on Schedule V hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Borrower's consent.

         To the extent necessary and appropriate, the Trustee shall execute (or, subject to Section 3.10, provide the applicable Master Servicer with a limited power of attorney that enables the applicable Master Servicer to execute) the modification of the loan documents that complies with the applicable Pooled Mortgage Loan Purchase Agreement to remove the threat of impairment of the ability of the Pooled Mortgage Loan Seller or the Trust Fund to exercise its remedies with respect to the Primary Collateral securing the Pooled Mortgage Loan(s) held by such party resulting from the exercise of remedies by the other such party; provided that the Trustee shall not be liable for any misuse of any such power of attorney by a Master Servicer. The applicable Master Servicer shall advance all costs and expenses incurred by the Trustee and such Master Servicer with respect to any Cross-Collateralized Group pursuant to this paragraph, and such advances shall (i) constitute and be reimbursable as Servicing Advances and (ii) be included in the calculation of Purchase Price for the Pooled Mortgage Loan(s) to be repurchased or replaced. The applicable Master Servicer shall not be liable to any Certificateholder or any other party hereto if a modification of the loan documents described above cannot be effected for any reason beyond the control of such Master Servicer.

         The reasonable "out-of-pocket" costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer and/or the Trustee pursuant to this Section 2.03(b), including reasonable attorney fees and expenses, shall constitute Servicing Advances to the extent not collected from the related Pooled Mortgage Loan Seller.

         (c) Whenever one or more Replacement Pooled Mortgage Loans are substituted for a Defective Pooled Mortgage Loan by a Pooled Mortgage Loan Seller as contemplated by this Section 2.03, the applicable Master Servicer shall direct the party effecting the substitution to deliver to the Trustee the related Mortgage File and a certification to the effect that such Replacement Pooled Mortgage Loan satisfies or such Replacement Pooled Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan". No mortgage loan may be substituted for a Defective Pooled Mortgage Loan as contemplated by this Section 2.03 if the Pooled Mortgage Loan to be replaced was itself a Replacement Pooled Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Pooled Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Pooled Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Pooled Mortgage Loan (if any) after the related Due Date in October 2002 and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Pooled Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Pooled Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the applicable Master Servicer to the party effecting the related substitution promptly following receipt.

         If any Pooled Mortgage Loan is to be repurchased or replaced by a Pooled Mortgage Loan Seller as contemplated by this Section 2.03, the applicable Master Servicer shall direct such party to amend the Pooled Mortgage Loan Schedule to reflect the removal of any Deleted Pooled Mortgage Loan and, if applicable, the substitution of the related Replacement Pooled Mortgage Loan(s); and, upon its receipt of such amended Pooled Mortgage Loan Schedule, the applicable Master Servicer shall deliver or cause the delivery of such amended Pooled Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Pooled Mortgage Loans for a Deleted Pooled Mortgage Loan, such Replacement Pooled Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

         The reasonable "out-of-pocket" costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer and/or the Trustee pursuant to this Section 2.03(c), including reasonable attorney fees and expenses, shall constitute Servicing Advances to the extent not collected from the related Pooled Mortgage Loan Seller.

         (d) Upon receipt of an Officer's Certificate from the applicable Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Pooled Mortgage Loan repurchased or replaced by the related Pooled Mortgage Loan Seller as contemplated by this Section 2.03 has been deposited in such Master Servicer's Collection Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Pooled Mortgage Loan (if any) to be substituted for a Deleted Pooled Mortgage Loan, together with any certifications and/or opinions required pursuant to Section 2.03(b) to be delivered by the party effecting the repurchase/substitution, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Pooled Mortgage Loan to the related Pooled Mortgage Loan Seller or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase/substitution or its designee the ownership of the Deleted Pooled Mortgage Loan, and the applicable Master Servicer shall notify the affected Borrowers of the transfers of the Deleted Pooled Mortgage Loan(s) and any Replacement Pooled Mortgage Loan(s). In connection with any such repurchase or substitution by the related Pooled Mortgage Loan Seller, each of the Master Servicers and the Special Servicers shall deliver to the party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of such Master Servicer or such Special Servicer, as the case may be, with respect to the Deleted Pooled Mortgage Loan, in each case at the expense of the party effecting the repurchase/substitution. The reasonable "out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, incurred by a Master Servicer, a Special Servicer and/or the Trustee pursuant to this Section 2.03(d), to the extent not collected from the related Pooled Mortgage Loan Seller, shall be reimbursable to each of them as Servicing Advances in respect of the affected Pooled Mortgage Loan.

         (e) The related Pooled Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Document Defect or Breach. If, in connection with any Material Document Defect or Material Breach, the related Pooled Mortgage Loan Seller defaults on its obligations to cure such Material Document Defect or Material Breach, as the case may be, in all material respects or to repurchase or replace the affected Pooled Mortgage Loan as contemplated by this Section 2.03, then the applicable Master Servicer shall (and the General Special Servicer may and, if the Material Document Defect or Material Breach, as the case may be, related to the RREEF Textron Pooled Mortgage Loan, the RREEF Textron Special Servicer also may) promptly notify the Trustee and the Controlling Class Representative, and the Trustee shall notify the Certificateholders. Thereafter, the Trustee shall (and the General Special Servicer may and, if the Material Document Defect or Material Breach, as the case may be, related to the RREEF Textron Pooled Mortgage Loan, the RREEF Textron Special Servicer also may) take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations, including the institution and prosecution of appropriate legal proceedings, as the Trustee (or, if applicable, the General Special Servicer or, if applicable, the RREEF Textron Special Servicer) shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable "out-of-pocket" costs and expenses incurred by the applicable Master Servicer, the Trustee and/or the Special Servicer pursuant to this Section 2.03(e), including, reasonable attorney's fees and expenses, to the extent not collected from the related Pooled Mortgage Loan Seller, shall constitute Servicing Advances in respect of the affected Pooled Mortgage Loan.

         SECTION 2.04. Representations and Warranties of the Depositor.

         (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Depositor, is likely to affect materially and adversely the ability of the Depositor to perform its obligations under this Agreement.

         (iii) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (iv) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Depositor to perform its obligations under this Agreement.

         (v) Immediately prior to the transfer of the Original Pooled Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Pooled Mortgage Loan (other than each Original PMCF Pooled Mortgage Loan) as was transferred to it by the related Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement and in and to each Original PMCF Pooled Mortgage Loan) as was transferred to it by Merrill Bank pursuant to the Merrill Bank Mortgage Loan Purchase Agreement. The Depositor has not transferred any of its right, title and interest in and to the Original Pooled Mortgage Loans to any Person other than the Trustee.

         (vi) The Depositor is transferring all of its right, title and interest in and to the Original Pooled Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor.

         (vii) Except for any actions that are the express responsibility of another party hereunder or under any Pooled Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Pooled Mortgage Loans by the Depositor to the Trustee.

         (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

         SECTION 2.05. Representations and Warranties of PAR as a Master
                       Servicer.

         (a) PAR as a Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) Such Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and such Master Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan for which it is the Master Servicer hereunder and to perform its obligations under this Agreement.

         (ii) Such Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate such Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of such Master Servicer, is likely to affect materially and adversely the ability of such Master Servicer to perform its obligations under this Agreement.

         (iii) Such Master Servicer has the full power and authority to enter into and consummate all transactions involving such Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, subject to

     (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) Such Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely the ability of such Master Servicer to perform its obligations under this Agreement.

         (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by such Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of such Master Servicer to perform its obligations under this Agreement.

         (vii) No litigation is pending or, to the best of such Master Servicer's knowledge, threatened against such Master Servicer that, if determined adversely to such Master Servicer, would prohibit such Master Servicer from entering into this Agreement or that, in such Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of such Master Servicer to perform its obligations under this Agreement.

         (viii) Such Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

         (b) The representations and warranties of PAR as a Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

         (c) Any successor to PAR as a Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         SECTION 2.06. Representations and Warranties of WFB as a Master
                       Servicer.

         (a) WFB as a Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) Such Master Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and such Master Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan for which it is the Master Servicer hereunder and to perform its obligations under this Agreement.

         (ii) Such Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate such Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of such Master Servicer, is likely to affect materially and adversely the ability of such Master Servicer to perform its obligations under this Agreement.

         (iii) Such Master Servicer has the full power and authority to enter into and consummate all transactions involving such Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, subject to

     (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) Such Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely the ability of such Master Servicer to perform its obligations under this Agreement.

         (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by such Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of such Master Servicer to perform its obligations under this Agreement.

         (vii) No litigation is pending or, to the best of such Master Servicer's knowledge, threatened against such Master Servicer that, if determined adversely to such Master Servicer, would prohibit such Master Servicer from entering into this Agreement or that, in such Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of such Master Servicer to perform its obligations under this Agreement.

         (viii) Such Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

         (b) The representations and warranties of WFB as a Master Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

         (c) Any successor to WFB as a Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         SECTION 2.07. Representations and Warranties of the General Special
                       Servicer.

         (a) The General Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) The General Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the General Special Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

         (ii) The General Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the General Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default, in the good faith and reasonable judgment of the General Special Servicer, is likely to affect materially and adversely the ability of the General Special Servicer to perform its obligations under this Agreement.

         (iii) The General Special Servicer has the full power and authority to enter into and consummate all transactions involving the General Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the General Special Servicer, enforceable against the General Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) The General Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the General Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the General Special Servicer to perform its obligations under this Agreement.

         (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the General Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the General Special Servicer to perform its obligations under this Agreement.

         (vii) No litigation is pending or, to the best of the General Special Servicer's knowledge, threatened against the General Special Servicer that, if determined adversely to the General Special Servicer, would prohibit the General Special Servicer from entering into this Agreement or that, in the General Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the General Special Servicer to perform its obligations under this Agreement.

         (viii) The General Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

         (b) The representations and warranties of the General Special Servicer set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

         (c) Any successor General Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         SECTION 2.08. Representations and Warranties of the RREEF Textron
                       Special Servicer.

         (a) The RREEF Textron Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) The RREEF Textron Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the RREEF Textron Special Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to ensure the enforceability of the RREEF Textron Loan Pair and to perform its obligations under this Agreement.

         (ii) The RREEF Textron Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the RREEF Textron Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default, in the good faith and reasonable judgment of the RREEF Textron Special Servicer, is likely to affect materially and adversely the ability of the RREEF Textron Special Servicer to perform its obligations under this Agreement.

         (iii) The RREEF Textron Special Servicer has the full power and authority to enter into and consummate all transactions involving the RREEF Textron Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the RREEF Textron Special Servicer, enforceable against the RREEF Textron Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) The RREEF Textron Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the RREEF Textron Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the RREEF Textron Special Servicer to perform its obligations under this Agreement.

         (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the RREEF Textron Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the RREEF Textron Special Servicer to perform its obligations under this Agreement.

         (vii) No litigation is pending or, to the best of the RREEF Textron Special Servicer's knowledge, threatened against the RREEF Textron Special Servicer that, if determined adversely to the RREEF Textron Special Servicer, would prohibit the RREEF Textron Special Servicer from entering into this Agreement or that, in the RREEF Textron Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the RREEF Textron Special Servicer to perform its obligations under this Agreement.

         (viii) The RREEF Textron Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

         (b) The representations and warranties of the RREEF Textron Special Servicer set forth in Section 2.08(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

         (c) Any successor RREEF Textron Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.08(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         SECTION 2.09. Representations and Warranties of the Certificate
                       Administrator and Tax Administrator.

         (a) The Certificate Administrator and the Tax Administrator each hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) It is duly organized and validly existing as a national banking association under the laws of the United States.

         (ii) Its execution and delivery of, performance under and compliance with this Agreement will not violate its organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in its reasonable judgment, is likely to affect materially and adversely its ability to perform its obligations under this Agreement.

         (iii) It has the requisite power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes its valid, legal and binding obligation, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) It is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its reasonable judgment, is likely to affect materially and adversely its ability to perform its obligations under this Agreement.

         (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by it of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

         (vii) No litigation is pending or, to the best of its knowledge, threatened against it that, if determined adversely to it, would prohibit it from entering into this Agreement or that, in its reasonable judgment, is likely to materially and adversely affect its ability to perform its obligations under this Agreement.

         (viii) It is eligible to act as certificate administrator and tax administrator hereunder in accordance with Section 8.06.

         (b) The representations and warranties of the Certificate Administrator and the Tax Administrator set forth in Section 2.09(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

         (c) Any successor to the Certificate Administrator and/or Tax Administrator shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.09(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.09(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         SECTION 2.10. Representations, Warranties and Covenants of the Trustee.

         (a) The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) The Trustee is duly organized and validly existing as a national banking association under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan (insofar as such enforceability is dependent upon compliance by the Trustee with such laws) and to perform its obligations under this Agreement.

         (ii) The Trustee's execution and delivery of, performance under and compliance with this Agreement, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Trustee is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

         (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in



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     accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and, in particular, the rights of creditors of national banking associations, and
     (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) The Trustee is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

         (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

         (vii) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

         (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

         (b) The representations, warranties and covenants of the Trustee set forth in Section 2.10(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations, warranties and covenants that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

         (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.10(a), subject to such appropriate modifications to the representation, warranty and covenant set forth in Section 2.10(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         SECTION 2.11. Representations and Warranties of the Fiscal Agent.

         (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) The Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation.

         (ii) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Fiscal Agent to perform its obligations under this Agreement.

         (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.


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


         (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Fiscal Agent to perform its obligations under this Agreement.

         (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Fiscal Agent of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

         (vii) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or that, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Fiscal Agent to perform its obligations under this Agreement.

         (b) The representations and warranties of the Fiscal Agent set forth in
Section 2.11(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties, which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall given prompt written notice to the other parties hereto.

         (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.11(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.11(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.


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


         SECTION 2.12. Creation of REMIC I; Issuance of the REMIC I Regular
                       Interests and the REMIC I Residual Interest; Certain Matters Involving REMIC I.

         (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I":
(i) the Pooled Mortgage Loans that are from time to time subject to this Agreement, together with (A) all payments under and proceeds of such Pooled Mortgage Loans received after the Closing Date or, in the case of any such Pooled Mortgage Loan that is a Replacement Pooled Mortgage Loan, after the related date of substitution (other than scheduled payments of interest and principal due on or before the respective Due Dates for such Pooled Mortgage Loans in October 2002 or, in the case of any such Pooled Mortgage Loan that is a Replacement Pooled Mortgage Loan, on or before the related date of substitution, and exclusive of any such amounts that constitute Excess Servicing Fees and/or Post-ARD Additional Interest), and (B) all rights of the holder of such Pooled Mortgage Loans under the related Mortgage Loan Documents and in and to any related Additional Collateral; (ii) any REO Property acquired in respect of any Pooled Mortgage Loan; (iii) such funds and assets as from time to time are deposited in the Collection Accounts, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account (exclusive of any such amounts that constitute Excess Servicing Fees and/or Post-ARD Additional Interest); and (iv) the rights of the Depositor under Sections 2, 3, 4 (other than Section 4(c)) and 5 (and, to the extent related to the foregoing, Sections 9, 10, 11, 12, 13, 14, 15, 17 and 18) of each Pooled Mortgage Loan Purchase Agreement (or, in the case of the PMCF Mortgage Loans, the rights of the Depositor (as assigned under the Merrill Bank Mortgage Loan Purchase Agreement) under the PMCF Pooled Mortgage Loan Purchase Agreement) and the rights of the Depositor under Sections 2, 3, 4 and 5 (and, to the extent related to the foregoing, Sections 9, 10, 11, 12, 13, 14, 15, 17 and 19) of the Merrill Bank Mortgage Loan Purchase Agreement. The Closing Date is hereby designated as the "Startup Day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

         (b) Concurrently with the assignment to the Trustee of the Original Pooled Mortgage Loans and certain related assets, pursuant to Section 2.01(b), and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual Interest shall be issued. A single separate REMIC I Regular Interest shall be issued with respect to each Original Pooled Mortgage Loan. For purposes of this Agreement each REMIC I Regular Interest shall relate to the



                                     -128-
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Original Pooled Mortgage Loan in respect of which it was issued, to each
Replacement Pooled Mortgage Loan (if any) substituted for such Original Pooled Mortgage Loan and to each REO Mortgage Loan deemed outstanding with respect to any REO Property acquired in respect of such Original Pooled Mortgage Loan or any such Replacement Pooled Mortgage Loan. Neither the REMIC I Residual Interest nor any of the REMIC I Regular Interests shall be certificated. The REMIC I Regular Interests and the REMIC I Residual Interest shall collectively constitute the entire beneficial ownership of REMIC I.

         (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

         (d) The designation for each REMIC I Regular Interest shall be the identification number for the related Mortgage Loan set forth in the Pooled Mortgage Loan Schedule.

         (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Original Pooled Mortgage Loan (as specified in the Pooled Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(l) and, further, by any Realized Losses and Additional Trust Fund Expenses deemed allocated to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.04(d). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to a REMIC I Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

         (f) The per annum rate at which each REMIC I Regular Interest shall accrue interest during each Interest Accrual Period is herein referred to as its "REMIC I Remittance Rate". The REMIC I Remittance Rate in respect of


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


any particular REMIC I Regular Interest, for any Interest Accrual Period, shall equal (A) in the case of each 30/360 Mortgage Loan, the related Net Mortgage Rate in effect for the related Pooled Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such Pooled Mortgage Loan subsequent to the Closing Date, whether entered into by the applicable Master Servicer or the applicable Special Servicer or in connection with any bankruptcy, insolvency or other similar proceeding involving the related Borrower) and (B) in the case of each Actual/360 Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the product of 12 times the Adjusted Actual/360 Accrued Interest Amount with respect to such REMIC I Regular Interest for such Interest Accrual Period, and the denominator of which is the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period.

         The "Adjusted Actual/360 Accrued Interest Amount" with respect to any REMIC I Regular Interest, for any Interest Accrual Period, is an amount of interest equal to the product of (a) the Net Mortgage Rate in effect for the related Pooled Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such Pooled Mortgage Loan subsequent to the Closing Date, whether entered into by the applicable Master Servicer or the applicable Special Servicer or in connection with any bankruptcy, insolvency or other similar proceeding involving the related Borrower), multiplied by (b) a fraction, the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 360, multiplied by (c) the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period; provided that, if the subject Interest Accrual Period begins during (x) December of 2002 or December of any year thereafter that does not immediately precede a leap year or (y) January of 2003 or January of any year thereafter, then the amount of interest calculated with respect to any particular REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be decreased by the Interest Reserve Amount, if any (and the fraction described in clause (B) of the preceding paragraph shall be adjusted accordingly), with respect to the related Pooled Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) transferred, in accordance with Section 3.04(c), from the Collection Account to the Interest Reserve Account on the Master Servicer Remittance Date that occurs immediately following the end of such Interest Accrual Period; and provided, further, that, if the subject Interest Accrual Period begins during February of 2003 or February of any year thereafter, then the amount calculated with respect to any particular REMIC I Regular

Interest pursuant to either clause (1) or clause (2) of this definition for such Interest Accrual Period without regard to this proviso shall be increased by the Interest Reserve Amount(s), if any (and the fraction described in clause (B) of the preceding paragraph shall be adjusted accordingly), with respect to the related Pooled Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) transferred, in accordance with Section 3.05(c), from the Interest Reserve Account to the Collection Account on the Master Servicer Remittance Date that occurs immediately following the end of such Interest Accrual Period.

         (g) Each REMIC I Regular Interest shall bear interest during each Interest Accrual Period, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, such interest shall accrue at the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of interest accrued with respect to each REMIC I Regular Interest during the Interest Accrual Period related to each Distribution Date is referred to herein as its "Uncertificated Accrued Interest" for such Distribution Date. The portion of the Uncertificated Accrued Interest with respect to any REMIC I Regular Interest for any Interest Accrual Period that shall be distributable to REMIC II, as the holder of such REMIC I Regular Interest, on the related Distribution Date pursuant to Section 4.01(l), shall be an amount (herein referred to as the "Uncertificated Distributable Interest" with respect to such REMIC I Regular Interest for the related Distribution Date) equal to (i) the Uncertificated Accrued Interest with respect to such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC I Regular Interests on a pro rata basis in accordance with their respective amounts of Uncertificated Accrued Interest for the related Interest Accrual Period. If the entire Uncertificated Distributable Interest with respect to any REMIC I Regular Interest for any Distribution Date is not deemed distributed to REMIC II, as the holder of such REMIC I Regular Interest, on such Distribution Date pursuant to Section 4.01(l), then the unpaid portion of such Uncertificated Distributable Interest shall be distributable with respect to such REMIC I Regular Interest for future Distribution Dates as provided in such
Section 4.01(l).

         (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the Rated Final Distribution Date.

         (i) The REMIC I Residual Interest will not have a principal balance and will not bear interest.

         SECTION 2.13.  Conveyance of the REMIC I Regular Interests;
                        Acceptance of the REMIC I Regular Interests by Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Regular Interest Certificates and the Class R Certificates.

         SECTION 2.14. Creation of REMIC II; Issuance of the REMIC II Regular Interests and the REMIC II Residual Interest; Certain Matters Involving REMIC II.

         (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

         (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.13 and in exchange therefor, the REMIC II Regular Interests and the REMIC II Residual Interest shall be issued. There shall be twenty-eight (28) separate REMIC II Regular Interests. Neither the REMIC II Residual Interest nor any of the REMIC II Regular Interests shall be certificated. The REMIC II Regular Interests and the REMIC II Residual Interest shall collectively constitute the entire beneficial ownership of REMIC II.

         (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC II Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

         (d) The REMIC II Regular Interests will have the alphabetic or alphanumeric designations indicated in the table set forth in the Preliminary Statement under the caption "REMIC II".

         (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth opposite such REMIC II Regular Interest in the table set forth in the Preliminary Statement under the caption "REMIC II". On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(j) and, further, by any Realized Losses and Additional Trust Fund Expenses deemed allocated to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC III in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

         (f) The per annum rate at which each REMIC II Regular Interest shall accrue interest during each Interest Accrual Period is herein referred to as its "REMIC II Remittance Rate". The REMIC II Remittance Rate with respect to each REMIC II Regular Interest, for any Interest Accrual Period, is the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period. The "Weighted Average REMIC I Remittance Rate" with respect to any Interest Accrual Period is the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the REMIC I Remittance Rates applicable to the respective REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

         (g) Each REMIC II Regular Interest shall bear interest during each Interest Accrual Period, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, such interest shall accrue at the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such

Interest Accrual Period on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of interest accrued with respect to each REMIC II Regular Interest during the Interest Accrual Period related to each Distribution Date is referred to herein as its "Uncertificated Accrued Interest" for such Distribution Date. The portion of the Uncertificated Accrued Interest with respect to any REMIC II Regular Interest for any Interest Accrual Period that shall be distributable to REMIC III, as the holder of such REMIC II Regular Interest, on the related Distribution Date pursuant to Section 4.01(j), shall be an amount (herein referred to as the "Uncertificated Distributable Interest" with respect to such REMIC II Regular Interest for the related Distribution
Date) equal to (i) the Uncertificated Accrued Interest with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC II Regular Interests on a pro rata basis in accordance with their respective amounts of Uncertificated Accrued Interest for the related Interest Accrual Period. If the entire Uncertificated Distributable Interest with respect to any REMIC II Regular Interest for any Distribution Date is not deemed distributed to REMIC III, as the holder of such REMIC II Regular Interest, on such Distribution Date pursuant to Section 4.01(j), then the unpaid portion of such Uncertificated Distributable Interest shall be distributable with respect to such REMIC II Regular Interest for future Distribution Dates as provided in Section such Section 4.01(j).

         (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest shall be the Rated Final Distribution Date.

         (i) The REMIC II Residual Interest shall not have a principal balance and shall not bear interest.

         SECTION 2.15.  Conveyance of the REMIC II Regular Interests;
                        Acceptance of the REMIC II Regular Interests by Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the

REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Regular Interest Certificates and the Class R Certificates.

         SECTION 2.16.  Creation of REMIC III; Issuance of the Regular
                        Interest Certificates, the REMIC III Components and the REMIC III Residual Interest; Certain Matters Involving REMIC III.

         (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of Section 860G(a)(9) of the Code.

         (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.15 and in exchange therefor, the REMIC III Components and the REMIC III Residual Interest shall be issued, and the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Regular Interest Certificates in authorized denominations. There shall be seventeen (17) Classes of Regular Interest Certificates. The Class X-1 Certificates shall collectively represent all of the REMIC III Components whose designations are set forth in the first paragraph under the caption "REMIC III--Designations of the REMIC III Components" in the Preliminary Statement hereto and the Class X-2 Certificates shall collectively represent all of the REMIC III Components whose designations are set forth in the second paragraph under the caption "REMIC III--Designations of the REMIC III Components" in the Preliminary Statement hereto. The REMIC III Residual Interest shall not be certificated. The interests evidenced by the Regular Interest Certificates, together with the REMIC III Residual Interest, shall collectively constitute the entire beneficial ownership of REMIC III.

         (c) The respective REMIC III Components of the Class X-1 Certificates, the respective REMIC III Components of the Class X-2 Certificates and the respective interests evidenced by the various Classes of the Principal Balance Certificates shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC III Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

         (d) The REMIC III Components of the Class X-1 Certificates, the REMIC III Components of the Class X-2 Certificates and the Regular Interest Certificates will have the alphabetic or alphanumeric designations indicated in the Preliminary Statement under the caption "REMIC III".

         (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance. As of the Closing Date, the Class Principal Balance of each Class of Principal Balance Certificates shall equal the amount set forth opposite such Class in the table set forth in the Preliminary Statement under the caption "REMIC III". On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made in respect of such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) and, further, by any Realized Losses and/or Additional Trust Fund Expenses allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions in reimbursement of the Holders of any such Class of Principal Balance Certificates for previously allocated Realized Losses and Additional Trust Fund Expenses shall not constitute distributions of principal and shall not result in any reduction of the Certificate Principal Balances of such Certificates or of the related Class Principal Balance.

         The Interest Only Certificates shall not have principal balances. For purposes of accruing interest, however, each Class of Interest Only Certificates shall have or be deemed to have a Class Notional Amount that is, as of any date of determination, equal to: (i) in the case of the Class X-1 Certificates, the total of the then Uncertificated Notional Amounts of the REMIC III Components of the Class X-1 Certificates; and (ii) in the case of the Class X-2 Certificates,
(A) from the Closing Date through and including the Distribution Date in October 2004, the aggregate of the Component Notional Amounts of all the REMIC III Components of the Class X-2 Certificates; (B) subsequent to the Distribution Date in October 2004 through and including the Distribution Date in October 2005, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-1-3, X2-A-1-4, X2-A-1-5, X2-A-1-6, X2-A-2-1, X2-A-2-2, X2-A-2-3, X2-B,
X2-C, X2-D-1, X2-D-2, X2-E-1, X2-E-2, X2-F-1, X2-F-2, X2-G-1, X2-G-2, X2-H-1,
X2-H-2 and X2-J-2; (C) subsequent to the Distribution Date in October 2005 through and including the Distribution Date in October 2006, the aggregate of the Component Notional Amounts of REMIC III

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Components X2-A-1-4, X2-A-1-5, X2-A-1-6, X2-A-2-1, X2-A-2-3, X2-B, X2-C, X2-D-1,
X2-D-2, X2-E-1, X2-E-2, X2-F-1, X2-F-2, X2-G-1, X2-G-2 and X2-H-2; (D)
subsequent to the Distribution Date in October 2006 through and including the Distribution Date in October 2007, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-1-5, X2-A-1-6, X2-A-2-1, X2-A-2-2,
X2-A-2-3, X2-B, X2-C, X2-D-1, X2-D-2, X2-E-1, X2-E-2, X2-F-1, X2-F-2 and X2-G-2;
(E) subsequent to the Distribution Date in October 2007 through and including the Distribution Date in October 2008, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-1-6, X2-A-2-1, X2-A-2-2, X2-A-2-3, X2-B, X2-C, X2-D-1, X2-D-2, X2-E-1, X2-E-2 and X2-F-2; (F) subsequent to the Distribution Date in October 2008 through and including the Distribution Date in October 2009, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-2-2, X2-A-2-3, X2-B, X2-C, X2-D-1, X2-D-2 and X2-E-2; (G)
subsequent to the Distribution Date in October 2009 through and including the Distribution Date in October 2010, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-2-3, X2-B, X2-C and X2-D-2; and (H) subsequent to the Distribution Date in October 2010, shall equal zero ($0).

         None of the REMIC III Components of the Class X-1 Certificates or the REMIC III Components of the Class X-2 Certificates shall have a principal balance. For purposes of accruing interest, however, each REMIC III Component of the Class X-1 Certificates and each REMIC III Component of the Class X-2 Certificates shall have a Component Notional Amount. The Component Notional Amount of each REMIC III Component of the Class X-1 Certificates is, as of any date of determination, equal to the then current Uncertificated Principal Balance of the REMIC II Regular Interest that is the Corresponding REMIC II Regular Interest for such REMIC III Component. The Component Notional Amount of each REMIC III Component of the Class X-2 Certificates is, as of any date of determination, equal to the then current Uncertificated Principal Balance of the REMIC II Regular Interest that is the Corresponding REMIC II Regular Interest for such REMIC III Component.

         (f) Each Class of Regular Interest Certificates, each REMIC III Component of the Class X-1 Certificates and each REMIC III Component of the Class X-2 Certificates shall have or be deemed to have a Pass-Through Rate. In each case, the "Pass-Through Rate" for any Interest Accrual Period is: (a) with respect to the Class A-1 Certificates, an annual rate equal to 3.97% per annum;
(b) with respect to the Class A-2 Certificates, an annual rate equal to 4.72% per annum; (c) with respect to the Class B Certificates, an annual rate equal to 4.87% per annum; (d) with respect to the Class C Certificates, an annual rate equal to 4.97% per annum; (e) with respect to the Class D Certificates, an annual rate equal to 5.05% per annum; (f) with respect to the Class E Certificates, an annual rate equal to 5.44% per annum; (g) with respect to the Class F Certificates for any Interest Accrual Period, an annual rate equal to 5.49% per annum; (h) with respect to the Class G Certificates, an annual rate equal to 5.83% per annum; (i) with respect to the Class H Certificates, an annual rate equal to 6.00% per annum; (j) with respect to the Class J Certificates, an annual rate equal to 6.00% per annum; (k) with respect to the Class K Certificates, an annual rate equal to 6.00% per annum; (l) with respect to the Class L Certificates, an annual rate equal to 6.00% per annum; (m) with respect to the Class M Certificates, an annual rate equal to 6.00% per annum; (n) with respect to the Class N Certificates, an annual rate equal to 6.00% per annum;
(o) with respect to the Class P Certificates, an annual rate equal to 6.00% per annum; (p) with respect to each REMIC III Component of the Class X-1 Certificates, an annual rate equal to the greater of (I) zero and (II) the excess, if any, of (i) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, over (ii) the Adjusted REMIC II Remittance Rate for such Interest Accrual Period applicable to the REMIC II Regular Interest that is the Corresponding REMIC II Regular Interest for such REMIC III Component; (q) with respect to the Class X-1 Certificates, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the Pass-Through Rates applicable to the respective REMIC III Components of the Class X-1 Certificates for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of such REMIC III Components outstanding immediately prior to the related Distribution Date; (r) with respect to each REMIC III Component of the Class X-2 Certificates, an annual rate equal to the greater of (I) zero and (II) the excess, if any, of (i) the Adjusted REMIC II Remittance Rate for such Interest Accrual Period applicable to the REMIC II Regular Interest that is the Corresponding REMIC II Regular Interest for such REMIC III Component, over (ii) a rate per annum that is the same as the fixed Pass-Through Rate for the Class of Principal Balance Certificates that has a Corresponding REMIC II Regular Interest that is also the sole Corresponding REMIC II Regular Interest for such REMIC III Component of the Class X-2 Certificates; and (s) with respect to the Class X-2 Certificates, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the Pass-Through Rates applicable to the respective REMIC III Components of the Class X-2 Certificates for such Interest Accrual Period that are to be taken into account in such calculation as set forth in the immediately succeeding sentence, weighted on the basis of the respective Component Notional Amounts of such REMIC III Components outstanding immediately prior to the related Distribution Date; provided, however, that for each Interest Accrual Period following the Interest Accrual Period related to the Distribution Date in October 2010, the Pass-Through Rate of the Class X-2 Certificates shall equal 0% per annum. For purposes of clause (s) of the immediately preceding sentence, the Pass-Through Rate of the Class X-2 Certificates: (A) for the initial Interest Accrual Period and each Interest Accrual Period thereafter through and including the Interest Accrual Period related to the Distribution Date in October 2004, shall be calculated taking into account the respective Pass-Through Rates of all the REMIC III Components of the Class X-2 Certificates (that is, REMIC III Components X2-A-1-2, X2-A-1-3, X2-A-1-4, X2-A-1-5, X2-A-1-6, X2-A-2-1, X2-A-2-2,
X2-A-2-3, X2-B, X2-C, X2-D-1, X2-D-2, X2-E-1, X2-E-2, X-2-F-1, X2-F-2, X2-G-1,
X2-G-2, X2-H-1, X2-H-2, X2-J-1, X2-J-2 and X2-K); (B) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in October 2004 through and including the Interest Accrual Period related to the Distribution Date in October 2005, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-1-3, X2-A-1-4, X2-A-1-5, X2-A-1-6, X2-A-2-1, X2-A-2-2, X2-A-2-3, X2-B, X2-C, X2-D-1,
X2-D-2, X2-E-1, X2-E-2, X-2-F-1, X2-F-2, X2-G-1, X2-G-2, X2-H-1, X2-H-2 and
X2-J-2; (C) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in October 2005 through and including the Interest Accrual Period related to the Distribution Date in October 2006, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-1-4, X2-A-1-5, X2-A-1-6, X2-A-2-1, X2-A-2-3, X2-B,
X2-C, X2-D-1, X2-D-2, X2-E-1, X2-E-2, X-2-F-1, X2-F-2, X2-G-1, X2-G-2 and
X2-H-2; (D) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in October 2006 through and including the Interest Accrual Period related to the Distribution Date in October 2007, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-1-5, X2-A-1-6, X2-A-2-1, X2-A-2-2, X2-A-2-3, X2-B,
X2-C, X2-D-1, X2-D-2, X2-E-1, X2-E-2, X-2-F-1, X2-F-2 and X2-G-2; (E) for each
Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in October 2007 through and including the Interest Accrual Period related to the Distribution Date in October 2008, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-1-6, X2-A-2-1, X2-A-2-2, X2-A-2-3, X2-B, X2-C, X2-D-1, X2-D-2,
X2-E-1, X2-E-2 and X2-F-2; (F) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in October 2008 through and including the Interest Accrual Period related to the Distribution Date in October 2009, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-2-2, X2-A-2-3, X2-B, X2-C, X2-D-1, X2-D-2 and X2-E-2; and (G) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in October 2009 through and including the Interest Accrual Period related to the Distribution Date in October 2010, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-2-3, X2-B, X2-C and X2-D-2.

         The "Adjusted REMIC II Remittance Rate" for each REMIC II Regular Interest for any Interest Accrual Period for purposes of the definition of Pass-Through Rate is: (a) with respect to REMIC II Regular Interest A-1-1, for any Interest Accrual Period, a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-1 Certificates; (b) with respect to REMIC II Regular Interest A-1-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2004, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-1 Certificates and
(B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2004, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-1 Certificates; (c) with respect to REMIC II Regular Interest A-1-3, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2005, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-1 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2005, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-1 Certificates; (d) with respect to REMIC II Regular Interest A-1-4, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2006, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-1 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2006, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-1 Certificates; (e) with respect to REMIC II Regular Interest A-1-5, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2007, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-1 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2007, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-1 Certificates; (f) with respect to REMIC II Regular Interest A-1-6, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2008, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-1 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2008, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-1 Certificates; (g) with respect to REMIC II Regular Interest A-2-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2008, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-2 Certificates and
(B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2008, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-2 Certificates; (h) with respect to REMIC II Regular Interest A-2-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2009, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-2 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2009, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-2 Certificates; (i) with respect to REMIC II Regular Interest A-2-3, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial

Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2010, an annual rate equal to the greater of
(A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-2 Certificates and (B) a rate per annum that is equal to the lesser of
(x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2010, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-2 Certificates; (j) with respect to REMIC II Regular Interest B, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2010, a rate per annum equal to the greater of (A) the rate per annum that is the same as the fixed Pass-Through Rate for the Class B Certificates and
(B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in October 2010, the rate per annum that is the same as the fixed Pass-Through Rate for the Class B Certificates; (k) with respect to REMIC II Regular Interest C,
(i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2010, a rate per annum equal to the greater of (A) the rate per annum that is the same as the fixed Pass-Through Rate for the Class C Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in October 2010, the rate per annum that is the same as the fixed Pass-Through Rate for the Class C Certificates; (l) with respect to REMIC II Regular Interest D-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2009, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class D Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and
(ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2009, a rate per annum that is equal to the fixed Pass-Through Rate for the Class D Certificates; (m) with respect to REMIC II Regular Interest D-2, (i) for any Interest Accrual Period from and including the

Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2010, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class D Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2010, a rate per annum that is equal to the fixed Pass-Through Rate for the Class D Certificates; (n) with respect to REMIC II Regular Interest E-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2008, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class E Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and
(ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2008, a rate per annum that is equal to the fixed Pass-Through Rate for the Class E Certificates; (o) with respect to REMIC II Regular Interest E-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2009, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class E Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2009, a rate per annum that is equal to the fixed Pass-Through Rate for the Class E Certificates; (p) with respect to REMIC II Regular Interest F-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2007, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class F Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and
(ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2007, a rate per annum that is equal to the fixed Pass-Through Rate for the Class F Certificates; (q) with respect to REMIC II Regular Interest F-2, (i) for any Interest Accrual Period from and including the

Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2008, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class F Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2008, a rate per annum that is equal to the fixed Pass-Through Rate for the Class F Certificates; (r) with respect to REMIC II Regular Interest G-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2006, a rate per annum equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class G Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in October 2006, a rate per annum that is equal to the fixed Pass-Through Rate for the Class G Certificates;
(s) with respect to REMIC II Regular Interest G-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2007, a rate per annum equal to the greater of
(A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class G Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in October 2007, a rate per annum that is equal to the fixed Pass-Through Rate for the Class G Certificates; (t) with respect to REMIC II Regular Interest H-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2005, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class H Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2005, a rate per annum that is equal to the fixed Pass-Through Rate for the Class H Certificates; (u) with respect to REMIC II Regular Interest H-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2006, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class H Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2006, a rate per annum that is equal to the fixed Pass-Through Rate for the Class H Certificates; (v) with respect to REMIC II Regular Interest J-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2004, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class J Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2004, a rate per annum that is equal to the fixed Pass-Through Rate for the Class J Certificates; (w) with respect to REMIC II Regular Interest J-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2005, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class J Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and
(ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2005, a rate per annum that is equal to the fixed Pass-Through Rate for the Class J Certificates; (x) with respect to REMIC II Regular Interest K, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in October 2004, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class K Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in October 2004, a rate per annum that is equal to the fixed Pass-Through Rate for the Class K Certificates; and (y) with respect to each of REMIC II Regular Interest L, REMIC II Regular Interest

M, REMIC II Regular Interest N and REMIC II Regular Interest P, for each Interest Accrual Period, a rate per annum that is the same as the fixed Pass-Through Rate for the Class of Principal Balance Certificates for which such REMIC II Regular Interest is the Corresponding REMIC II Regular Interest.

         (g) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Class of Principal Balance Certificates, each REMIC III Component of the Class X-1 Certificates and each REMIC III Component of the Class X-2 Certificates is the Rated Final Distribution Date.

         (h) The REMIC III Residual Interest shall not have a principal balance and shall not bear interest.

         SECTION 2.17. Acceptance of Grantor Trusts; Issuance of the Class V and Class R Certificates.

         (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Post-ARD Additional Interest received on the ARD Mortgage Loans constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust V". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust V and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust V, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust V and initially registered in the name of ARCap CMBS Fund REIT, Inc. The rights of the Holders of the Class V Certificates to receive distributions from the proceeds of Grantor Trust V, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

         (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all right, title and interest of the Depositor in and to the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest to the Trustee for the benefit of the Holders of the Class R Certificates. It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust R". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust R and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class R Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust R, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust R. The rights of the Holders of the Class R Certificates to receive distributions from the proceeds of Grantor Trust R, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND


         SECTION 3.01.  General Provisions.

         (a) Each Master Servicer shall be obligated to service and administer the Mortgage Loans opposite which such Master Servicer's name is set forth on the Pooled Mortgage Loan Schedule. Each of the Master Servicers and the General Special Servicer shall service and administer the Mortgage Loans and any REO Properties (other than RREEF Textron Mortgage Loan Pair and any related REO Properties) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders (as a collective whole) in accordance with any and all applicable laws and the terms of this Agreement, and the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. The applicable Master Servicer and the RREEF Textron Special Servicer shall service and administer the RREEF Textron Mortgage Loan Pair and any related REO Properties for the benefit of the Certificateholders and the RREEF Textron B-Note Holder (as a collective whole) in accordance with any and all applicable laws and the terms of this Agreement, and the RREEF Textron Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. No provision herein contained shall be construed as an express or implied guarantee by any Master Servicer or Special Servicer of the collectability of payments on the Mortgage Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to such Master Servicer or such Special Servicer (including with respect to Master Servicing Fees or the right to be reimbursed for Advances). No provision hereof shall be construed to impose liability on any Master Servicer or Special Servicer for the reason that any recovery to the Certificateholders (or, in the case of the RREEF Textron Mortgage Loan Pair, to the Certificateholders and the RREEF Textron B-Note Holder) in respect of a Mortgage Loan at any time after a determination of present value recovery made by such Master Servicer or Special Servicer hereunder at any time is less than the amount reflected in such determination. Without limiting the foregoing, and subject to Section 3.21, (i) each Master Servicer shall service and administer all Mortgage Loans for which it is the Master Servicer as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans for which it is the Master Servicer, and (ii) each Special Servicer shall service and administer (x) each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred and for which it is the applicable Special

Servicer, and (y) each REO Property for which it is the applicable Special Servicer; provided, however, that the applicable Master Servicer shall continue to (A) make P&I Advances and Servicing Advance required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties for which it is the applicable Master Servicer, (B) collect information and deliver reports to the Certificate Administrator and the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Mortgage Loans) for which it is the applicable Master Servicer, and (C) render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties for which it is the applicable Master Servicer as are specifically provided for herein. In addition, each Master Servicer shall notify the applicable Special Servicer within three Business Days following its receipt of any collections on any Specially Serviced Mortgage Loan, the Special Servicer shall within one Business Day thereafter notify such Master Servicer with instructions on how to apply such collections and such Master Servicer shall apply such collections in accordance with such instructions within one Business Day following such Master Servicer's receipt of such notice.

         (b) Subject to Section 3.01(a) and the terms and provisions of this Agreement, each Master Servicer and each Special Servicer each shall have full power and authority, acting alone or (subject to Section 3.22) through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each Master Servicer (with respect to those Mortgage Loans that it is obligated to service and administer pursuant to this Agreement) and each Special Servicer (with respect to those Specially Serviced Mortgage Loans that it is obligated to service and administer pursuant to this Agreement), in its own name or in the name of the Trustee, is hereby authorized and empowered by the Trustee (in the case of each Pooled Mortgage Loan) or by the Trustee and the RREEF Textron B-Note Holder (in the case of the RREEF Textron Mortgage Loan Pair) to execute and deliver, on behalf of the Certificateholders and the Trustee (in the case of each Pooled Mortgage
Loan) or on behalf of the Certificateholders, the Trustee and the RREEF Textron B-Note Holder (in the case of the RREEF Textron Mortgage Loan Pair) or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance, and all other comparable instruments; and (iii) subject to Sections 3.08, 3.20, 3.24, 3.27 and 3.28, any and all assumptions, modifications, waivers, substitutions, extensions, amendments, consents to transfers of interests in Borrowers, consents to any subordinate financings to be secured by any related Mortgaged Property, consents to any mezzanine financing to be secured by ownership interests in a Borrower, consents to and monitoring of the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties (including agreements and requests by any Borrower with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers), documents exercising any or all of the rights, powers and privileges granted or provided to the holder of the Mortgage Loan under the Mortgage Loan Documents, lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements that may be requested by any Borrower or its tenants, documents granting, modifying or releasing (or joining the Borrower therein) any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties, instrument relating to the custody of any collateral that now secures or hereafter may secure the Mortgage Loan and any other consents. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of either Master Servicer or either Special Servicer, furnish, or cause to be so furnished, to such Master Servicer or such Special Servicer, as the case may be, any limited powers of attorney and other documents (each of which shall be prepared by such Master Servicer or such Special Servicer, as the case may be) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided that the Trustee shall not be held liable for any misuse of any such power of attorney by either Master Servicer or Special Servicer. Without limiting the generality of the foregoing, the Trustee shall execute and deliver to each Master Servicer and each Special Servicer, on or before the Closing Date, a power of attorney substantially in the form attached as Exhibit K hereto. Notwithstanding anything contained herein to the contrary, none of the Master Servicers and the Special Servicers shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating such Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

         (c) The applicable Master Servicer or Special Servicer, as applicable, in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard and applicable law and in accordance with this Agreement.

         (d) The relationship of each of the Master Servicers and the Special Servicers to the Trustee and, unless they are the same Person, one another (whether between a Master Servicer and the other Master Servicer, a Special Servicer and the other Special Servicer or a Master Servicer and a Special Servicer) under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as specifically set forth herein, agent.

         (e) Notwithstanding any provision of this Agreement to the contrary, the RREEF Textron Mortgage Loan Pair shall be serviced and administered under this Agreement only for as long as the RREEF Textron Pooled Mortgage Loan or any related REO Property constitutes an asset of the Trust Fund.

         (f) Nothing contained in this Agreement shall limit the ability of either Master Servicer to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Borrower as though such Master Servicer was not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not be construed to modify the Servicing Standard.

         SECTION 3.02.  Collection of Mortgage Loan Payments.

         (a) The applicable Master Servicer and the applicable Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing Standard; provided that none of the Master Servicers or the Special Servicers shall, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), and a Special Servicer may do so only if (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the applicable Master Servicer may grant case-by-case waivers of Default Charges in connection with a late payment on a Mortgage Loan, provided that, for any waiver thereof under any Mortgage Loan where both (x) any Advance Interest is then outstanding and (y) either (1) the waiver would be the fourth (or more) such waiver for such Mortgage Loan or (2) such Mortgage Loan is 60 days or more delinquent in respect of any Monthly Payment, the Master Servicer shall have obtained the consent of the Special Servicer, which shall have, as and to the extent contemplated by
Section 3.24, obtained the consent of the Controlling Class Representative.

         (b) At least ninety days prior to the maturity date of each Balloon Mortgage Loan, the applicable Master Servicer shall send a notice to the related Borrower of such maturity date (with a copy to be sent to the applicable Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such maturity date.

         SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

         (a) Each Master Servicer shall establish and maintain one or more segregated accounts ("Servicing Accounts"), in which all Escrow Payments received by it with respect to the Mortgage Loans for which it is the applicable Master Servicer, shall be deposited and retained, separate and apart from its own funds. Subject to any terms of the related Mortgage Loan Documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, each Master Servicer may make withdrawals from the Servicing Accounts maintained by it, and may apply Escrow Payments held therein with respect to any Mortgage Loan (together with interest earned thereon), only as follows: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property;
(ii) to reimburse such Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to such Master Servicer); (v) disburse Insurance Proceeds if required to be applied to the repair or restoration of the related Mortgaged Property, (vi) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; (vii) to withdraw amounts deposited in the Servicing Account in error; or
(viii) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. Each Master Servicer shall pay or cause to be paid to the related Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan Documents. If a Master Servicer shall deposit in a Servicing Account maintained by it any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Borrower, and in any event within two Business Days after any such receipt, the applicable Special Servicer shall remit such Escrow Payments to the applicable Master Servicer for deposit in the applicable Servicing Account(s).

         (b) The applicable Master Servicer shall as to each Mortgage Loan (including each Specially Serviced Mortgage Loan): (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment with respect to any Mortgage Loan, the applicable Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan Documents; provided that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the applicable Master Servicer (or, if such Mortgage Loan becomes a Specially Serviced Mortgage Loan, the applicable Special Servicer) shall, subject to and in accordance with the Servicing Standard, use reasonable efforts to enforce the requirement of the related

Mortgage that the related Borrower make payments in respect of such items at the time they first become due.

         (c) In accordance with the Servicing Standard, but subject to Section 3.11(h), the applicable Master Servicer, with respect to each Mortgage Loan for which it is the Master Servicer (including each such Mortgage Loan that is a Specially Serviced Mortgage Loan) shall make a Servicing Advance with respect to each Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and
(iii) premiums on Insurance Policies (including, premiums on any Environmental Insurance Policy), in each instance prior to the applicable penalty or termination date, in each instance if and to the extent that (x) Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, and (y) the related Borrower has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause
(i), the applicable Master Servicer shall not make a Servicing Advance of any such amount if such Master Servicer reasonably anticipates (in accordance with the Servicing Standard) that such amounts will be paid by the related Borrower on or before the applicable penalty date, in which case such Master Servicer shall use its best reasonable efforts consistent with the Servicing Standard to confirm whether such amounts have been paid and, subject to Section 3.11(h), shall make a Servicing Advance of such amounts, if necessary, not later than five Business Days following confirmation by such Master Servicer that such amounts have not been paid by the applicable penalty date. All such Advances shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05(a). No costs incurred by a Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the subject Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided that this sentence shall not be construed to limit the rights of the applicable Master Servicer or Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

         (d) Each Master Servicer shall establish and maintain one or more segregated accounts ("Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the Mortgage Loans as to which it is the applicable Master Servicer, shall be deposited and retained, separate and apart from its own funds. Subject to any terms of the related Mortgage Loan Documents that specify the nature of the account in which Reserve Funds shall be held, each Reserve Account shall be an Eligible Account. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, each Master Servicer may make withdrawals from the Reserve Accounts maintained by it, and may apply Reserve Funds held therein with respect to any Mortgage Loan (together with interest earned thereon), only as follows:
(i) in the case of Reserve Funds that are intended to cover specific costs and expenses, to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended and to refund the related Borrower any sums as may be determined to be overages; (ii) in the case of Reserve Funds intended to cover debt service payments, to apply amounts on deposit therein in respect of principal and interest on such Mortgage Loan; (iii) to reimburse such Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clauses (i) and (ii); (iv) to release such Reserve Funds to the related Borrower if the conditions precedent for such release are satisfied or otherwise apply such Reserve Funds in accordance with the related Mortgage Loan Documents if the conditions precedent for such release are not satisfied; (v) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Reserve Account (or, if and to the extent not payable to the related Borrower, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Reserve Account for each Collection Period) to such Master Servicer); (vi) to withdraw amounts deposited in such Reserve Account in error; or (vii) to clear and terminate the Reserve Account at the termination of this Agreement in accordance with Section 9.01. If the Borrower under any Mortgage Loan delivers a Letter of Credit in lieu of Reserve Funds, then the applicable Master Servicer shall make draws on such Letter of Credit at such times and for such purposes as it would have made withdrawals from a Reserve Account and, to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, in order to convert the amount of such Letter of Credit into Reserve Funds. Promptly after any Reserve Funds are received by the Special Servicer from any Borrower, and in any event within one Business Day of such receipt, the applicable Special Servicer shall remit such Reserve Funds to the applicable Master Servicer for deposit in the applicable Reserve Account(s). Any out-of-pocket expenses, including reasonable attorneys' fees and expenses, incurred by a Master Servicer or Special Servicer to enable such Master Servicer or such Special Servicer, as the case may be, to make any draw under any Letter of Credit shall constitute a

Servicing Advance, and such Master Servicer or such Special Servicer, as the case may be, shall make reasonable efforts to recover such expenses from the related Borrower to the extent the Borrower is required to pay such expenses under the terms of the related Mortgage Loan.

         (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the applicable Master Servicer shall request from the related Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation with respect to environmental matters is required to have been taken or completed pursuant to the terms of a Mortgage Loan, the applicable Master Servicer shall request from the related Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the applicable Master Servicer shall notify the Trustee, the applicable Special Servicer, the Controlling Class Representative and if affected the RREEF Textron B-Note Holder. The applicable Master Servicer shall promptly notify the Trustee, the applicable Special Servicer, the Controlling Class Representative and if affected the RREEF Textron B-Note Holder if such Master Servicer determines that the Borrower under any Mortgage Loan has failed to perform its obligations under such Mortgage Loan in respect of environmental matters.

         (f) Subject to applicable law and the terms of the related Mortgage Loan Documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06.

         (g) With respect to each Mortgage Loan that requires the related Borrower to establish and maintain one or more lock-box, cash management or similar accounts, the applicable Master Servicer shall establish and maintain, in accordance with the Servicing Standard, such account(s) in accordance with the terms of the related Mortgage Loan Documents. No such lock-box account is required to be an Eligible Account, unless the Mortgage Loan Documents otherwise so require. The applicable Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage Loan Documents, any lock-box, cash management or similar agreement and the Servicing Standard.

         SECTION 3.04.  Collection Accounts, Distribution Account,
                        Interest Reserve Account, Excess Liquidation Proceeds Account and RREEF Textron B-Note Account.

         (a) Each of the Master Servicers shall segregate and hold all funds collected and received by it in connection with the Mortgage Loans for which it is the applicable Master Servicer separate and apart from its own funds and general assets. In connection therewith, each Master Servicer shall establish and maintain one or more segregated accounts (collectively, a "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes a Collection Account shall be an Eligible Account. Each Master Servicer shall deposit or cause to be deposited in its Collection Account, within one Business Day of receipt by it (in the case of payments by Borrowers or other collections on the Mortgage Loans as to which it acts as Master Servicer) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of such Master Servicer subsequent to the Closing Date with respect to the Pooled Mortgage Loans and any REO Properties acquired in respect thereof as to which it is the applicable Master Servicer (other than in respect of scheduled payments of principal and interest due and payable on such Mortgage Loans on or before their respective Due Dates in October 2002 (or, in the case of a Replacement Pooled Mortgage Loan, on or before the related date of substitution), which payments shall be delivered promptly to the related Pooled Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

         (i) all payments (from whatever source) on account of principal of such Pooled Mortgage Loans, including Principal Prepayments;

         (ii) all payments (from whatever source) on account of interest on such Pooled Mortgage Loans, including Default Interest and Post-ARD Additional Interest;

         (iii) all Prepayment Premiums, Yield Maintenance Charges and/or late payment charges received with respect to such Pooled Mortgage Loans;

         (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to such Pooled Mortgage Loans and/or, insofar as such payments and/or proceeds represent amounts allocable to reimburse Servicing Advances or pay Liquidation Expenses and/or other servicing expenses, in respect of the entire RREEF Textron Mortgage Loan Pair;

         (v) any amounts required to be deposited by such Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Collection Account;

         (vi) any amounts relating to such Pooled Mortgage Loans and/or REO Properties required to be deposited by such Master Servicer or such Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

         (vii) any amounts relating to such REO Properties required to be transferred from any REO Account pursuant to Section 3.16(c); and

         (viii) insofar as they do not constitute Escrow Payments or Reserve Funds, any amounts relating to such Pooled Mortgage Loans paid by a Borrower specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Borrower.

         Notwithstanding the foregoing requirements, the applicable Master Servicer need not deposit into its Collection Account any amount that such Master Servicer would be authorized to withdrawal immediately from such Collection Account in accordance with the terms of Section 3.05 and shall be entitled to instead pay such amount directly to the Person(s) entitled thereto).

         The foregoing requirements for deposit in a Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Borrowers in the nature of Escrow Payments, assumption fees, assumption application fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from Borrowers that constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, need not be deposited by either Master Servicer in its Collection Account. Each Master Servicer shall promptly within one Business Day deliver to the applicable Special Servicer any of the foregoing items received by it with respect to any Pooled Mortgage Loan, if and to the extent that such items constitute Additional Special Servicing

Compensation payable to the applicable Special Servicer. If either Master Servicer shall deposit in its Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding.

         Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) of the first paragraph of this Section 3.04(a) with respect to any Pooled Mortgage Loan, the applicable Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the applicable Master Servicer for deposit into such Master Servicer's Collection Account, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the applicable Special Servicer, each Special Servicer shall endorse such check to the order of the applicable Master Servicer (in its capacity as such), without recourse, representation or warranty, unless each Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the applicable Special Servicer with respect to an REO Property shall be deposited by such Special Servicer into its REO Account and remitted to the applicable Master Servicer for deposit into such Master Servicer's Collection Account pursuant to Section 3.16(c).

         (b) The Certificate Administrator shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held on behalf and in the name of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Certificate Administrator shall, as a bookkeeping matter, establish and maintain two sub-accounts of the Distribution Account (i) one of which sub-accounts (such sub-account, the "REMIC Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Regular Interest Certificates and the Class R Certificates, and (ii) one of which sub-accounts (such sub-account, the "Class V Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class V Certificates. Not later than 1:00 p.m. (New York City time) on each Master Servicer Remittance Date, each Master Servicer shall deliver to the Certificate Administrator, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount with respect to such Master Servicer for such Master Servicer Remittance Date. Immediately upon deposit of a Master Servicer Remittance Amount into the Distribution Account, any portion thereof that represents any Post-ARD Additional Interest related to the ARD Mortgage Loans shall be deemed to have been deposited into the Class V Sub-Account, and the remaining portion thereof shall be deemed to have been deposited into the REMIC Sub-Account. In addition, each Master Servicer shall, as and when required hereunder, deliver to the Certificate Administrator for deposit in the Distribution Account any P&I Advances and Compensating Interest Payments required to be made by such Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Certificate Administrator for deposit in the Distribution Account. The Certificate Administrator shall, upon receipt, deposit in the Distribution Account any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee or the Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to
Section 3.05(c), the Certificate Administrator shall transfer Interest Reserve Amounts in respect of the Interest Reserve Loans from the Interest Reserve Account to the Distribution Account. Furthermore, as and when required pursuant to Section 3.05(d), the Certificate Administrator shall transfer monies from the Excess Liquidation Proceeds Account to the Distribution Account. The Certificate Administrator shall also deposit in the Distribution Account any amounts required to be deposited by the Certificate Administrator pursuant to Section
3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account. If the Certificate Administrator shall deposit in the Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.

         (c) The Certificate Administrator shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held on behalf and in the name of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2003, prior to any distributions being made with respect to the Certificates on such Distribution Date, the Certificate Administrator shall, with respect to each Interest Reserve Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date. The Certificate Administrator shall also deposit in the Interest Reserve Account any amounts required to be deposited by the Certificate Administrator pursuant to Section
3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account.

         (d) If any Excess Liquidation Proceeds are received, the Certificate Administrator shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held on behalf and in the name of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, each Master Servicer shall withdraw from its Collection Account and remit to the Certificate Administrator for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date. The Certificate Administrator shall also deposit in the Excess Liquidation Proceeds Account any amounts required to be deposited by the Certificate Administrator pursuant to
Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess Liquidation Proceeds Account.

         (e) The applicable Master Servicer shall segregate and hold all funds collected and received by it in connection with the RREEF Textron B-Note Mortgage Loan separate and apart from its own funds and general assets. In connection therewith, such Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "RREEF Textron B-Note Account"), in which the funds described below are to be deposited and held on behalf of the RREEF Textron B-Note Holder. Each account that constitutes the RREEF Textron B-Note Account shall be an Eligible Account. The applicable Master Servicer shall deposit or cause to be deposited in the RREEF Textron B-Note Account, within one Business Day of receipt by it (in the case of payments by the related Borrower or other collections on the RREEF Textron B-Note Mortgage Loan) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of such Master Servicer in respect of the RREEF Textron B-Note Mortgage Loan subsequent to the Closing Date:

         (i) all payments (from whatever source) on account of principal of the RREEF Textron B-Note Mortgage Loan, including Principal Prepayments;

         (ii) all payments (from whatever source) on account of interest on the RREEF Textron B-Note Mortgage Loan, including Default Interest;

         (iii) all Prepayment Premiums and Yield Maintenance Charges received in respect of the RREEF Textron B-Note Mortgage Loan;

         (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of, and allocable as interest (including Default Interest) on, principal of or Prepayment Premiums and Yield Maintenance Charges with respect to, the RREEF Textron B-Note Mortgage Loan;

         (v) any amounts required to be deposited by the applicable Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the RREEF Textron B-Note Account;

         (vi) any amounts required to be deposited by the applicable Master Servicer or the RREEF Textron Special Servicer pursuant to Section 3.07(b) in connection with losses on the RREEF Textron B-Note Mortgage Loan resulting from a deductible clause in a blanket or master force placed hazard insurance policy; and

         (vii) any amounts required to be transferred to the RREEF Textron B-Note Account from any REO Account pursuant to Section 3.16(c).

         Notwithstanding the foregoing requirements, the applicable Master Servicer need not deposit into the RREEF Textron B-Note Account any amount that such Master Servicer would be authorized to withdrawal immediately from such Collection Account in accordance with the terms of Section 3.05 and shall be entitled to instead pay such amount directly to the Person(s) entitled thereto).

         The foregoing requirements for deposit in the RREEF Textron B-Note Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from the RREEF Textron Borrower in the nature of Escrow Payments, assumption fees, assumption application fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from the Borrower under the RREEF Textron Mortgage Loan Pair that constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, need not be deposited by the applicable Master Servicer in the RREEF Textron B-Note Account. The applicable Master Servicer shall promptly deliver to the RREEF Textron Special Servicer any of the foregoing items received by it with respect to the RREEF Textron B-Note Mortgage Loan, if and to the extent that such items constitute Additional Special Servicing Compensation with respect to the RREEF Textron B-Note Mortgage Loan. If the applicable Master Servicer shall deposit in the RREEF Textron B-

Note Account any amount not required to be deposited therein, it may at any time withdraw such amount from the RREEF Textron B-Note Account, any provision herein to the contrary notwithstanding.

         Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) of the first paragraph of this Section 3.04(e), the RREEF Textron Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the applicable Master Servicer for deposit into the RREEF Textron B-Note Account, unless the RREEF Textron Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the RREEF Textron Special Servicer, the RREEF Textron Special Servicer shall endorse such check to the order of the applicable Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the RREEF Textron Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the RREEF Textron Special Servicer with respect to an REO Property relating to the RREEF Textron Mortgage Loan Pair shall be deposited by the RREEF Textron Special Servicer into its REO Account and remitted to the applicable Master Servicer for deposit into the RREEF Textron B-Note Account pursuant to Section 3.16(c).

         (f) Funds in a Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and/or the RREEF Textron B-Note Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Each Master Servicer shall give notice to the other parties hereto of the location of its Collection Account as of the Closing Date and of the new location of its Collection Account prior to any change thereof. The applicable Master Servicer shall give notice to the other parties hereto of the location of the RREEF Textron B-Note Account as of the Closing Date and of the new location of the RREEF Textron B-Note Account prior to any change thereof. The Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account shall each be established at the corporate trust headquarters of the Certificate Administrator as of the Closing Date, and the Certificate Administrator shall give notice to the other parties hereto of the new location of each of the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account prior to any change thereof.

         SECTION 3.05.  Permitted Withdrawals From the Collection
                        Accounts, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

         (a) Each Master Servicer may, from time to time, make withdrawals from its Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

         (i) to remit to the Certificate Administrator for deposit in the Distribution Account (A) the Master Servicer Remittance Amount with respect to such Master Servicer for each Master Servicer Remittance Date and (B) any amounts that may be applied by such Master Servicer to make P&I Advances pursuant to Section 4.03(a);

         (ii) to reimburse the Fiscal Agent, the Trustee or itself, as applicable, in that order, for unreimbursed P&I Advances made by such Person (in each case, with its own funds) with respect to those Pooled Mortgage Loans as to which such Master Servicer is the applicable Master Servicer and/or any successor REO Pooled Mortgage Loans in respect thereof, such Master Servicer's, the Trustee's and the Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than a Nonrecoverable P&I Advance, which is reimbursable pursuant to clause (vi) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Pooled Mortgage Loan or REO Pooled Mortgage Loan as to which such P&I Advance was made (net of related Master Servicing
     Fees);

         (iii) to pay itself earned and unpaid Master Servicing Fees with respect to those Pooled Mortgage Loans as to which it is the applicable Master Servicer and/or any REO Pooled Mortgage Loans in respect thereof, such Master Servicer's right to payment pursuant to this clause (iii) with respect to any such Pooled Mortgage Loan or REO Pooled Mortgage Loan being limited to amounts that are allocable as interest thereon;

         (iv) to pay the applicable Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Special Servicing Fees, Workout Fees and Liquidation Fees to which it is entitled in respect of each Specially Serviced Mortgage Loan, Corrected Loan and/or REO Mortgage Loan pursuant to, and from the sources contemplated by, Section 3.11(c), but only if and to the extent that such Special Servicing Fees, Workout Fees and Liquidation Fees relate to Pooled Mortgage Loans and/or related REO Properties as to which such Master Servicer is the applicable Master Servicer;

         (v) to reimburse the Fiscal Agent, the Trustee, the applicable Special Servicer or itself, as applicable, in that order, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds) with respect to those Pooled Mortgage Loans and related REO Properties as to which such Master Servicer is the applicable Master Servicer, such Master Servicer's, the Special Servicer's, the Trustee's and the Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (v) with respect to any Servicing Advance (other than a Nonrecoverable Servicing Advance, which is reimbursable pursuant to clause
     (vi) below) being limited to (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or related REO Property as to which such Servicing Advance was made;

         (vi) (A) to reimburse the Fiscal Agent, the Trustee, the applicable Special Servicer, or itself, as applicable, in that order, out of such general collections on the Pooled Mortgage Loans and any related REO Properties as are then on deposit in such Collection Account, for any unreimbursed Nonrecoverable Advances made thereby with respect to any of the Pooled Mortgage Loans and/or related REO Properties as to which such Master Servicer is the applicable Master Servicer and (B) if such Master Servicer shall have received from the other Master Servicer (which shall deliver a copy thereof to the Controlling Class Representative) an Officer's Certificate (1) either (x) setting forth that such other Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable, is entitled to reimbursement for any Nonrecoverable Advance made with respect to any of the Mortgage Loans and/or REO Properties as to which such other Master Servicer is the applicable Master Servicer (and setting forth the nature and amount of such unreimbursed Nonrecoverable Advance and the party entitled to reimbursement therefor) or (y) forwarding a copy of any Officer's Certificate or other information provided by the Fiscal Agent, the Trustee or the applicable Special Servicer, as the case may be, that sets forth that such Person is entitled to such reimbursement (and the nature and amount of such unreimbursed Nonrecoverable Advance and the party entitled to reimbursement therefor) and (2) setting forth that such other Master Servicer does not then have on deposit in its Collection Account funds sufficient for such reimbursement, then to reimburse the Fiscal Agent, the Trustee, such Special Servicer or the other Master Servicer, as applicable, out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in the subject Master Servicer's Collection Account, for such unreimbursed Nonrecoverable Advance made with respect to any of the Pooled Mortgage Loans and/or related REO Properties as to which such other Master Servicer is the applicable Master Servicer;

         (vii) to pay the Fiscal Agent, the Trustee, the applicable Special Servicer or itself, as applicable, in that order, any unpaid Advance Interest accrued on Advances made by such Person with respect to Pooled Mortgage Loans and/or REO Properties as to which such Master Servicer is the applicable Master Servicer, such payment to be made, as and to the extent contemplated by Section 3.26, out of Default Charges collected on the Pooled Mortgage Loans or REO Pooled Mortgage Loans as to which the subject Advance was made;

         (viii) to the extent that, during any Collection Period, such Master Servicer has reimbursed or is reimbursing the Fiscal Agent, the Trustee, the applicable Special Servicer or itself, as applicable, for any unreimbursed Advance with respect to any Mortgage Loan or REO Property as to which such Master Servicer is the applicable Master Servicer (regardless of whether such reimbursement is pursuant to clause (ii), (v) or (vi) above or pursuant to Section 3.03(c) or Section 3.03(d)), and insofar as payment has not already been made out of related Default Charges, and the related Default Charges then on deposit in such Collection Account and available therefor are not sufficient to make such payment, pursuant to clause (vii) above, to pay the Fiscal Agent, the Trustee, the applicable Special Servicer or itself, as applicable, in that order, first out of the remaining Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, from the Mortgage Loan to which the Advance relates, then out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in such Collection Account, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

         (ix) to pay (A) any outstanding expenses that were incurred by the applicable Special Servicer in connection with its inspecting, pursuant to
     Section 3.12(a), any Mortgaged Property securing a Pooled Mortgage Loan that is a Specially Serviced Mortgage Loan or any REO Property related to a Pooled Mortgage Loan as to which such Master Servicer is the applicable Master Servicer or (B) any other outstanding expenses incurred on behalf of the Trust with respect to any Pooled Mortgage Loan or related REO Property as to which such Master Servicer is the applicable Master Servicer (other than Advance Interest that is paid pursuant to clause (vii) above, and other than Special Servicing Fees, Workout Fees and Liquidation Fees, which are covered by clause (iv) above) that will likely otherwise become Additional Trust Fund Expenses, such payment to be made from Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgage Loan or REO Mortgage Loan;

         (x) to pay itself any items of Additional Master Servicing Compensation, and to pay the applicable Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in such Collection Account from time to time;

         (xi) to pay any unpaid Liquidation Expenses incurred with respect to any Pooled Mortgage Loan or related REO Property as to which such Master Servicer is the applicable Master Servicer, such payments to be made, first, out of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received with respect to such Pooled Mortgage Loan or related REO Property, as the case may be, and then, out of such general collections on other Pooled Mortgage Loans and related REO Properties as are then on deposit in such Collection Account;

         (xii) to pay, in accordance with Section 3.11(i), out of such general collections on the Mortgage Loans and any related REO Properties as are then on deposit in such Collection Account, servicing expenses related to the Mortgage Loans and related REO Properties as to which such Master Servicer is the applicable Master Servicer, which expenses would, if advanced, constitute Nonrecoverable Servicing Advances;

         (xiii) to pay, first out of related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, and then, out of such general collections on the Pooled Mortgage Loans and any related REO Properties as are then on deposit in such Collection Account, costs and expenses incurred by the Trust pursuant to Section 3.09(c) with respect to any Mortgage Loan or REO Property as to which such Master Servicer is the applicable Master Servicer (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing

     Advance) (provided that payment pursuant to this clause (xiii) with respect to any cost or expense relating to the RREEF Textron Mortgage Loan Pair or any related REO Property shall be limited to amounts on deposit in the applicable Collection Account specifically allocable to such payment in accordance with Section 3 or Section 4, as applicable, of the RREEF Textron Co-Lender Agreement);

         (xiv) to pay itself, the applicable Special Servicer, the Depositor, the Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, first out of related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, and then, out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in such Collection Account, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b), Section 8.05(b) or Section 8.13, as applicable, but only if and to the extent that such amounts relate to Mortgage Loans and/or REO Properties as to which such Master Servicer is the applicable Master Servicer (provided that payment pursuant to this clause (xiv) with respect to any cost or expense relating to the RREEF Textron Mortgage Loan Pair or any related REO Property shall be limited to amounts on deposit in the applicable Collection Account specifically allocable to such payment in accordance with Section 3 or Section 4, as applicable, of the RREEF Textron Co-Lender Agreement);

         (xv) to pay, first out of related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, and then, out of such general collections on the Pooled Mortgage Loans and any related REO Properties then on deposit in such Collection Account, (A) any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to the applicable Special Servicer with respect to any REO Property as to which such Master Servicer is the applicable Master Servicer, and (B) to the extent not otherwise advanced by such Master Servicer, any fees and/or expenses payable or reimbursable, as the case may be, in accordance with Section 3.18(c), to the applicable Master Servicer or the Trustee or an Independent third party for confirming, in accordance with such Section 3.18(c), a Fair Value determination made with respect to any Specially Designated Defaulted Pooled Mortgage Loan as to which such Master Servicer is the applicable Master Servicer;

         (xvi) to pay itself, the applicable Special Servicer, the Certificate Administrator, the Trustee, the Fiscal Agent or the Depositor, as the case may be, any amount related to the Pooled Mortgage Loans and/or related REO Properties as to which such Master Servicer is the applicable Master Servicer, that is specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement and to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xvi) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

         (xvii) to pay itself, the applicable Special Servicer, any Pooled Mortgage Loan Seller, a Controlling Class Certificateholder, the RREEF Textron B-Note Holder or any other particular Person, as the case may be, with respect to any Pooled Mortgage Loan as to which such Master Servicer is the applicable Master Servicer and that was previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Pooled Mortgage Loan subsequent to the date of purchase or other removal;

         (xviii) to pay to the applicable Pooled Mortgage Loan Seller any amounts that represent Monthly Payments due on the respective Pooled Mortgage Loans on or before the Cut-off Date or, in the case of a Replacement Pooled Mortgage Loan, on or before the date on which such Replacement Pooled Mortgage Loan was added to the Trust Fund;

         (xix) to transfer any Excess Liquidation Proceeds on deposit in such Collection Account to the Excess Liquidation Proceeds Account in accordance with Section 3.04(d); and

         (xx) to clear and terminate such Collection Account at the termination of this Agreement pursuant to Section 9.01.

         In addition but subject to the two succeeding paragraphs, if at any time a Master Servicer is entitled to make a payment, reimbursement or remittance from its Collection Account, the payment, reimbursement or remittance can be made from any funds on deposit in such Collection Account and the amounts on deposit in such Collection Account (after withdrawing any portion of such amounts deposited in such Collection Account in error) are insufficient to satisfy such payment, reimbursement or remittance and the amount on deposit in the other Master Servicer's Collection Account (after withdrawing any portion of such amounts deposited in such Collection Account in error) is sufficient to make such payment, reimbursement or remittance, then such other Master Servicer shall withdraw funds from its Collection Account and make such payment, reimbursement or remittance within three (3) Business Days following a written request therefrom from the first Master Servicer, which request is accompanied by an Officer's Certificate (1) either (x) setting forth that such other Master Servicer, the applicable Special Servicer, the Trustee, the Fiscal Agent, the Certificate Administrator or another particular Person, as applicable, is entitled to such payment, reimbursement or remittance (and setting forth the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) or (y) forwarding a copy of any Officer's Certificate or other information provided by the applicable Special Servicer, the Trustee, the Fiscal Agent, the Certificate Administrator or another particular Person, as the case may be, that sets forth that such Person is entitled to such payment, reimbursement or remittance (and the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) and
(2) setting forth that such other Master Servicer does not then have on deposit in its Collection Account funds sufficient for such reimbursement.

         If amounts on deposit in either Collection Account at any particular time (after withdrawing any portion of such amounts deposited in such Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xvii) of the second preceding paragraph above, then the corresponding withdrawals from such Collection Account shall be made in the following priority and subject to the following rules: (x) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (y) if the payment, reimbursement or remittance can be made from any funds on deposit in such Collection Account, then (following any withdrawals made from such Collection Account in accordance with the immediately preceding clause (x) above) such payment, reimbursement or remittance shall be made from the general funds remaining on deposit in such Collection Account on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of a Collection Account pursuant to any of clauses (ii), (v) and
(vi) above, and any payments of interest thereon out of a

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Collection Account pursuant to either of clauses (vii) and (viii) above, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Fiscal Agent; second, to the Trustee; and third, pro rata, to the applicable Master Servicer and the applicable Special Servicer.

         Each Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from its Collection Account pursuant to any of clauses (ii) through (xviii) above.

         Each Master Servicer shall pay to the applicable Special Servicer from such Master Servicer's Collection Account on each Master Servicer Remittance Date amounts permitted to be paid to the applicable Special Servicer therefrom based upon an Officer's Certificate received from such Special Servicer on the first Business Day following the immediately preceding Determination Date, describing the item and amount to which such Special Servicer is entitled. Each Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. Each Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property as to which it is the applicable Special Servicer, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from a Collection Account.

         (b) The Certificate Administrator shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

         (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

         (ii) to transfer Interest Reserve Amounts in respect of the Interest Reserve Loans to the Interest Reserve Account as and when required by
     Section 3.04(c);

         (iii) to pay itself, either Master Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03,
     Section 7.01(b), Section 8.05 or Section 8.13, as applicable, if and to the extent such amounts are not payable out of a Collection Account pursuant to
     Section 3.05;

         (iv) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

         (v) to pay for the cost of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or Section 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

         (vi) to pay for the cost of recording this Agreement pursuant to
     Section 11.02(a); and

         (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

         (c) On the Master Servicer Remittance Date in March of each year (commencing in March 2003), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Certificate Administrator shall withdraw from the Interest Reserve Account and deposit in the Distribution Account all Interest Reserve Amounts in respect of the Interest Reserve Loans then on deposit in the Interest Reserve Account. In addition, the Certificate Administrator shall, from time to time, make withdrawals from the Interest Reserve Account to pay itself interest or other income earned on deposits in the Interest Reserve Account, in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Interest Reserve Account for each Collection Period).

         (d) On the Business Day prior to each Distribution Date, the Certificate Administrator shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Certificate Administrator shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account. In addition, the Certificate Administrator shall, from time to time, make withdrawals from the Excess Liquidation Proceeds Account to pay itself interest or other income earned on deposits in the Excess Liquidation Proceeds Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Excess Liquidation Proceeds Account for each Collection Period).

         (e) The Certificate Administrator, the Trustee, the Fiscal Agent, the Depositor, each Master Servicer and the Special Servicer, as applicable, shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection Accounts and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in such Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

         (f) The applicable Master Servicer may, from time to time, make withdrawals from the RREEF Textron B-Note Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

         (i) to remit to the RREEF Textron B-Note Holder the amounts to which the RREEF Textron B-Note Holder is entitled in accordance with the last paragraph of this Section 3.05(f) on the next Business Day following the deposit of such amounts into the RREEF Textron B-Note Account;

         (ii) to pay to itself earned and unpaid Master Servicing Fees in respect of the RREEF Textron B-Note Mortgage Loan or any successor REO Mortgage Loan;

         (iii) to pay to the RREEF Textron Special Servicer earned and unpaid Special Servicing Fees in respect of the RREEF Textron Mortgage Loan Pair or any successor REO Mortgage Loans;

         (iv) to pay the RREEF Textron Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and

     Liquidation Fees to which it is entitled with respect to the RREEF Textron B-Note Mortgage Loan or any successor REO Mortgage Loan pursuant to, and from the sources contemplated by, the second and third paragraphs of
     Section 3.11(c);

         (v) to pay the RREEF Textron Special Servicer (or, if applicable, any predecessor thereto) any earned and unpaid Workout Fees and Liquidation Fees to which it is entitled with respect to the RREEF Textron Pooled Mortgage Loan or any successor REO Mortgage Loan, but which is payable out of amounts collected on or with respect to the RREEF Textron B-Note Mortgage Loan or any successor REO Mortgage Loan, pursuant to the second and third paragraphs of Section 3.11(c);

         (vi) to reimburse itself, the RREEF Textron Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds) with respect to the RREEF Textron Mortgage Loan Pair or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

         (vii) to pay itself, the RREEF Textron Special Servicer, the Trustee or the Fiscal Agent, as applicable, any Advance Interest then due and owing to such Person with respect to any Servicing Advance made by such Person (out of its own funds) with respect to the RREEF Textron Mortgage Loan Pair or any related REO Property;

         (viii) to pay itself any items of Additional Master Servicing Compensation, and to pay to the RREEF Textron Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in the RREEF Textron B-Note Account from time to time;

         (ix) to pay any unpaid Liquidation Expenses incurred with respect to the RREEF Textron Mortgage Loan Pair or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

         (x) to pay, in accordance with Section 3.11(i), certain servicing expenses with respect to the RREEF Textron Mortgage Loan Pair or any related REO Property, which expenses would, if advanced, constitute Nonrecoverable Servicing Advances (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

         (xi) to pay any costs and expenses incurred pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance) with respect to the RREEF Textron Mortgage Loan Pair or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

         (xii) to pay itself, either Special Servicer, the Depositor, the Trustee, the Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b),
     Section 8.05(b), or Section 8.13, as applicable, in connection with the RREEF Textron Mortgage Loan Pair or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

         (xiii) to pay to the Master Servicer, the RREEF Textron Special Servicer, the Trustee, the Fiscal Agent or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the RREEF Textron B-Note Holder under any provision of this Agreement to which reference is not made in any other clause of this
     Section 3.05(f), it being acknowledged that this clause (xiii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

         (xiv) to clear and terminate the RREEF Textron B-Note Account at the termination of this Agreement pursuant to Section 9.01.

         If amounts on deposit in the RREEF Textron B-Note Account at any particular time (after withdrawing any portion of such amounts deposited in the RREEF Textron B-Note Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xiii) above, then, subject to the provisions of the REEF Co-Lender Agreement, any such payment, reimbursement or remittance shall be made from the funds on deposit in the RREEF Textron B-Note Account on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such funds; provided that any reimbursements of Servicing Advances out of the RREEF Textron B-Note Account, and any payments of interest thereon out of the RREEF Textron B-Note Account, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the

Fiscal Agent; second, to the Trustee; and third, pro rata, to the applicable Master Servicer and RREEF Textron Special Servicer.

         The applicable Master Servicer shall pay to the RREEF Textron Special Servicer from the RREEF Textron B-Note Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of such Special Servicer describing the item and amount to which such Special Servicer is entitled. The applicable Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.

         The Trustee, the Fiscal Agent, the Depositor, the Master Servicer and the Special Servicers shall in all cases have a right prior to the RREEF Textron B-Note Holder to any particular funds on deposit in the RREEF Textron B-Note Account from time to time for the reimbursement or payment of compensation, Servicing Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Servicing Advances (with interest) and expenses are to be reimbursed or paid from such funds on deposit in the RREEF Textron B-Note Account pursuant to the express terms of this Agreement.

         The applicable Master Servicer shall withdraw from the RREEF Textron B-Note Account and pay to the RREEF Textron B-Note Holder (in accordance with the RREEF Textron B-Note Holder's written instructions) all amounts received on or with respect to the RREEF Textron B-Note Mortgage Loan or any successor REO Mortgage Loan that are deposited into the RREEF Textron B-Note Account (exclusive of any portion of those amounts which the applicable Master Servicer has actual knowledge are then payable or reimbursable to any Person pursuant to any of clauses (ii) through (xiii) of the first paragraph of this Section 3.05(f)) on the next Business Day following the deposit thereof into the RREEF Textron B-Note Account, to the extent such amounts represent collections of Monthly Payments received from the Borrower in the absence of a Borrower default and, otherwise, on the Master Servicer Remittance Date immediately following the Collection Period in which such amounts were deposited into the RREEF Textron B-Note Account.

         SECTION 3.06.  Investment of Funds in the Accounts.

         (a) Each Master Servicer may direct (pursuant to a standing order or otherwise) any depositary institution (including the Certificate Administrator) maintaining its Collection Account, the RREEF Textron B-Note Account (if applicable to such Master Servicer) and any Servicing Account or

Reserve Account maintained by it, and the applicable Special Servicer may direct (pursuant to a standing order or otherwise) any depositary institution (including the Certificate Administrator) maintaining its REO Account, to invest, or if any of the Master Servicers, the Special Servicers or the Trustee is such depositary institution, such Master Servicer or such Special Servicer may invest itself, the funds held therein in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such Account pursuant to this Agreement or the related Mortgage Loan Documents, as applicable, or with respect to Permitted Investments of funds held in the Distribution Account, no later than 12:00 p.m. on the next succeeding Distribution Date; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan Documents; and provided, further, that the funds in any Account shall remain uninvested unless and until the applicable Master Servicer or the applicable Special Servicer, as appropriate, gives timely investment instructions with respect thereto pursuant to or as contemplated by this Section 3.06. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Account shall be made in the name of the Trustee (in its capacity as such). Each Master Servicer (with respect to Permitted Investments of amounts in its Collection Account, the RREEF Textron B-Note Account (if applicable to such Master Servicer) or any Servicing Account or Reserve Account maintained by it), and the applicable Special Servicer (with respect to Permitted Investments of amounts in its REO Account), acting on behalf of the Trustee, shall (and Trustee hereby designates the applicable Master Servicer or Special Servicer, as the case may be, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by a Master Servicer or a Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Account are at any time invested in a Permitted Investment payable on demand, the party hereunder that maintains such Account (whether it is a Master Servicer or a Special Servicer), shall:

         (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and
              (2) the amount required to be withdrawn on such date; and

         (y) demand payment of all amounts due thereunder promptly upon determination by such Master Servicer or such Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in such Account.

         (b) Whether or not a Master Servicer directs the investment of funds in its Collection Account or (if applicable) the RREEF Textron B-Note Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Account for each Collection Period, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not a Master Servicer directs the investment of funds in any Servicing Account or Reserve Account maintained by it, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Account for each Collection Period, and subject to the requirements of applicable law or the terms of the related Mortgage Loan regarding the payment of such interest and investment income to the related Borrower, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to withdrawal from time to time in accordance with Section
3.03. Whether or not a Special Servicer directs the investment of funds in its REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of such Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Account, the party hereunder that maintains such Account (whether it is a Master Servicer or a Special Servicer), shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Account for such Collection Period, except (in the case of any such loss with respect to a Servicing Account or Reserve Account) to the extent the loss amounts were invested for the benefit of a Borrower under the terms of a Mortgage Loan or applicable law.

         (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due (or in any other performance required) under any Permitted Investment of funds on deposit in any Investment Account, and if a Master Servicer or Special Servicer, as the case may be, that maintains such Investment Account is in default of its obligations under or contemplated by Section 3.06(b), the Trustee may (and, subject to Section 8.02, upon the request of (i) Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of Regular Interest Certificates or
(ii) the Controlling Class Representative, the Trustee shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings. Any costs incurred by the Trustee in taking any such action shall be reimbursed to it by the Master Servicer or Special Servicer, as the case may be, that maintains such Account. This provision is in no way intended to limit any actions that a Master Servicer or Special Servicer may take in this regard at its own expense.

         (d) Amounts on deposit in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account may be invested at the direction of the Certificate Administrator, for its benefit, in Permitted Investments.

         (e) Notwithstanding the investment of funds held in any Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount, the Master Servicer Remittance Amounts and the monthly amount payable to the RREEF Textron B-Note Holder, the amounts so invested shall be deemed to remain on deposit in such Account.

         SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

         (a) In the case of each Mortgage Loan (but excluding each Specially Serviced Mortgage Loan and any REO Mortgage Loan), the applicable Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Borrower to maintain (including identifying the extent to which a Borrower is maintaining insurance coverage and, if such Borrower does not so maintain, such Master Servicer will itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related Mortgaged Property (x) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or (ii) the outstanding principal balance of such Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (y) all other insurance coverage (including but not limited to coverage for acts of terrorism) as is required or that the lender is entitled to reasonably require, subject to applicable law, under the related Mortgage Loan Documents; provided that all of the following limitations shall apply:

              (A) the applicable Master Servicer shall not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of the related Mortgage Loan and is available at commercially reasonable rates (and if the applicable Master Servicer does not cause the Borrower to maintain or does not itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the applicable Special Servicer shall have the right, but not the duty, to obtain, at the Trust's expense, earthquake or environmental insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at commercially reasonable rates);

              (B) if and to the extent that any Mortgage Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related Borrower is to obtain the requisite insurance coverage, the applicable Master Servicer shall (to the extent consistent with the Servicing Standard) require the related Borrower to obtain the requisite insurance coverage from Qualified Insurers that, in each case, have the Required Claims-Paying Ratings at the time such insurance coverage is obtained;

              (C) the applicable Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to cause any Borrower to maintain the insurance required to be maintained or that the lender is entitled to reasonably require, subject to applicable law, under the related Mortgage Loan Documents;

              (D) except as provided in clause (G) below, in no event shall the applicable Master Servicer be required to cause the Borrower to maintain, or itself obtain, insurance coverage that the applicable Master Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the applicable Master Servicer, which shall be entitled to rely, at its own expense, on insurance consultants in making such determination) (and provided that any such determinations by the applicable Master Servicer must be made not less frequently (but need not be made more frequently) than annually but in any event shall be made at the approximate date on which the applicable Master Servicer receives notice of the renewal, replacement or cancellation of coverage);

              (E) the reasonable efforts of the applicable Master Servicer to cause a Borrower to maintain insurance shall be conducted in a manner that takes into account the insurance that would then be available to the applicable Master Servicer on a force-placed basis;

              (F) to the extent the applicable Master Servicer itself is required to maintain insurance that the Borrower does not maintain, the applicable Master Servicer shall not be required to maintain insurance other than what is available to such Master Servicer on a force-placed basis (and this will not be construed to modify the other limits set forth in clause (D) above); and

              (G) with respect to any Mortgage Loan whose principal balance (or with respect to a Cross-Collateralized Mortgage Loan or a Mortgage Loan secured by multiple properties, whose allocated loan balance) exceeds $20,000,000, any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents shall be enforced by the applicable Master Servicer in accordance with the Servicing Standard, unless the applicable Special Servicer has consented to a waiver (including a waiver to permit the applicable Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard.

         Notwithstanding the limitation set forth in clause (D) above, the applicable Master Servicer shall, prior to availing itself of any limitation described in that clause with respect to any Mortgage Loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the applicable Special Servicer (and, in connection therewith, the applicable Special Servicer shall be required to comply with any applicable provisions of
Section 3.24, Section 3.27 or Section 3.28). The applicable Master Servicer shall be entitled to rely on the determination of the applicable Special Servicer made in connection with such approval or disapproval. The applicable Special Servicer shall decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within 7 Business Days of the applicable Special Servicer's receipt from the applicable Master Servicer of such Master Servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the applicable Master Servicer in order to make an informed decision, such approval shall be deemed to have been granted.

         The applicable Master Servicer shall notify the applicable Special Servicer, the Trustee and the Controlling Class Representative if the applicable Master Servicer determines that a Borrower has failed to maintain insurance required under (or that such Master Servicer has required pursuant to a provision that entitles the lender to reasonably require insurance under) the Mortgage Loan Documents and such failure materially and adversely affects the Mortgage Loan and/or the interest of the Trust in the related Mortgaged Property or if the Borrower has notified the applicable Master Servicer in writing that the Borrower does not intend to maintain such insurance and the applicable Master Servicer has determined that such failure materially and adversely affects the Mortgage Loan and/or the interest of the Trust in the related Mortgaged Property.

         Subject to Section 3.17(b), with respect to each Specially Serviced Mortgage Loan and REO Property, the applicable Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of Specially Serviced Mortgage Loans, the applicable Special Servicer shall itself maintain, subject to the right of the applicable Special Servicer to (x) direct the applicable Master Servicer to make a Servicing Advance for the costs associated with coverage that the applicable Special Servicer determines to maintain, in which case the applicable Master Servicer shall make such Servicing Advance (subject to Section 3.19(b)), or (y) direct the applicable Master Servicer to cause such coverage to be maintained under the applicable Master Servicer's force-place insurance policy, in which case the applicable Master Servicer shall so cause such coverage to be maintained thereunder to the extent that the identified coverage is available under the applicable Master Servicer's existing force-place policy) with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or at such REO Property or (ii) the outstanding principal balance of the related REO Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months; provided, however, that the applicable Special Servicer shall not be required in any event to maintain or obtain the insurance coverage otherwise described by this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard.

         All such insurance policies maintained as described above shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the applicable Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of a Mortgage Loan), or shall name the Trustee as the insured, with loss payable to the applicable Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of an REO Property). Any amounts collected by a Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account of the applicable Master Servicer, subject to withdrawal pursuant to Section 3.05(a), or the RREEF Textron B-Note Account, subject to withdrawal pursuant to Section 3.05(f), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account of the applicable Special Servicer, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by a Master Servicer or Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of a Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan. Costs to a Master Servicer or Special Servicer of maintaining insurance policies pursuant to this
Section 3.07 shall be paid by and reimbursable to such Master Servicer or such Special Servicer, as the case may be, as a Servicing Advance.

         (b) If (x) a Master Servicer or Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, as to which it is the applicable Master Servicer or the applicable Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (ii) provides protection equivalent to the individual policies otherwise required or (y) a Master Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than "A2" by Moody's and "A" by Fitch and such Master Servicer or such Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, such Master Servicer or such Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable Master Servicer or applicable Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable Collection Account (or, to the extent the loss affects the RREEF Textron B-Note Mortgage Loan, in the RREEF Textron B-Note Account) maintained by the applicable Master Servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). Each of the Master Servicers and the Special Servicers shall prepare and present, on behalf of itself, the Trustee and Certificateholders and, if applicable, the RREEF Textron B-Note Holder, claims under any such blanket or master force-placed policy maintained by it in a timely fashion in accordance with the terms of such policy.

         (c) With respect to each Mortgage Loan (other than any Specially Serviced Mortgage Loan) that is subject to an Environmental Insurance Policy, if the applicable Master Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Master Servicer shall notify the applicable Special Servicer to such effect and such Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. With respect to each Specially Serviced Mortgage Loan and REO Property that is subject to an Environmental Insurance Policy, if the applicable Special Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any claim under an Environmental Insurance Policy described above (whether by the applicable Master Servicer or the applicable Special Servicer) shall be paid by, and reimbursable to, such Master Servicer as a Servicing Advance.

         (d) Each of the Master Servicers and the Special Servicers shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties as to which it is the Special Servicer exist as part of the Trust Fund) keep in force with a Qualified Insurer having the Required Claims-Paying Ratings, a fidelity bond in such form and amount as are consistent with the Servicing Standard. A Master Servicer or Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to such Master Servicer or such Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of a Master Servicer (or its direct or indirect parent company) are rated not lower than "Baa1" by Moody's and "A" by Fitch, such Master Servicer may self-insure with respect to the fidelity bond coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

         Each of the Master Servicers and the Special Servicers shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties as to which it is the Special Servicer exist as part of the Trust Fund) also keep in force with a Qualified Insurer having the Required Claims-Paying Ratings, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as are consistent with the Servicing Standard. A Master Servicer or Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to such Master Servicer or such Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of a Master Servicer (or its direct or indirect parent company) are rated not lower than "Baa1" by Moody's and "A" by Fitch, such Master Servicer may self-insure with respect to the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

         SECTION 3.08.  Enforcement of Alienation Clauses.

         (a) If the provisions of any Mortgage Loan expressly permits the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person upon the satisfaction of specified conditions, prohibits such an assignment or assumption except upon the satisfaction of specified conditions or fully prohibits such an assignment and assumption, and the related Borrower requests approval for such an assignment and assumption or enters into a transfer of the related Mortgaged Property in violation of the Mortgage Loan Documents, the applicable Master Servicer (with respect to a Mortgage Loan other than a Specially Serviced Mortgage Loan) or the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall obtain the relevant information and review and make a determination to either (i) disapprove such request for approval of such assignment and assumption (in the case of a Borrower request for approval thereof) or enforce the due-on-sale clause if the Mortgaged Property is transferred in violation of the Mortgage Loan Documents or
(ii) if in the best economic interest of the Trust and, if applicable, the RREEF Textron B-Note Holder (as a collective whole), approve the request or waive the effect of the due-on-sale clause; provided, however, that all of the following restrictions shall apply:

              (A) the applicable Master Servicer shall not approve a request for approval of an assignment and assumption or waive the effect of a due-on-sale clause for any Pooled Mortgage Loan, unless such Master Servicer has obtained the consent of the applicable Special Servicer (it being understood and agreed that (A) the applicable Master Servicer shall promptly provide the applicable Special Servicer with notice of any Borrower request for such assignment or assumption, the applicable Master Servicer's recommendations and analysis, and with all information reasonably available to the applicable Master Servicer that the applicable Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the applicable Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to Section 3.24, Section 3.27 or Section 3.28, as applicable) and (C) if any such consent has not been expressly denied within 7 Business Days of the applicable Special Servicer's receipt from the applicable Master Servicer of such Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the applicable Master Servicer in order to make an informed decision, such consent shall be deemed to have been granted);

              (B) if the affected Mortgage Loan is one that, together with all other Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Mortgage Loan or have the same Borrower as such Mortgage Loan or have Borrowers that are known to be affiliated with the Borrower under such Mortgage Loan, is one of the 10 largest Mortgage Loans then in the Trust or has a Cut-off Date Principal Balance in excess of $20,000,000, then, subject to the related Mortgage Loan Documents and applicable law, and except in the case of the RREEF Textron Pooled Mortgage Loan, neither the applicable Master Servicer (with respect to a Mortgage Loan other than a Specially Serviced Mortgage Loan) nor the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall approve any Borrower request for approval of an assignment and assumption or waive the effect of any "due-on-sale" clause unless and until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates;

              (C) subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (with respect to a Mortgage Loan other than a Specially Serviced Mortgage Loan) nor the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall approve any Borrower request for approval of an assignment and assumption or waive the effect of any "due-on-sale" clause with respect to any Mortgaged Property which secures a Cross-Collateralized Group unless (i) all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Borrower(s) or (ii) either
     (x) in the case of a Master Servicer, it has obtained the consent of the applicable Special Servicer (pursuant to the approval procedures described in clause (A) above) or (y) in the case of the applicable Special Servicer, it has obtained the consent of the Controlling Class Representative if and to the extent required under Section 3.24);

              (D) subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (with respect to a Mortgage Loan other than a Specially Serviced Mortgage Loan) nor the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall approve any Borrower request for approval of an assignment and assumption or waive the effect of any "due-on-sale" clause with respect to any Mortgage Loan unless all associated costs and expenses (including the costs of any confirmation(s) of the absence of an Adverse Rating Event) are covered without any expense to the Trust or (in the case of the RREEF Textron Mortgage Loan Pair) any expense to the RREEF Textron B-Note Holder (it being understood and agreed that, except as expressly provided herein, neither the applicable Master Servicer nor the applicable Special Servicer shall be obligated to cover or assume any such costs or expenses);

              (E) neither the applicable Master Servicer (with respect to a Mortgage Loan other than a Specially Serviced Mortgage Loan) nor the applicable Special Servicer (with respect to a Specially Serviced Mortgage
     Loan) shall, in connection with any approval of any Borrower request for approval of an assignment and assumption or waiver of the effect of any "due-on-sale" clause with respect to any Mortgage Loan, consent or agree to any modification, waiver or amendment of any term or provision of such Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or any Adverse Grantor Trust Event with respect to either Grantor Trust Pool; and

              (F) the applicable Special Servicer shall not consent to a Master Servicer's recommendation described in clause (A) above, or itself approve a request for approval of an assignment and assumption or waive the effect of a due-on-sale clause, unless the applicable Special Servicer has complied with Section 3.24.

         Notwithstanding the foregoing, in no event will the applicable Master Servicer's approval of an assignment and assumption be conditioned on the approval or absence of objection from the applicable Special Servicer if (a) the assignment and assumption is permitted under the Mortgage Loan Documents and (b) the conditions to the assignment and assumption that are set forth in the Mortgage Loan Documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the assignment and assumption set forth in the Mortgage Loan Documents that do not include any other approval or exercise).

         If the provisions of any Mortgage Loan expressly permits the further encumbrance of the Mortgaged Property upon the satisfaction of specified conditions, prohibits such a further encumbrance except upon the satisfaction of specified conditions or fully prohibits such a further encumbrance, and the related Borrower requests approval for such a further encumbrance or enters into a further encumbrance in violation of the Mortgage Loan Documents, the applicable Master Servicer (with respect to a Mortgage Loan other than a Specially Serviced Mortgage Loan) or the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall obtain the relevant information and review and make a determination to either (i) disapprove such request for approval of such further encumbrance (in the case of a Borrower request for approval thereof) or enforce the due-on-encumbrance clause if the Mortgaged Property is encumbered in the violation of the Mortgage Loan Documents or (ii) if in the best economic interest of the Trust and, if applicable, the RREEF Textron B-Note Holder (as a collective whole), approve the request or waive the effect of the due-on-encumbrance; provided, however, that all of the following restrictions shall apply:

              (A) the applicable Master Servicer shall not approve a Borrower request for approval of a further encumbrance or waive the effect of a "due-on-encumbrance" clause unless such Master Servicer has obtained the consent of the applicable Special Servicer (it being understood and agreed that (A) the applicable Master Servicer shall promptly provide the applicable Special Servicer with notice of any Borrower request for approval of such further encumbrance, the applicable Master Servicer's recommendations and analysis, and with all information reasonably available to the applicable Master Servicer that the applicable Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the applicable Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to Section 3.24, Section 3.27 or Section 3.28, as applicable) and (C) if any such consent has not been expressly denied within 7 Business Days of the applicable Special Servicer's receipt from the applicable Master Servicer of such Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the applicable Master Servicer in order to make an informed decision, such consent shall be deemed to have been granted);

              (B) subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (with respect to a Mortgage Loan other than a Specially Serviced Mortgage Loan) nor the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall approve any Borrower request for approval of a further encumbrance or waive the effect of any "due-on-encumbrance" clause unless and until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates;

              (C) subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (with respect to a Mortgage Loan other than a Specially Serviced Mortgage Loan) nor the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall approve any Borrower request for approval of a further encumbrance or waive the effect of any "due-on-encumbrance" clause with respect to any Mortgage Loan unless all associated costs and expenses (including the costs of any confirmation(s) of the absence of an Adverse Rating Event) are covered without any expense to the Trust (it being understood and agreed that neither the applicable Master Servicer nor the applicable Special Servicer shall be obligated to cover or assume any such costs or expenses);

              (D) neither the applicable Master Servicer (with respect to a Mortgage Loan other than a Specially Serviced Mortgage Loan) nor the applicable Special Servicer (with respect to a Specially Serviced Mortgage
     Loan) shall, in connection with any approval of any Borrower request for approval of a further encumbrance or waiver of the effect of any "due-on-encumbrance" clause with respect to any Mortgage Loan, consent or agree to any modification, waiver or amendment of any term or provision of such Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or any Adverse Grantor Trust Event with respect to either Grantor Trust Pool; and

              (E) the applicable Special Servicer shall not consent to a Master Servicer's recommendation described in clause (A) above, or itself approve a request for approval of a further encumbrance or waive the effect of a due-on-encumbrance clause, unless the applicable Special Servicer has complied with Section 3.24.

         Notwithstanding the foregoing, in no event will the applicable Master Servicer's approval of a further encumbrance be conditioned on the approval or absence of objection from the applicable Special Servicer if (a) the further encumbrance is permitted under the Mortgage Loan Documents and (b) the conditions to the further encumbrance that are set forth in the Mortgage Loan Documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the further encumbrance set forth in the Mortgage Loan Documents that do not include any other approval or exercise).

         In connection with any request for approval of an assignment and assumption or waiver of a due-on-sale clause or any request for approval of a further encumbrance of a Mortgaged Property or waiver of a due-on-encumbrance clause, neither Master Servicer shall have any liability to the Trust Fund, the Certificateholders, the RREEF Textron B-Note Holder or any other Person (i) with respect to the applicable Special Servicer's approval of, disapproval of or delay in processing such request or (ii) that may otherwise arise from any one or more of the restrictions set forth in clauses (A) through (F) of the first paragraph of this Section 3.08(a) or clauses (A) through (F) of the second paragraph of this Section 3.08(a), as the case may be.

         (b) In connection with any permitted assumption of any Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the applicable Master Servicer (in the case of a Mortgage Loan that is not a Specially Serviced Mortgage Loan) or the applicable Special Servicer (in the case of a Specially Serviced Mortgage Loan) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Borrower for the due execution and delivery of such documents.

         (c) The applicable Master Servicer shall have the right to consent to any transfers of an interest in a Borrower, to the extent such transfer is allowed under the terms of the related Mortgage Loan (without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the Mortgage Loan Documents that do not include any other approval or exercise), including any consent to transfer to any subsidiary or affiliate of a Borrower or to a person acquiring less than a majority interest in the Borrower; provided, however, that, subject to the terms of the related Mortgage Loan Documents and applicable law, if (i) the affected Mortgage Loan is one that, together with all other Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Mortgage Loan or have the same Borrower as such Mortgage Loan or have Borrowers that are known to be affiliated with the Borrower under such Mortgage Loan has a Stated Principal Balance that equals or exceeds 5% of the then aggregate Certificate Principal Balance or is one of the then current top 10 Mortgage Loans (by Stated Principal Balance) in the Mortgage Pool or has a Cut-off Date Principal Balance in excess of $20,000,000 and (ii) the transfer is of an interest in the Borrower greater than 49%, then the Master Servicer shall not consent to such transfer unless and until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (the costs of which are to be payable by the related Borrower to the extent provided for in the Mortgage Loan Documents, which provisions shall not be waived by the applicable Master Servicer, and, if not paid, such costs shall be paid by and reimbursed to the applicable Master Servicer as an Additional Trust Fund Expense). The applicable Master Servicer shall be entitled to collect and receive from Borrowers any customary fees in connection with such transfers of interest as Additional Master Servicing Compensation.

         SECTION 3.09.  Realization Upon Defaulted Mortgage Loans.

         (a) The applicable Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 3.24, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of the real property and other collateral securing any Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that none of the Master Servicers shall, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), and the applicable Special Servicer may do so only if (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the applicable Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the applicable Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Mortgage Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the applicable Special Servicer shall consult Independent counsel regarding the order and manner in which the applicable Special Servicer should foreclose upon or comparably proceed against such properties. The applicable Special Servicer may direct the Master Servicer to advance, as contemplated by Section 3.19(d), all costs and expenses (including attorneys fees and litigation costs and expenses) to be incurred on behalf of the Trust in any such proceedings or such consultation, subject to the Master Servicer being entitled to reimbursement for any such advance as a Servicing Advance as provided in Section 3.05(a), and further subject to the applicable Special Servicer's being entitled to pay out of the related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan, which Liquidation Expenses were outstanding at the time such proceeds are received.

Nothing contained in this Section 3.09 shall be construed so as to require the applicable Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the applicable Special Servicer taking into account the factors described in Section 3.18 and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such cash bids to be made in a manner consistent with the Servicing Standard. If and when the applicable Master Servicer or the applicable Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, such Master Servicer or such Special Servicer (as the case may be) is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

         Neither Master Servicer shall foreclose upon or otherwise comparably convert, including by taking title thereto, any real property or other collateral securing a defaulted Mortgage Loan.

         (b) Notwithstanding the foregoing provisions of this Section 3.09, no Mortgaged Property shall be acquired by the applicable Special Servicer on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by any REMIC Pool at any given time constitutes not more than a de minimis amount of the assets of such REMIC Pool within the meaning of Treasury regulation section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust to the imposition of any federal income or prohibited transaction taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company. In addition, except as permitted under Section 3.17(a), the applicable Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section 3.09 unless either:

         (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the applicable Special Servicer; or

         (ii) the applicable Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

         (c) Notwithstanding the foregoing provisions of this Section 3.09, the applicable Special Servicer shall not, on behalf of the Trust (and in the case of the RREEF Textron Mortgage Loan Pair, the RREEF Textron B-Note Holder), have a receiver of rents appointed with respect to a Mortgaged Property, or obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the applicable Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

         (i) the applicable Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the applicable Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that such Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

         (ii) in the event that the determination described in clause (c)(i) above cannot be made, the applicable Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, and taking into account the coverage provided under the related Environmental Insurance Policy, that it would maximize the recovery to the Certificateholders and, in the case of the RREEF Textron Mortgaged Property, to the RREEF Textron B-Note Holder (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders and, in the case of the RREEF Textron Mortgaged Property, to the RREEF Textron B-Note Holder, to be performed at the related Net Mortgage Rate (or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, at the related Net Mortgage Rate immediately prior to the Anticipated Repayment Date)) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

         Any such determination by the applicable Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the applicable Master Servicer and the Controlling Class Representative (and, in the case of the RREEF Textron Mortgaged Property, the RREEF Textron B-Note Holder), specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports.

         The cost of such Phase I Environmental Assessment and any such additional environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be paid out of the applicable Collection Account (and, in the case of the RREEF Textron Mortgaged Property, out of the RREEF Textron B-Note Account) pursuant to Section 3.05.

         (d) If neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Pooled Mortgage Loan (or, if applicable, the RREEF Textron Mortgage Loan Pair), the applicable Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust and, if applicable, the RREEF Textron B-Note Holder, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Mortgage Loan has a then outstanding principal balance greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the applicable Special Servicer shall have notified the Rating Agencies, the Controlling Class Representative, the Trustee and the applicable Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention and (ii) the Controlling Class Representative shall not have objected to such release within 30 days of such notice or, if the Controlling Class Representative shall have objected, such objection, in the applicable Special Servicer's good faith judgment, was inconsistent with the Servicing Standard.

         (e) The applicable Special Servicer shall report to the Trustee, the applicable Master Servicer and the Controlling Class Representative (and, in the case of the RREEF Textron Mortgaged Property, the RREEF Textron B-Note Holder) monthly in writing as to any actions taken by the applicable Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Pooled Mortgage Loan's (or, in the case of the RREEF Textron Mortgage Loan Pair, each of the related Mortgage Loan's) becoming a Corrected Mortgage Loan.

         (f) The applicable Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the subject Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable. The applicable Master Servicer, at the direction of the applicable Special Servicer, shall make a Servicing Advance for the costs incurred in pursuing any such deficiency action, provided that such Master Servicer shall not be obligated in connection therewith to advance any funds, which if so advanced would constitute a Nonrecoverable Advance.

         (g) Annually in each January, the applicable Master Servicer shall, with the reasonable cooperation of the applicable Special Servicer, prepare and file with the IRS on a timely basis the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgage Loan for which it is the applicable Master Servicer, or Mortgaged Property securing a Mortgage Loan for which it is the applicable Master Servicer, required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Contemporaneously therewith, the applicable Master Servicer shall deliver a copy of such information returns to the respective applicable Special Servicers and the Trustee.

         (h) As soon as the applicable Special Servicer makes a Final Recovery Determination (such determination to be made in consultation with the Controlling Class Representative (or, in the case of the RREEF Textron B-Note Mortgage Loan or the RREEF Textron Mortgaged Property, the RREEF Textron B-Note Holder) and the related calculations to be subject to the approval of such

Controlling Class Representative or RREEF Textron B-Note Holder) with respect to any Mortgage Loan or REO Property, it shall promptly notify the Certificate Administrator, the Trustee, the applicable Master Servicer and the Controlling Class Representative (and, in the case of the RREEF Textron B-Note Mortgage Loan or the RREEF Textron Mortgaged Property, the RREEF Textron B-Note Holder). The applicable Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) made by it and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Certificate Administrator, the Trustee, the applicable Master Servicer and the Controlling Class Representative no later than 10 Business Days following such Final Recovery Determination.

         SECTION 3.10.  Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the applicable Master Servicer of a notification that payment in full shall be escrowed or made in a manner customary for such purposes, the applicable Master Servicer shall promptly so notify the Trustee and request delivery to it or its designee of the related Mortgage File and, in the case of the RREEF Textron B-Note Mortgage Loan, the Master Servicer shall promptly so notify the RREEF Textron B-Note Holder and request delivery to it or its designee of the RREEF Textron B-Note (such notice and request to be effected by delivering to the Trustee a Request for Release in the form of Exhibit C-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee and, in the case of the RREEF Textron B-Note Mortgage Loan, if applicable, the RREEF Textron B-Note Holder and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in such Master Servicer's Collection Account and/or, in the case of the RREEF Textron B-Note Mortgage Loan, in the RREEF Textron B-Note Account, pursuant to Section 3.04(a) have been or will be so deposited). Upon receipt of such Request for Release, the Trustee and, in the case of the RREEF Textron B-Note Mortgage Loan, if applicable, the RREEF Textron B-Note Holder shall promptly release, or cause any related Custodian to release, the related Mortgage File to the applicable Master Servicer or its designee and shall deliver to the applicable Master Servicer or its designee such accompanying release or discharge, duly executed. No expenses incurred in connection with preparing or recording any instrument of satisfaction or deed of reconveyance shall be chargeable to a Collection Account, the RREEF Textron B-Note Account or the Distribution Account.

         (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the applicable Master Servicer or the applicable Special Servicer shall otherwise require any Mortgage File (or any portion thereof) or, in the case of the RREEF Textron B-Note Mortgage Loan, the RREEF Textron B-Note, then, upon request of such Master Servicer and receipt from such Master Servicer of a Request for Release in the form of Exhibit C-1 attached hereto signed by a Servicing Officer thereof, or upon request of the applicable Special Servicer and receipt from such Special Servicer of a Request for Release in the form of Exhibit C-2 attached hereto, the Trustee or, in the case of the RREEF Textron B-Note Mortgage Loan, if applicable, the RREEF Textron B-Note Holder, shall release, or the Trustee shall cause any related Custodian to release, such Mortgage File (or portion thereof) or, in the case of the RREEF Textron B-Note Mortgage Loan, the RREEF Textron B-Note to such Master Servicer or such Special Servicer, as the case may be, or its designee. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian and/or, in the case of the RREEF Textron B-Note Mortgage Loan, the RREEF Textron B-Note to the RREEF Textron B-Note Holder, or upon the applicable Special Servicer's delivery to the Trustee and, in the case of the RREEF Textron B-Note Mortgage Loan, the RREEF Textron B-Note Holder, of an Officer's Certificate stating that (i) such Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account and/or the RREEF Textron B-Note Account, as applicable, pursuant to Section 3.04 have been or will be so deposited or
(ii) such Mortgage Loan has become an REO Mortgage Loan, a copy of the Request for Release shall be returned by the Trustee and, in the case of the RREEF Textron B-Note Mortgage Loan, the RREEF Textron B-Note Holder, to the applicable Master Servicer or Special Servicer, as applicable.

         (c) Within five Business Days of the applicable Special Servicer's request therefor (or, if the applicable Special Servicer notifies the Trustee and, in the case of the RREEF Textron B-Note Mortgage Loan, if applicable, the RREEF Textron B-Note Holder, of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee and, in the case of the RREEF Textron B-Note Mortgage Loan, if applicable, the RREEF Textron B-Note Holder, shall execute and deliver to such Special Servicer, in the form supplied to the Trustee or the RREEF Textron B-Note Holder, as applicable, by such Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or

Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, a Master Servicer or a Special Servicer; provided that the Trustee and, in the case of the RREEF Textron B-Note Mortgage Loan, if applicable, the RREEF Textron B-Note Holder, may alternatively execute and deliver to the applicable Special Servicer, in the form supplied to the Trustee or the RREEF Textron B-Note Holder, as applicable, by such Special Servicer, a limited power of attorney issued in favor of such Special Servicer and empowering such Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee or the RREEF Textron B-Note Holder, as applicable (however, the Trustee and, in the case of the RREEF Textron B-Note Mortgage Loan, the RREEF Textron B-Note Holder, shall not be liable for any misuse of such power of attorney by such Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the applicable Special Servicer to execute the same on behalf of the Trustee or the RREEF Textron B-Note Holder, as applicable), the applicable Special Servicer shall deliver to the Trustee or, in the case of the RREEF Textron B-Note Mortgage Loan, if applicable, the RREEF Textron B-Note Holder, an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering such Special Servicer to execute the same on behalf of the Trustee or the RREEF Textron B-Note Holder, as applicable) be executed by the Trustee or, in the case of the RREEF Textron B-Note Mortgage Loan, if applicable, the RREEF Textron B-Note Holder, and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee or the RREEF Textron B-Note Holder, as applicable (or by the applicable Special Servicer on behalf of the Trustee or the RREEF Textron B-Note Holder, as applicable) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         SECTION 3.11.  Master Servicing and Special Servicing
                        Compensation; Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and the Fiscal Agent Regarding Back-up Servicing Advances.

         (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan and each REO Mortgage Loan that was previously a Mortgage Loan) as to which it is the applicable Master Servicer. As to each such Mortgage Loan and REO Mortgage Loan, for each calendar month (commencing with October 2002) or any applicable portion thereof, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan or such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan or REO Mortgage Loan, as the case may be, and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing
Date) and applicable law. The Master Servicing Fee with respect to any Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any Pooled Mortgage Loan or REO Pooled Mortgage Loan shall be payable monthly from payments of interest on such Pooled Mortgage Loan or REO Revenues allocable as interest on such REO Pooled Mortgage Loan, as the case may be. The applicable Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Pooled Mortgage Loan or REO Pooled Mortgage Loan out of the portion any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be. Master Servicing Fees earned with respect to the RREEF Textron B-Note Mortgage Loan or any successor REO Mortgage Loan shall be payable out of the RREEF Textron B-Note Account as provided in Section 3.05(f). The Servicer Report Administrator shall be entitled to the Servicer Report Administrator Fee (payable as provided in Section 8.05(a)) in respect of all the Pooled Mortgage Loans and successor REO Mortgage Loans thereto.

         PAR and any successor holder of the Excess Servicing Fee Rights that relate to the Mortgage Loans (and any successor REO Mortgage Loans with respect to such Mortgage Loans) for which PAR is the applicable Master Servicer shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Rights in whole (but not in part), and WFB and any successor holder of the Excess Servicing Fee Rights that relate to the Mortgage Loans (and any successor REO Mortgage Loans with respect to such Mortgage Loans) for which WFB is the applicable Master Servicer shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Rights in whole (but not in part), in either case, to any Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan), provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the

Securities Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit E-3A hereto, and (iii) the prospective transferee shall have delivered to PAR or WFB, as applicable, and the Depositor a certificate substantially in the form attached as Exhibit E-3B hereto. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify an Excess Servicing Fee Right under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of an Excess Servicing Fee Right without registration or qualification. PAR, WFB and each holder of an Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of such Excess Servicing Fee Right shall, and each of PAR and WFB hereby agrees, and each such holder of an Excess Servicing Fee Right by its acceptance of such Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of such Excess Servicing Fee Right effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriter, the Certificate Administrator, the Trustee, any Fiscal Agent, the Master Servicers, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of an Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of such Excess Servicing Fee Right or any Non-Registered Certificate pursuant to the Securities Act. From time to time following any transfer, sale, pledge or assignment of an Excess Servicing Fee Right, the Person then acting as the Master Servicer with respect to the Mortgage Loan or REO Mortgage Loan to which the Excess Servicing Fee Right relates, shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, the related Excess Servicing Fees to the holder of such Excess Servicing Fee Right within one Business Day following the payment of such Master Servicing Fees to such Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to such Master Servicer. The holder of an Excess Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. None of the Certificate Administrator, the other Master Servicer, the Certificate Registrar, the Depositor, the Special Servicer, the Trustee or the Tax Administrator shall have any obligation whatsoever regarding payment of the

Excess Servicing Fee or the assignment or transfer of the Excess Servicing Fee Right.

         A Master Servicer's right to receive the Master Servicing Fees (and, in the case of the Servicer Report Administrator, the Servicer Report Administrator
Fees) to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of such Master Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein, including as contemplated by the prior paragraph.

         (b) Each Master Servicer shall be entitled to receive the following items as additional servicing compensation (the following items, collectively, "Additional Master Servicing Compensation") with respect to Mortgage Loans for which it is the applicable Master Servicer:

         (i) any and all Net Default Charges (which shall be payable in (and not prior to) the Collection Period in which they are actually collected with respect to any Mortgage Loan) accrued during the period when such Mortgage Loan was not a Specially Serviced Mortgage Loan; and any and all application fees for consents to approvals of assignments and assumptions, further encumbrances or other lender approvals, to the extent actually collected during the related Collection Period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans;

         (ii) 50% of assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually collected during the related Collection Period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans and paid in connection with a consent, approval or other action that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the other provisions of this Agreement and 100% of assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually collected during the related Collection Period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans and paid in connection with a consent, approval or other action that the applicable Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the other provisions of this Agreement;

         (iii) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by the Borrowers;

         (iv) any and all Prepayment Interest Excesses collected with respect to the Pooled Mortgage Loans;

         (v) interest or other income earned on deposits in the Investment Accounts maintained by such Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage).

         To the extent that any of the amounts described in clauses (i) through
(iv) in the preceding paragraph are collected by the Special Servicer, the Special Servicer shall promptly pay such amounts to the applicable Master Servicer.

         (c) As compensation for its activities hereunder, subject to the proviso to clause (d) of the definition of "Servicing Transfer Event", each Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Mortgage Loan that is a Specially Serviced Mortgage Loan, and each successor REO Mortgage Loan thereto that relates to an REO Property, for which it is the applicable Special Servicer. As to each such Specially Serviced Mortgage Loan and REO Mortgage Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the Stated Principal Balance of such Specially Serviced Mortgage Loan or such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees with respect to Pooled Mortgage Loans that are Specially Serviced Mortgage Loans and REO Pooled Mortgage Loans shall be payable (pursuant to Section 3.05(a)) monthly first out of related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, and then out of general collections on the Pooled Mortgage Loans and any REO Properties on deposit in the Collection Account; provided that, unless the applicable Special Servicer reasonably determines that they will not ultimately be collectable out of collections on or with respect to the RREEF Textron B-Note Mortgage Loan or any successor REO Mortgage Loan, any Special Servicing Fees earned by the RREEF Textron Special Servicer with respect to the RREEF Textron Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan shall be paid out of the RREEF Textron B-Note Account pursuant to Section 3.05(f). Earned but unpaid Special Servicing Fees with respect to the RREEF Textron B-Note Mortgage Loan or any successor REO Mortgage Loan shall be payable out of the RREEF Textron B-Note Account as provided in
Section 3.05(f).

         As further compensation for its activities hereunder, the applicable Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan for which it is the applicable Special Servicer, unless the basis on which the applicable Mortgage Loan became a Corrected Mortgage Loan was the remediation of a circumstance or condition relating to the related Pooled Mortgage Loan Seller's obligation to repurchase such Mortgage Loan pursuant to the related Pooled Mortgage Loan Purchase Agreement, as applicable, in which case, if such Mortgage Loan is repurchased within the Initial Resolution Period (or, if applicable the Resolution Extension Period is permitted under Section 2.03) no Workout Fee will be payable from or based upon the receipt of, any Purchase Price paid by the related Pooled Mortgage Loan Seller in satisfaction of such repurchase obligation. As to each such Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each payment of interest (other than Post-ARD Additional Interest and Default Interest) and principal received from the related Borrower on such Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided that, unless the Special Servicer reasonably determines that they will not ultimately be collectable out of collections on or with respect to the RREEF Textron B-Note Mortgage Loan or any successor REO Mortgage Loan, any Workout Fees earned by the RREEF Textron Special Servicer with respect to the RREEF Textron Pooled Mortgage Loan shall be paid out of the RREEF Textron B-Note Account pursuant to Section 3.05(f). The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan after having again become a Specially Serviced Mortgage Loan. If a Special Servicer is terminated or resigns, it shall retain the right (and the applicable successor Special Servicer shall not be entitled) to receive any and all Workout Fees payable in respect of (i) any Mortgage Loans serviced by it that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation and (ii) unless the Special Servicer was terminated for cause (in which case only (i) shall apply), any Specially Serviced Mortgage Loans for which such Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan such that the related Borrower has made at least one timely Monthly Payment as of the date of such termination or resignation and such Mortgage Loan otherwise meets the requirements of a Corrected Mortgage Loan, with the Workout Fee with respect to such Mortgage Loan payable only after such requirements have been satisfied; provided, however, that (A) in either case no other event has occurred as of the time of such Special Servicer's termination or resignation that would otherwise cause such Mortgage Loan to again become a Specially Serviced Mortgage Loan and
(B) in the case of any Specially Serviced Mortgage Loan described in clause (ii) of this sentence, the terminated Special Servicer shall immediately deliver the related Servicing File to the applicable Master Servicer, and the applicable Master Servicer shall (without further compensation) monitor that all conditions precedent to such Mortgage Loan's becoming a Corrected Mortgage Loan are satisfied and, further, shall immediately transfer such Servicing File to the new applicable Special Servicer if and when it becomes apparent to the applicable Master Servicer that such conditions precedent will not be satisfied.

         As further compensation for its activities hereunder, the applicable Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property thereto as to which it receives any full, partial or discounted payoff from the related Borrower and each Specially Serviced Mortgage Loan and REO Property, if any, as to which it receives any Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds (other than in connection with (A) the purchase of any such Specially Serviced Mortgage Loan by the General Special Servicer, the RREEF Textron B-Note Holder or the Majority Controlling Class Certificateholder(s) pursuant to Section 3.18 or Section 3.28, (B) the purchase of any such Specially Serviced Mortgage Loan or REO Property by any Controlling Class Certificateholder(s), a



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Master Servicer or the General Special Servicer pursuant to Section 9.01 or (C)
the repurchase or replacement of any such Specially Serviced Mortgage Loan or REO Property by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement as a result of a Material Breach or Material Document Defect. As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full, partial or discounted payoff, Condemnation Proceeds, Insurance Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Post-ARD Additional Interest, Default Charges, a Prepayment Premium or a Yield Maintenance Charge); provided that, unless the applicable Special Servicer reasonably determines that they will not ultimately be collectable out of collections on or with respect to the RREEF Textron B-Note Mortgage Loan or any successor REO Mortgage Loan, any Liquidation Fees earned by the RREEF Textron Special Servicer with respect to the RREEF Textron Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan shall be paid out of the RREEF Textron B-Note Account pursuant to Section 3.05(f). The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan.

         A Special Servicer's right to receive any Special Servicing Fee, Workout Fee and/or Liquidation Fee to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of such Special Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

         (d) The applicable Special Servicer shall be entitled to receive the following items as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

         (i) any and all Net Default Charges (which shall be payable in (and not prior to) the Collection Period in which they are actually collected with respect to any Mortgage Loan) and accrued during the period when such Mortgage Loan was a Specially Serviced Mortgage Loan; and any and all assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), to the extent actually collected during the related Collection Period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans or any REO Mortgage Loans for which it is the applicable Special Servicer;

         (ii) 50% of any assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually collected during the related Collection Period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans or REO Mortgage Loans for which it is the applicable Special Servicer in connection with a consent, approval or other action that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the other provisions of this Agreement; and

         (iii) interest or other income earned on deposits in any REO Account maintained by such Special Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such REO Account for each Collection Period).

         To the extent that any of the amounts described in clauses (i) and (ii) of the preceding paragraph are collected by a Master Servicer, such Master Servicer shall promptly pay such amounts to the applicable Special Servicer and shall not be required to deposit such amounts in such Master Servicer's Collection Account pursuant to Section 3.04(a) or the RREEF Textron B-Note Account pursuant to Section 3.07(c).

         (e) Each of the Master Servicers and the Special Servicers shall be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of any Collection Account, the RREEF Textron B-Note Account, Servicing Account, Reserve Account or REO Account, and none of the Master Servicers or the Special Servicers shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If either Master Servicer is required to make any Servicing Advance hereunder at the discretion of a Special Servicer in accordance with Section 3.19 or otherwise, such Special Servicer shall promptly provide such Master Servicer with such documentation regarding the subject Servicing Advance as such Master Servicer may reasonably request.



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


         (f) If a Master Servicer or, as contemplated by Section 3.19(b), a Special Servicer is required under this Agreement to make a Servicing Advance, but fails to do so within ten (10) days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of such Master Servicer or such Special Servicer, as the case may be, give notice of such failure to the defaulting party. If such Advance is not made by such Master Servicer or such Special Servicer within three Business Days after receipt of such notice, then (subject to Section 3.11(h) below) the Trustee (or, if the Trustee fails to make such Advance, the Fiscal Agent) shall make such Advance. If the Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

         (g) Each Master Servicer, each Special Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), for so long as such Servicing Advance is outstanding. Such interest with respect to any Servicing Advances shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on or in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such Servicing Advance relates; and (ii) then, after such Servicing Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the applicable Master Servicer's Collection Account (provided that such Advance Interest on any Servicing Advances with respect to the RREEF Textron Mortgage Loan Pair or any related REO Property shall be payable out of the RREEF Textron B-Note Account, as contemplated by Section 3.05(f), and only if and to the extent that any such Advance Interest is reasonably determined by the party entitled thereto not to be ultimately payable out of amounts collectible on the RREEF Textron B-Note Mortgage Loan or any successor REO Mortgage Loan shall it be payable out of the Collection Account in accordance with Section 3.05(a)). The applicable Master Servicer shall reimburse itself, the applicable Special Servicer, the Trustee or the Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person with respect to any Mortgage Loan or REO Property as to which such Master Servicer is the applicable Master Servicer as soon as practicable after funds available for such purpose are deposited in such Master Servicer's Collection Account or the RREEF Textron B-Note Account, as applicable.

         (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicers, the Special Servicers, the Trustee or the Fiscal Agent shall be required to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its sole discretion exercised in good faith and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor, the Certificate Administrator, the Trustee (unless it is the Person making such determination) and the Controlling Class Representative and, if affected, the RREEF Textron B-Note Holder, setting forth the basis for such determination, accompanied by a copy of any Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the applicable Master Servicer or Special Servicer with respect to a particular Servicing Advance for any Mortgage Loan or REO Property, and the applicable Master Servicer and the applicable Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance for any Mortgage Loan or REO Property. A copy of any such Officer's Certificate (and accompanying information) of a Master Servicer shall also be delivered promptly to the applicable Special Servicer for the subject Mortgage Loan or REO Property, a copy of any such Officer's Certificate (and accompanying information) of the applicable Special Servicer shall also be promptly delivered to the Master Servicer for the subject Mortgage Loan or REO Property, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Certificate Administrator, the Controlling Class Representative, the applicable Special Servicer and the Master Servicer for the subject Mortgage Loan or REO Property.

         (i) Notwithstanding anything to the contrary set forth herein, the applicable Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved, shall) pay directly out of such Master Servicer's Collection Account and/or (in the case of the RREEF Textron Mortgage Loan Pair or any related REO Property) the RREEF Textron B-Note Account any servicing expense that, if paid by the applicable Master Servicer or Special Servicer, would constitute a Nonrecoverable Servicing Advance for the subject Mortgage Loan or REO Property; provided that (A) the applicable Master Servicer (or the Special

Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders and, if applicable, the RREEF Textron B-Note Holder (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor, the Certificate Administrator, the Trustee and the Controlling Class Representative and, if affected, the RREEF Textron B-Note Holder, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination; and (B) if such servicing expense relates to the RREEF Textron Mortgage Loan Pair, the applicable Master Servicer shall not pay such servicing expense from such Master Servicer's Collection Account except to the extent that amounts on deposit in the RREEF Textron B-Note Account are insufficient for such payment. A copy of any such Officer's Certificate (and accompanying information) of a Master Servicer shall also be delivered promptly to the Controlling Class Representative and the applicable Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the applicable Master Servicer and the Controlling Class Representative.

         SECTION 3.12.  Property Inspections; Collection of Financial
                        Statements.

         (a) The applicable Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property securing a Mortgage Loan as soon as practicable (but in any event not later than 60 days) after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan (and, in cases where the related Mortgage Loan has become a Specially Serviced Mortgage Loan, the Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property); provided that the applicable Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances and otherwise as contemplated by
Section 3.05(a). Beginning in 2003, the applicable Master Servicer shall at its expense perform or cause to be performed an inspection of the Mortgaged Property securing each Mortgage Loan at least once per calendar year (or, in the case of each Pooled Mortgage Loan with an unpaid principal balance of under $2,000,000, provided that the Controlling Class Representative has consented to such lesser frequency, once every two years), if the Special Servicer has not already done so during that period pursuant to the preceding sentence. Each of the Master Servicers and the Special Servicers shall prepare (and, promptly following preparation, if there has been a material adverse change in the condition of the subject Mortgaged Property or REO Property, as applicable), deliver to or make available (on such Master Servicer's or Special Servicer's internet website) to the Trustee, the Controlling Class Representative and the applicable Master Servicer or Special Servicer (and, if applicable, the RREEF Textron B-Note Holder), and the Rating Agencies) a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the subject Mortgaged Property and that specifies the occurrence or existence of: (i) any vacancy in the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, (ii) any abandonment of the Mortgaged Property, (iii) any change in the condition or value of the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection,
(iv) any waste on or deferred maintenance in respect of the Mortgaged Property that is evident from such inspection or (v) any capital improvements made that are evident from such inspection. Such report may be in the form of the standard property inspection report (or such other form for the presentation of such information) as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally. Each of the Master Servicers and the Special Servicers shall deliver to the Controlling Class Representative and if applicable, the RREEF Textron B-Note Holder and, upon request, to the Certificate Administrator and the Trustee a copy (or image in suitable electronic media) of each such written report prepared by it, in each case within 30 days following the request (or, if later or if request is not required, within 30 days following the later of completion of the related inspection if the inspection is performed by the applicable Master Servicer or Special Servicer, as appropriate, or receipt of the related inspection report if the inspection is performed by a third party). The copy of each such inspection report that is delivered by a Master Servicer or Special Servicer to the Controlling Class Representative shall be imaged with the ARCap Naming Convention for Electronic File Delivery.

         (b) Commencing with respect to the calendar quarter ended December 31, 2002, the applicable Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the applicable Master Servicer, in the case of each other Mortgage Loan, shall make reasonable efforts to collect promptly from each related Borrower quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Borrower, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan Documents. In addition, the applicable

Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The applicable Special Servicer shall deliver images in suitable electronic media (and labeled according to the ARCap Naming Convention for Electronic File Delivery) of all of the foregoing items so collected or obtained by it to the applicable Master Servicer, the Controlling Class Representative (provided that, if the RREEF Textron Special Servicer is delivering such items, it shall deliver such items to the applicable Master Servicer, which shall deliver them to the Controlling Class Representative, and the RREEF Textron B-Note Holder) within 30 days of its receipt thereof.

         SECTION 3.13.  Annual Statement as to Compliance.

         Each of the Master Servicers and the Special Servicers shall deliver to the Trustee, the Certificate Administrator, the Depositor, the Underwriter and the Controlling Class Representative, on or before May 1 of each year, beginning in 2003, an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of such Master Servicer or such Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, such Master Servicer or such Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) such Master Servicer or such Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or either Grantor Trust Pool as a Grantor Trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof); provided that each of the Master Servicers and the Special Servicers shall be required to deliver its Annual Performance Certification by March 15 in 2003 or in any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that an Annual Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. Promptly after its receipt of each Annual Performance Certification from a Master Servicer or a Special Servicer, the Depositor shall review such Annual Performance Certification and, if applicable, consult with the applicable Master Servicer or the applicable Special Servicer (as the case may be) as to the nature of any defaults by such Master Servicer or such Special Servicer in the fulfillment of any of such Master Servicer's or Special Servicer's obligations.

         SECTION 3.14.  Reports by Independent Public Accountants.

         On or before May 1 of each year, beginning in 2003, each of the Master Servicers and the Special Servicers, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Certificate Administrator, the Depositor, the Underwriter and the Controlling Class Representative, to the effect that such firm has examined the servicing operations of such Master Servicer or such Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that such Master Servicer or such Special Servicer, as the case may be, has complied during such previous calendar year with the minimum servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report; provided that each of the Master Servicers and the Special Servicers shall be required to cause the delivery of its Annual Accountants' Report by March 15 in 2003 or in any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that an Annual Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. Promptly after its receipt of each Annual Accountants' Report from a Master Servicer or a Special Servicer, the Depositor shall review such report and, if applicable, consult with the applicable Master Servicer or the applicable Special Servicer (as the case may be) as to the nature of any defaults by such Master Servicer or such Special Servicer in the fulfillment of any of such Master Servicer's or Special Servicer's obligations.

         SECTION 3.15.  Access to Information.

         (a) Each of the Master Servicers and the Special Servicers shall afford to the OTS, the FDIC, any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, the Certificate Administrator, the Trustee, the Fiscal Agent, the Depositor, each Underwriter, each Rating Agency, the Controlling Class Representative and (in the case of the applicable Master Servicer for the RREEF Textron Mortgage Loan Pair and the RREEF Textron Special Servicer) the RREEF Textron B-Note Holder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the related Mortgage Loan Documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. At the election of the applicable Master Servicer, such access may be afforded to the Certificate Administrator, the Trustee, the Fiscal Agent, the Depositor, each Rating Agency, the Controlling Class Representative and (in the case of the applicable Master Servicer for the RREEF Textron Mortgage Loan Pair and the RREEF Textron Special Servicer) the RREEF Textron B-Note Holder the by the delivery of copies of information as requested by such Person and the applicable Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs incurred by it in making such copies (other than with respect to the Rating Agencies); provided, however, that the applicable Master Servicer shall be entitled to require such payment from the Controlling Class Representative in any single calendar month only to the extent that such costs in such month exceed $100.00. Such access shall otherwise be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the particular Master Servicer or Special Servicer, as the case may be, designated by it.

         (b) In connection with providing access to information pursuant to clause (a) of this Section 3.15, each of the Master Servicers and the Special Servicers may (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on the execution of a reasonable confidentiality agreement; (iii) withhold access to confidential information or any intellectual property; and (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan if the disclosure of such items is prohibited by applicable law or the provisions of any related Mortgage Loan Documents or would constitute a waiver of the attorney-client privilege.

         (c) Upon the request of the Controlling Class Representative made not more frequently than once a month during the normal business hours of the Master Servicers and the Special Servicers, each of the Master Servicers and the Special Servicers shall, without charge, make a knowledgeable Servicing Officer available either by telephone (with Servicing Officers of each the Master

Servicers and Special Servicers participating simultaneously if the Controlling Class Representative so requests) or, at the option of the Controlling Class Representative if it provides reasonable advance notice, at the office of such Servicing Officer, to verbally answer questions from the Controlling Class Representative regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or such Special Servicer, as the case may be, is responsible.

         (d) Notwithstanding any provision of this Agreement to the contrary, the failure of a Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement the extent that such Master Servicer or such Special Servicer, as the case may be, determines, in its reasonable and good faith judgment, that such disclosure would violate applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, constitute a waiver of the attorney-client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund.

         (e) None of the Master Servicers or the Special Servicers shall be liable for providing, disseminating or withholding information in accordance with the terms of this Agreement. In addition to their other rights hereunder, each of the Master Servicers and the Special Servicers (and their respective employees, attorneys, officers, directors and agents) shall be indemnified by the Trust Fund for any claims, losses or expenses arising from any such provision, dissemination or withholding.

         SECTION 3.16.  Title to REO Property; REO Account.

         (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders (and, in the case of the RREEF Textron Mortgaged Property, also the RREEF Textron B-Note Holder), or, subject to Section 3.09(b), to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the applicable Special Servicer at the expense of the Trust (in the case of an REO Property related to Mortgage Loan other than the RREEF Textron Mortgage Loan) or at the expense of the Trust and the RREEF Textron B-Note Holder (in the case of an REO Property related to the RREEF Textron Mortgage Loan Pair; it being the intention that the RREEF Textron B-Note Holder bear such expense prior to the Trust) for the purpose of taking title to one or more REO Properties pursuant to this Agreement. Any such limited liability company formed by the applicable Special Servicer shall be a manager-managed limited liability company, with such Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement. The applicable Special Servicer shall sell any REO Property in accordance with
Section 3.18 by the end of the third calendar year following the year in which the Trust acquires ownership of the related REO Property for purposes of Section 860G(a)(8) of the Code, unless such Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, such Special Servicer shall act in accordance with the Servicing Standard to liquidate the subject REO Property on a timely basis. If such Special Servicer is granted such REO Extension or obtains such Opinion of Counsel with respect to any REO Property, such Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell subject REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by a Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, and for the creation of and the operating of a limited liability company, shall be covered by, and be reimbursable as, a Servicing Advance.

         (b) The applicable Special Servicer shall segregate and hold all funds collected and received by it in connection with any REO Property separate and apart from its own funds and general assets. If any REO Acquisition occurs in respect of any Mortgaged Property, then the applicable Special Servicer shall establish and maintain one or more accounts (collectively, an "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders (in the case of an REO Property related to a Mortgage Loan other than the RREEF Textron Mortgage Loan Pair) or the Certificateholders and the RREEF

Textron B-Note Holder (in the case of an REO Property related to the RREEF Textron Mortgage Loan Pair), in either case as a collective whole, for the retention of revenues and other proceeds derived from such REO Property. Each account that constitutes an REO Account shall be an Eligible Account. The applicable Special Servicer shall deposit, or cause to be deposited, in its REO Account, within one Business Day following receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, received in respect of an REO Property. Funds in an REO Account may be invested in Permitted Investments in accordance with Section 3.06. The applicable Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received, as well as any other items that otherwise may be paid by the applicable Master Servicer out of such Liquidation Proceeds as contemplated by Section 3.05(a). The applicable Special Servicer shall be entitled to make withdrawals from its REO Account to pay itself, as Additional Special Servicing Compensation, interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such REO Account for any Collection Period). The applicable Special Servicer shall give notice to the other parties hereto of the location of its REO Account when first established and of the new location of its REO Account prior to any change thereof.

         (c) The applicable Special Servicer shall withdraw from its REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property. Monthly within two (2) Business Days following the end of each Collection Period, the Special Servicer shall withdraw from its REO Account and deposit into the applicable Master Servicer's Collection Account (or, to the extent that such amounts are allocable to the REO Mortgage Loan that was the RREEF Textron B-Note Mortgage Loan, into the RREEF Textron B-Note Account), or deliver to the applicable Master Servicer for deposit into such Collection Account (or, to the extent that such amounts are allocable to the REO Mortgage Loan that was the RREEF Textron B-Note Mortgage Loan, into the RREEF Textron B-Note Account), the aggregate of all amounts received in respect of each REO Property during such Collection Period that are then on deposit in such REO Account, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that, in the case of each REO Property, the applicable Special Servicer may retain in its REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO

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Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period. For the avoidance of doubt, any such amounts withdrawn from an REO Account and deposited into the applicable Master Servicer's Collection Account following the end of each Collection Period pursuant to the preceding sentence shall, upon such deposit, be construed to have been received by the applicable Master Servicer during such Collection Period.

         (d) Each Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO Account pursuant to Section 3.16(b) or 3.16(c).

         SECTION 3.17.  Management of REO Property.

         (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the applicable Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the applicable Special Servicer determines from such review that:

         (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the such Special Servicer as REO Property;

         (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then such Special Servicer may (provided that in the judgment of such Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property; or

         (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, then such Special Servicer shall deliver to the Tax Administrator and the Controlling Class Representative, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Tax Administrator shall consult with the Special Servicer and shall advise such Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Tax Administrator shall (to the maximum extent reasonably possible and at a reasonable fee, which fee shall be an expense of the Trust) advise such Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Tax Administrator, such Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

         Subject to Section 3.17(b), the applicable Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Neither the applicable Special Servicer nor the Tax Administrator shall be liable to the Certificateholders, the Trustee, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) with respect to any REO Property. Nothing in this Section 3.17(a) is intended to prevent the sale of any REO Property pursuant to the terms and subject to the conditions of Section 3.18.

         (b) If title to any REO Property is acquired, the applicable Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (in the case of an REO Property related to a Mortgage Loan other than the RREEF Textron Mortgage Loan Pair) or the Certificateholders and the RREEF Textron B-Note Holder (in the case of an REO Property related to the RREEF Textron Mortgage Loan Pair), in either case as a collective whole, solely for the purpose of its prompt disposition and sale in accordance with Section 3.18, in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event with respect to any REMIC Pool or in an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. Except as contemplated by Section 3.17(a), the applicable Special Servicer shall not enter into any lease, contract or other agreement with respect to any REO Property that causes the Trust to receive, and (unless required to do so under any lease, contract or agreement to which the applicable Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to the related Mortgage Loan) shall not, with respect to any REO Property, cause or allow the Trust to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the applicable Special Servicer shall have full power and authority to do any and all things in connection with the administration of any REO Property, as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from its REO Account , to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

         (i) all insurance premiums due and payable in respect of such REO Property;

         (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

         (iii) any ground rents in respect of such REO Property; and

         (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the applicable Special Servicer's REO Account with respect to any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the applicable Master Servicer shall, at the direction of the Special Servicer, but subject to Section 3.19, make a Servicing Advance of such amounts as are necessary for such purposes unless such Master Servicer or such Special Servicer determines, in its reasonable judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that such Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

(c) The applicable Special Servicer may, and, if required for the REO Property to continue to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, shall, contract with any Independent Contractor for the operation and management of any REO Property, provided that:

         (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

         (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

         (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and
     (B) remit all related revenues collected (net of its fees and such costs and expenses) to such Special Servicer upon receipt;

         (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve such Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

         (v) such Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

Each Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of such Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be covered by, and be reimbursable as, a Servicing Advance.

         (d) The RREEF Textron Special Servicer shall be responsible for any REO Property relating to the RREEF Textron Loan Pair, and the General Special Servicer shall be responsible for all other REO Properties.

         SECTION 3.18.  Fair Value Option; Sale of REO Properties.

         (a) The applicable Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Pooled Mortgage Loan or REO Property only (i) on the terms and subject to the conditions set forth in this Section 3.18, (ii) as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01 of this Agreement and (iii) in the case of a Mortgage Loan with a related mezzanine loan or the RREEF Textron B Note, in connection with a Mortgage Loan default as set forth in the related intercreditor agreement.

         (b) If any Pooled Mortgage Loan becomes a Specially Designated Defaulted Pooled Mortgage Loan, then the General Special Servicer shall so notify the Certificate Administrator, the Trustee, the applicable Master Servicer, the Controlling Class Representative and the Holder(s) of the Controlling Class (and, if the affected Pooled Mortgage Loan is the RREEF Textron Pooled Mortgage Loan, the RREEF Textron B-Note Holder), in writing. In addition, the General Special Servicer shall determine (in accordance with the Servicing Standard, taking into account the considerations contemplated by the following paragraph, but without regard to the Purchase Option provided for in
Section 3.18(c) below), and report to the Trustee, the applicable Master Servicer, the Controlling Class Representative and the Holder(s) of the Controlling Class (and, if the affected Pooled Mortgage Loan is the RREEF Textron Pooled Mortgage Loan, the RREEF Textron B-Note Holder), the Fair Value of such Mortgage Loan. The General Special Servicer's determination of the Fair Value of any Specially Designated Defaulted Pooled Mortgage Loan shall be made as soon as reasonably practicable, but in no event later than 30 days after the General Special Servicer receives the requisite Appraisal or any other third-party reports that it deems necessary to make the determination. If at any time the General Special Servicer becomes aware of any circumstances or conditions that have occurred or arisen with respect to any Specially Designated Defaulted Pooled Mortgage Loan or the related Mortgaged Property subsequent to, and that would, in the General Special Servicer's reasonable judgment, materially affect, the General Special Servicer's most recent Fair Value determination with respect to such Specially Designated Defaulted Pooled Mortgage Loan, then the General Special Servicer shall redetermine (in a manner as is permitted above, but taking into account any such new circumstances or conditions known to the General Special Servicer), and report to the Certificate Administrator, the Trustee, the

Controlling Class Representative (and, if the affected Pooled Mortgage Loan is the RREEF Textron Pooled Mortgage Loan, the RREEF Textron B-Note Holder) and the applicable Master Servicer (and the Certificate Administrator shall, in turn, report to the Holder(s) of the Controlling Class), the updated Fair Value of the subject Specially Designated Defaulted Pooled Mortgage Loan. In addition, if the General Special Servicer has not accepted a bid at the Fair Value of the Mortgage Loan, as most recently determined by the General Special Servicer, prior to the expiration of 90 days from such determination, and thereafter the General Special Servicer receives a bid at such Fair Value or a request from a holder of the Purchase Option for an updated determination of the Fair Value of the Mortgage Loan, the General Special Servicer shall redetermine (in the same manner as provided above, but taking into account any such new circumstances or conditions known to the General Special Servicer), and report to the Trustee, the Certificate Administrator, the Controlling Class Representative (and, if the affected Pooled Mortgage Loan is the RREEF Textron Pooled Mortgage Loan, the RREEF Textron B-Note Holder) and the applicable Master Servicer (and the Certificate Administrator shall, in turn, report to the Holder(s) of the Controlling Class), the updated Fair Value of the subject Specially Designated Defaulted Pooled Mortgage Loan; provided, however, that the General Special Servicer may rely on the existing third-party information if it deems such reliance to be reasonable.

         In determining the Fair Value of any Specially Designated Defaulted Pooled Mortgage Loan, the General Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the related Mortgaged Property is located, and the time and expense associated with and the expected recovery from a purchaser's foreclosing on the related Mortgaged Property or working out such Mortgage Loan. In addition, the General Special Servicer shall refer to all relevant information contained in the Servicing File, shall take into account the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property in the preceding 12-month period in accordance with this Agreement and shall not determine the Fair Value of any Specially Designated Default Mortgage Loan without such an Appraisal; provided that the General Special Servicer shall take account of any change in the circumstances regarding or the condition of the related Mortgaged Property known to the General Special Servicer that has occurred or arisen subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, such Appraisal. Furthermore, the General Special Servicer shall consider available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the General Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The General Special Servicer may, to the extent it is reasonable to do so, conclusively rely on any opinions or reports of Independent third parties in making such determination. All reasonable costs and expenses incurred by the General Special Servicer pursuant to this Section 3.18(b) shall constitute, and be reimbursable as, Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information made by the General Special Servicer in order to allow the General Special Servicer to perform its duties pursuant to this Section 3.18(b).

         (c) The Majority Controlling Class Certificateholder(s) or any assignee thereof may, at its or their option, purchase from the Trust any Specially Designated Defaulted Pooled Mortgage Loan (such option, the "Purchase Option"), at a cash price (the "Option Price") equal to the Fair Value of such Mortgage Loan (as most recently determined by the General Special Servicer and reported to the Trustee, the Certificate Administrator, the Controlling Class Representative and the applicable Master Servicer as provided in Section 3.18(b) above) or, if no such Fair Value has yet been established as provided in Section 3.18(b) above or if the General Special Servicer is in the process of redetermining such Fair Value because of a change in circumstances, equal to the Purchase Price; provided that:

         (i) the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan will remain in effect only for the period (the "Option Period") that commences on the date that such Mortgage Loan first becomes a Specially Designated Defaulted Pooled Mortgage Loan and ends on the earlier of (A) the date on which such Mortgage Loan becomes a Corrected Mortgage Loan or otherwise ceases to be a Specially Designated Defaulted Pooled Mortgage Loan and (B) the date on which a Liquidation Event occurs with respect to such Mortgage Loan or the related Mortgaged Property becomes an REO Property.

         (ii) the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan shall be assignable by the Majority Controlling Class Certificateholder(s) during the Option Period to any third party (provided that the parties hereto are notified in writing of the assignment);

         (iii) if the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan is not exercised by the

     Majority Controlling Class Certificateholder(s) or any assignee thereof within 60 days after the Fair Value of such Mortgage Loan has initially been established as provided in Section 3.18(b) above, then the Majority Controlling Class Certificateholder(s) shall be deemed to have assigned such Purchase Option, for a 30-day period only, to the General Special Servicer;

         (iv) during the 30-day period following the assignment to it of the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan, the General Special Servicer shall be entitled to exercise such Purchase Option or to assign such Purchase Option to any third party (provided that the other parties hereto are notified in writing of the assignment);

         (v) if the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan is not exercised by the General Special Servicer or its assignee within the 30-day period following the assignment of such Purchase Option to the General Special Servicer as contemplated by clause (iii) above, then such Purchase Option will automatically revert to the Majority Controlling Class Certificateholder(s); and

         (vi) prior to any exercise of the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by the General Special Servicer or any Affiliate or assignee thereof, subject to the following paragraph, the applicable Master Servicer shall confirm and report to the Trustee, the Certificate Administrator and the General Special Servicer (or, if the applicable Master Servicer and the General Special Servicer are the same Person or Affiliates, the Trustee, upon reasonable notice, shall confirm and report to the General Special Servicer) that the General Special Servicer's determination of the Fair Value of such Mortgage Loan is consistent with or greater than what the applicable Master Servicer (or, if applicable, the Trustee) considers to be the Fair Value of such Mortgage Loan; provided that the General Special Servicer may revise any such Fair Value determination that is rejected by the applicable Master Servicer (or, if applicable, the Trustee).

         Notwithstanding anything contained in clause (vi) of the preceding paragraph to the contrary, if the applicable Master Servicer or the Trustee is required to confirm or reject the General Special Servicer's Fair Value determination as contemplated by such clause (vi), either such party may (at its option and at the expense of the Trust Fund) designate an Independent third party expert in real estate or commercial mortgage loan matters with at least 5 years' experience in valuing or investing in loans similar to the subject Specially Designated Defaulted Pooled Mortgage Loan, that has been selected with reasonable care by the applicable Master Servicer (or, if applicable, the Trustee) to confirm that the General Special Servicer's Fair Value determination as contemplated by such clause (vi) is consistent with or greater than what the Independent third party considers to be the Fair Value of such Mortgage Loan. In the event that the applicable Master Servicer or the Trustee, as the case may be, designates such a third party to make such determination, the applicable Master Servicer or the Trustee, as applicable, shall be entitled to rely upon such third party's determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value, incurred by such Master Servicer, the Trustee or any such third party pursuant to this paragraph or clause (vi) of the preceding paragraph shall be advanced by the applicable Master Servicer and shall constitute, and be reimbursable as, Servicing Advances.

         Any party entitled to do so may exercise the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by providing to the Certificate Administrator, the Trustee, the applicable Master Servicer and the General Special Servicer:

         (i) written notice of its intention to purchase such Mortgage Loan at the Option Price; and

         (ii) if such party is the assignee of the General Special Servicer or the Majority Controlling Class Certificateholder(s), evidence of its right to exercise such Purchase Option.

The actual purchase of such Specially Designated Defaulted Pooled Mortgage Loan shall occur (by delivery of cash in the amount of the applicable Option Price to the General Special Servicer for deposit in the applicable Master Servicer's Collection Account) no later than 10 days after the later of (i) such exercise of the Purchase Option with respect to such Mortgage Loan and (ii) if applicable, the confirmation of the General Special Servicer's Fair Value determination with respect to such Mortgage Loan in accordance with clause (vi) of the first paragraph of this Section 3.18(c) and/or in accordance with the second paragraph of this Section 3.18(c).

         Notwithstanding the Purchase Option provided for in this Section 3.18(c), the General Special Servicer shall proceed in respect of any Specially Designated Defaulted Pooled Mortgage Loan in accordance with Section 3.09 and/or
Section 3.20, without regard to such Purchase Option.

         (d) The applicable Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to solicit cash bids for each REO Property in such manner as will be reasonably likely to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period provided for by Section 3.16(a)). The applicable Special Servicer shall accept the first (and, if multiple cash bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property. If the applicable Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) with respect to any REO Property within the time constraints imposed by Section 3.16(a), then the applicable Special Servicer shall, consistent with the Servicing Standard, dispose of such REO Property upon such terms and conditions as it shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

         The applicable Special Servicer shall give the Certificate Administrator, the Trustee, the applicable Master Servicer and the Controlling Class Representative not less than five (5) Business Days' prior written notice of its intention to sell any REO Property pursuant to this Section 3.18(d). No Pooled Mortgage Loan Seller, Certificateholder or any Affiliate of any such Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

         (e) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d), shall be determined by the applicable Special Servicer or, if such cash bid is from any Pooled Mortgage Loan Seller, any Certificateholder or any Affiliate of any such Person, by the Trustee. In determining whether any bid received from an any Pooled Mortgage Loan Seller, any Certificateholder or any Affiliate of any such Person represents a fair price for any REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the applicable Special Servicer, the cost of which shall be covered by, and be reimbursable as, a Servicing Advance). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the applicable Special Servicer if neither the applicable Special Servicer nor any Affiliate thereof is bidding with respect to the subject REO Property and (ii) selected by the Trustee if either the applicable Special Servicer or any Affiliate thereof is so bidding. Where any any Pooled Mortgage Loan Seller, any Certificateholder or any Affiliate of any such Person is among those bidding with respect to any REO Property, the applicable Special Servicer shall require that all bids be submitted to it (or, if the applicable Special Servicer or an Affiliate thereof is bidding, be submitted to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than any Pooled Mortgage Loan Seller, any Certificateholder or any Affiliate of any such Person constitutes a fair price for any REO Property, the applicable Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve (12) months, as well as, among other factors, the occupancy level and physical condition of the REO Property, the state of the then current local economy and commercial real estate market where the REO Property is located and the obligation to dispose of any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period specified in Section 3.16(a)). The Purchase Price for any REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the applicable Special Servicer or any Affiliate thereof shall constitute a fair price for any REO Property unless such bid is the highest cash bid received and at least two Independent bids (not including the bid of the applicable Special Servicer or any Affiliate) have been received. In the event the bid of the applicable Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received for any REO Property and the original bid of the applicable Special Servicer or any Affiliate thereof is the highest of all bids received, then the bid of the applicable Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(e), that such bid constitutes a fair price for the subject REO Property. Any bid by the applicable Special Servicer for any REO Property shall be unconditional; and, if accepted, the subject REO Property shall be transferred to the applicable Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

         (f) Subject to Sections 3.18(a) through 3.18(e) above, the applicable Special Servicer shall act on behalf of the Trustee in negotiating with Independent third parties in connection with the sale of any REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Designated Defaulted Pooled Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection with the sale of any REO Property, the applicable Special Servicer may charge prospective bidders, and may retain, fees that approximate the applicable Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into a Collection Account. Any sale of a Specially Designated Defaulted Pooled Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the applicable Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the applicable Special Servicer or the Trustee.

         (g) Any sale of any Specially Designated Defaulted Pooled Mortgage Loan or REO Property shall be for cash only.

         (h) The purchase price for any Specially Designated Defaulted Pooled Mortgage Loan or REO Property sold under this Section 3.18 shall be deposited into the applicable Master Servicer's Collection Account, and the Trustee, upon receipt of written notice from the applicable Master Servicer to the effect that such deposit has been made (based upon notification by the applicable Special Servicer to such Master Servicer of the amount of the purchase price), shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan or REO Property in the Person who purchased such Mortgage Loan or REO Property.

         (i) Any of the RREEF Textron Pooled Mortgage Loan other than the RREEF Textron B-Note Holder will be subject to the RREEF Textron Co-Lender Agreement. The RREEF Textron Special Servicer will require, in connection with such a sale of the RREEF Textron Pooled Mortgage Loan, that the purchaser assume in writing all of the rights and obligations of the holder of the RREEF Textron Pooled Mortgage Loan under the RREEF Textron Co-Lender Agreement.

         (j) The purchase option for any Specially Serviced Mortgage Loan pursuant to this Section 3.18 shall terminate, and shall not be exercisable as set forth in subsections (b) and (c) above (or if exercised, but the purchase of the subject Pooled Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if and when (i) the Special Servicer has accepted a Fair Value Bid, (ii) such Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, (iii) the related Mortgaged Property has become an REO Property, (iv) a Final Recovery Determination has been made with respect to such



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Specially Serviced Mortgage Loan or (v) alternatively but solely in the case of the RREEF Textron Mortgage Loan Pair, the purchase option set forth in the RREEF Textron Agreement among Noteholders is exercised.

         SECTION 3.19. Additional Obligations of Master Servicers and the Special Servicer.

         (a) Within sixty (60) days (or within such longer period as the applicable Special Servicer is (as certified thereby to the Trustee in writing) diligently using reasonable efforts to obtain the Appraisal referred to below) after the earliest of the date on which any Mortgage Loan (i) becomes a Modified Mortgage Loan following the occurrence of a Servicing Transfer Event, (ii) becomes an REO Mortgage Loan, (iii) with respect to which a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property, (iv) the related Borrower becomes the subject of bankruptcy, insolvency or similar proceedings or, if such proceedings are involuntary, sixty (60) days thereafter or (v) any Monthly Payment becomes 60 days or more delinquent and such event constitutes a Servicing Transfer Event (each such event, an "Appraisal Trigger Event" and each such Mortgage Loan and any related REO Mortgage Loan that is the subject of an Appraisal Trigger Event, until it ceases to be such in accordance with the following paragraph, a "Required Appraisal Loan"), the applicable Special Servicer shall obtain an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been received (or, if applicable, conducted) within the prior twelve
(12) months and the applicable Special Servicer has no knowledge of changed circumstances that in the applicable Special Servicer's reasonable judgment would materially affect the value of the Mortgaged Property. If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance, such Advance to be made at the direction of the applicable Special Servicer when the Appraisal is received by the applicable Special Servicer. Promptly following the receipt of, and based upon, such Appraisal, the applicable Special Servicer, in consultation with the Controlling Class Representative, shall determine and report to the Certificate Administrator, the Trustee and the applicable Master Servicer the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan. For purposes of this Section 3.19(a), an Appraisal may, in the case of any Mortgage Loan with an outstanding principal balance of less than $2,000,000 only, consist solely of an internal valuation performed by the applicable Special Servicer. In the case of the RREEF Textron Mortgaged Property, the RREEF Textron Special Servicer shall also determine and report to the Trustee, the Master Servicer, the Controlling Class Representative and the RREEF Textron B-Note Holder the Appraisal Reduction Amount, if any, with respect to the RREEF



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Textron Mortgage Loan Pair (calculated as if it was a single Pooled Mortgage
Loan).

         A Mortgage Loan shall cease to be a Required Appraisal Loan if and when, following the occurrence of the most recent Appraisal Trigger Event, any and all Servicing Transfer Events with respect to such Mortgage Loan have ceased to exist and no other Appraisal Trigger Event has occurred with respect thereto during the preceding ninety (90) days.

         For so long as any Mortgage Loan or REO Mortgage Loan remains a Required Appraisal Loan, the applicable Special Servicer shall, within 30 days of each anniversary of such Mortgage Loan's having become a Required Appraisal Loan, obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at the applicable Special Servicer's option, conduct) an update of the prior Appraisal. If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance, such Advance to be made at the direction of the applicable Special Servicer when the Appraisal is received by the applicable Special Servicer. Promptly following the receipt of, and based upon, such update, the applicable Special Servicer shall redetermine, in consultation with the Controlling Class Representative, and report to the Certificate Administrator, the Trustee and the applicable Master Servicer the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan. Promptly following the receipt of, and based upon, such update, in the case of the RREEF Textron Mortgaged Property, the RREEF Textron Special Servicer shall also redetermine, and report to the Trustee, the applicable Master Servicer, the Controlling Class Representative and the RREEF Textron B-Note Holder, the Appraisal Reduction Amount, if any, with respect to the RREEF Textron Mortgage Loan Pair (calculated as if it was a single Pooled Mortgage Loan).

         The Controlling Class Representative and, insofar as the case of the RREEF Textron B-Note Loan is affected, the RREEF Textron B-Note Holder, each shall have the right at any time within six months of the date of the receipt of any Appraisal to require that the applicable Special Servicer obtain a new Appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholders or the RREEF Textron B-Note Holder, as applicable. Upon receipt of such Appraisal the applicable Special Servicer shall deliver a copy thereof to the Trustee, the applicable Master Servicer, the Controlling Class Representative, any Requesting Subordinate Certificateholder (subject to the second paragraph of Section 11.10) and, in the case of the RREEF Textron Mortgaged Property, the RREEF Textron B-Note Holder. Promptly following the receipt of, and based upon, such Appraisal, the applicable Special Servicer shall redetermine and report to the Trustee, the Master Servicer and the Controlling Class Representative the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Mortgage Loan. In the case of the RREEF Textron Mortgaged Property, the RREEF Textron Special Servicer shall also redetermine and report to the Trustee, the Master Servicer, the Controlling Class Representative and the RREEF Textron B-Note Holder the Appraisal Reduction Amount, if any, with respect to the RREEF Textron Loan Pair (calculated as if it was a single Mortgage Loan).

         (b) Notwithstanding anything to the contrary contained in any other Section of this Agreement, the applicable Special Servicer shall notify the applicable Master Servicer whenever a Servicing Advance is required to be made with respect to any Specially Serviced Mortgage Loan or REO Property, and, such Master Servicer shall make such Servicing Advance; provided that the applicable Special Servicer shall make any Servicing Advance on a Specially Serviced Mortgage Loan or REO Property that constitutes an Emergency Advance. Each such notice and request shall be made, in writing, not less than five Business Days (and, to the extent reasonably practicable, at least ten Business Days) in advance of the date on which the subject Servicing Advance is to be made and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the applicable Master Servicer may reasonably request; provided, however, that the applicable Special Servicer shall not be entitled to make such a request more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). Each Master Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by the applicable Special Servicer to make (as described above) not later than the date on which the subject Servicing Advance is to be made, but in no event shall it be required to make any Servicing Advance on a date that is earlier than five Business Days following such Master Servicer's receipt such request. If the request is timely and properly made, the requesting Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the applicable Master Servicer to make with respect to any Mortgage Loan or REO Property (regardless of whether or not such Master Servicer shall make such Servicing Advance). Each Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the applicable Special Servicer, together with Advance Interest in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as such Master Servicer is entitled with respect to any other Servicing Advances made thereby.

         Notwithstanding the foregoing provisions of this Section 3.19(b), a Master Servicer shall not be required to reimburse the applicable Special Servicer for, or to make at the direction of the applicable Special Servicer, any Servicing Advance if such Master Servicer determines in its reasonable judgment that such Servicing Advance, although not characterized by the requesting Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. Such Master Servicer shall notify the requesting Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the applicable Special Servicer pursuant to Section 3.05(a).

         (c) Each Master Servicer shall deliver to the Certificate Administrator for deposit in the Distribution Account by 1:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received during the most recently ended Collection Period with respect to Pooled Mortgage Loans as to which such Master Servicer is the applicable Master Servicer, to the extent such Prepayment Interest Shortfalls arose from (i) voluntary Principal Prepayments made by a Borrower on such Pooled Mortgage Loans that are not Specially Serviced Mortgage Loans or defaulted Mortgage Loans or (ii) to the extent such Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan Documents, involuntary Principal Prepayments made on such Pooled Mortgage Loans that are not Specially Serviced Mortgage Loans or defaulted Mortgage Loans.

         The rights of the Certificateholders to offsets of any Prepayment Interest Shortfalls shall not be cumulative from Collection Period to Collection Period.

         (d) With respect to each Pooled Mortgage Loan that provides for defeasance, the applicable Master Servicer shall, to the extent permitted by the terms of such Mortgage Loan, require the related Borrower (i) to provide replacement collateral consisting of U.S. government securities within the meaning of Treasury regulation section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Mortgage Loan, to the extent consistent with the related Mortgage Loan Documents, that such Mortgage Loan matures on its Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of the applicable Master Servicer, to designate a single purpose entity (which may be a subsidiary of the applicable Master Servicer established for the purpose of assuming all defeased Mortgage Loans) to assume the Mortgage Loan (or defeased portion thereof) and own the defeasance collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral, and (vi) in the case of a partial defeasance of the Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or Properties to be released. If the subject Mortgage Loan has a Cut-off Date Principal Balance greater than or equal to $20,000,000 or an outstanding principal balance greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Pool or is one of the 10 largest Mortgage Loans then in the Trust Fund, or if the terms of the subject Mortgage Loan do not permit the applicable Master Servicer to impose the foregoing requirements and the applicable Master Servicer does not satisfy such requirements on its own, then the applicable Master Servicer shall so notify the Rating Agencies and the Controlling Class Representative and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a confirmation that such defeasance will not result in an Adverse Rating Event. Subject to the related Mortgage Loan Documents and applicable law, the applicable Master Servicer shall not permitted a defeasance unless (i) the subject Mortgage Loan requires the Borrower to pay all Rating Agency fees associated with defeasance (if confirmation of the absence of an Adverse Rating Event is a specific condition precedent thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the applicable Master Servicer (provided, however, that in no event shall such proposed other arrangements result in any liability to the Trust Fund including any indemnification of the applicable Master Servicer or Special Servicer which may result in legal expenses to the Trust Fund), and (ii) the Borrower is required to provide all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor Trust Event and that the Mortgage Loan Documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations with respect to the absence of an Adverse Rating Event.

         SECTION 3.20.  Modifications, Waivers, Amendments and Consents.

         (a) The RREEF Textron Special Servicer (solely as to the RREEF Textron Mortgage Loan Pair for so long as a Servicing Transfer Event exists with respect thereto), the General Special Servicer (solely as to any other

Specially Serviced Pooled Mortgage Loans) and the applicable Master Servicer, solely as to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Default Interest and Post-ARD Additional Interest) on and principal of, defer or forgive late payment charges, Prepayment Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan for which it is the applicable Master Servicer or Special Servicer, subject, however, to Sections
3.08 and 3.24 and, further to each of the following limitations, conditions and restrictions:

         (i) other than as expressly set forth in Section 3.02 (with respect to Post-ARD Additional Interest and Default Charges), Section 3.08 (with respect to due-on-sale and due-on-encumbrance clauses and transfers of interests in Borrowers), Section 3.19(e) (with respect to defeasances),
     Section 3.20(f) (with respect to Post-ARD Additional Interest) and Section
     3.27 (with respect to Default Charges), the applicable Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or materially and adversely affect the security for such Mortgage Loan, unless such Master Servicer has obtained the consent of the applicable Special Servicer (it being understood and agreed that (A) the applicable Master Servicer shall promptly provide the applicable Special Servicer with notice of any Borrower request for such modification, waiver or amendment, the applicable Master Servicer's recommendations and analysis, and with all information reasonably available to the applicable Master Servicer that the applicable Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the applicable Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to Section 3.24) and
     (C) if any such consent has not been expressly denied within 10 Business Days of the applicable Special Servicer's receipt from the applicable Master Servicer of such Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the applicable Master Servicer in order to make an informed decision, such consent shall be deemed to have been granted);

         (ii) other than as provided in Sections 3.02, 3.08 and 3.20(f), the applicable Special Servicer shall not agree to (or, in the case of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, consent to the applicable Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or, in the case of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, consent to the applicable Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the applicable Special Servicer, would materially impair the security for such Mortgage Loan, unless a material default on such Mortgage Loan has occurred or, in the reasonable judgment of the applicable Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to Certificateholders and, in the case of the RREEF Textron Mortgage Loan Pair, the RREEF Textron B-Note Holder (as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders and, in the case of the RREEF Textron Mortgage Loan Pair, the RREEF Textron B-Note Holder to be done at the related Net Mortgage Rate), than would liquidation; provided that (A) any modification, extension, waiver or amendment of the payment terms of the RREEF Textron Mortgage Loan Pair shall be structured so as to be consistent with the allocation and payment priorities set forth in the related Mortgage Loan Documents, including the RREEF Textron Co-Lender Agreement, such that neither the Trust as holder of the RREEF Textron Pooled Mortgage Loan nor the RREEF Textron B-Note Holder shall gain a priority over the other with respect to any payment, which priority is not, as of the date of the RREEF Textron Co-Lender Agreement, reflected in the related Mortgage Loan Documents, including the RREEF Textron Co-Lender Agreement, and (B) to the extent consistent with the Servicing Standard (taking into account the extent to which the RREEF Textron B-Note Mortgage Loan is junior to the RREEF Textron Pooled Mortgage Loan), (I) no waiver, reduction or deferral of any particular amounts due on the RREEF Textron Pooled Mortgage Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the RREEF Textron B-Note Mortgage Loan, and (II) no reduction of the Mortgage Rate of the RREEF Textron Pooled Mortgage Loan shall be effected prior to the reduction of the Mortgage Rate of the RREEF Textron B-Note Mortgage Loan;

         (iii) the applicable Special Servicer shall not extend (or, in the case of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, consent to the applicable Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of (A) two years prior to the Rated Final Distribution Date, (B) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend), and (C) if such Mortgage Loan is covered by an Environmental Insurance Policy, for more than five years later than such Mortgage Loan's Stated Maturity Date, unless either (I) the applicable Special Servicer shall have first determined in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the applicable Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, and at the expense of the Borrower, that there are no circumstances or conditions present at the related Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations or (II) the Borrower obtains (at its expense) an extension of such policy on the same terms and conditions for a period ending not earlier than five years following the extended maturity date of the Mortgage Loan;

         (iv) neither the applicable Master Servicer nor the applicable Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool (none of the Master Servicers and the applicable Special Servicer shall be liable for decisions made under this subsection which were made in good faith and each of them may rely on Opinions of Counsel in making such decisions);

         (v) subject to applicable law, the related Mortgage Loan Documents and the Servicing Standard, neither the applicable Master Servicer nor the applicable Special Servicer shall permit any modification, waiver or amendment of any term of any Mortgage Loan that is not a

     Specially Serviced Mortgage Loan unless all related fees and expenses are paid by the Borrower;

         (vi) the applicable Special Servicer shall not permit (or, in the case of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, consent to the applicable Master Servicer's permitting) any Borrower to add or substitute any real estate collateral for its Mortgage Loan unless the applicable Special Servicer shall have first (A) determined in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the applicable Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the related Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) other than with respect to the RREEF Textron Mortgage Loan Pair, received, at the expense of the related Borrower, written confirmation from each Rating Agency that such addition or substitution of collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

         (vii) the applicable Special Servicer shall not release (or, in the case of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, consent to the applicable Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any real property collateral securing an outstanding Mortgage Loan, except as provided in Section 3.09(d), except as specifically required under the related Mortgage Loan Documents or except where a Mortgage Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release where (A) the Rating Agencies have been notified in writing, (B) either (1) the use of the collateral to be released will not, in the reasonable judgment of the applicable Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute real estate collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (C) the remaining Mortgaged Property (together with any substitute collateral) is, in the reasonable judgment of the applicable Special Servicer, adequate security for the remaining Mortgage Loan and (D) other than with respect to the RREEF Textron Mortgage Loan Pair, if the collateral to be released has an appraised value in excess of $3,000,000, such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the related Borrower within the meaning of Treasury regulations section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the applicable Master Servicer nor the applicable Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

         (b) Any payment of interest, which is deferred pursuant to Section 3.20(a), shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Pooled Mortgage Loan, notwithstanding that the terms of such Pooled Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the applicable Master Servicer or Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Pooled Mortgage Loan.

         (c) Each of the applicable Master Servicer and the applicable Special Servicer may, as a condition to its granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within such Master Servicer's or Special Servicer's, as the case may be, discretion pursuant to the terms of the related Mortgage Loan Documents and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by it; provided that the charging of such fees would not otherwise constitute a "significant modification" of the Mortgage Loan pursuant to Treasury Regulation Section 1.860G-2(b). All such fees collected by the applicable Master Servicer and/or the applicable Special Servicer with respect to any Mortgage Loan shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

         (d) All modifications, amendments, material waivers and other material actions entered into or taken in respect of the Mortgage Loans pursuant to this
Section 3.20 (other than waivers of Default Charges for which the consent of the Special Servicer is required under Section 3.02), and all material consents, shall be in writing. Each of the applicable Special Servicer and the applicable Master Servicer shall notify the other such party, each Rating Agency, the Certificate Administrator, the Trustee and the Controlling Class Representative and, if affected thereby, the RREEF Textron B-Note Holder, in writing, of any material modification, waiver, amendment or other action entered into or taken thereby in respect of any Mortgage Loan pursuant to this Section 3.20 (other than waivers of Default Charges for which the consent of the Special Servicer is required under Section 3.02) and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party and, if the RREEF Textron B-Note Mortgage Loan is affected, to the RREEF Textron B-Note Holder), an original counterpart of the agreement relating to such modification, waiver, amendment or other action agreed to or taken by it, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the applicable Special Servicer or the applicable Master Servicer, as appropriate, pursuant to Section 3.20(a) above, the applicable Special Servicer or the applicable Master Servicer, as applicable, shall deliver to the other such party, the Certificate Administrator, the Trustee and the Rating Agencies (and, if the RREEF Textron B-Note Mortgage Loan is affected, to the RREEF Textron B-Note Holder) an Officer's Certificate certifying that all of the requirements of Section 3.20(a) have been met and, in the case of the applicable Special Servicer, setting forth in reasonable detail the basis of the determination made by it pursuant to
Section 3.20(a)(ii); provided that, if such modification, waiver or amendment involves an extension of the maturity of any Mortgage Loan, such Officer's Certificate shall be so delivered before the modification, waiver or amendment is agreed to.

         (e) With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the applicable Master Servicer shall be permitted, with the consent of the applicable Special Servicer (which consent shall be deemed granted if not denied in writing within 10 Business Days after receipt of



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the applicable Master Servicer's request therefor), to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Post-ARD Additional Interest in respect of such ARD Mortgage Loan if (i) such ARD Mortgage Loan is not a Specially Serviced Mortgage Loan, (ii) the related Borrower has requested the right to prepay such ARD Mortgage Loan in full together with all payments required by the related Mortgage Loan Documents in connection with such prepayment except for such accrued Post-ARD Additional Interest, and (iii) the applicable Master Servicer has determined, in its reasonable judgment, that waiving such Post-ARD Additional Interest is in accordance with the Servicing Standard. The applicable Master Servicer shall prepare all documents necessary and appropriate to effect any such waiver and shall coordinate with the related Borrower for the execution and delivery of such documents.

         (f) Notwithstanding anything in this Section 3.20 or in Section 3.08 or
Section 3.24 to the contrary, the applicable Master Servicer shall not be required to seek the consent of, or provide prior notice to, the applicable Special Servicer or any Certificateholder or obtain any confirmation from the Rating Agencies with respect to the absence of an Adverse Rating Event in order to approve the following modifications, waivers or amendments of the Mortgage Loans that are not Specially Serviced Mortgage Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related Mortgage Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the Mortgage Loan Documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the Mortgage Loan Documents that do not include any other approval or exercise)) and such release is made as required by the Mortgage Loan Documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property);
(iii) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan; (iv) granting other routine approvals, including the granting of subordination and nondisturbance and attornment agreements and consents involving routine leasing activities that affect less than 30% of the net rentable area of the Mortgaged Property or 30,000 square feet of the Mortgaged Property, whichever is greater; (v) approval of annual budgets to operate the Mortgage Property; (vi) grants of any waiver or consent that the applicable Master

Servicer determines (in accordance with the Servicing Standard) to be immaterial; and (vii) approving a change of the property manager at the request of the related Borrower (provided that either (A) the change occurs in connection with an assignment and assumption approved in accordance with Section
3.08 or (B) the successor property manager is not affiliated with the Borrower and is a nationally or regionally recognized manager of similar properties and the related Mortgage Loan does not have a Stated Principal Balance that is greater than or equal to $8,500,000 or 2% of the then aggregate Stated Principal Balance of the Mortgage Pool, whichever is less; provided that such modification, waiver, consent or amendment (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury regulations section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, and (y) would be consistent with the Servicing Standard.

         (g) In connection with granting an extension of the maturity date of either Mortgage Loan or both Mortgage Loans in the RREEF Textron Pooled Mortgage Loan in accordance with Section 3.20(a), the applicable Special Servicer (if the RREEF Textron Mortgage Loan Pair is a Specially Serviced Mortgage Loan), or the applicable Master Servicer (if the RREEF Textron Mortgage Loan Pair is not a Specially Serviced Mortgage Loan) shall each cause the related Borrower to agree, if it has not already done so pursuant to the existing Mortgage Loan Documents, to thereafter deliver to the applicable Special Servicer, the Trustee and the Controlling Class Representative, and the RREEF Textron B-Note Holder audited operating statements on a quarterly basis with respect to the related Mortgaged Property, provided that the applicable Special Servicer or the applicable Master Servicer, as the case may be, may, in its sole discretion, waive the requirement that such statements be audited.

         SECTION 3.21. Transfer of Servicing Between Applicable Master Servicer and Applicable Special Servicer; Record Keeping.

         (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the applicable Master Servicer shall immediately give notice thereof to the Controlling Class Representative, and if the applicable Master Servicer is not also the applicable Special Servicer, the applicable Master Servicer shall immediately give notice thereof to the applicable Special Servicer, the Trustee and the Controlling Class Representative, and shall deliver the related Servicing File to the applicable Special Servicer and shall use its best reasonable efforts to provide the applicable Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan and reasonably requested by the applicable Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. To the extent such is in the possession of the applicable Master Servicer (or any Sub-Servicer thereof), the information, documents and records to be delivered by the applicable Master Servicer to the applicable Special Servicer pursuant to the prior sentence shall include, but not be limited to, financial statements, appraisals, environmental/engineering reports, leases, rent rolls, Insurance Policies, UCC Financing Statements and tenant estoppels. The applicable Master Servicer shall use its best efforts to comply with the preceding two sentences within five Business Days of the occurrence of each related Servicing Transfer Event. No later than ten Business Days before the applicable Master Servicer is required to deliver a copy of the related Servicing File to the applicable Special Servicer, it shall review such Servicing File and request from the Trustee any material documents that it is aware are missing from such Servicing File.

         Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the applicable Master Servicer is not also the applicable Special Servicer, the applicable Special Servicer shall immediately give notice thereof to the applicable Master Servicer, the Trustee and the Controlling Class Representative and shall return the related Servicing File within five Business Days, to the applicable Master Servicer. Upon giving such notice and returning such Servicing File to the applicable Master Servicer, the applicable Special Servicer's obligation to service such Mortgage Loan, and the applicable Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the applicable Master Servicer to service and administer such Mortgage Loan shall resume.

         Notwithstanding anything herein to the contrary, in connection with the transfer to the applicable Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the applicable Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the applicable Master Servicer and the applicable Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

         (b) In servicing any Specially Serviced Mortgage Loan, the applicable Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the applicable Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

         (c) The applicable Master Servicer and the applicable Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to any Mortgage Loan or REO Property and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

         (d) In connection with the performance of its obligations hereunder with respect to any Mortgage Loan or REO Property, each of the applicable Master Servicer and the applicable Special Servicer shall be entitled to rely upon written information provided to it by the other.

         SECTION 3.22.  Sub-Servicing Agreements.

         (a) Each Master Servicer and the applicable Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that (A) in each case, the Sub-Servicing Agreement (as it may be amended or modified from time to time): (i) insofar as it affects the Trust, is consistent with this Agreement in all material respects; (ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), any successor to the Master Servicer or the applicable Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or, subject to the provisions of Section 3.22(f), terminate such rights and obligations (provided, however, that the RREEF Textron Sub-Servicing Agreement may not be terminated except for cause or at the direction of the RREEF Textron Controlling Party); (iii) if it is entered into by a Master Servicer, does not purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the applicable Special

Servicer with respect to any Specially Serviced Mortgage Loan or otherwise; (iv) if it is entered into by the applicable Special Servicer, does not purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of a Master Servicer with respect to any Mortgage Loan (including any Specially Serviced Mortgage Loan); (v) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of such Master Servicer or such Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii) and except with respect to the obligations of any successor Master Servicer under the Designated Sub-Servicer Agreements) none of the Trustee, any successor to such Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom except as explicitly permitted herein; (vi) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan without cause and without payment of any termination fee; (vii) does not permit the subject Sub-Servicer any rights of indemnification out of the Trust Fund except through such Master Servicer or such Special Servicer, as the case may be, pursuant to Section 6.03;
(viii) does not impose any liability whatsoever on the Trustee or the Certificateholders with respect to anything contained therein; and (ix) in the case of the RREEF Textron Sub-Servicing Agreement, provides that such Sub-Servicing Agreement may be terminated, without cause and without payment of any penalty or termination fee, at the direction of the RREEF Textron Controlling Party; and (B) the Servicer Report Administrator shall not be entitled to enter into any Sub-Servicing Agreement to provide for the performance by third parties of any or all of the obligations imposed on it hereunder in its capacity as Servicer Report Administrator.

         (b) References in this Agreement to actions taken or to be taken by a Master Servicer or Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of such Master Servicer or such Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of a Master Servicer or Special Servicer hereunder to make Advances shall be deemed to have been advanced by such Master Servicer or such Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were such Master Servicer or such Special Servicer, as the case may be. Such Advances shall accrue interest in accordance with Sections 3.11(g) and/or 4.03(d), such interest to be allocable between such Master Servicer or such Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, each of the Master Servicers and the Special Servicers shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

         (c) Each of the Master Servicers and the Special Servicers shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

         (d) Each Sub-Servicer actually performing servicing functions (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans it is to service are situated, if and to the extent required by applicable law, and (ii) to the extent sub-servicing multifamily loans, shall be an approved conventional seller/servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a HUD-Approved Servicer.

         (e) Each of the Master Servicers and the Special Servicers, for the benefit of the Trustee and the Certificateholders, shall (at no expense to any other party hereto or to the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Master Servicer or such Special Servicer, as applicable, in its reasonable judgment, would require were it the owner of the subject Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, including any provisions thereof limiting the ability of a Master Servicer or Special Servicer, as applicable, to terminate a Sub-Servicer, each of the Master Servicers and the Special Servicers shall have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders and/or the RREEF Textron B-Note Holder.

         (f) It shall be permissible for each Designated Sub-Servicing Agreement to prohibit a termination of the related Sub-Servicer without cause (except that cause shall be defined to include the occurrence of an Adverse Rating Event with respect to the continuation of such Sub-Servicer) and or to require the payment of a termination fee (determined as described below) upon any termination without cause. Any such right of a Sub-Servicer under a Designated Sub-Servicing Agreement shall be binding upon any successor Master Servicer

(including the Trustee) and the obligation to pay such termination fee upon any termination of such Sub-Servicer shall constitute a corporate obligation (not reimbursable by the Trust or any of the other parties to this Agreement, including the terminated Master Servicer) of such successor. For purposes of this subsection (f), the termination fee payable to a Sub-Servicer under any Designated Sub-Servicing Agreement shall be determined as follows.

         (g) In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, such Master Servicer or such Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

         (h) Notwithstanding any Sub-Servicing Agreement entered into by it, each of the Master Servicers and the Special Servicers shall remain obligated and liable to the Trustee and the Certificateholders (and, in the case of the applicable Master Servicer for the RREEF Textron Mortgage Loan Pair, to the RREEF Textron B-Note Holder) for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible. Each of the Master Servicers and the Special Servicers shall pay the fees of any Sub-Servicer retained by it in accordance with the respective Sub-Servicing Agreement and, in any event, from its own funds.

         (i) Notwithstanding anything to the contrary set forth herein, any account established and maintained by a Sub-Servicer pursuant to a Sub-Servicing Agreement with a Master Servicer shall for all purposes under this Agreement be deemed to be an account established and maintained by such Master Servicer.

         (j) Notwithstanding any contrary provisions of the foregoing subsections of this Section 3.22, the appointment by a Master Servicer or Special Servicer of one or more third-party contractors for the purpose of performing discrete, ministerial functions shall not constitute the appointment of Sub-Servicers and shall not subject to the provisions of this Section 3.22; provided, however, that such Master Servicer or such Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors as if it were alone performing such functions and shall pay all fees and expenses of such third-party contractors. The proviso to the preceding sentence shall not be construed to limit the right of a Master Servicer or Special Servicer to be reimbursed for any cost or expense for which it is otherwise entitled to reimbursement under this Agreement.

         (k) Neither the applicable Master Servicer nor the RREEF Textron Special Servicer shall enter into any Sub-Servicing Agreement with respect to the RREEF Textron Mortgage Loan Pair without the consent of the RREEF Textron Controlling Party. In addition, the RREEF Textron Controlling Party may require the applicable Master Servicer or the RREEF Textron Special Servicer to terminate any particular Sub-Servicing Agreement with respect to the RREEF Textron Mortgage Loan Pair. Furthermore, if PAR is no longer a Master Servicer, the RREEF Textron Controlling Party may require the applicable Master Servicer to (i) appoint a Sub-Servicer (acceptable to the RREEF Textron Controlling Party in its sole discretion) with respect to the RREEF Textron Mortgage Loan Pair and
(ii) delegate all of its primary servicing responsibilities and duties, and assign all of the corresponding master servicing compensation (exclusive of a portion of the corresponding Master Servicing Fee that is in excess of a reasonable primary servicing fee), with respect to the RREEF Textron Mortgage Loan Pair to that Sub-Servicer.

         SECTION 3.23.  Controlling Class Representative.

         (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative; provided that, subject to the last sentence of this Section 3.23(a), and the acquisition by ARCap CMBS Fund REIT, Inc. of the Certificates of the Controlling Class, ARCap CMBS Fund REIT, Inc. shall serve as the initial Controlling Class Representative. Upon (i) the receipt by the Certificate Administrator of written requests for the selection of a successor Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Certificate Administrator that the Controlling Class has changed, the Certificate Administrator shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible

Officer of the Certificate Administrator or identified thereto by the Depositary or the Depositary Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Certificate Administrator for selecting a Controlling Class Representative, which process shall include the designation of the Controlling Class Representative by the Majority Controlling Class Certificateholder(s) by a writing delivered to the Certificate Administrator. No appointment of any Person as a successor Controlling Class Representative shall be effective until such Person provides the Certificate Administrator with (i) written confirmation of its acceptance of such appointment, (ii) written confirmation of its agreement to keep confidential, for so long as reports are required to be filed with respect to the Trust under Section 15(d) of the Exchange Act, all information received by it with respect to the Trust and its assets that has not been filed with the Commission, (iii) an address and telecopy number for the delivery of notices and other correspondence and (iv) a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

         (b) Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Certificate Administrator has actual knowledge and otherwise promptly upon request from either Master Servicer or either Special Servicer, the Certificate Administrator shall deliver to each of the Master Servicers and the Special Servicers the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Certificate Administrator or identified thereto by the Depositary or the Depositary Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Certificate Administrator shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depositary or the Certificate Owners) of such Certificates, and each of the Master Servicers and the Special Servicers shall be entitled to rely on such information provided by the Certificate Administrator with respect to any obligation or right hereunder that such Master Servicer or such Special Servicer, as the case may be, may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class

Representative, the Certificate Administrator shall notify the other parties to this Agreement of such event.

         (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Certificate Administrator, the Trustee, each Special Servicer, each Master Servicer and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Certificate Administrator, the Trustee, each Special Servicer, each Master Servicer and such existing Controlling Class Representative.

         (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Certificate Administrator and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

         (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Certificate Administrator, the Trustee, the applicable Master Servicer and the applicable Special Servicer, whereupon (if such Special Servicer, such Master Servicer, the Certificate Administrator, the Trustee, the Fiscal Agent or the Trust are also named parties to the same action and, in the sole judgment of the applicable Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for a Special Servicer, a Master Servicer, the Certificate Administrator, the Trustee, the Fiscal Agent or the Trust to be an adverse party in such action as regards the Controlling Class Representative) the applicable Special Servicer on behalf of the Trust shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

         SECTION 3.24. Certain Rights and Powers of the Controlling Class Representative.

         (a) The applicable Special Servicer shall prepare a report (the "Asset Status Report") recommending the taking of certain actions for each Mortgage Loan that becomes a Specially Serviced Mortgage Loan and deliver such Asset Status Report to the Controlling Class Representative and the applicable Master Servicer not later than 45 days after the servicing of such Mortgage Loan is transferred to the applicable Special Servicer. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

         (i) a summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Borrower;

         (ii) a discussion of the legal and environmental considerations reasonably known to the applicable Special Servicer (including without limitation by reason of any Phase I Environmental Assessment and any additional environmental testing contemplated by Section 3.09(c)), consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth herein and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

         (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property or Mortgaged Properties;

         (iv) a summary of the applicable Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan;

         (v) the Appraised Value of the related Mortgaged Property or Mortgaged Properties, together with the assumptions used in the calculation thereof (which the applicable Special Servicer may satisfy by providing a copy of the most recently obtained Appraisal); and

         (vi) such other information as the applicable Special Servicer deems relevant in light of the Servicing Standard.

         If (i) the Controlling Class Representative affirmatively approves in writing an Asset Status Report, (ii) after 10 Business Days from receipt of an Asset Status Report the Controlling Class Representative does not object to such Asset Status Report or (iii) within 10 Business Days after receipt of an Asset Status Report the Controlling Class Representative objects to such Asset Status Report and the applicable Special Servicer makes a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders and (if applicable) the RREEF Textron B-Note Holder as a collective whole, the applicable Special Servicer shall take the recommended actions described in the Asset Status Report. If within 10 Business Days after receipt of an Asset Status Report the Controlling Class Representative objects to such Asset Status Report and the applicable Special Servicer does not make a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders and (if applicable) the RREEF Textron B-Note Holder as a collective whole, the applicable Special Servicer shall revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the objection to the Asset Status Report by the Controlling Class Representative. The applicable Special Servicer shall, subject to Section 3.24(c), revise such Asset Status Report as provided in the prior sentence until the earliest of (a) the delivery by the Controlling Class Representative of an affirmative approval in writing of such revised Asset Status Report, (b) the failure of the Controlling Class Representative to disapprove such revised Asset Status Report in writing within ten (10) Business Days of its receipt thereof; or (c) the passage of ninety (90) days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the applicable Special Servicer shall implement the recommended action as outlined in the most recent version of such Asset Status Report (provided that the applicable Special Servicer shall not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan Documents). The applicable Special Servicer may, from time to time, subject to Section 3.24(c), modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and either approved or not rejected as provided above.

         Notwithstanding the prior paragraph, the applicable Special Servicer may take any action set forth in an Asset Status Report before the expiration of the ten (10) Business Day period during which the Controlling Class Representative may reject such report if (A) the applicable Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and (B) it has made a reasonable effort to contact the Controlling Class Representative. The applicable

Special Servicer may not take any action inconsistent with an Asset Status Report that has been adopted as provided above, unless such action would be required in order to act in accordance with the Servicing Standard. If the Special Servicer takes any action inconsistent with an Asset Status Report that has been adopted as provided above, the applicable Special Servicer shall promptly notify the Controlling Class Representative of such inconsistent action and provide a reasonably detailed explanation of the reasons therefor.

         The applicable Special Servicer shall deliver to the applicable Master Servicer, the Controlling Class Representative and each Rating Agency a copy of each Asset Status Report that has been adopted as provided above, in each case with reasonable promptness following such adoption. The RREEF Textron Special Servicer shall deliver to the applicable Master Servicer, the Controlling Class Representative and each Rating Agency any comparable report contemplated by the final sentence of Section 3.24(c).

         (b) In addition, notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.24(c), the applicable Special Servicer will not be permitted to take, or consent to the applicable Master Servicer's taking, any of the actions identified in clauses
(i) through (xi) of this sentence not otherwise specifically covered by an approved Asset Status Report, unless and until the applicable Special Servicer has notified the Controlling Class Representative in writing of the applicable Special Servicer's intent to take or permit the particular action and the Controlling Class Representative has consented (or has failed to object) thereto in writing within ten Business Days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto (and, in the case of a proposed action for which the applicable Master Servicer has requested approval from the applicable Special Servicer, such shorter period during which such Special Servicer is initially entitled to withhold consent without being deemed to have approved the action):

         (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan as comes into and continues in default;

         (ii) any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of Default Charges) or any non-monetary term (excluding the waiver of any "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (ix) below) of (A) any Mortgage Loan that is not a



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     Specially Serviced Mortgage Loan and has a principal balance of $2,500,000 or more (or, if the proposed modification/waiver is an extension of maturity or a waiver of Post-ARD Additional Interest under the circumstances contemplated by Section 3.20(f), any such Mortgage Loan without regard to balance) or (B) any Specially Serviced Mortgage Loan;

         (iii) any acceptance of a discounted payoff with respect to any Specially Serviced Mortgage Loan;

         (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

         (v) any release of collateral for any Mortgage Loan (except that in circumstances where either (x) both (A) the relevant Mortgage Loan is not a Specially Serviced Mortgage Loan and has an outstanding principal balance of less than $2,500,000 and (B) the release of collateral is not conditioned on obtaining the consent of the lender under the related Mortgage Loan Documents, or (y) the release of collateral is made upon a satisfaction of the subject Mortgage Loan, the consent of (or failure to object by) the Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the Special Servicer but the Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action);

         (vi) any acceptance of substitute or additional collateral for a Mortgage Loan (except that in circumstances where either (x) the relevant Mortgage Loan is not a Specially Serviced Mortgage Loan and has an outstanding principal balance of less than $2,500,000 or (y) the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the Special Servicer but the Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action);

         (vii) any releases of any Letters of Credit, Reserve Funds or other Additional Collateral with respect to a Mortgaged Property (except that in circumstances where either (x) the relevant Mortgage Loan is not a

     Specially Serviced Mortgage Loan and has a principal balance of less than $2,500,000 or (y) the release of the applicable Letter of Credit, Reserve Funds or Additional Collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the Special Servicer but the Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action);

         (viii) any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any Mortgaged Property, or any termination or change, or consent to the termination or change (except that in circumstances where the relevant Mortgage Loan is not a Specially Serviced Mortgage Loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the Special Servicer but the Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action);

         (ix) any approval of the assignment of the Mortgaged Property securing any Mortgage Loan to and assumption of such Mortgage Loan by another Person, any waiver of a "due-on-sale" clause in any Mortgage Loan, any approval of a further encumbrance of the Mortgaged Property securing any Mortgage Loan or any waiver of a "due-on-encumbrance" clause in any Mortgage Loan (except that in circumstances where the relevant Mortgage Loan is not a Specially Serviced Mortgage Loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the Special Servicer but the Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action); and

         (x) any determination as to whether any type of property-level insurance is required under the terms of any Mortgage Loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related Mortgaged Property is located or any other determination or exercise of discretion with respect to property-level insurance (except that in circumstances where the relevant

     Mortgage Loan is not a Specially Serviced Mortgage Loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the Special Servicer but the Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action);

provided that, in the event that the applicable Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the applicable Special Servicer may take any such action without waiting for the Controlling Class Representative's response.

         In addition, subject to Section 3.24(c), the Controlling Class Representative may direct the applicable Special Servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the applicable Special Servicer shall provide the Controlling Class Representative with any information in the applicable Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action.

         (c) Notwithstanding anything herein to the contrary: (i) no Special Servicer shall have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting during the period following any resignation or removal of a Controlling Class Representative and before a replacement is selected; and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 3.24(a) or (b), may (and the applicable Special Servicer shall ignore and act without regard to any such advice, direction or objection that the applicable Special Servicer has determined, in its reasonable, good faith judgment, would): (A) require or cause the applicable Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including the applicable Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (C) expose the Trust, the Depositor, a Master Servicer, a Special Servicer, the Fiscal Agent, the Certificate Administrator, the Trustee or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability or (D) materially expand the scope of a Master Servicer's or a Special Servicer's responsibilities under this Agreement. Furthermore, notwithstanding the foregoing (including any contrary provisions of subsection (a) or subsection
(b)), the RREEF Textron Special Servicer shall not have any obligation to obtain the approval of or accept direction from the Controlling Class Representative regarding any Asset Status Report or the actions contemplated by that Asset Status Report with respect to the RREEF Textron Mortgage Loan Pair, or to even prepare any Asset Status Report with respect to the RREEF Textron Mortgage Loan Pair, or otherwise obtain the approval of or accept direction from the Controlling Class Representative with respect to any servicing action involving the RREEF Textron Mortgage Loan Pair, unless a RREEF Textron Change of Control Event has occurred and is continuing; provided that, during the period that no RREEF Textron Change of Control Event Exists, the RREEF Textron Special Servicer shall, solely for informational purposes, prepare, and from time to time update, a report containing the type of information in an Asset Status Report with respect to the RREEF Textron Mortgage Loan Pair and within 20 days thereafter deliver the same to the Trustee and the Controlling Class Representative.

         (d) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

         SECTION 3.25.  Replacement of Special Servicers.

         (a) Subject to Section 3.25(b), the Controlling Class Representative may remove the existing General Special Servicer hereunder (with or without cause) and appoint a successor to the existing General Special Servicer; provided that if any such removal is made without cause, then the costs of transferring the special servicing responsibilities of the removed General Special Servicer to a successor thereto shall be paid by the Certificateholders of the Controlling Class and (B) the Controlling Class Representative shall have delivered or caused to have been delivered to each of the parties hereto a copy of the request for the confirmation described in clause (i) of subsection (b) that constitutes a condition to the effectiveness of the removal and/or appointment, simultaneously with or promptly following the delivery of such request to the Rating Agencies. In addition, the RREEF Textron Controlling Party may, upon not less than ten days' prior written notice to the respective parties hereto, remove any existing RREEF Textron Special Servicer hereunder (without cause) and appoint a successor RREEF Textron Special Servicer; provided that, if any such removal is without cause, then the costs of transferring the special servicing responsibilities to a successor RREEF Textron Special Servicer shall be paid by either the RREEF Textron B-Note Holder (if it is the RREEF Textron Controlling Party) or by the Certificateholders of the Controlling Class (if the Controlling Class Representative is the RREEF Textron Controlling Party).

         (b) No removal of a Special Servicer and/or appointment of a successor thereto pursuant to Section 3.25(a) shall be effective until: (i) the Trustee shall have received (A) written confirmation from each of the Rating Agencies that such removal and/or appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (provided, that the RREEF Textron Controlling Party can remove the RREEF Textron Special Servicer, without obtaining such written confirmation from the Rating Agencies, in order to replace it with a Person controlled by PMCF or The Prudential Insurance Company of America), (B) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit H-2, executed by the Person designated to be the successor to such terminated General Special Servicer or RREEF Textron Special Servicer, as the case may be, (C) in the case of the RREEF Textron Special Servicer, under the circumstances provided below in this Section 3.25(b), the written consent of the Controlling Class Representative, which consent shall not be unreasonably withheld, and (D) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such terminated Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section 3.25, (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit H-2, has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms; and (ii) if such terminated Special Servicer has been removed by without cause, the Certificateholders of the Controlling Class or the RREEF Textron B-Note

Holder, as applicable, shall have delivered to the Trustee and the terminated Special Servicer such Certificateholders' joint and several undertaking to pay any expenses incurred by the Trustee and such terminated Special Servicer in connection with the transfer of special servicing responsibilities to a successor Special Servicer.

         (c) Any Special Servicer terminated pursuant to Section 3.25(a) shall be deemed to have been so terminated simultaneously with the designated successor's becoming the applicable Special Servicer hereunder; provided that
(i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Accounts of all of its accrued and unpaid Special Servicing Fees, as and to the extent provided in
Section 3.05(a), and reimbursement from the successor to such terminated Special Servicer of all outstanding Servicing Advances made by such terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor to such terminated Special Servicer shall be deemed to have made such Servicing Advances at the same time that such terminated Special Servicer had actually made them), (ii) such terminated Special Servicer shall thereafter be entitled to Workout Fees, as and to the extent expressly permitted by Section 3.11(c), and (iii) such terminated Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that such terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement to such terminated Special Servicer in effecting the transfer of such terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to
Section 3.25, to the replacement to such terminated Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by such terminated Special Servicer to the REO Account or to any Servicing Account or Reserve Account or should have been delivered to the Master Servicers or that are thereafter received by or on behalf of such terminated Special Servicer with respect to any Mortgage Loan or REO Property.

         SECTION 3.26.  Application of Default Charges.

         (a) Any and all Default Charges that are actually received by or on behalf of the Trust with respect to any Pooled Mortgage Loan or REO Pooled Mortgage Loan thereto, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

         first, to pay to the Fiscal Agent, the Trustee, the applicable Master Servicer or the applicable Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be;

         second, to reimburse the Trust for any Advance Interest paid to the Fiscal Agent, the Trustee, the applicable Master Servicer or the applicable Special Servicer since the Closing Date with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, which interest was paid from a source other than Default Charges collected on such Mortgage Loan or REO Mortgage Loan, as the case may be; and

         third, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as Additional Master Servicing Compensation to the applicable Master Servicer, if such Default Charges were accrued when the loan was not a Specially Serviced Mortgage Loan, and otherwise to pay any remaining portion of such Default Charges as Additional Special Servicing Compensation to the applicable Special Servicer.

         (b) Default Charges applied to reimburse the Trust pursuant to clause second of Section 3.26(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a), subject to application pursuant to
Section 3.05(a) or 3.05(b) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to any of clause second of Section 3.26(a) shall be deemed to offset payments of Advance Interest in the chronological order in which it was incurred with respect to the subject Mortgage Loan or REO Mortgage Loan (whereupon such Advance Interest shall thereafter be deemed to have been paid out of Default Charges).

         SECTION 3.27.   Certain Matters Regarding the RREEF Textron B-Note
                         Holder.

         (a) The Trustee hereby acknowledges receipt on the Closing Date of an executed counterpart of an Agreement Among Noteholders substantially in the form of Exhibit L hereto, dated as of the Closing Date, with respect to the RREEF Textron Loan Pair (the "RREEF Textron Co-Lender Agreement"), which counterpart has been executed by The Prudential Insurance Company of America, in its capacity as RREEF Textron B-Note Holder. Pursuant to the RREEF Textron Co-Lender Agreement, the RREEF Textron B-Note Holder accepts and agrees to be bound by the terms of this Agreement insofar as it relates to the RREEF Textron B-Note Mortgage Loan.

         (b) From and after the date hereof, the parties hereto shall recognize The Prudential Insurance Company of America as the RREEF Textron B-Note Holder; provided that, if The Prudential Insurance Company of America shall transfer the RREEF Textron B-Note Mortgage Loan pursuant to Section 14 of the RREEF Textron Co-Lender Agreement, the parties hereto shall recognize as the RREEF Textron B-Note Holder the most recent endorsee of the RREEF Textron B-Note that has delivered to each of the parties hereto (i) a certification to the effect that such endorsee is a Qualified Institutional Lender (as defined in the RREEF Textron Co-Lender Agreement) and (ii) a fully executed assignment and assumption agreement substantially in the form of Exhibit N hereto (the "RREEF Textron B-Note Assignment and Assumption Agreement"), whereby the transferor of the RREEF Textron B-Note shall assign all of its right, title and interest in, to and under, and the prospective transferee shall assume all of the obligations of the RREEF Textron B-Note Holder under, the RREEF Textron Co-Lender Agreement and, further, the prospective transferee shall accept and agree to be bound by the terms of this Agreement insofar as it relates to the RREEF Textron B-Note Mortgage Loan.

         (c) In any Insolvency Proceeding involving the RREEF Textron Borrower, the RREEF Textron Special Servicer shall (i) file a proof of claim in respect of the claims of the Trust and the RREEF Textron B-Note Holder against the RREEF Textron Borrower, (ii) have the exclusive right to exercise any voting rights in respect of the claims of the Trust and the RREEF Textron B-Note Holder against the RREEF Textron Borrower and (iii) otherwise represent the Trust and the RREEF Textron B-Note Holder in such Insolvency Proceeding, with due consideration given to the priority in payment to the Trust, as holder of the RREEF Textron Pooled Mortgage Loan, over the RREEF Textron B-Note Holder, as reflected in the RREEF Textron Co-Lender Agreement and the other related Mortgage Loan Documents. Without the written consent of the other, neither the Trust nor the RREEF Textron B-Note Holder shall (except through the RREEF Textron Special Servicer) acquiesce, petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to the RREEF Textron Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the RREEF Textron Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the RREEF Textron Borrower. In addition, without the written consent of the other, neither the Trust nor the RREEF Textron B-Note Holder shall (except through the RREEF Textron Special Servicer) make any election, give any consent, commence any action or file any motion or take any other action in any case by or against the RREEF Textron Borrower under the Bankruptcy Code. The Trust and the RREEF Textron B-Note Holder grant to the RREEF Textron Special Servicer an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Trust and the RREEF Textron B-Note Holder in connection with any case by or against the RREEF Textron Borrower under the Bankruptcy Code, including the right to vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the RREEF Textron Loan Pair and to file a motion to modify the automatic stay with respect to the RREEF Textron Loan Pair. The Trust and the RREEF Textron B-Note Holder shall execute, acknowledge and deliver to the RREEF Textron Special Servicer all such further deeds, conveyances and instruments as may be reasonably necessary for the better assuring and evidencing of the foregoing grant.

         SECTION 3.28. Certain Rights and Powers of the RREEF Textron B-Note Holder.

         (a) Provided that no RREEF Textron Change of Control Event has occurred and is continuing, the RREEF Textron B-Note Holder will be entitled to advise the applicable Master Servicer and the RREEF Textron Special Servicer with respect to that party's taking any of the actions identified in clauses (i) through (viii) of the following sentence. In addition, notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.28(c), provided that no RREEF Textron Change of Control Event has occurred and is continuing, neither the applicable Master Servicer nor the RREEF Textron Special Servicer will be permitted to take any of the actions identified in clauses (i) through (viii) of this sentence, unless and until the applicable Master Servicer or the RREEF Textron Special Servicer, as the case may be, has notified the RREEF Textron B-Note Holder in writing of that party's intent to take the particular action and the RREEF Textron B-Note Holder has consented thereto in writing:

         (i) any modification, amendment or waiver of the RREEF Textron Pooled Mortgage Loan or the RREEF Textron B-Note Mortgage Loan that would have a material adverse effect on the interests of the RREEF Textron B-Note Holder;

         (ii) any modification, amendment or waiver of the RREEF Textron B-Note Mortgage Loan that would (A) result in an extension of the maturity of the RREEF Textron B-Note Mortgage Loan, (B) result in a reduction of the Mortgage Rate, the Monthly Payment or any Yield Maintenance Charge or Prepayment Premium with respect to the RREEF Textron B-Note Mortgage Loan, or (C) result in a deferral or forgiveness of interest or principal or otherwise affect the amount or timing of any payment of interest or principal with respect to the RREEF Textron B-Note Mortgage Loan;

         (iii) any approval of a successor property manager with respect to, or any material alteration of, the RREEF Textron Mortgaged Property;

         (iv) any waiver of the requirements under the RREEF Textron Loan Pair with respect to property insurers or the manner in which payments or other collections on the RREEF Textron Loan Pair are held and/or invested;

         (v) any waiver of a due-on-sale or due-on-encumbrance clause with respect to the RREEF Textron Loan Pair or transfer of an interest in the related Borrower or any related Mortgaged Property;

         (vi) any substitution or material release of collateral with respect to the RREEF Textron Loan Pair; and

         (vii) any appointment or removal of a Sub-Servicer with respect to the RREEF Textron Loan Pair.

         (b) Notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.28(c), provided that no RREEF Textron Change of Control Event has occurred and is continuing, the RREEF Textron Special Servicer shall, at any time that a Servicing Transfer Event exists with respect to the RREEF Textron Loan Pair:

         (i) consult with the RREEF Textron B-Note Holder upon the occurrence of any material event of default under the RREEF Textron Loan Pair and follow the directions of the RREEF Textron B-Note Holder with respect to the resolution of that event of default or the liquidation of the RREEF Textron Loan Pair; and

         (ii) obtain the prior written consent of the RREEF Textron B-Note Holder prior to taking any of the following actions--

         (A) foreclosure upon or acquisition of the RREEF Textron Mortgaged Property,

         (B)  any sale of any REO Property relating to the RREEF Textron Loan
              Pair,

         (C) any action to bring the RREEF Textron Mortgaged Property into compliance with applicable environmental laws, and

         (D) any release of the related Borrower or any guarantor from liability under the RREEF Textron Loan Pair.

         (c) If, and for so long as, a RREEF Textron Change of Control Event has occurred and is continuing, the RREEF Textron B-Note Holder shall cease to have the rights provided for in Section 3.28(a) and Section 3.28(b), and neither the applicable Master Servicer nor the RREEF Textron Special Servicer shall have any right or obligation to consult with or to seek and/or obtain consent or approval from the RREEF Textron B-Note Holder prior to acting, and the provisions of this Agreement requiring such shall be of no effect. Furthermore, no advice, direction or objection given or made by the RREEF Textron B-Note Holder, as contemplated by Section 3.28(a) or Section 3.28(b), may (and the applicable Master Servicer and the RREEF Textron Special Servicer shall each ignore and act without regard to any such advice, direction or objection that the Master Servicer or the RREEF Textron Special Servicer, as the case may be, has determined, in its reasonable, good faith judgment, would) (A) require or cause the applicable Master Servicer or the RREEF Textron Special Servicer to violate applicable law, the terms of the RREEF Textron Loan Pair or the RREEF Textron Co-Lender Agreement or any other Section of this Agreement, including that party's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, or (C) materially expand the scope of the applicable Master Servicer's or either Special Servicer's responsibilities under this Agreement; provided that, for so long as no RREEF Textron Change of Control Event has occurred and is continuing, the RREEF Textron B-Note Holder may freely exercise any discretion granted to the lender under the related Mortgage Loan Documents (as in effect on the Closing Date) in connection with the release or substitution of real estate collateral for the RREEF Textron Loan Pair in accordance with Sections 10 and 11 of the related Mortgage Note).

         (d) Upon an event of default under the RREEF Textron Pooled Mortgage Loan, the RREEF Textron B-Note Holder will be entitled to cure such event of default, in which case the RREEF Textron Special Servicer will refrain from taking any action against the related Borrower, any related guarantor or any of the related Mortgaged Properties. In connection therewith, the RREEF Textron B-Note Holder shall have an additional five days beyond any grace period for the related Borrower to have remedied such event of default. Each of the applicable Master Servicer and the RREEF Textron Special Servicer shall notify the RREEF Textron B-Note Holder in writing of any event of default under the RREEF Textron Pooled Mortgage Loan, promptly following that party's gaining actual knowledge of such event of default.

         (e) If the RREEF Textron Pooled Mortgage Loan shall at any time become 90 days delinquent with respect to any Monthly Payment due thereunder, the applicable Master Servicer shall promptly so notify the Trustee, the RREEF Textron Special Servicer and the RREEF Textron B-Note Holder. Pursuant to the RREEF Textron Co-Lender Agreement, for 180 days following its receipt of such notice, provided that the RREEF Textron Pooled Mortgage Loan remains 90 or more days delinquent, the RREEF Textron B-Note Holder shall be entitled to purchase the RREEF Textron Pooled Mortgage Loan at the related Purchase Price. In the event of any such purchase, the Purchase Price for the RREEF Textron Pooled Mortgage Loan shall be deposited into such Master Servicer's Collection Account, and the Trustee, upon receipt of an Officer's Certificate from such Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the RREEF Textron B-Note Holder or its designee the Mortgage File for the RREEF Textron Pooled Mortgage Loan, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the RREEF Textron B-Note Holder ownership of the RREEF Textron Pooled Mortgage Loan. In connection with any such purchase, the Master Servicer and the RREEF Textron Special Servicer shall each deliver any portion of the related Servicing File in its possession to the RREEF Textron B-Note Holder.

         (f) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the RREEF Textron B-Note Holder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the RREEF Textron B-Note Holder may act solely in its own interest, without regard to the interests of the Holders of any Class of Certificates; (iii) the RREEF Textron B-Note Holder does not have any duties to the Holders of any Class of Certificates; and (iv) the RREEF Textron B-Note Holder shall have no liability whatsoever for having acted in its own interests, and in conflict with the interests of the Holders of one or more Classes of Certificates, and no Certificateholder may take any action whatsoever against the RREEF Textron B-Note Holder or any director, officer, employee, agent or principal thereof for having so acted.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS


         SECTION 4.01.  Distributions.

         (a) On each Distribution Date, the Certificate Administrator shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for such Distribution
Date:

         (1) to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

         (2) to make distributions of principal to the Holders of the respective Classes of the Class A Certificates, allocable as among such Classes of Certificateholders as provided below, up to an amount (not to exceed the aggregate Class Principal Balance of such Classes of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date; and

         (3) to make distributions to the Holders of the respective Classes of the Class A Certificates, up to an amount equal to, pro rata as among such Classes of Certificateholders in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed.

         (4) to make distributions of interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

         (5) after the Class Principal Balances of the Class A Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Certificates pursuant to clause (2) above);

         (6) to make distributions to the Holders of the Class B Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

         (7) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

         (8) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

         (9) to make distributions to the Holders of the Class C Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

         (10) to make distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

         (11) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

         (12) to make distributions to the Holders of the Class D Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

         (13) to make distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

         (14) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

         (15) to make distributions to the Holders of the Class E Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

         (16) to make distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

         (17) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

         (18) to make distributions to the Holders of the Class F Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

         (19) to make distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

         (20) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

         (21) to make distributions to the Holders of the Class G Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

         (22) to make distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

         (23) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

         (24) to make distributions to the Holders of the Class H Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

         (25) to make distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

         (26) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

         (27) to make distributions to the Holders of the Class J Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

         (28) to make distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

         (29) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

         (30) to make distributions to the Holders of the Class K Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

         (31) to make distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

         (32) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

         (33) to make distributions to the Holders of the Class L Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

         (34) to make distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

         (35) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

         (36) to make distributions to the Holders of the Class M Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

         (37) to make distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

         (38) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

         (39) to make distributions to the Holders of the Class N Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

         (40) to make distributions of interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

         (41) after the Class Principal Balance of the Class N Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

         (42) to make distributions to the Holders of the Class P Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed; and

         (43) to make distributions to the Holders of the Class R Certificates, up to an amount equal to the excess, if any, of (A) the Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the other Classes of Certificates on such Distribution Date pursuant to the prior clauses of this Section 4.01(a).

         Any distributions of interest made with respect to the Class X-1 Certificates or the Class X-2 Certificates on any Distribution Date pursuant to clause (1) above shall be deemed to have been allocated among the respective REMIC III Components of such Class of Certificates on a pro rata basis in accordance with the respective amounts of Accrued Component Interest for such REMIC III Components for such Distribution Date.

         On each Distribution Date prior to the Class A Principal Distribution Cross-Over Date, the Certificate Administrator shall pay the distributions of principal made on the Class A Certificates on such Distribution Date, pursuant to clause (2) above, first, to the Holders of the Class A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero, and, second, to the Holders of the Class A-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero. On any Distribution Date coinciding with or following the Class A Principal Distribution Cross-Over Date, but prior to the Final Distribution Date, the Certificate Administrator shall pay the distributions of principal made on the Class A Certificates on such Distribution Date pursuant to clause (2) above to the Holders of all the Classes of the Class A Certificates, on a pro rata basis, in accordance with the respective Class Principal Balances of such Classes outstanding immediately prior to such

Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero.

         (b) Funds on deposit in the Distribution Account on each Distribution Date that represent Prepayment Premiums or Yield Maintenance Charges collected with respect to any Pooled Mortgage Loan or deemed collected with respect to a successor REO Mortgage Loan thereto during the related Collection Period shall be distributable as follows. On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account and distribute to the Holders of each Class of the Class A, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates to whom the Certificate Administrator is to make a distribution in respect of principal pursuant to Section 4.01(a) an amount equal to the product of (i) full amount of the funds representing each respective Prepayment Premium or Yield Maintenance Charge collected with respect to any Pooled Mortgage Loan or deemed collected with respect to a successor REO Mortgage Loan thereto during the related Collection Period, multiplied by (ii) a fraction (which in no event may be greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Certificates for the Interest Accrual Period related to such Distribution Date over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Pooled Mortgage Loan (or successor REO Mortgage Loan) over the relevant Discount Rate (provided that if the denominator of such fraction is equal to zero, such fraction shall be deemed to equal 0.0), and further multiplied by (iii) a fraction, the numerator of which is equal to the amount of principal to be distributed on such Class of Principal Balance Certificates on such Distribution Date pursuant to
Section 4.01(a) and the denominator of which is equal to the aggregate amount of principal to be distributed on the Principal Balance Certificates on such Distribution Date. If such Distribution Date occurs prior to or in October 2006, the Certificate Administrator shall withdraw from the Distribution Account any funds on deposit in the Distribution Account that represent the remaining portion of such Prepayment Premium or Yield Maintenance Charge and distribute
(i) 85% of such funds to the Holders of the Class X-1 Certificates and (ii) 15% of such funds to the Holders of the Class X-2 Certificates. If such Distribution Date occurs after October 2006, the Certificate Administrator shall withdraw from the Distribution Account any funds on deposit in the Distribution Account that represent the remaining portion of such Prepayment Premium or Yield Maintenance Charge and distribute 100% of such funds to the Holders of the Class X-1 Certificates. Any funds distributed on a Class of Certificates in respect of each Prepayment Premium or Yield Maintenance Charge pursuant to this

Section 4.01(b) shall constitute an "Additional Yield Amount" for such Class of Certificates.

         For purposes of the immediately preceding paragraph, the relevant "Discount Rate" in connection with any Prepayment Premium or Yield Maintenance Charge collected on any prepaid Mortgage Loan or REO Mortgage Loan during the Collection Period related to any Distribution Date shall be a rate per annum equal to (i) if a discount rate was used in the calculation of the applicable Prepayment Premium or Yield Maintenance Charge pursuant to the terms of the relevant Pooled Mortgage Loan (or successor REO Mortgage Loan), such discount rate (as reported by the applicable Master Servicer) or (ii) if a discount rate was not used in the calculation of the applicable Prepayment Premium or Yield Maintenance Charge pursuant to the terms of the relevant Pooled Mortgage Loan (or successor REO Mortgage Loan), the yield calculated by the linear interpolation of the yields (as reported under the heading "U.S. Government Securities/Treasury Constant Maturities" in Federal Reserve Statistical Release
H.15 (519) published by the Federal Reserve Board for the week most recently ended before the date of the relevant prepayment (or deemed prepayment) of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the related Maturity Date of the Pooled Mortgage Loan (in the case of a Pooled Mortgage Loan (or successor REO Mortgage Loan thereto) that is not an ARD Mortgage Loan) or the related Anticipated Repayment Date (in the case of a Pooled Mortgage Loan (or successor REO Mortgage Loan thereto) that is an ARD Mortgage Loan, such interpolated yield converted to a monthly equivalent yield. If Federal Reserve Statistical Release H.15 (519) is no longer published, the Certificate Administrator shall select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities.

         Any Additional Yield Amount distributed in respect of the Class X-1 Certificates on any Distribution Date shall be deemed to have been distributed in respect of the respective REMIC III Components of the Class X-1 Certificates, on a pro rata basis in accordance with the respective amounts by which the Component Notional Amounts of such REMIC III Components were reduced on such Distribution Date by deemed distributions of principal pursuant to Section 4.01(i). Any Additional Yield Amount distributed in respect of the Class X-2 Certificates on any Distribution Date shall be deemed to have been distributed in respect of the respective REMIC III Components of the Class X-2 Certificates, on a pro rata basis in accordance with the respective amounts by which the Component Notional Amounts of such REMIC III Components were reduced on such Distribution Date by deemed distributions of principal pursuant to Section 4.01(i) or, in the absence of any such reduction, in accordance with the Component Notional Amount of such REMIC III Components.

         (c) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account any amounts then on deposit in the Class V Sub-Account of the Distribution Account that represent Post-ARD Additional Interest collected or deemed collected in respect of the ARD Mortgage Loans or any successor REO Mortgage Loans during the related Collection Period and shall distribute such amounts to the Holders of the Class V Certificates.

         (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate pursuant to Section 4.04(a)) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Certificate Administrator was subsequently notified in writing. If such check is returned to the Certificate Administrator, then the Certificate Administrator, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Certificate Administrator shall be set aside by the Certificate

Administrator and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Certificate Administrator has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Certificate Administrator shall, subject to applicable law, distribute the unclaimed funds to the Class R Certificateholders.

         (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Administrator, the Certificate Registrar, the Depositor, the Special Servicers or the Master Servicers shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under each of the Letter of Representations among the Depositor, the Trustee and the initial Depository dated as of the Closing Date and pertaining to the Book-Entry Certificates, a copy of which Letters of Representation are attached hereto as Exhibit B.

         (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund with respect to the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates with respect to amounts properly previously distributed on the Certificates.

         (g) Except as otherwise provided in Section 9.01, whenever the Certificate Administrator receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates pursuant to Section 4.04(a)) will be made on the next Distribution Date, the Certificate Administrator shall, no later than the second Business Day prior to such Distribution Date, mail to each Holder of record of such Class of Certificates on such date a notice to the effect that:

         (i) the Certificate Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

         (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such non-tendering Certificateholders following the first anniversary of the delivery of such second notice thereto shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Certificate Administrator shall, subject to applicable law, distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject thereto.

         (h) Notwithstanding any other provision of this Agreement, the Certificate Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Certificate Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Certificate Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Certificate Administrator shall indicate the amount withheld to such Certificateholders.

         (i) All distributions made in respect of each Class of Principal Balance Certificates on each Distribution Date (including the Final Distribution
Date) pursuant to Section 4.01(a) or Section 4.01(b) shall be deemed to have first been distributed from REMIC II to REMIC III with respect to the Corresponding REMIC II Regular Interest(s) for such Class of Certificates; and all distributions made with respect to each Class of Interest Only Certificates on each Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), and allocable to any particular REMIC III Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such REMIC III Component. In each case, if such distribution on any such Class of Certificates was a distribution of accrued interest, of principal, of additional interest (in the form of one or more Additional Yield Amounts) or in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously allocated to such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence (and, if applicable the next paragraph) shall be deemed to also be, respectively, a distribution of accrued interest, of principal, of additional interest (in the form of one or more Additional Yield Amounts) or in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously allocated to REMIC III in respect of such REMIC II Regular Interest.

         If two or more REMIC II Regular Interests have the same alphabetical designation (although different numerical designations) (such as but not limited to the group of REMIC II Regular Interests consisting of REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2, REMIC II Regular Interest A-1-3, REMIC II Regular Interest A-1-4, REMIC II Regular Interest A-1-5 and REMIC II Regular Interest A-1-6), (i) deemed distributions of accrued interest made on such REMIC II Regular Interests shall be allocated among such REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of accrued interest deemed payable on each such REMIC II Regular Interest for the subject Distribution Date; (ii) deemed distributions of principal made on such REMIC II Regular Interests shall be allocated sequentially to such REMIC II Regular Interests in ascending order of that portion of their alphanumeric designations that follows the portion thereof that is the same as the alphanumeric designation of the Class of Principal Balance Certificates for which such REMIC II Regular Interests constitute Corresponding REMIC II Regular

Interests (for example, in the case of the group of REMIC II Regular Interests consisting of REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2, REMIC II Regular Interest A-1-3, REMIC II Regular Interest A-1-4, REMIC II Regular Interest A-1-5 and REMIC II Regular Interest A-1-6, first, to REMIC II Regular Interest A-1-1; second, to REMIC II Regular Interest A-1-2; third, to REMIC II Regular Interest A-1-3; fourth, to REMIC II Regular Interest A-1-4; fifth, to REMIC II Regular Interest A-1-5; and, sixth, to REMIC II Regular Interest A-1-6), in each case until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero; (iii) deemed distributions of additional interest (in the form of one or more Additional Yield Amounts) made on such REMIC II Regular Interests shall be allocated sequentially to such REMIC II Regular Interests in ascending order of that portion of their alphanumeric designations that follows the portion thereof that is the same as the alphanumeric designation of the Class of Principal Balance Certificates for which such REMIC II Regular Interests constitute Corresponding REMIC II Regular Interests, in each case for so long as the Uncertificated Principal Balance of such REMIC II Regular Interest is greater than zero; and (iv) deemed distributions in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made on such REMIC II Regular Interests, shall be allocated among such REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts deemed reimbursable with respect thereto for the subject Distribution Date.

         The actual distributions made by the Certificate Administrator on each Distribution Date in respect of the REMIC III Certificates pursuant to Section 4.01(a) or Section 4.01(b), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(i). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(i), actual distributions of funds from the Collection Account shall be made only in accordance with Section 4.01(a) or
Section 4.01(b), as applicable.

         (j) On each Distribution Date, including the Final Distribution Date, the Available Distribution Amount for such date shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

         (i) as deemed distributions of interest with respect to all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest with respect to each REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates;

         (ii) as deemed distributions of principal with respect to all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, as to each REMIC I Regular Interest, the portion of the Principal Distribution Amount for such Distribution Date attributable to the related Mortgage Loan or any successor REO Mortgage Loan ; and

         (iii) as deemed distributions with respect to all the REMIC I Regular Interests, up to an amount equal to, pro rata in accordance with, and in reimbursement of, any Realized Losses and Additional Trust Fund Expenses previously allocated to each REMIC I Regular Interest (with compounded interest).

         Each Additional Yield Amount distributed to any Class of Regular Interest Certificates on any Distribution Date shall, in each case, be deemed to have been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Mortgage Loan or REO Mortgage Loan, as the case may be, in respect of which the related Prepayment Premium or Yield Maintenance Charge was received.

         SECTION 4.02.  Certificate Administrator Reports; Servicer
                        Reporting.

         (a) Certificate Administrator Reports and Information. Based solely on information provided to the Certificate Administrator by the Master Servicers pursuant to Sections 3.12, 4.02(b) and 4.02(f), the Certificate Administrator shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to each Privileged Person a statement substantially in the form of, and containing the information set forth in, Exhibit D-1 hereto, including the CMSA Bond Level File and the CMSA Collateral Summary File (the "Certificate Administrator Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and the Mortgaged Properties; provided that the Certificate Administrator need not deliver to the Depositor, the Master Servicers, the Special Servicers, the Underwriters, the Rating Agencies or the Controlling Class Representative any Certificate Administrator Report that has been made available to such Person via the Certificate Administrator's internet website as provided below; and provided, further, that the Certificate Administrator has no affirmative obligation to discover the identities of Certificate Owners and need only react to

Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Certificate Administrator Report shall be deemed to have agreed to keep confidential the information therein until such Certificate Administrator Report is filed with the Commission.

         On each Distribution Date, the Certificate Administrator shall provide or make available electronically (or, upon request, by first class mail) to each Privileged Person each file and report comprising the CMSA Investor Reporting Package, to the extent received by the Certificate Administrator since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date); provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the Commission. Such files and reports shall be so provided or made available such that (i) in the case of the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Financial File, the CMSA Property File and (with respect to any Collection Period that commences at any time following the date that is nine (9) months following adoption of the form thereof by the CMSA) the CMSA Loan Level Reserve Report and the CMSA Reconciliation of Funds Report, such file or report presents information for all of the Mortgage Loans and/or Mortgaged Properties (as applicable) without segregation according to the identities of the Master Servicers and (ii) in the case of the CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification Report, the CMSA Historical Liquidation Report, the CMSA REO Status Report, the CMSA Servicer Watch List, the CMSA Comparative Financial Status Report, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet and (with respect to any Collection Period that commences at any time following the date that is nine (9) months following adoption of the form thereof by the CMSA) the CMSA Special Servicer Defaulted Loan Report, such report presents information separately tabbed for the Mortgage Loans and/or Mortgaged Properties or REO Properties (as applicable) for which each respective Master Servicer is the applicable Master Servicer.

         The Certificate Administrator shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicers provided for herein, and the Certificate Administrator shall not be in default hereunder due to a delay in providing such information and reports caused by the failure of any Master Servicer or Special Servicer to timely deliver any information or reports hereunder. None of the Master Servicers, the Special Servicers or the Certificate Administrator shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by either Master Servicer, either Special Servicer or the Certificate Administrator, as applicable. None of the Certificate Administrator, the Master Servicers or the Special Servicers shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

         The Certificate Administrator shall make available each month, to any interested person, the related Certificate Administrator Report via its internet website initially located at "www.ctslink.com/cmbs". In addition, the Certificate Administrator shall make available each month, via its internet website on a restricted basis solely to Privileged Persons, (i) the Unrestricted Servicer Reports, (ii) the CMSA Bond Level File and the CMSA Collateral Summary File, and (iii) as a convenience to interested persons (and not in furtherance of the distribution thereof under the securities laws), the Prospectus, this Agreement, each of the Pooled Mortgage Loan Purchase Agreements and the Merrill Bank Mortgage Loan Purchase Agreement (including, in each case, all schedules and exhibits thereto). Upon notification by the Depositor that Bear, Stearns & Co. Inc. has sold the Non-Registered Certificates to unaffiliated third parties, the Certificate Administrator shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to any interested person. The Certificate Administrator shall also make available each month, on a restricted basis to any Privileged Person via its internet website,
(i) the Restricted Servicer Reports, and (ii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, access to information regarding the Trust on the Certificate Administrator's internet website will be conditioned to the party attempting to gain such access electronically agreeing to keep confidential any such information that has not been filed with the Commission.

         The Certificate Administrator makes no representations or warranties as to the accuracy or completeness or any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.

         In connection with providing access to the Certificate Administrator's internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer (provided that such website provides thereon electronic means of fulfilling such registration and acceptance for purposes of obtaining access to Unrestricted Servicer Reports). The Certificate Administrator shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Certificate Administrator's internet website can be directed to the Certificate Administrator's CMBS customer service desk at (301) 815-6600 or such other number as the Certificate Administrator may hereinafter specify.

         The Certificate Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Certificate Administrator Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

         (b) Certain Tax-Related Reporting to Certificateholders by the Certificate Administrator. Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on page 2 of Exhibit D-1 hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Certificate Administrator deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Certificate Administrator in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Certificate Administrator shall furnish to such Certificateholder such information regarding the Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Certificate Administrator. Each of the Master Servicers and the Special Servicers shall promptly provide to the Depositor and the Certificate Administrator such information regarding the Mortgage Loans and the Mortgaged Properties for which it is the applicable Master Servicer or the applicable Special Servicer, as the case may be, as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, such Master Servicer or such Special Servicer, as the case may be.

         (c) CMSA Loan Periodic Update Files. Not later than 9:00 a.m. (New York City time) on the third Business Day following each Determination Date (which is also the second Business Day preceding the related Distribution Date), the Servicer Report Administrator shall deliver to the Certificate Administrator the CMSA Loan Periodic Update File, combining information with respect to the Mortgage Loans as to which it is the applicable Master Servicer and information delivered to the Servicer Report Administrator by the other Master Servicer with respect to the Mortgage Loans as to which such other Master Servicer is the applicable Master Servicer (as described in the immediately succeeding sentence), without segregation according to the identities of the Master Servicers, and reflecting information as of the close of business on such Determination Date. Not later than 9:00 a.m. (New York City time) on the second Business Day following each Determination Date, the Master Servicer that is not the Servicer Report Administrator shall deliver to the Servicer Report Administrator the CMSA Loan Periodic Update File with respect to the Mortgage Loans as to which it is the applicable Master Servicer, reflecting information as of the close of business on the such Determination Date. The CMSA Loan Periodic Update File delivered by each Master Servicer as described above shall be in an electronic format that is mutually acceptable to the two Master Servicers and the Certificate Administrator. Each CMSA Loan Periodic Update File and any written information supplemental thereto shall include such information with respect to the subject Mortgage Loans that is reasonably required by the Certificate Administrator for purposes of making the calculations and preparing the reports for which the Certificate Administrator is responsible pursuant to
Section 4.01, this Section 4.02, Section 4.04 or any other section of this Agreement, as set forth in reasonable written specifications or guidelines issued by the Certificate Administrator from time to time. Such information may be delivered to the Certificate Administrator by the Servicer Report Administrator and, if applicable, to the Servicer Report Administrator by the other Master Servicer by electronic mail or in such electronic or other form as may be reasonably acceptable to the two Master Servicers and the Certificate Administrator.

         Notwithstanding the foregoing, the parties agree that the CMSA Loan Periodic Update File required to be delivered by each Master Servicer in November 2002 will be based solely upon information generated from actual collections received by such Master Servicer and from information the respective Pooled Mortgage Loan Sellers deliver or cause to be delivered to such Master Servicer (including but not limited to information prepared by third party servicers of the subject Mortgage Loans with respect to the period prior to the Closing Date). Each Special Servicer shall from time to time (and, in any event, upon request) provide each Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties for which it is the applicable Special Servicer as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such Master Servicer to the Certificate Administrator.

         (d) CMSA Operating Statement Analysis Report, CMSA Financial Files, CMSA Comparative Financial Status Reports and CMSA NOI Adjustment Worksheets. The applicable Master Servicer shall prepare and maintain a CMSA Operating Statement Analysis Report, a CMSA Financial File and a CMSA NOI Adjustment Worksheet with respect to each Mortgaged Property that secures a Mortgage Loan that is not a Specially Serviced Mortgage Loan and the applicable Special Servicer shall prepare and maintain a CMSA Operating Statement Analysis Report, a CMSA Financial File and a CMSA NOI Adjustment Worksheet with respect to each Specially Serviced Mortgage Loan and REO Property, in each case in accordance with the provisions described below. As to quarterly (that is, not annual) periods, within 105 calendar days after the end of each of the first three calendar quarters (in each year) for the trailing or quarterly information received, commencing with respect to the quarter ending on March 31, 2003, the applicable Master Servicer (in the case of Mortgaged Properties that secure Mortgage Loans that are not Specially Serviced Mortgage Loans) or the applicable Special Servicer (in the case of Mortgaged Properties securing Specially Serviced Mortgaged Loans and REO Properties) shall, based upon the operating statements or rent rolls (if any) received and covering such calendar quarter and not later than thirty (30) days prior to such 105th day, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report, the CMSA Comparative Financial Status Report and the CMSA Financial File for each related Mortgaged Property and/or REO Property, using the non-normalized quarterly and year-end operating statements and rent rolls received from the related Borrower. As to annual (that is, not quarterly) periods, not later than the second Business Day following the Determination Date occurring in July of each year (beginning in 2003), the applicable Master Servicer (in the case of Mortgaged Properties securing Mortgage Loans that are not Specially Serviced Mortgage Loans) or the applicable Special Servicer (in the case of Mortgaged Properties securing Specially Serviced Mortgage Loans and REO Properties) shall, based upon the most recently available year-end financial statements and most recently available rent rolls received not less than thirty (30) days prior to such second Business Day, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report, the CMSA Comparative Financial Status Report, the CMSA

Financial File and a CMSA NOI Adjustment Worksheet for each related Mortgaged Property and/or REO Property.

         Each of the Master Servicers and the Special Servicers shall remit electronically an image (labeled according to the ARCap Naming Convention for Electronic File Delivery) of each CMSA Operating Statement Analysis Report, CMSA Comparative Financial Status Report, CMSA Financial File and/or each CMSA NOI Adjustment Worksheet prepared or updated by it (promptly following initial preparation and each update thereof), together with the underlying operating statements and rent rolls (in an electronic imaged format labeled according to the ARCap Naming Convention for Electronic File Delivery) to the Controlling Class Representative, the Certificate Administrator (upon request) and (in the case of such a report prepared or updated by a Master Servicer) the applicable Special Servicer for the related Mortgage Loan or REO Property and, in the case of such a report related to the RREEF Textron Loan Pair, the RREEF Textron Special Servicer. The Certificate Administrator shall, upon request from the applicable Master Servicer or the applicable Special Servicer and, to the extent such items have been delivered to the Certificate Administrator by a Master Servicer or Special Servicer, deliver to any Certificateholder or, if the Certificate Administrator has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of the CMSA Operating Statement Analysis, the CMSA Financial File and the CMSA NOI Adjustment Worksheet (or update thereof) for any Mortgaged Property or REO Property and, if requested, the related operating statement or rent rolls.

         If, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan), the applicable Special Servicer has any questions for the related Borrower based upon the information delivered to the applicable Special Servicer pursuant to Section 3.12(a) or this Section 4.02(d), the applicable Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer in such Special Servicer's efforts to contact and solicit information from such Borrower.

         (e) Reporting by the Special Servicers. Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the General Special Servicer shall prepare and deliver or cause to be delivered to both of the Master Servicers and, upon request, the Controlling Class Representative, and the RREEF Textron Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer for the RREEF Textron Loan Pair and, upon request, the Controlling Class Representative and the RREEF Textron B-Note Holder, the following reports (or data files relating to reports of a Master Servicer) with respect to those Specially Serviced Mortgage Loans and REO Properties for which it is the applicable Special Servicer, providing the required information as of such Determination Date: (i) a CMSA Property File; and (ii) a CMSA Loan Periodic Update File (which, in each case, if applicable, will identify each subject Mortgage Loan(s) by loan number and property name). At or before 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the General Special Servicer shall prepare and deliver or cause to be delivered to both of the Master Servicers and, upon request, the Controlling Class Representative, and the RREEF Textron Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer for the RREEF Textron Loan Pair and, upon request, the Controlling Class Representative and the RREEF Textron B-Note Holder, the following reports or the related data fields reflected in the reports reasonably requested with respect to the Specially Serviced Mortgage Loans and REO Properties for which it is the applicable Special Servicer, providing the information in accordance with Section 4.02(g) as of such Determination Date:
(i) a CMSA Delinquent Loan Status Report; (ii) a CMSA Comparative Financial Status Report; (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification Report; (v) a CMSA REO Status Report; and (vi) with respect to any Collection Period that commences at any time following the date that is nine (9) months following adoption of the form thereof by the CMSA, a CMSA Special Servicer Defaulted Loan Report. In addition, each Special Servicer shall from time to time provide the Master Servicers with such information in the Special Servicer's possession regarding any Specially Serviced Mortgage Loan or REO Property as may be requested by either Master Servicer and is reasonably necessary for such Master Servicer to prepare each report and any supplemental information required to be provided by such Master Servicer to the Certificate Administrator or (in the case of the Master Servicer that is not the Servicer Report Administrator) to the Servicer Report Administrator.

         (f) Other Reporting by the Master Servicers. Not later than 12:00 noon (New York City time) on the Business Day immediately preceding each Distribution Date, the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Certificate Administrator a CMSA Financial File and a CMSA Property File, combining information for the Mortgage Loans and REO Properties for which it is the applicable Master Servicer and the information delivered to the Servicer Report Administrator by the other Master Servicer with respect to the Mortgage Loans and REO Properties for which such other Master Servicer is the applicable Master Servicer, without segregation according to the identities of the Master Servicers, and in each case providing the most recent information with respect to the subject Mortgage Loans and REO Properties as of the related Determination Date (and which, in each case, if applicable, will identify each subject Mortgage Loan by loan number and property name). Not later than 9:00 a.m. (New York City time) on the third Business Day following each Determination Date, the Master Servicer that is not the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Servicer Report Administrator a CMSA Financial File and a CMSA Property File, combining information for the Mortgage Loans and REO Properties for which such Master Servicer is the applicable Master Servicer and in each case providing the most recent information with respect to the subject Mortgage Loans and REO Properties as of the related Determination Date (and which, in each case, if applicable, will identify each subject Mortgage Loan by loan number and property name). Each CMSA Financial File and CMSA Property File delivered by a Master Servicer as described above shall be in a computer-readable medium downloadable by the Certificate Administrator and (if applicable) the Servicer Report Administrator (or, at the Certificate Administrator's or (if applicable) the Servicer Report Administrator's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis). Notwithstanding the foregoing provisions of this subsection (f), neither Master Servicer shall be required to prepare and/or deliver any of such files or reports with respect to the Determination Date in November 2002 or any CMSA Property File with respect to any Determination Date other than with respect to the Determination Date in December 2002.

         Not later than 12:00 noon (New York City time) on the Business Day immediately preceding each Distribution Date, the Servicer Report Administrator shall deliver or cause to be delivered, with respect to those Mortgage Loans and REO Properties as to which it is the applicable Master Servicer, shall prepare (if any to the extent necessary) and deliver or cause to be delivered to the Certificate Administrator, in a computer-readable medium downloadable by the Certificate Administrator (or, at the Certificate Administrator's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), a CMSA Delinquent Loan Status Report, a CMSA Historical Loan Modification Report, a CMSA Historical Liquidation Report, a CMSA REO Status Report, a CMSA Operating Statement Analysis Report, a CMSA Comparative Financial Status Report, a CMSA Servicer Watch List, a CMSA NOI Adjustment Worksheet and, with respect to any Collection Period that commences at any time following the date that is nine (9) months following adoption of the form thereof by the CMSA, a CMSA Special Servicer Defaulted Loan Report, in each case combining information for the Mortgage Loans and REO Properties for which it is the applicable Master Servicer and the information delivered to the Servicer Report Administrator by the other Master Servicer with respect to the Mortgage Loans and REO Properties for which such other Master Servicer is the applicable Master Servicer but segregated according to the identities of the Master Servicers, in each case providing the most recent information with respect to the subject Mortgage Loans and REO Properties as of the related Determination Date (and which, in each case, if applicable, will identify each subject Mortgage Loan by loan number and property name). On the third Business Day following each Determination Date (which date is the Business Day immediately preceding the related Distribution Date), the Master Servicer that is not the Servicer Report Administrator, shall prepare (if any to the extent necessary) and deliver or cause to be delivered to the Servicer Report Administrator, in a computer-readable medium downloadable by the Servicer Report Administrator (or, at the Servicer Report Administrator's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), a CMSA Delinquent Loan Status Report, a CMSA Historical Loan Modification Report, a CMSA Historical Liquidation Report, a CMSA REO Status Report, a CMSA Operating Statement Analysis Report, a CMSA Comparative Financial Status Report, a CMSA Servicer Watch List, a CMSA NOI Adjustment Worksheet and, with respect to any Collection Period that commences at any time following the date that is nine
(9) months following adoption of the form thereof by the CMSA, a CMSA Special Servicer Defaulted Loan Report, in each case combining information for the Mortgage Loans and REO Properties for which it is the applicable Master Servicer, in each case providing the most recent information with respect to the subject Mortgage Loans and REO Properties as of the related Determination Date (and which, in each case, if applicable, will identify each subject Mortgage Loan by loan number and property name). Notwithstanding the foregoing, neither Master Servicer shall be required to prepare and deliver any of such files or reports with respect to the initial Determination Date following the Closing Date.

         Not later than the first Business Day following each Distribution Date (which day is the second Business Day following the related Master Servicer Remittance Date), the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Certificate Administrator and the Controlling Class Representative an ARCap P&I Advance as of Remittance Date Report and an ARCap Interest on Advance Reconciliation Report, each combining information for the Mortgage Loans for which it is the applicable Master Servicer and the information delivered to the Servicer Report Administrator by the other Master Servicer with respect to the Mortgage Loans for which such other Master Servicer is the applicable Master Servicer, without segregation according to the identities of the Master Servicers, and in each case providing the most recent information with respect to the subject Mortgage Loans as of the Master Servicer Remittance Date related to such Distribution Date. Not later than each Distribution Date (which day is the first Business Day following the related Master Servicer Remittance Date), the Master Servicer that is not the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Servicer Report Administrator an ARCap P&I Advance as of Remittance Date Report and an ARCap Interest on Advance Reconciliation Report, in each case providing the most recent information with respect to the subject Mortgage Loans as of the Master Servicer Remittance Date related to such Distribution Date.

         Within two Business Days following the end of each calendar month, the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Certificate Administrator and the Controlling Class Representative an ARCap Mortgage Loans Delinquent Report, combining information for the Mortgage Loans for which it is the applicable Master Servicer and the information delivered to the Servicer Report Administrator by the other Master Servicer with respect to the Mortgage Loans for which such other Master Servicer is the applicable Master Servicer, without segregation according to the identities of the Master Servicers, and in each case providing the most recent information with respect to the subject Mortgage Loans (which shall be the Mortgage Loans for which a P&I Advance was made on the preceding Master Servicer Remittance Date) as of the end of such calendar month. Within one Business Day following the end of each calendar month, the Master Servicer that is not the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Servicer Report Administrator an ARCap Mortgage Loans Delinquent Report for the Mortgage Loans for which such Master Servicer is the applicable Master Servicer and in each case providing the most recent information with respect to the subject Mortgage Loans (which shall be the Mortgage Loans for which a P&I Advance was made on the preceding Master Servicer Remittance Date) as of the end of such calendar month.

         Each Master Servicer may, but is not required to, make any of the reports or files comprising the CMSA Investor Reporting Package (and any ARCap P&I Advance as of Remittance Date Report, any ARCap Interest on Advances Reconciliation Report and any ARCap Mortgage Loans Delinquent Report) prepared by it with respect to the Mortgage Loans and REO Properties as to which it is the applicable Master Servicer, available each month on such Master Servicer's internet website only with the use of a password, in which case such Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person, (ii) the Rating Agencies and the Controlling Class Representative, and (iii) each Certificateholder and Certificate Owner who requests such password, provided that any such Certificateholder or Certificate Owner, as the case may be, has delivered a certification substantially in the form of Exhibit J-1 to the Certificate Administrator (with a copy to such Master Servicer). In connection with providing access to its internet website, a Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent a Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to such Master Servicer for any liability or damage that may arise therefrom.

         If either Master Servicer determines, in its reasonable judgment, that information regarding the Mortgage Loans and REO Properties for which it is the applicable Master Servicer (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then (i) if the nature of the information is comparable to the information contemplated by the forms of Restricted Reports or the applicable Master Servicer otherwise determines that public availability of such information is not appropriate under the circumstances, (A) the applicable Master Servicer shall be entitled to so notify the Certificate Administrator, set forth such information in an additional report (in a format reasonably acceptable to the Certificate Administrator), deliver such report to the Certificate Administrator simultaneously with the delivery of its reports described in the first paragraph of this Section 4.02(f) and provide to the Certificate Administrator a statement (for inclusion in the Certificate Administrator Report for the related Distribution Date or for direct posting to the Certificate Administrator's website, as the case may be) generally describing the type of information provided and to the effect that such information will be made available by the same means and at the same time that the Restricted Reports are made available with respect to such Distribution Date; and (B) if the information described in the immediately preceding clause
(A) is timely received, the Certificate Administrator shall include such statement in the Certificate Administrator Report for such Distribution Date (or directly post it to the Certificate Administrator's internet website) and make such additional report available by the same means and at the same time that the Restricted Reports are made available with respect to such Distribution Date; and (ii) if the nature of the information is not as described by clause (i) above, the applicable Master Servicer shall be entitled to so notify the Certificate Administrator, set forth such information in an additional report (in a format reasonably acceptable to the Certificate Administrator) and deliver such report to the Certificate Administrator simultaneously with the delivery of its reports described in the first paragraph of this Section 4.02(f); and (B) if the information described in the immediately preceding clause (A) is timely received, the Certificate Administrator shall include such additional report in or as an attachment to the Certificate Administrator Report for such Distribution Date (or directly post it to the Certificate Administrator's internet website).

         (g) Certain General Provisions Regarding Reporting. Each Special Servicer shall deliver to the applicable Master Servicer(s) the reports set forth in Section 3.12(b) and Section 4.02(e), the Master Servicer that is not the Servicer Report Administrator shall deliver to the Servicer Report Administrator the reports set forth in Section 4.02(c) and Section 4.02(f) and the applicable Master Servicer(s) shall deliver to the Certificate Administrator the reports set forth in Section 4.02(c) and Section 4.02(f), in an electronic format reasonably acceptable to the Special Servicers, the Master Servicers and the Certificate Administrator. Each Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by a Special Servicer pursuant to Section 3.12(b) and Section 4.02(e). The Servicer Report Administrator may, absent manifest error, conclusively rely on the reports to be provided by the other Master Servicer pursuant to Section 4.02(c) and Section 4.20(f). The Certificate Administrator may, absent manifest error, conclusively rely on the reports to be provided by a Master Servicer pursuant to Section 4.02(c) and
Section 4.20(f). To the extent that any report to be prepared and provided to the Certificate Administrator, the Controlling Class Representative and/or (if applicable) the Servicer Report Administrator by a Master Servicer pursuant to
Section 4.02(c) and Section 4.20(f) is dependent on information from a Special Servicer or the other Master Servicer, and such Special Servicer or such other Master Servicer (as the case may be) has not timely provided such information to such Master Servicer, such Master Servicer shall on a timely basis provide to the Certificate Administrator, the Controlling Class Representative and/or (if applicable) the Servicer Report Administrator, as applicable, as complete a report as the information provided by such Special Servicer or such other Master Servicer (as the case may be) permits and shall promptly update and provide to the Certificate Administrator, the Controlling Class Representative and/or (if applicable) the Servicer Report Administrator, as applicable, a complete report when such Special Servicer or such other Master Servicer (as the case may be) provides such Master Servicer with the requisite missing information; and such Master Servicer shall not be in breach hereunder for so providing an incomplete report under Section 4.02(c) or Section 4.02(f) under the foregoing circumstances. Furthermore, if any report to be provided to the Certificate Administrator, the Controlling Class Representative and/or (if applicable) the Servicer Report

Administrator by a Master Servicer pursuant to Section 4.02(c) or Section 4.02(f) was to be prepared by a Special Servicer or the other Master Servicer and delivered to such Master Servicer, such Master Servicer shall not be in breach by reason of any delay in its delivery of such report to the Certificate Administrator, the Controlling Class Representative and/or (if applicable) the Servicer Report Administrator, as applicable, by reason of a delay on the part of such Special Servicer or such other Master Servicer (as the case may be) to deliver such report to such Master Servicer; and such Master Servicer shall deliver as promptly as reasonably practicable to the Certificate Administrator, the Controlling Class Representative and/or the Servicer Report Administrator, as applicable, any such report that it receives from such Special Servicer or such other Master Servicer (as the case may be) after the requisite delivery date.

         (h) Order of Presentations. Each report hereunder that comprises part of the CMSA Investor Reporting Package shall, to the extent such report presents information regarding the individual Mortgage Loans and Mortgaged Properties, present such information in ascending order of the loan identification number set forth in the Prospectus.

         (i) Certain Means of Delivery. If a Master Servicer or Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, such Master Servicer or such Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on a Master Servicer's internet website or the Certificate Administrator's internet website and notifying the Person(s) entitled to such statement, report or information of such availability. Notwithstanding the foregoing, the Certificate Administrator may request delivery in paper format of any statement, report or information required to be delivered to the Certificate Administrator and clause (z) shall not apply to the delivery of any information required to be delivered to the Certificate Administrator unless the Certificate Administrator consents to such delivery.

         (j) Notwithstanding any other provision of this Agreement to the contrary, the parties hereto shall cause to be delivered to the Controlling Class Representative the reports and information set forth on Exhibit D-7 hereto in the formats and at the times set forth therein. The intention of this Section
4.02 is (among other things) to implement the reporting contemplated by such Exhibit D-7. If the Controlling Class Representative and the General Special Servicer are Affiliates of one another, a report delivered to one of them by a Master Servicer need not also be delivered to the other of them.

         (k) During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, access to information regarding the Trust on a Master Servicer's Internet Website will be conditioned to the party attempting to gain such access electronically agreeing to keep confidential any such information that has not been filed with the Commission.

         (l) No provisions of this Agreement shall be deemed to require a Master Servicer or Special Servicer to confirm or make any representation regarding the accuracy of (or to be liable or responsible for) any other Person's information or report.

         (m) Each of the Master Servicers shall produce the reports required of it under this Agreement (including those set forth on Exhibit D-7) but shall not be required to (but may upon request) produce any ad hoc non-standard written reports. If the Master Servicer elects to provide any non-standard reports, it may require the Person requesting such report to pay a reasonable fee to cover the costs of the preparation thereof.

         (n) [Reserved.]

         (o) Each of the parties hereto shall cooperate with the other to make information available that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

         (p) The applicable Master Servicer shall deliver or cause to be delivered to the RREEF Textron B-Note Holder, the Certificate Administrator (upon request), the applicable Special Servicer and the Controlling Class Representative the following materials, in writing or by electronic means reasonably acceptable to the RREEF Textron B-Note Holder and such Master

Servicer (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as such Master Servicer deems appropriate) within 5 days after each Due Date for the RREEF Textron Mortgage Loan Pair:

         (i) the amount of the distributions made on the related RREEF Textron Pooled Mortgage Loan and the RREEF Textron B-Note Mortgage Loan for such period allocable to interest (separately identifying Default Interest) and the amount thereof allocable to principal;

         (ii) if the amount of the distributions to the related RREEF Textron B-Note Mortgage Loan was less than the full amount that would have been distributable to such RREEF Textron B-Note Mortgage Loan if there had been sufficient funds, the amount of the shortfall, stating separately the amounts allocable to interest and principal;

         (iii) the outstanding principal balance of the RREEF Textron B-Note Mortgage Loan immediately following payment for such period;

         (iv) the aggregate amount of unscheduled payments of principal allocable to the RREEF Textron B-Note Mortgage Loan (and the source thereof) made during the related period;

         (v) identification of any Event of Default under this Agreement, as of the date of such report;

         (vi) the aggregate outstanding Servicing Advances with respect to the RREEF Textron Mortgage Loan Pair and interest thereon as of the end of, and all interest paid on Servicing Advances with respect to the RREEF Textron Mortgage Loan Pair during, the prior calendar month;

         (vii) the amount of the servicing compensation paid to the applicable Master Servicer and the RREEF Textron Special Servicer with respect to the RREEF Textron Mortgage Loan Pair, including the Master Servicing Fee, the Special Servicing Fee, any Work-out Fee, any Liquidation Fee and any charges to the related Borrower retained by the Master Servicer or the RREEF Textron Special Servicer as allocated among the RREEF Textron Pooled Mortgage Loan and the RREEF Textron B-Note Mortgage Loan;

         (viii) information relating to the status of the RREEF Textron Mortgage Loan Pair if such Mortgage Loans are Specially Serviced Mortgage Loans including, if applicable, the status of the bankruptcy of the related Borrower (along with copies of any related bankruptcy filings);

         (ix) the amount of any shortfalls in distributions to the RREEF Textron Pooled Mortgage Loan for such period and the amount of any outstanding amounts due to the RREEF Textron Pooled Mortgage Loan for prior periods; and

         (x) information contained in the CMSA Investor Reporting Package relating solely to the RREEF Textron Pooled Mortgage Loan.

         SECTION 4.03.  P&I Advances.

         (a) On or before 1:00 p.m. (New York City time) on each P&I Advance Date, each Master Servicer shall, subject to Section 4.03(c), either (i) remit from its own funds to the Certificate Administrator for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made by such Master Servicer in respect of the related Distribution Date, (ii) apply amounts held in such Master Servicer's Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make such P&I Advances, or (iii) make such P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by such Master Servicer. Any amounts held in either Master Servicer's Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in such Master Servicer's records and replaced by such Master Servicer by deposit in its Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m. (New York City time) on any P&I Advance Date, either Master Servicer shall not have made any P&I Advance required to be made by it on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Certificate Administrator and the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted by such Master Servicer on such date, then the Certificate Administrator shall provide notice of such failure to such Master Servicer by facsimile transmission as soon as possible, but in any event before 4:30 p.m. (New York City time) on such P&I Advance Date. If after such notice the Certificate Administrator does not receive the full amount of such P&I Advances by 9:00 a.m. (New York City time) on the related Distribution Date, then the Certificate Administrator shall promptly notify the Trustee and the Fiscal Agent (but in any event before 10:00 a.m. (New York City time) and the Trustee (or the Fiscal Agent on its behalf) shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make the portion of such P&I Advances that was required to be, but was not, made or remitted, as the case may be, by such Master Servicer with respect to the related Distribution Date.

         (b) The aggregate amount of P&I Advances to be made by each Master Servicer in respect of any Distribution Date, subject to Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans as to which such Master Servicer is the applicable Master Servicer and any successor REO Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected by or on behalf of the Trust as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

         (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by a Master Servicer (or, if applicable, the Trustee or the Fiscal Agent) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its sole discretion exercised in good faith and shall be evidenced by an Officer's Certificate delivered to the Depositor, the applicable Special Servicer, the Certificate Administrator, the Controlling Class Representative and, if made by a Master Servicer, the Trustee (on or before the related P&I Advance Date in the case of a proposed P&I Advance), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination by a Qualified Appraiser, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. The Trustee and the Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by a Master Servicer with respect to a particular P&I Advance. The applicable Special Servicer shall promptly furnish any party required to make P&I Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make P&I Advances may reasonably request.

         (d) The Master Servicers, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), to the extent that such P&I Advance relates to a Past Grace Period Loan when made, or remains outstanding when such Mortgage Loan becomes a Past Grace Period Loan, in which case such interest shall begin to accrue when such Mortgage Loan becomes a Past Grace Period Loan, for so long as such P&I Advance is outstanding (or, in the case of Advance Interest payable to the Master Servicer, if earlier, until the Late Collection of the delinquent principal and/or interest in respect of which such P&I Advance was made has been received by the Master Servicer). Such interest with respect to any P&I Advance shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance relates; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the applicable Master Servicer's Collection Account. The applicable Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby with respect to any Mortgage Loan or REO Mortgage Loan as soon as practicable after funds available for such purpose are deposited in such Master Servicer's Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related P&I Advance Date.

         (e) With regard to such P&I Advances, the applicable Master Servicer, the Trustee or the Fiscal Agent shall account for that part of the P&I

Advances which is attributable to Past Grace Period Loans, and that part of the P&I Advances which is attributable to Within Grace Period Loans.

         (f) Notwithstanding anything to the contrary, no P&I Advances shall be made with respect to the RREEF Textron B-Note Mortgage Loan or any successor REO Mortgage Loan.

         SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund Expenses

         (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01, the Certificate Administrator shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of all the outstanding Classes of the Class A Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

         (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to
Section 4.01(i), the Certificate Administrator shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Uncertificated Principal Balances of REMIC II Regular Interest P, REMIC II Regular Interest N, REMIC II Regular Interest M, REMIC II Regular Interest L, REMIC II Regular Interest K, REMIC II Regular Interest J-1, REMIC II Regular Interest J-2, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest

F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest C and REMIC II Regular Interest B, shall be reduced sequentially, in that order, in each case, until such excess or the related Uncertificated Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause
(ii) of such sentence, then the respective Uncertificated Principal Balances of
(A) the REMIC II Regular Interests that are Corresponding REMIC II Regular Interests with respect to the Class A-1 Certificates and (B) the REMIC II Regular Interests that are Corresponding REMIC II Regular Interests with respect to the Class A-2 Certificates, as a collective matter, in the order described in the next sentence, shall be reduced on a pro rata basis in accordance with the relative sizes of such Uncertificated Principal Balances, until any such remaining excess is reduced to zero. Any reductions in the Uncertificated Principal Balances of the REMIC II Regular Interests that are Corresponding REMIC II Regular Interests with respect to a particular Class of Class A Certificates pursuant to the preceding sentence shall be made to the Uncertificated Principal Balances of such REMIC II Regular Interests sequentially in ascending order of that portion of their alphanumeric designations that follows the portion thereof that is the same as the alphanumeric designation of such Class of Class A Certificates, in each case until such Uncertificated Principal Balance is reduced to zero. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

         (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(j), the Uncertified Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan or REO Mortgage Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Any such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

         SECTION 4.05.  Calculations.

         Provided that the Certificate Administrator receives the necessary information from the Master Servicers and/or the Special Servicers, the Certificate Administrator shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Certificate Administrator Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to
Section 4.04. The Certificate Administrator shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Certificate Administrator shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by a Master Servicer. The calculations by the Certificate Administrator contemplated by this Section 4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                   ARTICLE V

                                THE CERTIFICATES


         SECTION 5.01.  The Certificates.

         (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-3; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03, beneficial ownership interests in the Class A-1, Class A-2, Class B, Class C, Class X-1, Class X-2, Class D, Class E, Class F , Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of $10,000 in the case of the Class A-1, Class A-2, Class B and Class C Certificates, $250,000 in the case of the Interest Only Certificates, and $250,000 in the case of the remaining Regular Interest Certificates, and in each such case in integral multiples of $1 in excess thereof. The Class R and Class V Certificates will be issuable in denominations representing Percentage Interests in the related Class of not less than 10%.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 5.02.  Registration of Transfer and Exchange of
                        Certificates.

         (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Administrator is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Trustee, the Depositor, the Master Servicers, the Special Servicers and (if the Certificate Administrator is not the Certificate Registrar) the Certificate Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Certificate Administrator resigns or is removed in accordance with the terms hereof, the successor certificate administrator shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee, the Certificate Administrator (if it is not the Certificate Registrar), each Master Servicer and each Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

         If three or more Holders make written request to the Certificate Registrar, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Certificate Registrar shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

         (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

         If a Transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, the Underwriter or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, a Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit E-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit E-2A or as Exhibit E-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is an Institutional Accredited Investor, an Individual Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, either Master Servicer, either Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

         If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered Certificates or a Transfer of any interest therein by the Depositor, the Underwriter or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit E-2C, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of

Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or one of the certifications described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C hereto are, with respect to the subject Transfer, true and correct.

         Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Class X-1, Class X-2, Class D, Class E, Class F or Class G Certificates, as applicable, to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the Class X-1, Class X-2, Class D, Class E, Class F or Class G Certificates, as applicable, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

         Also notwithstanding the foregoing, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) or Individual Accredited Investor that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Certificate Administrator of
(i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

         Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit E-2D hereto certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

         Notwithstanding the preceding paragraph, after the Release Date, any interest in the Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N or Class P Certificates, as applicable, to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the Class X-1, Class X-2, Class G, Class H. Class J, Class K, Class L, Class M, Class N or Class P Certificates, as applicable, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

         None of the Depositor, the Underwriters, the Certificate Administrator, the Trustee, the Fiscal Agent, the Master Servicers, the Special Servicers, the Tax Administrator or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Certificate Administrator, the Trustee, the Fiscal Agent, each Master Servicer, each Special Servicer, the Tax Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

         (c) No Transfer of a Certificate or any interest therein shall be made
(A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of a Non-Registered Certificate or any interest therein by the Depositor, the Underwriter or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, any Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, either
(i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade Certificate (other than, if applicable, a Class R or Class V Certificate) that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Depositor, any Pooled Mortgage Loan Seller, either Master Servicer, either Special Servicer, any Sub-Servicer, any Exemption Favored Party or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfied the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit G-1 (in the case of Definitive Non-Registered Certificates) and Exhibit G-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) or the Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

         (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Certificate Administrator under clause (ii) (A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Administrator under clause (ii) (B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

         (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Certificate Administrator of any change or impending change in its status as a Permitted Transferee.

         (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit G-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to remain a Permitted

              Transferee, and that it has reviewed the provisions of this
              Section 5.02(d) and agrees to be bound by them.

         (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Certificate Administrator or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

         (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Class R Certificate and (2) not to Transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit G-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

         (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Certificate Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

              (ii) (A) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such

                       Transfer of such Class R Certificate. None of the Depositor, the Certificate Administrator, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                       (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in clause
                       (ii)(A) above shall be invalid, illegal or unenforceable, the Certificate Administrator shall have the right but not the obligation, to cause the Transfer of such Class R Certificate to a Permitted Transferee selected by the Certificate Administrator on such terms as the Certificate Administrator may choose, and the Certificate Administrator shall not be liable to any Person having an Ownership Interest in such Class R Certificate as a result of the Certificate Administrator's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Certificate Administrator. Such Permitted Transferee may be the Certificate Administrator itself or any Affiliate of the Certificate Administrator.

         (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Class R Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this subsection (d)(iii) and Section 10.01(h)(i).

         (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Administrator and the Tax Administrator the following:

         (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event; and

         (B) an Opinion of Counsel, in form and substance satisfactory to the Certificate Administrator and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

         (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Administrator (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in Subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

         (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

         (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Administrator or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

         SECTION 5.03.  Book-Entry Certificates.

         (a) The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class X-1, Class X-2, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates shall, in the case of each such Class, initially be issued as one or more Certificates registered in the name of the

Depository or its nominee and, except as provided in Section 5.03(c) and in the penultimate paragraph of 5.02(b), a Transfer of such Certificates may not be registered by the Certificate Registrar unless such Transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in
Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Class X-1, Class X-2, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Certificate Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class X-1, Class X-2, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Certificate Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. All Transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b) The Certificate Administrator, the Master Servicers, the Special Servicers, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Certificate

Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         (c) If (i)(A) the Depositor advises the Certificate Administrator, the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee, the Certificate Administrator and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

         Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicers, the Special Servicers, the Certificate Administrator, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

         (d) Notwithstanding any other provisions contained herein, neither the Certificate Administrator nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate) which interests are transferable through the book-entry facilities of the Depository.

         SECTION 5.04.  Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Administrator and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Certificate Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this section, the Certificate Administrator and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Administrator and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.05.  Persons Deemed Owners.

         Prior to due presentment for registration of transfer, the Depositor, the Master Servicers, the Special Servicers, the Certificate Administrator, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

         SECTION 5.06.  Certification by Certificate Owners.

         To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Certificate Administrator shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit J-1 hereto (or such other form as shall be reasonably acceptable to the Certificate Administrator) and shall specify the Class and Certificate Principal Balance or Certificate

Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that none of the Trustee, the Certificate Administrator or the Certificate Registrar shall knowingly recognize such Person as a Certificate Owner if such Person, to the actual knowledge of a Responsible Officer of the Trustee, the Certificate Administrator or the Certificate Registrar, as the case may be, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information actually known by a Responsible Officer of the Trustee, the Certificate Administrator or the Certificate Registrar, with respect to the identity of a Certificate Owner. The Trustee, the Certificate Administrator and the Certificate Registrar shall each exercise its reasonable discretion in making any determination under this
Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee, the Certificate Administrator or the Certificate Registrar, as the case may be.

                                   ARTICLE VI

                       THE DEPOSITOR, THE MASTER SERVICERS
                            AND THE SPECIAL SERVICERS


         SECTION 6.01. Liability of the Depositor, the Master Servicers and the Special Servicers.

         The Depositor, the Master Servicers and the Special Servicers shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, each Master Servicer and each Special Servicer.

         SECTION 6.02. Merger, Consolidation or Conversion of the Depositor, a Master Servicer or a Special Servicer.

         (a) Subject to Section 6.02(b), the Depositor, the Master Servicers and the Special Servicers shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         (b) Each of the Depositor, the Master Servicers and the Special Servicers may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, a Master Servicer or a Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, a Master Servicer, a Special Servicer, shall be the successor of the Depositor, such Master Servicer or a Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of either Master Servicer or a Special Servicer unless (i) such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency) and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 2.05 (in the case of a successor or surviving Person to PAR as a Master Servicer), Section 2.06 (in the case of a successor or surviving Person to WFB as a Master Servicers), Section 2.07 (in the case of a successor or surviving Person to the General Special Servicer), as applicable or
Section 2.09 (in the case of a successor or surviving Person to the RREEF Textron Special Servicer).

         SECTION 6.03. Limitation on Liability of the Depositor, the Master Servicers and the Special Servicers.

         (a) None of the Depositor, the Master Servicers or the Special Servicers shall be under any liability to the Trust, the Trustee, the Certificateholders or the RREEF Textron B-Note Holder for any action taken or not taken in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, a Master Servicer or a Special Servicer against any liability to the Trust, the Trustee, the Certificateholders or the RREEF Textron B-Note Holder for the breach of a representation or warranty made by such party herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or negligent disregard of, such party's obligations or duties hereunder. The Depositor, each Master Servicer, each Special Servicer and any director, member, manager, officer, employee or agent of any such party may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, each Master Servicer, each Special Servicer and any director, member, manager, officer, employee or agent of any such party, shall be indemnified and held harmless by the Trust out of the relevant Collection Account, as provided in Section 3.05(a), or the Distribution Account, as provided in Section 3.05(b), against any loss, liability, cost or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates, other than any loss, liability, cost or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) that constitutes a Servicing Advance that is otherwise reimbursable under this Agreement; or (iii) incurred in connection with any legal action or claim against such party resulting from any breach of a representation or warranty made herein, any misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder or any willful or negligent violation of applicable law. None of the Depositor, the Master Servicers or the Special Servicers shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which such party is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed hereunder; provided, however, that the Depositor, a Master Servicer or a Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, such Master Servicer or such Special Servicer, as the case may be, shall be entitled to be reimbursed therefor from the relevant Collection Account, as provided in Section 3.05(a), or the Distribution Account, as provided in Section 3.05(b).

         (b) In addition, none of the Master Servicers and the Special Servicers shall have any liability with respect to, and each of the Master Servicers and the Special Servicers shall be entitled to rely as to the truth of the statements made and the correctness of the opinions expressed therein on, any certificates or opinions furnished to such Master Servicer or such Special Servicer, as the case may be, and conforming to the requirements of this Agreement. Each of the Master Servicers and the Special Servicers may rely in good faith on information provided to it by the other parties hereto (unless the provider and the recipient of such information are the same Person or Affiliates) and by the Borrowers and property managers, and will have no duty to investigate or verify the accuracy thereof. None of the Master Servicers and the Special Servicers shall have any liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to such Master Servicer or such Special Servicer, as the case may be, and conforming to the requirements of this Agreement. Each of the Master Servicers and the Special Servicers may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties and each of them may consult with counsel, in which case any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel. Furthermore, none of the Master Servicers and the Special Servicers shall have any liability under this Agreement for any failure of any other such Person (or any other party to this Agreement) to perform such Person's obligations or duties hereunder.

         SECTION 6.04.  Resignation of Master Servicers and Special
                        Servicers.

         (a) Each of the Master Servicers and the Special Servicers may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of such Master Servicer or such Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by such Master Servicer or such Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of a Master Servicer or a Special Servicer shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee, with a copy to the Certificate Administrator and the Controlling Class Representative. Unless applicable law requires the resignation of a Master Servicer or a Special Servicer (as the case may be) to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 3.25 or Section 7.02 hereof; provided that, if no successor to such Master Servicer or such Special Servicer, as the case may be, shall have been so appointed and have accepted appointment within 90 days after such Master Servicer or such Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor thereto.

         (b) In addition, each of the Master Servicers and the Special Servicers shall have the right to resign at any other time, provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) has been found that is reasonably acceptable to the Trustee and, if such successor does not have a master servicer rating (in the case of a resigning Master Servicer) from Fitch that is equal to or greater than "CMS2", reasonably acceptable to the Controlling Class Representative and, solely in the case of the RREEF Textron Special Servicer if it is a resigning Special Servicer, reasonably acceptable to the RREEF Textron B-Note Holder and, solely in the case of the General Special Servicer if it is a resigning Special Servicer, acceptable to the Controlling Class Representative in its discretion, (ii) each of the Rating Agencies confirms to the Trustee in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.

         (c) None of the Master Servicers and the Special Servicers shall be permitted to resign except as contemplated in subsections (a) and (b) of this
Section 6.04. Consistent with the foregoing, none of the Master Servicers and the Special Servicers shall (except in connection with any resignation thereby permitted above in this Section 6.04 or as otherwise expressly provided herein, including the provisions of Section 3.11(a), Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of a Master Servicer or a Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to such Master Servicer (including without limitation, in the case of the Master Servicer that is the Servicer Report Administrator, the Servicer Report Administrator Fee) or such Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor, except (in the case of a Special Servicer) to the extent provided in Section 3.11(c).

         SECTION 6.05. Rights of the Depositor and the Trustee in Respect of the Master Servicers and the Special Servicers.

         Each of the Master Servicers and the Special Servicers shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, each of the Master Servicers and the Special Servicers shall furnish the Depositor and the Trustee with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise; provided that neither the Depositor nor the Trustee may disclose the contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. Each of the Master Servicers and the Special Servicers may affix to any such information described in this Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of any Master Servicer or Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of any Master Servicer or a Special Servicer hereunder or exercise the rights of a Master Servicer or a Special Servicer hereunder; provided, however, that none of the Master Servicers and the Special Servicers shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by a Master Servicer or a Special Servicer and is not obligated to supervise the performance of any Master Servicer or Special Servicer under this Agreement or otherwise.

         SECTION 6.06. Master Servicers and Special Servicers May Own Certificates.

         Any Master Servicer, Special Servicer or Affiliate thereof may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not a Master Servicer, a Special Servicer or an Affiliate thereof. If, at any time during which any Master Servicer, Special Servicer or Affiliate of a Master Servicer or a Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, such Master Servicer or such Special Servicer, as the case may be, proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the reasonable judgment of such Master Servicer or such Special Servicer (as the case may be), violate the Servicing Standard, but that, if taken, might nonetheless, in the reasonable judgment of such Master Servicer or such Special Servicer (as the case may be), be considered by other Persons to violate the Servicing Standard, then such Master Servicer or such Special Servicer, as the case may be, may (but need not) seek the approval of the Certificateholders to such action by delivering to the Certificate Administrator (with a copy to the Trustee) a written notice that (a) states that it is delivered pursuant to this Section 6.06, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by such Master Servicer or such Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that such Master Servicer or such Special Servicer, as the case may be, proposes to take. The Certificate Administrator, upon receipt of such notice, shall forward it to the Certificateholders (other than such Master Servicer and its Affiliates or such Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by such Master Servicer or its Affiliates or such Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if such Master Servicer or such Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Certificate Administrator shall be entitled to reimbursement from the subject Master Servicer or the subject Special Servicer, as applicable, for the reasonable expenses of the Certificate Administrator incurred pursuant to this paragraph. It is not the intent of the foregoing provision that any Master Servicer or Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

                                  ARTICLE VII

                                     DEFAULT


         SECTION 7.01.  Events of Default.

         (a) "Event of Default", wherever used herein, means any one of the following events:

         (i) any failure by a Master Servicer to deposit into its Collection Account or the RREEF Textron B-Note Account, if applicable, any amount required to be so deposited under this Agreement, which failure continues unremedied for three Business Days following the date on which such deposit was first required to be made; or

         (ii) any failure by a Special Servicer to deposit into its REO Account or to deposit, or remit to the applicable Master Servicer for deposit, into the applicable Master Servicer's Collection Account or the RREEF Textron B-Note Account, if applicable, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for three Business Days following the date on which such deposit or remittance, as the case may be, was first required to be made; or

         (iii) any failure by a Master Servicer to remit to the Certificate Administrator for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made by such Master Servicer on such date or, on any Master Servicer Remittance Date, the full amount of the Master Servicer Remittance Amount and any Compensating Interest Payment required to be remitted by such Master Servicer on such date, which failure continues unremedied until 9:00 a.m. (New York City time) on such Distribution Date or Master Servicer Remittance Date, as the case may be, provided, however, that if a Master Servicer fails to make any deposit contemplated by this Section 7.01(a)(iii), including any P&I Advance, which deposit is required to be made by such Master Servicer on any Master Servicer Remittance Date (without regard to any grace period), then the Master Servicer shall pay to the Certificate Administrator, for the account of the Certificate Administrator, interest on such late remittance at the Reimbursement Rate from and including such Master Servicer Remittance Date to but excluding the related Distribution Date; or

         (iv) any failure by a Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to such Master Servicer by the Trustee as provided in Section 3.11(f); or

         (v) any failure by a Special Servicer to timely make (or request the applicable Master Servicer to make) any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice has been given to such Special Servicer by the Trustee as provided in Section 3.11(f); or

         (vi) any failure on the part of a Master Servicer or a Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer or such Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer or such Special Servicer, as the case may be, by any other party hereto or to such Master Servicer or such Special Servicer, as the case may be, with a copy to each other party hereto, or by the Holders of Certificates entitled to at least 25% of the Voting Rights or, if affected by the failure, by the RREEF Textron B-Note Holder; provided, however, that, with respect to any such failure that is not curable within such 60-day period, such Master Servicer or such Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as such Master Servicer or such Special Servicer, as the case may be, has commenced to cure such failure within the initial 60-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

         (vii) any breach on the part of a Master Servicer or a Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders or the RREEF Textron B-Note Holder and which continues unremedied for a period of 60 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such Master Servicer or such Special Servicer, as the case may be, by any other party hereto or to such Master Servicer or such Special Servicer, as the case may be, with a copy to each other party hereto, or by the Holders of Certificates entitled to at least 25% of the Voting Rights or, if affected by such breach, the RREEF Textron B-Note Holder; provided, however, that, with respect to any such breach that is not curable within such 60-day period, such Master Servicer or such Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as such Master Servicer or such Special Servicer, as the case may be, has commenced to cure such breach within the initial 60-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

         (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Master Servicer or Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 30 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 30-day period, such Master Servicer or such Special Servicer, as the case may be, shall have an additional period of 60 days to effect such discharge, dismissal or stay so long as such Master Servicer or such Special Servicer, as the case may be, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, such discharge or stay; or

         (ix) a Master Servicer or a Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

         (x) a Master Servicer or a Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any association or company action in furtherance of the foregoing; or

         (xi) Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 90 days of actual knowledge by the applicable Master Servicer or the applicable Special Servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such Master Servicer or such Special Servicer as the sole or a material factor in such rating action; or

         (xii) a Master Servicer has been downgraded to a servicer rating level below "CMS3" (or its equivalent) by Fitch, a Special Servicer has been downgraded to a special servicer rating level below "CSS3" (or its equivalent) by Fitch; or both (x) the Trustee receives notice from Fitch to the effect that the continuation of a Master Servicer or a Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Rated Certificates and
     (y) such notice is not withdrawn, terminated or rescinded within 90 days following the Trustee's receipt of such notice; or

         (xiii) any failure by the applicable Master Servicer to timely make any payments required to be made by it hereunder to the RREEF Textron B-Note Holder.

         When a single entity acts as two or more of the capacities of the Master Servicers and the Special Servicers, an Event of Default (other than an event described in clauses (xi), (xii) and (xiii) above) in one capacity shall constitute an Event of Default in both or all such capacities.

         (b) If any Event of Default with respect to any Master Servicer or Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Trustee may, and at the written direction of either the Holders of Certificates entitled to not less than 25% of the Voting Rights or (alternatively, but solely in the case of a Special Servicer) the Controlling Class Representative (but, if the RREEF Textron Special Servicer is Defaulting Party and a RREEF Textron Change of Control Event has not occurred or is not continuing, then the related RREEF Textron B-Note Holder (and neither such Holders nor the Controlling Representative) shall have the right to give such direction), the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses
(viii) through (x) of Section 7.01(a)), terminate, by notice in writing to the Defaulting

Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all of the responsibilities, duties, authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise (provided, however, that each of the Master Servicers and the Special Servicers shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination). Each of the Master Servicers and the Special Servicers agrees that, if it is terminated pursuant to this
Section 7.01(b), it shall promptly (and in any event no later than 20 days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume the functions hereunder of such Master Servicer or such Special Servicer, as the case may be, and shall otherwise cooperate with the Trustee in effecting the termination of the rights and responsibilities hereunder of such Master Servicer or such Special Servicer, as the case may be, including the transfer within five Business Days to the Trustee for administration by it of all cash amounts that at the time are or should have been credited by a Master Servicer to its Collection Account, the RREEF Textron B-Note Account (if such Master Servicer is the applicable Master Servicer for the RREEF Textron Mortgage Loan Pair), the Distribution Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or by the Special Servicer to its REO Account, a Collection Account, the RREEF Textron B-Note Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that if any Master Servicer or Special Servicer is terminated pursuant to this Section 7.01(b), such Master Servicer or such Special Servicer, as the case may be, continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by a terminated Master Servicer or Special Servicer pursuant to this paragraph shall be borne by such Master Servicer or such Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

         If an Event of Default on the part of the Master Servicer for the RREEF Textron Loan Pair occurs and affects the RREEF Textron B-Note Mortgage Loan and such Master Servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the Certificateholders, the RREEF Textron B-Note Holder shall be entitled to require that the Master Servicer to appoint a Sub-Servicer that will be responsible for servicing such Loan Pair.

         (c) Notwithstanding Section 7.01(b) of this Agreement, if a Master Servicer is terminated solely due to an Event of Default under Section 7.01(a)(xi) or (xii) and the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five (5) Business Days after such termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement for which the terminated Master Servicer is the applicable Master Servicer from at least three (3) Persons qualified to act as successor Master Servicer hereunder in accordance with Section 6.02 and Section
7.02 for which the Trustee has received written confirmation from each Rating Agency that the appointment of such person would not result in the downgrade, withdrawal or qualification of a current rating on any of the Rated Certificates (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided, however, that (i) at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and (ii) the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer with respect to the applicable Mortgage Loans, and to agree to be bound by the terms hereof, within forty-five (45) days after the termination of the terminated Master Servicer. The Trustee shall solicit bids
(i) on the basis of such successor Master Servicer retaining all applicable Sub-Servicers to continue the primary servicing of the applicable Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans for which it was the applicable Master Servicer and not subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to, for each Mortgage Loan serviced, the excess of the related Master Servicing Fee Rate minus the sum of two basis points and the related Excess Servicing Fee Rate (each, a "Servicing-Retained Bid") and (ii) on the basis of terminating each applicable Sub-Servicing Agreement and each applicable Sub-Servicer (other than a Designated Sub-Servicer and its Sub-Servicing Agreement) that it is permitted to terminate in accordance with Section 3.22 and having no obligation to enter into a Sub-Servicing Agreement with the terminated Master Servicer (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than forty-five (45) days after the termination of the terminated Master Servicer.

         (d) Upon the assignment and acceptance of the applicable master servicing (including, in the case of an assignment of the rights of PAR or any successor thereto as a Master Servicer, the servicer report administrative) rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing).

         (e) If the Successful Bidder has not entered into this Agreement as successor Master Servicer within forty-five (45) days after the Trustee was appointed as successor Master Servicer or no Successful Bidder was identified within such forty-five (45) day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

         SECTION 7.02.  Trustee to Act; Appointment of Successor.

         On and after the time any Master Servicer or Special Servicer resigns pursuant to Section 6.04(a) or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, subject to Section 3.25, be the successor in all respects to such Master Servicer or such Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on such Master Servicer or such Special Servicer, as the case may be, by the terms and provisions hereof, including, if a Master Servicer is the resigning or terminated party, such Master Servicer's obligation to make Advances; provided, however, that (i) any failure to perform such duties or responsibilities caused by the failure of such Master Servicer or such Special Servicer, as the case may be, to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder and (ii) in the case of a terminated Master Servicer, the Trustee shall cease to act as successor Master Servicer if an alternative successor is appointed pursuant to Section 7.01(a). Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee or any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of all the Voting Rights or the Controlling Class Representative or (solely in the case of the RREEF Textron Special Servicer) the RREEF Textron Controlling Party so request(s) in writing, the Trustee shall), subject to Section 3.25, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the resigning or terminated Master Servicer or Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer or such Special Servicer, as the case may be, hereunder; provided, however, that
(i) such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency); (ii) if such successor does not have a master servicer rating (in the case of a resigning or terminated Master Servicer) from Fitch that is not lower than "CMS2" or a special servicer rating (in the case of a resigning or terminated Special Servicer) from Fitch that is not lower than "CSS2", such successor is reasonably acceptable to the Controlling Class Representative and
(iii) in the case of the RREEF Textron Special Servicer, such successor is reasonably acceptable to the RREEF Textron Controlling Party. No appointment of a successor to any Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         SECTION 7.03.  Notification to Certificateholders.

         (a) Upon any resignation of a Master Servicer or Special Servicer pursuant to Section 6.04, any termination of a Master Servicer or Special Servicer pursuant to Section 7.01, any appointment of a successor to a Master Servicer or Special Servicer pursuant to Section 6.02, 6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 3.25, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the RREEF Textron B-Note Holder.

         (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

         SECTION 7.04.  Waiver of Events of Default.

         The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided that an Event of Default under clause (i), clause (ii), clause (iii), clause (xi) or clause (xii) of
Section 7.01(a) may be waived only by all of the Certificateholders of the affected

Classes. Upon any such waiver of an Event of Default, and payment to the Trustee and the Certificate Administrator of all reasonable costs and expenses incurred by the Trustee and the Certificate Administrator in connection with such default prior to its waiver (which costs shall be paid by the party requesting such waiver), such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

         SECTION 7.05.  Additional Remedies of Trustee Upon Event of
                        Default.

         During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                THE TRUSTEE, CUSTODIAN, CERTIFICATE ADMINISTRATOR
                              AND TAX ADMINISTRATOR


         SECTION 8.01.  Duties of the Trustee, the Custodian, the
                        Certificate Administrator and the Tax Administrator.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty. The Trustee, the Custodian, the Certificate Administrator and the Tax Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Trustee, the Custodian, the Certificate Administrator and the Tax Administrator.

         (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, the Custodian, the Certificate Administrator or the Tax Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), the Trustee, the Custodian, the Certificate Administrator or the Tax Administrator, as applicable, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee, the Custodian, the Certificate Administrator or the Tax Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected. The Trustee, the Custodian, the Certificate Administrator or the Tax Administrator, as applicable, shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, a Master Servicer, a Special Servicer, any actual or prospective Certificateholder or Certificate Owner or any Rating Agency, and accepted by the Trustee, the Custodian, the Certificate Administrator or the Tax Administrator in good faith, pursuant to this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Trustee, the Tax Administrator or the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

         (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee.

         (ii) In the absence of bad faith on the part of the Trustee, the Certificate Administrator or the Tax Administrator, the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, and conforming to the requirements of this Agreement.

         (iii) None of the Trustee, the Certificate Administrator or the Tax Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of such entity unless it shall be proved that such entity was negligent in ascertaining the pertinent facts.

         (iv) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by the Trustee, in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

         (v) Neither the Certificate Administrator nor the Trustee shall be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default (other than an Event of Default under Section 7.01(a)(xi), (xii) or (xiii)) or a Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, to the Trustee, the Certificate

     Administrator or the Tax Administrator, as applicable, when required pursuant to this Agreement) unless a Responsible Officer of the Trustee or the Certificate Administrator shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee and the Certificate Administrator may conclusively assume that there is no such default or Event of Default.

         (vi) Subject to the other provisions of this Agreement, and without limiting the generality of this Section 8.01, none of the Trustee, the Certificate Administrator or the Tax Administrator shall have any duty, except, in the case of the Trustee, as expressly provided in Section 2.01(c) or Section 2.01(e) or in its capacity as successor Master Servicer or successor Special Servicer, (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof,
     (B) to cause the maintenance of any insurance, (C) to confirm or verify the truth, accuracy or contents of any reports or certificates of either Master Servicer, either Special Servicer, any actual or prospective or any Certificateholder or Certificate Owner or any Rating Agency, delivered to the Trustee, the Certificate Administrator or the Tax Administrator pursuant to this Agreement reasonably believed by the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, to be genuine and without error and to have been signed or presented by the proper party or parties, (D) subject to Section 10.01(f), to see to the payment or discharge of any tax levied against any part of the Trust Fund other than from funds available in the Master Servicer's Collection Accounts or the Distribution Account, and (E) to see to the payment of any assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Master Servicer's Collection Account or Distribution Account (provided that such assessment, charge, lien or encumbrance did not arise out of the Trustee's, the Certificate Administrator's or the Tax Administrator's, as applicable, willful misfeasance, bad faith or negligence).

         (vii) For as long as the Person that serves as the Trustee, the Certificate Administrator or the Tax Administrator hereunder also serves as Custodian and/or Certificate Registrar, the protections, immunities and indemnities afforded to that Person in its capacity as Trustee, Certificate Administrator or Tax Administrator, as applicable, hereunder shall also be afforded to such Person in its capacity as Custodian and/or Certificate Registrar, as the case may be.

         (viii) If the same Person is acting in two or more of the capacities of Trustee, Certificate Administrator, Tax Administrator, Custodian or Certificate Registrar, then any notices required to be given by such Person in one such capacity shall be deemed to have been timely given to itself in any other such capacity.

         SECTION 8.02. Certain Matters Affecting the Trustee, the Certificate Administrator and the Tax Administrator.

         Except as otherwise provided in Section 8.01:

         (i) the Trustee, the Certificate Administrator and the Tax Administrator, may each rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

         (ii) the Trustee, the Certificate Administrator and the Tax Administrator may each consult with counsel and any written advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

         (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby satisfactory to the Trustee, in its reasonable discretion; none of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator shall be required to expend or risk its own funds (except to pay expenses that could reasonably be expected to be incurred in connection with the performance of its normal duties) or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (iv) none of the Trustee, the Fiscal Agent appointed thereby, the Certificate Administrator or the Tax Administrator shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require an indemnity satisfactory to the Trustee, in its reasonable discretion, against such expense or liability as a condition to taking any such action;

         (vi) except as contemplated by Section 8.06 and, with respect to the Trustee alone, Section 8.14, none of the Trustee, the Certificate Administrator or the Tax Administrator shall be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

         (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement, the Certificate Administrator and the Tax Administrator may each perform any of their respective duties hereunder, either directly or by or through the Custodian or other agents or attorneys-in-fact, provided that the use of the Custodian or other agents or attorneys-in-fact shall not be deemed to relieve the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, of any of its duties and obligations hereunder (except as expressly set forth herein);

         (viii) none of the Trustee, the Fiscal Agent appointed thereby, the Certificate Administrator or the Tax Administrator shall be responsible for any act or omission of a Master Servicer or a Special Servicer (unless, in the case of the Trustee, it is acting as a Master Servicer or a Special Servicer, as the case may be) or of the Depositor; and

         (ix) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

         SECTION 8.03. Trustee, the Fiscal Agent, the Certificate Administrator and the Tax Administrator not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee, the Fiscal Agent, the Certificate Administrator and/or the Tax Administrator in Article II, and the signature of the Certificate Registrar set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator, and none of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator assumes any responsibility for their correctness. None of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. None of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds (other than with respect to any funds held by the Certificate Administrator) deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, a Master Servicer or a Special Servicer (unless, in the case of the Trustee, it is acting in such capacity). None of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee, such Fiscal Agent, the Certificate Administrator or the Tax Administrator, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as a Master Servicer or a Special Servicer and such Master Servicer or such Special Servicer, as the case may be, would be so responsible hereunder. None of the Trustee, the Certificate Administrator or the Tax Administrator shall be required to record this Agreement.

         SECTION 8.04. Trustee, Fiscal Agent, Certificate Administrator and Tax Administrator May Own Certificates.

         The Trustee (in its individual or any other capacity), the Fiscal Agent, the Certificate Administrator or the Tax Administrator or any of their respective Affiliates may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent, the Certificate Administrator or the Tax Administrator or one of their Affiliates, as the case may be.

         SECTION 8.05. Fees and Expenses of the Trustee, the Certificate Administrator and the Tax Administrator; Indemnification of and by the Trustee, the Certificate Administrator, the Tax Administrator and Fiscal Agent.

         (a) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account, out of general collections on the Mortgage Loans and REO Properties on deposit therein, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to the Trustee all Trustee Fees and to the Servicer Report Administrator all Servicer Report Administrator Fees, in each case earned in respect of the Mortgage Loans and any successor REO Mortgage Loans through the end of the then most recently ended calendar month as compensation for all services rendered by the Trustee and the Certificate Administrator, respectively, hereunder. As to each Mortgage Loan and REO Mortgage Loan in the Mortgage Pool, the Trustee Fee and the Servicer Report Administrator Fee shall accrue during each calendar month, commencing with October 2002, at the Trustee Fee Rate and the Servicer Report Administrator Fee Rate, respectively, on a principal amount equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, immediately following the Distribution Date in such calendar month (or, in the case of October 2002, on a principal amount equal to the Cut-off Date Principal Balance of the particular Mortgage Loan). The Trustee Fee and the Servicer Report Administrator Fee accrued during each calendar month shall be payable in the next succeeding calendar month. With respect to each Mortgage Loan and REO Mortgage Loan in the Mortgage Pool, the Trustee Fee and the Servicer Report Administrator Fee shall be calculated on the same Interest Accrual Basis as is applicable to the accrual or deemed accrual of interest on such Mortgage Loan or REO Mortgage Loan, as the case may be. The Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Certificate Administrator Fee shall constitute the sole compensation of the Trustee and the Certificate Administrator, respectively, for such services to be rendered by it. The Trustee shall be responsible for the payment of the Certificate Administrator Fee. The Certificate Administrator shall be responsible for the fees of the Tax Administrator.

         (b) The Trustee, the Certificate Administrator, the Fiscal Agent and the Tax Administrator and any of their respective directors, officers, employees, agents or affiliates are entitled to be indemnified and held harmless out of the Master Servicer's Collection Accounts and/or the Distribution Account, as and to the extent provided in Section 3.05, for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, reasonable counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loans (unless, in the case of the Trustee, it incurs any such expense or liability in the capacity of successor Master Servicer or Special Servicer (as the case may be), in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Master Servicer or Special Servicer, as the case may be) or any act or omission of the Trustee, the Certificate Administrator or the Tax Administrator relating to the exercise and performance of any of the rights and duties of the Trustee, the Certificate Administrator or the Tax Administrator hereunder; provided, however, that none of the Trustee, the Certificate Administrator or the Tax Administrator shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (2) any cost or expense that does not constitute an "unanticipated expense" within the meaning of Treasury regulation section 1.860G-1(b)(3)(ii), (3) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (4) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator of any of their respective representations, warranties or covenants contained herein or any willful misconduct, bad faith, fraud or negligence in the performance of, or reckless disregard of, the Trustee's, the Fiscal Agent's, the Certificate Administrator's or the Tax Administrator's obligations and duties hereunder.

         (c) Each of the Master Servicers and the Special Servicers each shall indemnify the Trustee, the Certificate Administrator, the Tax Administrator and the Fiscal Agent for and hold each of them harmless against any loss, liability, claim or expense that is a result of such Master Servicer's or such Special Servicer's, as the case may be, negligent acts or omissions in connection with this Agreement, including the negligent use by such Master Servicer or such Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof and the Mortgage Loans serviced by such Master Servicer or such Special Servicer, as the case may be; provided, however, that, if the Trustee, the Certificate Administrator or the Tax Administrator has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.05(b), or the Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.13, then the indemnity in favor of such Person provided for in this Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

         (d) Each of the Trustee, the Certificate Administrator, the Tax Administrator and the Fiscal Agent shall indemnify each of the Master Servicers and the Special Servicers for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's, the Certificate Administrator's, the Tax Administrator's or such Fiscal Agent's, as the case may be, negligent acts or omissions in connection with this Agreement; provided, however, that if a Master Servicer or Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such Person otherwise provided for in this Section 8.05(d) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

         (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, either Master Servicer or either Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

         SECTION 8.06. Eligibility Requirements for Trustee, Certificate Administrator and Tax Administrator.

         The Trustee, the Certificate Administrator and the Tax Administrator hereunder each shall at all times be a corporation, bank, trust company or association that: (i) is organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia and, in the case of the Trustee, authorized under such laws to exercise trust powers;
(ii) has a combined capital and surplus of at least $50,000,000; and (iii) is subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition: (i) the Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act; and (ii) neither the Certificate Administrator nor the Tax Administrator may have any affiliations or act in any other capacity with respect to the transactions contemplated hereby that would cause the Underwriter Exemption to be unavailable with respect to any Class of Certificates as to which it would otherwise be available. Furthermore, the Trustee, the Certificate Administrator and the Tax Administrator shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA-" from Fitch (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee, the Certificate Administrator, the Tax Administrator and the Depositor by such Rating Agency)); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as either: (i) the Trustee maintains a long-term unsecured debt rating of no less than "Baa2" from Moody's and "BBB" from Fitch (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and a Fiscal Agent meeting the requirements of Section
8.13 has been appointed by the Trustee and is then currently serving in such capacity; or (ii) the Trustee maintains a long-term unsecured debt rating of no less than "A1" from Moody's and "A" from Fitch (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and an Advance Security Arrangement meeting the requirements of Section 8.14 has been established by the Trustee and is then currently being maintained. In case at any time the Trustee, the Certificate Administrator or the Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Pooled Mortgage Loan Sellers, the Master Servicers, the Special Servicers and their respective Affiliates; provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) any Master Servicer or Special Servicer (except during any period when the Trustee has assumed the duties of a Master Servicer or Special Servicer (as the case may be) pursuant to Section 7.02, (iv) any Pooled Mortgage Loan Seller or
(v) any Affiliate of any of them, may be the Trustee hereunder.

         SECTION 8.07. Resignation and Removal of Trustee, Certificate Administrator and Tax Administrator.

         (a) The Trustee, the Certificate Administrator and the Tax Administrator each may at any time resign and be discharged from their respective obligations created hereunder by giving written notice thereof to the other such parties, the Depositor, the Master Servicers, the Special Servicers, the Rating Agencies and all the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee, certificate administrator or tax administrator, as the case may be, meeting the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee, Certificate Administrator or Tax Administrator, as the case may be, and to the successor trustee, certificate administrator or tax administrator, as the case may be. A copy of such instrument shall be delivered to other parties hereto and to the Certificateholders by the Depositor. If no successor trustee, certificate administrator or tax administrator, as the case may be, shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee, Certificate Administrator or Tax Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee, certificate administrator or tax administrator, as the case may be.

         (b) If at any time the Trustee, the Certificate Administrator or the Tax Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or a Master Servicer, or if at any time the Trustee, the Certificate Administrator or the Tax Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee, the Certificate Administrator or the Tax Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee, the Certificate Administrator or the Tax Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's, Certificate Administrator's or Tax Administrator's continuing to act in such capacity would (as confirmed in writing to the Depositor by any Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates, then the Depositor may remove the Trustee, the Certificate Administrator or the Tax Administrator, as the case may be, and appoint a successor trustee, certificate administrator or tax administrator, as the case may be, by written instrument, in duplicate, which instrument shall be delivered to the Trustee, the Certificate Administrator or the Tax Administrator, as the case may be, so removed and to the successor trustee, certificate administrator or tax administrator, as the case may be. A copy of such instrument shall be delivered to the other parties hereto and to the Certificateholders by the Depositor.

         (c) The Holders of Certificates entitled to more than 50% of the Voting Rights may at any time remove the Trustee, Certificate Administrator or Tax Administrator and appoint a successor trustee, certificate administrator or tax administrator, as the case may be, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee, Certificate Administrator or Tax Administrator, as the case may be, so removed, and one complete set to the successor so appointed. All expenses incurred by the Trustee in connection with its transfer of the Mortgages Files to a successor trustee following the removal of the Trustee without cause pursuant to this Section 8.07(c), shall be reimbursed to the removed Trustee within 30 days of demand therefor, such reimbursement to be made by the Certificateholders that terminated the Trustee. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders by the successor so appointed.

         (d) Any resignation or removal of the Trustee, the Certificate Administrator or the Tax Administrator and appointment of a successor trustee, certificate administrator or tax administrator, as the case may be, pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee, certificate administrator or tax administrator, as the case may be, as provided in Section 8.08 and (ii) if none of the successor trustee, certificate administrator or tax administrator, as the case may be, has a long-term unsecured debt rating of at least "Aa3" from Moody's and "AA-" from Fitch, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such successor trustee, certificate administrator or tax administrator, as the case may be, shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

         SECTION 8.08. Successor Trustee, Certificate Administrator and Tax Administrator.

         (a) Any successor trustee, certificate administrator or tax administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, each Master Servicer, each Special Servicer and its predecessor trustee, certificate administrator or tax administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee, certificate administrator or tax administrator, as the case may be, shall become effective and such successor trustee, certificate administrator or tax administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee, certificate administrator or tax administrator herein. If the Trustee is being replaced, the predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, each Master Servicer, each Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

         (b) No successor trustee, certificate administrator or tax administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee, certificate administrator or tax administrator, as the case may be, shall be eligible under the provisions of Section 8.06.

         (c) Upon acceptance of appointment by a successor trustee, certificate administrator or tax administrator as provided in this Section 8.08, such successor trustee, certificate administrator or tax administrator, as the case may be, shall mail notice of the succession of such trustee, certificate administrator or tax administrator hereunder to the Depositor, the Certificateholders and the other parties hereto.

         SECTION 8.09. Merger or Consolidation of Trustee, Certificate Administrator or Tax Administrator.

         Any entity into which the Trustee, Certificate Administrator or Tax Administrator may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee, Certificate Administrator or Tax Administrator shall be a party, or any entity succeeding to the corporate trust business of the Trustee, Certificate Administrator or Tax Administrator, shall be the successor of the Trustee, Certificate Administrator or Tax Administrator, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the applicable Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the

Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the applicable Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as Master Servicer, Special Servicer, Certificate Administrator or Tax Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

         SECTION 8.11.  Appointment of Custodians.

         The Trustee may, at its own expense, appoint any Person with appropriate experience as a document custodian to act as Custodian hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Custodian shall not relieve the Trustee from such entity's obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Custodian. The Custodian shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05(b), 8.05(c), 8.05(d) and 8.05(e) shall apply to the
Custodian to the same extent that they apply to the Trustee. Any Custodian appointed in accordance with this Section 8.11 may at any time resign by giving at least 30 days' advance written notice of resignation to the Certificate Administrator, the Trustee, each Master Servicer, each Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Custodian appointed in accordance with this Section 8.11 by giving written notice of termination to such Custodian, with a copy to the Certificate Administrator, each Master Servicer, each Special Servicer and the Depositor. Each Custodian shall comply with the requirements for Trustees set forth in Section 8.06, shall not be the Depositor, any Pooled Mortgage Loan Seller or any Affiliate of the Depositor or any Pooled Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae.

         SECTION 8.12.  Access to Certain Information.

         (a) The Trustee and the Custodian shall each afford to the Depositor, the Underwriters, each Master Servicer, each Special Servicer, the Controlling Class Representative and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee or the Custodian, as the case may be, designated by it.

         (b) The Trustee (or, in the case of the items referenced in clause (ix) below, the Custodian, or in the case of the items referenced in clauses (i),
(ii), (iii) and (viii), the Certificate Administrator, or in the case of the items referenced in clause (xi), both the Certificate Administrator and the Trustee) shall maintain at its offices or the offices of a Custodian and, upon reasonable prior written request and during normal business hours, shall make available, or cause to be made available, for review by the Depositor, the Rating Agencies, the Certificate Administrator, the Custodian, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Certificate Administrator (or, in the case of the items referenced in clause (ix) below, the Custodian, or in the case of the items referenced in clauses (i), (ii), (iii) and (viii), the Certificate Administrator, or in the case of the items referenced in clause (xi), both the Certificate Administrator and the Trustee) as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Trustee (or, in the case of the items referenced in clause
(ix) below, the Custodian, or in the case of the items referenced in clauses
(i), (ii), (iii) and (viii), the Certificate Administrator, or in the case of the items referenced in clause (xi), both the Certificate Administrator and the Trustee): (i) the Prospectus, the Private Placement Memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Certificate Administrator by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Certificate Administrator since the Closing Date and any amendments and exhibits hereto or thereto; (iii) all Certificate Administrator Reports and any files and reports comprising the CMSA Investor Reporting Package actually delivered or otherwise made available to Certificateholders pursuant to
Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicers and the Special Servicers to the Certificate Administrator and the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the Master Servicers and the Special Servicers, respectively, to the Certificate Administrator and the Trustee since the Closing Date; (vi) the most recent inspection report prepared by a Master Servicer or a Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a); (vii) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied; (viii) all files and reports comprising the CMSA Investor Reporting Package delivered to the Certificate Administrator since the Closing Date pursuant to Section 4.02(b); (ix) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the applicable Special Servicer and delivered to the Trustee or any Custodian pursuant to Section 3.20; (x) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, a Master Servicer's or the Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; and (xi) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act. The Certificate Administrator, the Trustee or the Custodian, as applicable, shall provide, or cause to be provided, copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies and the Controlling Class Representative, the Certificate Administrator or the Custodian shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

         In connection with providing, or causing to be provided, access to or copies of the items described in the preceding paragraph pursuant to this
Section 8.12(b), the Certificate Administrator, the Trustee or the Custodian, as the case may be, shall require: (a) in the case of Certificateholders and Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit J-1 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator, the Trustee or the Custodian, as the case may be) generally to the effect that such Person is a Holder or Certificate Owner of Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificateholder or Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit J-2 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator, the Trustee or the Custodian, as the case may be) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Certificate Administrator, the Trustee or the Custodian, as the case may be, pursuant to this Section 8.12(b) that has previously been filed with the Commission, and the Certificate Administrator, the Trustee or the Custodian, as the case may be, shall not require either of the certifications contemplated by the preceding sentence in connection with providing any information pursuant to this Section 8.12(b) that has previously been filed with the Commission.

         (c) None of the Trustee, the Custodian or the Certificate Administrator shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

         SECTION 8.13.  Appointment of Fiscal Agent.

         (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA-" from Fitch (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this
Section 8.13(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated as least "Aa3" from Moody's and "AA-" from Fitch, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 2.07. Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee.

         (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

         (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee, except that all fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, a Master Servicer or a Special Servicer.

         (d) The obligations of any Fiscal Agent set forth in this Section 8.13 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this Section 8.13(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

         (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

         SECTION 8.14.  Advance Security Arrangement.

         Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may, at is own expense with the approval of the Depositor, arrange for the pledging of collateral, the establishment of a reserve fund or the delivery of a letter of credit, surety bond or other comparable instrument or for any other security or financial arrangement (any or all of the foregoing, individually and collectively, an "Advance Security Arrangement") for purposes of supporting its back-up advancing obligations hereunder; provided that any Advance Security Arrangement shall be in such form and amount, and shall be maintained in such manner, as (i) would permit the Trustee to act in such capacity without an Adverse Rating Event in respect of any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by each Rating Agency) and (ii) would not result in an Adverse REMIC Event or an Adverse Grantor-Trust Event (as evidenced by an Opinion of Counsel addressed and delivered to the Trustee, the Depositor and the Tax Administrator). The Trustee may terminate any Advance Security Arrangement established by it only if and when (i) the existence of such Advance Security Arrangement is no longer necessary for the Trustee to satisfy the eligibility requirements of Section 8.06 or (ii) when such Trustee resigns or is removed as Trustee hereunder.

         SECTION 8.15.  Exchange Act Reporting.

         (a) The Master Servicers, the Special Servicers, the Certificate Administrator, the Trustee and the Fiscal Agent shall reasonably cooperate with the Depositor in connection with the Trust's satisfaction of its reporting requirements under the Exchange Act. Within 15 days after each Distribution Date, the Certificate Administrator shall prepare, execute and file on behalf of the Trust any Forms 8-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder; provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. The Certificate Administrator shall file each Form 8-K with a copy of the related Monthly Certificate Administrator Report attached thereto. If the Depositor directs that any other attachments are to be filed with any Form 8-K, such attachments shall be delivered to the Certificate Administrator in Edgar-compatible form or as otherwise agreed upon by the Certificate Administrator and the Depositor, at the Depositor's expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor's expense. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Certificate Administrator shall prepare and file an Annual Report on Form 10-K (a "Form 10-K"), in substance as required by applicable law and applicable interpretations thereof of the staff of the Commission. Such Form 10-K shall include as exhibits each annual statement of compliance described under Section
3.13 and each accountant's report described under Section 3.23, in each case to the extent they have been timely delivered to the Certificate Administrator. If they are not so timely delivered, the Certificate Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Certificate Administrator. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in paragraph (b) of this Section. The Certificate Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from the Certificate Administrator's inability or failure to obtain any information not resulting from its own negligence, bad faith or willful misconduct. Prior to January 30 of the first year in which the Certificate Administrator is able to do so under applicable law, the Certificate Administrator shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

         (b) The Form 10-K shall include any certification (the "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff). Each Master Servicer, each Special Servicer and the Certificate Administrator (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in form and substance reasonably satisfactory to the Depositor and the Performing Party, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual), and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can rely, relating to the accuracy and completeness of the information and reports provided under this Agreement by such Performing Party; provided, however, that the certification required from the General Special Servicer shall contain the following information:

         (i) a statement acknowledging that the officer of the General Special Servicer signing such certification has reviewed the information provided by it for inclusion in the Form 10-K to be covered by the subject Sarbanes-Oxley Certification;

         (ii) a statement, based on the knowledge of the officer of the General Special Servicer that is signing such certification, that the information provided by it to be covered by such Sarbanes-Oxley Certification solely relating to actions of the General Special Servicer and/or payments and other collections on the Specially Serviced Mortgage Loans and REO Properties for which it is the applicable Special Servicer, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, not misleading as of the last day of the period covered by the subject Form 10-K;

         (iii) a statement, based on the knowledge of the officer of the General Special Servicer that is signing such certification, that the information provided by it and to be covered by such Sarbanes-Oxley Certification relating solely to actions of the General Special Servicer and/or payments and other collections on the Specially Serviced Mortgage Loans and REO Properties for which it is the applicable Special Servicer, includes all information of such type available to the General Special Servicer and required to be included in the Certificate Administrator Reports for the relevant period covered by the subject Form 10-K; and

         (iv) a statement that the officer of the General Special Servicer that is signing such certification has disclosed to the Depositor's certified public accountants and the accountants that are to deliver the Annual Accountants' Report in respect of the General Special Servicer with respect to the relevant period covered by the subject Form 10-K all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standards as set forth in this Agreement.

         Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face.

         In addition, if the Performing Party is a Master Servicer or Special Servicer, such Performing Party shall execute a reasonable reliance certificate to enable the Certification Parties to rely upon the Annual Compliance Certificate provided pursuant to Section 3.13, and shall include a certification that such Annual Compliance Certificate discloses any deficiencies or defaults described to the certified public accountants of such Performing Party to enable such accountants to render the certificate provided for in Section 3.14. If directed by the Depositor, such Performing Party shall provide an identical certification to Depositor's certified public accountants that such Performing Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this agreement or a modified certificate limiting the certification therein to the performance of such Performing Parties duties pursuant to this Agreement.

         (c) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of an actual breach of the applicable Performing Party's obligations under subsection (b) of this Section or the applicable Performing Party's negligence, bad faith or willful misconduct in connection with such obligations.

         (d) Nothing contained in this Section shall be construed to require any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Master Servicer, each Special Servicer and the Certificate Administrator hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to
Section 11.01, which amendment shall not require any Opinions of Counsel, Officer's Certificates, Rating Agency confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement. In no event shall the General Special Servicer be required to execute any Form 10-K or any Sarbanes-Oxley Certification.


                                   ARTICLE IX

                                   TERMINATION


         SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

         (a) Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Certificate Administrator to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by the Certificate Administrator by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, either Master Servicer or the General Special Servicer (whose respective rights to effect such a purchase shall be subject to the priorities and conditions set forth in subsection (b)) of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund (exclusive of any REO Mortgage Loan(s)), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the General Special Servicer and approved by the Certificate Administrator and the applicable Master Servicer, minus (C) if the purchaser is a Master Servicer or a General Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to such Master Servicer or the General Special Servicer, as the case may be, in connection with such purchase); (ii) the exchange by the Sole Certificateholder(s) of all the Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund; and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         (b) Any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, PAR (or its successor) as a Master Servicer, WFB (or its successor) as a Master Servicer or the General Special Servicer, in that order of preference, may at its option elect to purchase all the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a) by giving written notice to the other parties hereto (and, in the case of an election by a Master Servicer or the General Special Servicer, to the Holders of the Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that:

         (A) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is 1.0% or less of the Initial Pool Balance;

         (B) within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so;

         (C) if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase all of the Mortgage Loans and any REO Properties, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class; and

         (D) if a Master Servicer makes such an election, then the other Master Servicer will have the option, by giving written notice to the other parties hereto and to the Holders of the Controlling Class no later than 30 days prior to the anticipated date of purchase, to purchase all of the Mortgage Loans and related REO Properties remaining in the Trust Fund for which it is the applicable Master Servicer.

         If the Trust is to be terminated in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by any Controlling Class Certificateholder(s), a Master Servicer or the General Special Servicer, such Person(s) shall: (i) deposit, or deliver to the Master Servicers for deposit, in the Master Servicers' respective Collection Accounts (after the Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price (the portion thereof allocable to all the Mortgage Loans and related REO Properties, other than those for which a Master Servicer exercises its option under clause (D) above, to be deposited in the other Master Servicer's Collection Account and the portion thereof allocable to those for which a Master Servicer exercises its option under clause (D) above to be deposited in the such Master Servicer's Collection Account); and (ii) shall reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the Final Distribution Date, each Master Servicer shall transfer to the Distribution Account all amounts required to be transferred by it to such account on such Master Servicer Remittance Date from such Master Servicer's Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in such Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Account(s) and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Trustee shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the purchasing party (or its designee).

         Following the date on which the aggregate Certificate Principal Balance of the Registered Certificates is reduced to zero, the Sole Certificateholder(s) shall have the right to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder(s) elect(s) to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Sole Certificateholder(s), not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in each Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, each Master Servicer, each Special Servicer, the Certificate Administrator, the Trustee and/or the Fiscal Agent hereunder (and their respective agents) that may be withdrawn from such Collection Account, pursuant to Section 3.05(a), or (without duplication between the Collection Accounts) that may be withdrawn from the Distribution Account, pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in such Collection Account. In addition, each Master Servicer shall transfer to the Distribution Account all amounts required to be transferred by it to such account on such Master Servicer Remittance Date from such Master Servicer's Collection Account pursuant to the first paragraph of
Section 3.04(b).

Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the Final Distribution Date, the Trustee shall release or cause to be released to the Sole Certificateholder(s) or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder(s) as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

         (c) Notice of any termination shall be given promptly by the Certificate Administrator by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by a Master Servicer, the General Special Servicer and/or any Controlling Class Certificateholder(s), not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Administrator therein designated. The Certificate Administrator shall give such notice to the other parties hereto at the time such notice is given to Certificateholders.

         (d) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Certificate Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts on deposit in the Distribution Account that is allocable to payments on the relevant Class in accordance with Section 4.01. Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this
Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable escheat laws, the Certificate Administrator shall distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject hereto.

         SECTION 9.02.  Additional Termination Requirements.

         (a) If any Controlling Class Certificateholder(s), any Master Servicer(s) and/or the General Special Servicer purchase(s), or the Sole Certificateholder(s) exchange(s) all of the Certificates for, all the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee and the Certificate Administrator an Opinion of Counsel, addressed to the Trustee and the Certificate Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event with respect to any REMIC Pool:

         (i) the Certificate Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool, pursuant to Treasury regulation section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party);

         (ii) during such 90-day liquidation period and at or prior to the time of making the final payment on the Certificates, the Certificate Administrator shall sell or otherwise transfer all the Mortgage Loans and each REO Property to the applicable Master Servicer, the General Special Servicer or the applicable Controlling Class Certificateholder(s), as the case may be, in exchange for cash and/or Certificates in accordance with
     Section 9.01; and

         (iii) immediately following the making of the final payment on the Certificates, the Certificate Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all remaining cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

         (b) By their acceptance of Certificates, the Holders hereby authorize the Trustee to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of each REMIC Pool in the form of the notice of termination provided for in Section 9.01(c) and in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS


         SECTION 10.01.  Tax Administration.

         (a) The Trustee shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under Applicable State Law. Each such election will be made on IRS Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

         (b) The Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the Tax Administrator is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the Tax Administrator's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

         (c) The Tax Administrator shall prepare or cause to be prepared, submit to the Trustee for execution and file all of the Tax Returns in respect of each REMIC Pool (other than Tax Returns required to be filed by a Master Servicer and/or a Special Servicer pursuant to Section 3.09(g)) and all of the applicable income tax and other information returns for each Grantor Trust

Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor.

         (d) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide: (i) to any Transferor of a Class R Certificate, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

         (e) The Trustee and the Tax Administrator shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the other parties hereto shall assist them, to the extent reasonably requested by the Trustee or the Tax Administrator), to the extent that the Trustee or the Tax Administrator, as applicable, has actual knowledge that any particular action is required; provided that the Trustee and the Tax Administrator shall be deemed to have knowledge of relevant tax laws. The Trustee or the Tax Administrator, as applicable, shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, unless the Trustee or the Tax Administrator, as applicable, has received an Opinion of Counsel to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Trustee or the Tax Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Tax Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the Tax Administrator has advised it in writing that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

         (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(a)), then such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under Article IV, Article VIII or this Article X; (ii) the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under
Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (iii) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (iv) the Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Article X; (v) the applicable Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under Article III or this Article X; (vi) the applicable Special Servicer, if such tax arises out of or results from a breach by such Special Servicer of any of its obligations under Article III or this Article X; or (vii) the Trust, out of the Trust Fund (exclusive of the Grantor Trust Pools), in all other instances. If any tax is imposed on either Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the applicable Special Servicer, if such tax arises out of or results from a breach by such Special Servicer of any of its obligations under Article III or this Article X; (ii) the applicable Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under
Article III or this Article X; (iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV,
Article VIII or this Article X; (iv) the Certificate Administrator, if such tax arises out of or results from a breach by the

Certificate Administrator of any of its obligations under Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (v) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under
Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (iv) the Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this
Article X; or (v) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust Pool, in all other instances. Consistent with the foregoing, any tax permitted to be incurred by a Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Distribution Account.

         (g) The Tax Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and an accrual basis.

         (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 2.03) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

         (i) None of the Master Servicers, the Special Servicers, the Trustee or the Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Mortgage Loan (except in connection with (A) a breach of any representation or warranty regarding any Mortgage Loan set forth in or made pursuant to the related Pooled Mortgage Loan Purchase Agreement, (B) the foreclosure, default or reasonably foreseeable material default of a Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in any Investment Account for gain; or (iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, other than a Replacement Pooled Mortgage Loan substituted for a Deleted Pooled Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in an Account or an interest in a single member limited liability company, as provided in Section 3.16); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

         (j) Except as otherwise permitted by Section 3.17(a), none of the Master Servicers, the Special Servicers or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall take necessary actions within the scope of their responsibilities as more specifically set forth in this Agreement such that they do not cause substantially all of the assets of each REMIC Pool to fail to consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (k) Within 30 days after the related Startup Day, the Tax Administrator shall prepare and file with the IRS, with respect to each REMIC Pool, IRS Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

         (l) The parties intend that the portion of the Trust Fund consisting of Post-ARD Additional Interest on the ARD Mortgage Loans and the Class V Sub-Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. In addition, the parties intend that the portion of the Trust Fund consisting of the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. The Tax Administrator shall also perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such Grantor Trust Pool under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the Tax Administrator.

         SECTION 10.02. Depositor, Master Servicers, Special Servicers
                        and Fiscal Agent to Cooperate with Tax Administrator.

         (a) The Depositor shall provide or cause to be provided to the Tax Administrator, within 10 days after the Closing Date, all information or data that the Tax Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

         (b) Each of the Master Servicers, the Special Servicers and the Fiscal Agent shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Tax Administrator in order to enable it to perform its duties under this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


         SECTION 11.01.  Amendment.

         (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, the Master Servicers and the Special Servicers, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or either Grantor Trust Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or either Grantor Trust Pool, (vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), or (vii) to avoid an Adverse Rating Event with respect to any Class of Rated Certificates; provided that (I) no such amendment may significantly change the activities of the Trust; and (II) any such amendment for the specific purposes described in clause (iii), (iv) or
(vii) above shall not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's and Certificate Administrator's receipt of an Opinion of Counsel to that effect (or, alternatively, in the case of a Class of Rated Certificates, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates); (III) with respect to any such amendment for the specific purposes described in clause
(iii) above, the

Trustee and the Certificate Administrator shall receive written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (IV) no such amendment may affect the RREEF Textron B-Note Holder without the written consent of the RREEF Textron B-Note Holder. This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, as and to the extent provided by Section 8.15(d).

         (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding, (iv) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to not less than 51% of all the Voting Rights (not taking into account Certificates held by the Depositor or any Pooled Mortgage Loan Seller or any of their respective Affiliates or agents),
(v) adversely affect in any material respect the interests of any third-party beneficiary to this Agreement or any provision herein, without the consent of such third-party beneficiary or (vi) affect the RREEF Textron B-Note Holder, without the consent of the RREEF Textron B-Note Holder. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

         (c) Notwithstanding any contrary provision of this Agreement, none of the Certificate Administrator, the Trustee, the Master Servicers or the Special Servicers shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

         (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to the Certificate Administrator for delivery to each Certificateholder and to each Rating Agency.

         (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (f) The Trustee and the Certificate Administrator each may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

         (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

         SECTION 11.02.  Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust (payable out of the Distribution Account), but only if (i) a Master Servicer or Special Servicer, as applicable, determines in its reasonable good faith judgment, that such recordation materially and beneficially affects the interests of the Certificateholders and so informs the Trustee in writing and (ii) the Controlling Class Representative consents.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 11.03.  Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of

Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 11.04.  Governing Law.

         This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

         SECTION 11.05.  Notices.

         Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel (with a copy to Joseph Jurkowski, Esq., telecopy number: (917) 849-1179); (ii) in the case of PAR as a Master Servicer, Prudential Asset Resources Inc., 2200 Ross Avenue, Suite 4200E, Dallas, Texas, 75201, Attention: Ann Hambly, telecopy number: (214) 777-4556; (iii) in the case of WFB as a Master Servicer, Wells Fargo Bank, National Association, 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing (with a copy to Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633 Folsom Street, 7th Floor, San Francisco, California 94111); (iv) in the case of the General Special Servicer, ARCap Special Servicing, Inc., 5605 N. MacArthur Boulevard, Suite 950, Irving, Texas 75038, Attention: Larry Duggins, telecopy number (972) 580-3888 (with a copy to Chris Couch, ARCap Special Servicing, Inc., 5605 N. MacArthur Boulevard, Suite 950, Irving, Texas 75038, telecopy number (972) 580-3888); (v) in the case of the RREEF Textron Special Servicer, Prudential Asset Resources, Inc., Two Ravina Drive, Suite 1400, Atlanta, Georgia, Attention: Legal Department, telecopy number (770) 392-0944); (vi) in the case of the Certificate Registrar, Certificate Administrator and Tax Administrator, Wells Fargo Bank Minnesota, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:
Corporate Trust Administration (CMBS), Bear

Stearns Commercial Mortgage Securities Inc., 2002-PBW1, telecopy number: (410) 884-2360; (vii) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group, Bear Stearns Commercial Mortgage Securities Inc., 2002-PBW1, telecopy number: (312) 904-2084; (viii) in the case of the Fiscal Agent, ABN AMRO Bank N.V., 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group, Bear Stearns Commercial Mortgage Securities Inc., 2002-PBW1, telecopy number: (312) 904-2084; (ix) in the case of the Rating Agencies, (A) Moody's Investors Service Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number (212) 553-0300, and (B) Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage Surveillance; and (x) in the case of any Pooled Mortgage Loan Seller, the address for notices to such Pooled Mortgage Loan Seller under the related Pooled Mortgage Loan Purchase Agreement; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

         SECTION 11.06.  Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 11.07.  Successors and Assigns; Beneficiaries.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries (with all right to enforce the obligations hereunder intended for their benefit as if a party hereto), the Underwriters, the Designated Sub-Servicers and the non-parties referred to in Sections 6.03, 8.05, and Section 3.22(f) and all such provisions shall inure to the benefit of the Certificateholders. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

         SECTION 11.08.  Article and Section Headings.

         The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         SECTION 11.09. Notices to and from the Rating Agencies and the
                        Depositor.

         (a) The Trustee (or, with respect to items (v) and (vii) below, the Certificate Administrator) shall promptly provide notice to each Rating Agency and the Depositor (and, with respect to items (i), (ii) and (iii) below, the RREEF Textron B-Note Holder) with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

         (i) any material change or amendment to this Agreement;

         (ii) the occurrence of any Event of Default that has not been cured;

         (iii) the resignation, termination, merger or consolidation of any Master Servicer or Special Servicer and the appointment of a successor;

         (iv) the appointment, resignation or removal of a Fiscal Agent;

         (v) any change in the location of the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account;

         (vi) any repurchase or substitution of a Mortgage Loan by a Pooled Mortgage Loan Seller as contemplated by Section 2.03; and

         (vii) the final payment to any Class of Certificateholders.

         (b) Each Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

         (i) the resignation or removal of the Trustee and the appointment of a successor; and

         (ii) any change in the location of its Collection Account.

         (c) Each of the Master Servicers and the Special Servicers shall promptly furnish (in hard copy format or through use of a Master Servicer's internet website), to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

         (i) each of its Annual Performance Certifications;

         (ii) each of its Annual Accountants' Reports; and

         (iii) each report prepared pursuant to Section 3.09(e).

         (d) The Certificate Administrator shall promptly deliver or otherwise make available to each Rating Agency (in hard copy format or through use of the Certificate Administrator's internet website) a copy of each Certificateholder Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders). Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Certificate Administrator's internet website on a restricted basis.

         (e) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

         SECTION 11.10.  Notices to Controlling Class Representative.

         The Trustee, the Master Servicers and the Special Servicers shall each deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies, to the extent not already delivered pursuant to this Agreement.

         SECTION 11.11. Complete Agreement.

         This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                      BEAR STEARNS COMMERCIAL
                                      MORTGAGE SECURITIES INC.
                                        Depositor

                                      By: ______________________________________
                                      Name:
                                      Title:


                                      PRUDENTIAL ASSET RESOURCES, INC.
                                        a Master Servicer and the RREEF Textron
                                        Special Servicer


                                      By: ______________________________________
                                      Name:
                                      Title:


                                      WELLS FARGO BANK, NATIONAL ASSOCIATION
                                        a Master Servicer


                                      By: ______________________________________
                                      Name:
                                      Title:


                                      ARCAP SPECIAL SERVICING, INC.
                                        General Special Servicer


                                      By: ______________________________________
                                          Name:
                                          Title:

                                         WELLS FARGO BANK MINNESOTA, N.A.
                                           Solely in its capacity as Certificate
                                           Administrator and Tax Administrator


                                         By: ___________________________________
                                         Name:
                                         Title:


                                         LASALLE BANK NATIONAL ASSOCIATION
                                           Trustee


                                         By: ___________________________________
                                         Name:
                                         Title:


                                         ABN AMRO BANK N.V.
                                           Fiscal Agent


                                         By: ___________________________________
                                         Name:
                                         Title:


                                         By: ___________________________________
                                         Name:
                                         Title:


                                         THE PRUDENTIAL INSURANCE
                                         COMPANY OF AMERICA
                                           RREEF Textron B-Note Holder

                                         By: ___________________________________
                                         Name:
                                         Title:

STATE OF ___________________        )
                                    )  ss.:
COUNTY OF _________________         )


                  On the ______ day of ______ 2002, before me, a notary public in and for said State, personally appeared __________________, personally known to me to be a _________________ of _________________________________________,
one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                           ____________________________________
                                                      Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

FORM OF CLASS A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, P, X-1 AND X-2 CERTIFICATES

                   CLASS [ ] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2002-PBW1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate:  [____%                                  Class [Principal Balance] [Notional Amount] of the
per annum][Variable]                                        Class [   ] Certificates as of the Closing Date:
                                                            $___________

Closing Date:  October 3, 2002                              Initial Certificate [Principal Balance] [Notional
                                                            Amount] of this Certificate as of the Closing Date:
                                                            $___________

First Distribution Date:                                    Aggregate Stated Principal Balance of the Mortgage
November 12, 2002                                           Loans as of the Closing Date ("Initial Pool Balance"):
                                                            $921,181,353

Master Servicer and RREEF Textron Special Servicer:         Trustee:
Prudential Asset Resources, Inc.                            LaSalle Bank National Association.

Master Servicer:                                            Certificate Administrator and Tax Administrator:
Wells Fargo Bank, National Association                      Wells Fargo Bank Minnesota, National Association

General Special Servicer:                                   Fiscal Agent:
ARCap Special Servicing, Inc.                               ABN AMRO Bank N.V.

Certificate No. [   ] -___                                  CUSIP No.:________________________________
                                                            ISIN No.:  ________________


                                     A-1-1

[FOR BOOK-ENTRY CERTIFICATES][UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FOR PRIVATE CERTIFICATES][THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, PRUDENTIAL ASSET RESOURCES, INC., WELLS FARGO BANK, NATIONAL ASSOCIATION, ARCAP SPECIAL SERVICING, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT


                                     A-1-2

CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[FOR SUBORDINATE CERTIFICATES][THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

[FOR PRINCIPAL BALANCE CERTIFICATES][THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.]

[FOR NOTIONAL AMOUNT CERTIFICATES][THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.]

[FOR REGULATION S GLOBAL CERTIFICATES][PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) OCTOBER 3, 2002, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]


     This certifies that [FOR BOOK-ENTRY CERTIFICATES: CEDE & CO.][FOR
DEFINITIVE CERTIFICATES: [     ]] is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the [principal balance][notional amount] of this Certificate (its "Certificate [Principal Balance][Notional Amount]") as of the Closing Date by the aggregate [principal balance][notional amount] of all the Class [ ] Certificates (their "Class [Principal Balance][Notional Amount]") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [ ] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. as depositor (the "Depositor," which term includes any successor entity under the Agreement), Prudential Asset Resources, Inc. ("PAR"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement) and as special servicer of the RREEF Textron Portfolio Loan Pair (in such capacity, the "RREEF Textron Special Servicer," which term includes any successor entity under the Agreement), Wells Fargo Bank, National Association ("WFB"), as a master servicer (in such capacity, a "Master

                                     A-1-3

Servicer," which term includes any successor entity under the Agreement), ARCap Special Servicing, Inc. as special servicer of all the mortgage loans other than the RREEF Textron Portfolio Loan Pair (in such capacity, the "General Special Servicer," which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, National Association, as certificate administrator (in such capacity, the "Certificate Administrator," which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator," which term includes any successor under the Agreement), ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement) and The Prudential Insurance Company of America, as holder of the RREEF Textron B-Note (the "RREEF Textron B-Note Holder," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the 11th day of such month (or, if such 11th day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [ ] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than five days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an allocated Realized Loss or Additional Trust Fund Expense in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Accounts, the Reserve Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the REO Accounts (if established), and any other accounts established pursuant to the Agreement may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the




                                     A-1-4
reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     [FOR PRINCIPAL BALANCE CERTIFICATES][Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.]

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     [FOR PRIVATE CERTIFICATES][No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A or as Exhibit E-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust, the Depositor, either Master Servicer, either Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.]

     [FOR PRIVATE CERTIFICATES][If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person who takes delivery in the form of an interest in that Global Certificate.]

                                     A-1-5

     [FOR PRIVATE CERTIFICATES][Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit E-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in such Class specified in such orders and instructions.]

     [FOR PRIVATE CERTIFICATES][Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person who takes delivery other than in the form of a beneficial interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit E-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.]

     [FOR PRIVATE CERTIFICATES][Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then following the Release Date, interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Certificate Administrator (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit E-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Certificate Administrator of such certifications and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase

                                     A-1-6
the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in such Class specified in such orders and instructions.]

     [FOR PRIVATE CERTIFICATES][Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Certificate Administrator of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.]

     [FOR PRIVATE CERTIFICATES][None of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated to register or qualify the Class [ ] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Certificate Administrator, the Tax Administrator, each of the Master Servicers, each of the Special Servicers, the Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the six preceding paragraphs.]

     [FOR BOOK-ENTRY CERTIFICATES][The Global Certificates shall be deposited with the Certificate Administrator as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.]

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. [FOR PRIVATE CERTIFICATES][Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this

                                     A-1-7

Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 90-30 or 90-29, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Tax Administrator, the Depositor, any Exemption-Favored Party, any Pooled Mortgage Loan Seller, any Exemption-Favored Party, either Master Servicer, either Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code.]

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     [FOR BOOK-ENTRY CERTIFICATES][Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

                                     A-1-8

     The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund (ii) the purchase by either Master Servicer, the General Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund; and (iii) the exchange by the Sole Certificateholder(s) of all the Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, either Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being 1.0% or less of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment and, if affected by the amendment, the RREEF Textron B-Note Holder. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                                     A-1-9

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-1-10

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.

                                    WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION
                                    not in its individual capacity but solely as Certificate Registrar


                                By:____________________________________
                                    Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [ ] Certificates referred to in the within-mentioned Agreement.

Dated:

                                    WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION
                                    not in its individual capacity but solely as Certificate Registrar


                                By:____________________________________
                                    Authorized Representative


                                     A-1-11

                                   ASSIGNMENT
                                   ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
_______________________________________________________________________________.

Dated:

                                         -------------------------------------
                                         Signature by or on behalf of Assignor


                                         -------------------------------------
                                         Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to___________________
______________________________________________________________________________.

     This information is provided by____________________________________________
____________________________________, the Assignee named above, or______________
__________________________________________________________________, as its
agent.




                                     A-1-12

                                   EXHIBIT A-2

                          FORM OF CLASS R CERTIFICATES

                           CLASS R COMMERCIAL MORTGAGE
                   PASS-THROUGH CERTIFICATE, SERIES 2002-PBW1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Closing Date:  October 3, 2002                              Percentage Interest evidenced by
                                                            this Class R Certificate: ___%

First Distribution Date:                                    Aggregate Stated Principal Balance of the Mortgage
November 12, 2002                                           Loans as of the Closing Date ("Initial Pool
                                                            Balance"):  $921,181,353

Master Servicer and RREEF Textron Special Servicer:         Trustee:
Prudential Asset Resources, Inc.                            LaSalle Bank National Association.

Master Servicer:                                            Certificate Administrator and Tax Administrator:
Wells Fargo Bank, National Association                      Wells Fargo Bank Minnesota,
                                                            National Association

General Special Servicer:                                   Fiscal Agent:
ARCap Special Servicing, Inc.                               ABN AMRO Bank N.V.

Certificate No. R-___




                                      A-2-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, PRUDENTIAL ASSET RESOURCES, INC., WELLS FARGO BANK, NATIONAL ASSOCIATION, ARCAP SPECIAL SERVICING, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS

                                     A-2-2

CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.


     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. as depositor (the "Depositor," which term includes any successor entity under the Agreement), Prudential Asset Resources, Inc. ("PAR"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement) and as special servicer of the RREEF Textron Portfolio Loan Pair (in such capacity, the "RREEF Textron Special Servicer," which term includes any successor entity under the Agreement), Wells Fargo Bank, National Association ("WFB"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement), ARCap Special Servicing, Inc. as special servicer of all the mortgage loans other than the RREEF Textron Portfolio Loan Pair (in such capacity, the "General Special Servicer," which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, National Association, as certificate administrator (in such capacity, the "Certificate Administrator," which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator," which term includes any successor under the Agreement), ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement) and The Prudential Insurance Company of America, as holder of the RREEF Textron B-Note (the "RREEF Textron B-Note Holder," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the 11th day of such month (or, if such 11th day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity

                                     A-2-3
having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than five days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an allocated Realized Loss or Additional Trust Fund Expense in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Accounts, the Reserve Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the REO Accounts (if established), and any other accounts established pursuant to the Agreement may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust, the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

     None of the Depositor, the Trustee, the Certificate Administrator, the Tax Administrator or the Certificate Registrar is obligated to register or qualify the Class R

                                     A-2-4

Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Certificate Administrator, the Tax Administrator, each of the Master Servicers, each of the Special Servicers, the Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the six preceding paragraphs.

     No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit E-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of Certification attached to the Agreement as Exhibit F-1 is acceptable for purposes of the preceding sentence.

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Certificate Administrator and/or the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest

                                     A-2-5
in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit G-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit G-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the Tax Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Administrator or the Tax Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Administrator or the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted

                                     A-2-6

Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than a "Disqualified Organization", a "Non-United States Person" or a foreign permanent establishment or fixed base (each within the meaning of an applicable income tax treaty) of a United States Person. In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a "Permitted Transferee" if all of its beneficial owners are United States Persons.

     A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Certificate Administrator or the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                                     A-2-7

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     The Depositor, the Master Servicer, each of the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund and (ii) the purchase by the Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, each of the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment and, if affected by the amendment, the RREEF Textron B-Note Holder. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-2-8

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-2-9

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.

                                    WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION
                                    not in its individual capacity but solely as Certificate Registrar


                                By:____________________________________
                                    Authorized Representative




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:

                                    WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION
                                    not in its individual capacity but solely as Certificate Registrar


                                By:____________________________________
                                    Authorized Representative





                                     A-2-10

                                   ASSIGNMENT
                                   ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
             (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:_____________________________________________________________
______________________________________________________________________________.

Dated:

                                          -------------------------------------
                                          Signature by or on behalf of Assignor


                                          -------------------------------------
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to __________________________________________) and all applicable statements and notices should be mailed to ___________________________________________________.

     This information is provided by___________________________________________, the Assignee named above, or __________________________________________________,
as its agent.





                                     A-2-11

                                  EXHIBIT A-22

                          FORM OF CLASS V CERTIFICATES


                           CLASS V COMMERCIAL MORTGAGE
                   PASS-THROUGH CERTIFICATE, SERIES 2002-PBW1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Closing Date:  October 3, 2002                              Percentage Interest evidenced by this Class V
                                                            Certificate:  ______%

First Distribution Date:                                    Aggregate Stated Principal Balance of the Mortgage
November 12, 2002                                           Loans as of the Closing Date ("Initial Pool
                                                            Balance"):  $921,181,353

Master Servicer and RREEF Textron Special Servicer:         Trustee:
Prudential Asset Resources, Inc.                            LaSalle Bank National Association

Master Servicer:                                            Certificate Administrator and Tax Administrator:
Well Fargo Bank, National Association                       Wells Fargo Bank Minnesota,
                                                            National Association

General Special Servicer:                                   Fiscal Agent:
ARCap Special Servicing, Inc.                               ABN AMRO Bank N.V.

Certificate No. V-___



                                     A-3-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, PRUDENTIAL ASSET RESOURCES, INC., WELLS FARGO BANK, NATIONAL ASSOCIATION, ARCAP SPECIAL SERVICING, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership

                                     A-3-2
interest in the Trust Fund evidenced by all the Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. as depositor (the "Depositor," which term includes any successor entity under the Agreement), Prudential Asset Resources, Inc. ("PAR"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement) and as special servicer of the RREEF Textron Portfolio Loan Pair (in such capacity, the "RREEF Textron Special Servicer," which term includes any successor entity under the Agreement), Wells Fargo Bank, National Association ("WFB"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement), ARCap Special Servicing, Inc. as special servicer of all the mortgage loans other than the RREEF Textron Portfolio Loan Pair (in such capacity, the "General Special Servicer," which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, National Association, as certificate administrator (in such capacity, the "Certificate Administrator," which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator," which term includes any successor under the Agreement), ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement) and The Prudential Insurance Company of America, as holder of the RREEF Textron B-Note (the "RREEF Textron B-Note Holder," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the 11th day of such month (or, if such 11th day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than five days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an allocated Realized Loss or Additional Trust Fund Expense in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                                     A-3-3

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Accounts, the Reserve Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the REO Accounts (if established), and any other accounts established pursuant to the Agreement may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A or as Exhibit E-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust, the Depositor, the Master Servicer, either Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

     In addition, no transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless the Certificate Registrar receives (and, upon receipt, may conclusively rely upon) both: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-3A to the Agreement; and (ii) a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-3B to the Agreement.

     None of the Depositor, the Trustee, the Certificate Administrator, the Tax Administrator or the Certificate Registrar is obligated to register or qualify the Class V Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring


                                     A-3-4
to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Certificate Administrator, the Tax Administrator, each of the Master Servicers, each of the Special Servicers, the Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the six preceding paragraphs.

     No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit E-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached to the Agreement as Exhibit F-1 is acceptable for purposes of the preceding sentence.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate


                                     A-3-5

Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     The Depositor, the Master Servicer, each of the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, either Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund and (ii) the purchase by the Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, each of the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment and, if affected by the amendment, the RREEF Textron B-Note Holder. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including

                                     A-3-6
any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-3-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.

                                    WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION
                                    not in its individual capacity but solely as Certificate Registrar


                                By:____________________________________
                                    Authorized Representative




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:

                                    WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION
                                    not in its individual capacity but solely as Certificate Registrar


                                By:____________________________________
                                    Authorized Representative





                                     A-3-8

                                   ASSIGNMENT
                                   ----------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________________________
_____________________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:____________________________________________________________
______________________________________________________________________________

Dated:

                                      -------------------------------------
                                      Signature by or on behalf of Assignor


                                      -------------------------------------
                                      Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to _________________.

     This information is provided by______________________________, the Assignee named above, or __________________________________________________, as its
agent.



                                     A-3-9

                                   EXHIBIT B


                   LETTERS OF REPRESENTATIONS AMONG DEPOSITOR,
                CERTIFICATE ADMINISTRATOR AND INITIAL DEPOSITORY

                        (DEPOSITORY TRUST COMPANY LOGO)

         Book-Entry-Only Collateralized Mortgage Obligations (CMOs) --
            Without Owner Option to Redeem/Pass-Through Securities/
                          and Asset-Backed Securities

                           LETTER OF REPRESENTATIONS
                     [To be Completed by Issuer and Agent]


               Bear Stearns Commercial Mortgage Securities Inc.
              ---------------------------------------------------
                                [Name of Issuer]


               Wells Fargo Bank Minnesota, National Association
              ----------------------------------------------------
                                [Name of Agent]


                                                                 October 3, 2002
                                                                ----------------
                                                                          [Date]



Attention:  General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street 49th Floor
New York, NY 10041-0099

            RE: Bear Stearns Commercial Mortgage Securities Inc.
                ---------------------------------------------------------------

                Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1
                ---------------------------------------------------------------

                Class A-1, Class A-2, Class B, Class C Certificates
                ---------------------------------------------------------------
                            [Issue description (the "Securities")]

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a trust indenture, trust agreement, pooling and servicing agreement or other such document authorizing the issuance of the Securities dated October 1, 2002 (the "Document"). *Please see below.

                                             ["Underwriter/Placement Agent]

   *Bear Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith
    Incorporated and Wells Fargo Brokerage Services, LLC

  **All obligations hereunder of the Issuer will be performed by Bear Stearns
    Commercial Mortgage Securities Inc. as Depositor or the Depositor will cause the Issuer to perform such obligations is distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

     1. Prior to closing on the Securities on October 3, 2002 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

               Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer Represents:

     [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

     On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]

     2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Supervisor, Proxy Unit
                             Reorganization Department
                             The Depository Trust Company
                             55 Water Street 50th Floor
                             New York, NY 10041-0099

     4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                    Manager, Call Notification Department
                    The Depository Trust Company
                    711 Stewart Avenue
                    Garden City, NY 11530-4719

     5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                    Manager, Reorganization Department
                    Reorganization Window
                    The Depository Trust Company
                    55 Water Street 50th Floor
                    New York, NY 10041-0099

     6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

     Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212)855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212)855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                           Supervisor, Put Bond Unit
                           Reorganization Department
                           The Depository Trust Company
                           55 Water Street 50th Floor
                           New York, NY 10041-0099

     7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855 4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                           Manager, Announcements
                           Dividend Department
                           The Depository Trust Company
                           55 Water Street 25th Floor
                           New York, NY 10041-0099

     9. Issuer represents: [The interest accrual period is record date to record date.]

     10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

     11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern

Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

     13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855-4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

     16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

     18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

     20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

     21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

     22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

     23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

     24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time;
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

     25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

     26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

     27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:


Notes:
------

A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

                             Very truly yours,

                             Bear Stearns Commercial Mortgage Securities Inc.
                             -------------------------------------------------
                                                [Issuer]

                              By: /s/ Michael A Forastiere
                                 ---------------------------------------------
                                      [Authorized Officer's Signature]

                              Wells Fargo Bank Minnesota, National Association
                              ------------------------------------------------
                                                 [Agent]

                              By: /s/ Jack A. Aini
                                 ---------------------------------------------
                                      [Authorized Officer's Signature]


Received and Accepted:
THE DEPOSITORY TRUST COMPANY





cc: Underwriter/Placement Agent
    Underwriter's/Placement Agent's Counsel

                                                             SCHEDULE A
                                                             ----------

                                          Bear Stearns Commercial Mortgage Securities Inc.
                                   Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1
                                                          (Describe Issue)





                                                              Certificate                                       Initial
                                                          Principal Amount or                                Pass-Through
            Class                  CUSIP Number             Notional Amount             Maturity(1)             Rate(2)
------------------------------- ------------------ -------------------------------- ---------------- ------------------------------
Class A-1                         07383F MM 7                    $371,811,000        December 2011               3.97%
Class A-2                         07383F MM 5                    $385,855,000         August 2012                4.72%
Class B                           07383F MP 0                     $26,483,000        September 2012              4.87%
Class C                           07383F MQ 8                     $31,089,000        September 2012              4.97%

------------------------------
   (1)  The maturity date in the specified month will be the 11th calendar day of such month or, if such 11th calendar day is not a business day, then the next succeeding business day.

   (2)  Approximate.

                                                                    SCHEDULE B

                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

(Prepared by DTC -- bracketed material may be applicable only to certain issues)

     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct
Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").
The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct

Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

     [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and divided payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                    EXHIBIT-B
                   LETTERS OF REPRESENTATIONS AMONG DEPOSTOR,
                CERTIFICATE ADMINISTRATOR AND INITIAL DEPOSITORY

                        (DEPOSITORY TRUST COMPANY LOGO)

         Book-Entry-Only Collateralized Mortgage Obligations (CMOs) --
            Without Owner Option to Redeem/Pass-Through Securities/
                          and Asset-Backed Securities

                           LETTER OF REPRESENTATIONS
                     [To be Completed by Issuer and Agent]


               Bear Stearns Commercial Mortgage Securities, Inc.
              ----------------------------------------------------
                                [Name of Issuer]


               Wells Fargo Bank Minnesota, National Association
              ----------------------------------------------------
                                [Name of Agent]


                                                                 October 3, 2002
                                                                ----------------
                                                                          [Date]



Attention:  General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street 49th Floor
New York, NY 10041-0099

            RE: Bear Stearns Commercial Mortgage Securities Inc.
                ---------------------------------------------------------------

                Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1
                ---------------------------------------------------------------

                Class X-1, Class X-2, Class D, Class E, Class F, Class G,
                ---------------------------------------------------------------

                Class H, Class J, Class K, Class L, Class M, Class N and
                ---------------------------------------------------------------

                Class P
                ---------------------------------------------------------------
                            [Issue description (the "Securities")]

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a trust indenture, trust agreement, pooling and servicing agreement or other such document authorizing the issuance of the Securities dated October 1, 2002 (the "Document"). *Please see below.

                                             ["Underwriter/Placement Agent]

   *Bear Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith
    Incorporated and Wells Fargo Brokerage Services, LLC

  **All obligations hereunder of the Issuer will be performed by Bear Stearns
    Commercial Mortgage Securities Inc. as Depositor or the Depositor will cause the Issuer to perform such obligations is distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

     1. Prior to closing on the Securities on December 27, 2001 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

               Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer Represents:

     [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

     On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]

     2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Supervisor, Proxy Unit
                             Reorganization Department
                             The Depository Trust Company
                             55 Water Street 50th Floor
                             New York, NY 10041-0099

     4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                    Manager, Call Notification Department
                    The Depository Trust Company
                    711 Stewart Avenue
                    Garden City, NY 11530-4719

     5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                    Manager, Reorganization Department
                    Reorganization Window
                    The Depository Trust Company
                    55 Water Street 50th Floor
                    New York, NY 10041-0099

     6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the

Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

     Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212)855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone
(212)855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                           Supervisor, Put Bond Unit
                           Reorganization Department
                           The Depository Trust Company
                           55 Water Street 50th Floor
                           New York, NY 10041-0099

     7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855 4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                           Manager, Announcements
                           Dividend Department
                           The Depository Trust Company
                           55 Water Street 25th Floor
                           New York, NY 10041-0099

     9. Issuer represents: [The interest accrual period is record date to record date.]

     10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

     11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

     13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the

Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855-4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

     16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

     18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

     20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

     21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

     22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

     23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

     24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time;

(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

     25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

     26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

     27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:

     Rider A: Representation for Rule 144A Securities
-------------------------------------------------------------------------------
     Rider B: Representations for Securities Eligible for Transfer Pursuant to
              Regulation S


Notes:
------

A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

                             Very truly yours,

                             Bear Stearns Commercial Mortgage Securities Inc.
                             -------------------------------------------------
                                                [Issuer]

                              By: /s/ Michael A Forastiere
                                 ---------------------------------------------
                                      [Authorized Officer's Signature]

                              Wells Fargo Bank Minnesota, National Association
                              ------------------------------------------------
                                                 [Agent]

                              By: /s/ Jack A. Aini
                                 ---------------------------------------------
                                      [Authorized Officer's Signature]


Received and Accepted:
THE DEPOSITORY TRUST COMPANY





cc: Underwriter/Placement Agent
    Underwriter's/Placement Agent's Counsel

                                                             SCHEDULE A
                                                             ----------

                                          Bear Stearns Commercial Mortgage Securities Inc.
                                   Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1
                                                          (Describe Issue)

                                                              Certificate                                       Initial
                                                          Principal Amount or                                Pass-Through
            Class                  CUSIP Number             Notional Amount             Maturity(1)             Rate(2)
------------------------------ -------------------- ------------------------------ --------------------- --------------------
Class X-1 (3)(4)(5) No. 1         07383F MR 6                    $921,174,882           March 2017               0.23%
Class X-1 (5)(6) No. 2            U0743B ER 1                              $0           March 2017               0.23%
Class X-2 (3)(4)(5) No. 1         07383F MS 4                    $839,869,000          October 2010              2.51%
Class X-2 (5)6) No. 2             U0743B ES 9                              $0          October 2010              2.51%
Class D (3)(5) No. 1              07383F MT 2                      $8,060,000         September 2012             5.05%
Class D (5)(6) No. 2              U0743B ET 7                              $0         September 2012             5.05%
Class E (3)(5) No. 1              07383F MU 9                      $9,211,000         September 2012             5.44%
Class E (5)(6) No. 2              U0743B EU 4                              $0         September 2012             5.44%
Class F (3)(5) No. 1              07383F MV 7                     $13,817,000         September 2012             5.49%
Class F (5)(6) No. 2              U0743B EV 2                              $0         September 2012             5.49%
Class G (3)(5) No. 1              07383F MW 5                     $13,817,000         September 2012             5.83%
Class G (5)(6) No. 2              U0743B EW 0                              $0         September 2012             5.83%
Class H (3)(5) No. 1              07383F MX 3                     $16,120,000         September 2012             6.00%
Class H (5)(6) No. 2              U0743B EX 8                              $0         September 2012             6.00%
Class J (3)(5) No. 1              07383F MY 1                     $10,363,000         September 2012             6.00%
Class J (5)(6) No. 2              U0743B EY 6                              $0         September 2012             6.00%
Class K (3)(5) No. 1              07383F MZ 8                      $3,454,000         September 2012             6.00%
Class K (5)(6) No. 2              U0743B EZ 3                              $0         September 2012             6.00%
Class L (3)(5) No. 1              07383F NA 2                      $5,757,000         September 2012             6.00%
Class L (5)(6) No. 2              U0743B FA 7                              $0         September 2012             6.00%
Class M (3)(5) No. 1              07383F NB 0                      $9,211,000          October 2012              6.00%
Class M (5)(6) No. 2              U0743B FB 5                              $0          October 2012              6.00%
Class N (3)(5) No. 1              07383F NC 8                      $2,302,000          October 2012              6.00%
Class N (5)(6) No. 2              U0743B FC 3                              $0          October 2012              6.00%
Class P (3)(5) No. 1              07383F ND 6                     $13,824,882           March 2017               6.00%
Class P (5)(6) No. 2              U0743B FD 1                              $0           March 2017               6.00%

------------------------------
   (1)  The maturity date in the specified month will be the 11th calendar day of such month or, if such 11th calendar day is not a business day, then the next succeeding business day.

   (2)  Approximate.

   (3)  Rule 144A Securities.

   (4)  Notional Amount.

   (5)  At Closing. The combined principal amount or notional amount, as applicable, of the Rule 144A global notes and the
        Regulation S global notes will not exceed $921,174,882 for the Class X-1 Certificates, $839,869,000 for the Class X-2
        Certificates, $8,060,000 for the Class D Certificates, $9,211,000 for the Class E Certificates, $13,817,000 for the Class F
        Certificates, $13,817,000 for the Class G Certificates, $16,120,000 for the Class H Certificates, $10,363,000 for the Class
        J Certificates, $3,454,000 for the Class K Certificates, $5,757,000 for the Class L Certificates, $9,211,000 for the Class M
        Certificates, $2,302,000 for the Class N Certificates and $13,824,882 for the Class P Certificates.

   (6)  Regulation S Securities.

                                                                    SCHEDULE B

                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

(Prepared by DTC -- bracketed material may be applicable only to certain issues)

     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct
Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").
The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

     [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and divided payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                   [DTC LOGO]

                  REPRESENTATIONS FOR RULE 144A SECURITIES --
                TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS
             (Class X-1, Class X-2, Class E, Class F, and Class G)

     1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,(1) eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

     2. Issuer represents that the Securities are:

[an issue of nonconvertible debt securities or nonconvertible preferred stock which is rated in one of the top four categories by a nationally recognized statistical rating organization ("Investment Grade Securities").]

     3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in a SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

     4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities.

------------
     (1)A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal laws; or (c) of the offering documents.

                                     [DTC LOGO]

                  REPRESENTATIONS FOR RULE 144A SECURITIES --
                TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS
                 (Class H, Class J, Class K, Class L, Class M,

                       Class N and Class P Certificates)

     1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,(1) eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

     2. Issuer represents that the Securities are:

[included within PORTAL, a Self-Regulatory Organization System approved by the Securities and Exchange Commission for the reporting of quotation and trade information of securities eligible for transfer pursuant to Rule 144A) an "SRO Rule 144A System")].

     3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice of Issuer and Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer or Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

     4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities.

----------------------
     (1) A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

                        [DEPOSITORY TRUST COMPANY LOGO]

 REPRESENTATIONS FOR SECURITIES ELIGIBLE FOR TRANSFER PURSUANT TO REGULATION S
       WHERE ISSUER HAS REQUESTED A TEMPORARY "CHILL" ON DELIVER ORDERS--
                TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS
     (Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H,
           Class J, Class K, Class L, Class M, Class N and Class P)

     Issuer has requested that, with respect to the Securities that are eligible for transfer pursuant to Regulation S, which have been identified by a separate CUSIP number (the "Regulation S Securities"), DTC not effect book-entry deliveries (except deliveries via DTC's Deposit/Withdrawal at Custodian DWAC system in Participant accounts maintained by banks that act as depositaries for Cedel and Euroclear) until November 12, 2002.

     In the event that Issuer desires an extension or shortening of this "Deliver Order Chill," Issuer or Agent(1) shall send DTC a notice requesting that the Deliver Order Chill be eliminated as of a specified date. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days prior to the date specified for elimination of the Deliver Order Chill. If sent by telecopy, such notice shall be sent to (212)344-1531 or
(212)855-3728. Issuer or Agent shall confirm DTC's receipt of such telecopy by telephoning DTC's Underwriting Department at (212)855-3731. If delivered by hand or sent by mail or overnight delivery, such notice shall be sent to:

          Manager, Eligibility Section
          Underwriting Department
          The Depository Trust Company
          55 Water Street 19th Floor
          New York, NY 10041-0099

-------------------
     (1) Agent shall be defined as Depositary, Trustee, Trust Company, Issuing Agent and/or Paying Agent as such definition applies in the DTC Letter of Representations to which this rider may be attached.

                                   EXHIBIT C-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Bear Stearns, 2002-PBW1

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1
               ------------------------------------------------------------

     In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. as depositor, Prudential Asset Resources, Inc. as a master servicer (in such capacity, a "Master Servicer") and as RREEF Textron special servicer, Wells Fargo Bank, National Association, as a master servicer (in such capacity, a "Master Servicer"), ARCap Special Servicing, Inc. as general special servicer, Wells Fargo Bank Minnesota, National Association, as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as fiscal agent, and The Prudential Insurance Company of America as RREEF Textron B-Note holder and you as trustee (in such capacity, the "Trustee"), the undersigned as Master Servicer with respect to the following described Mortgage Loan hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to such Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______  1.  Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______  2.  Other.  (Describe) _____________________________________________
            ________________________________________________________________


                                      C-1-1

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                     [                                      ]
                                     as a Master Servicer



                                     By:___________________________________
                                     Name:
                                     Title:




                                     C-1-2

                                   EXHIBIT C-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Bear Stearns, 2002-PBW1

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1
               ------------------------------------------------------------

     In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. as depositor, Prudential Asset Resources, Inc. as a master servicer and as RREEF Textron special servicer (in such capacity, the "RREEF Textron Special Servicer"), Wells Fargo Bank, National Association, as a master servicer, ARCap Special Servicing, Inc. as general special servicer (in such capacity, the "General Special Servicer"), Wells Fargo Bank Minnesota, National Association, as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as fiscal agent, and The Prudential Insurance Company of America as RREEF Textron B-Note holder and you as trustee (in such capacity, the "Trustee"), the undersigned as [RREEF Textron][General] Special Servicer with respect to the following described Mortgage Loan hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to such Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______   1.  The Mortgage Loan is being foreclosed.

______   2.  Other.  (Describe)

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our

                                     C-2-1
receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                  [                                            ]
                                  as [RREEF Textron][General] Special Servicer



                              By: ________________________________
                                  Name:
                                  Title:



                                     C-2-2

                                   EXHIBIT D-1

                    FORM OF CERTIFICATE ADMINISTRATOR REPORT



                              [See Attached Report]

                                   EXHIBIT D-2

                    FORM OF CMSA SERVICER WATCH LIST CRITERIA

------------------------------------------------------------------------------------------------------------------------
Property Type: ALL
------------------------------------------------------------------------------------------------------------------------
Reference      Criteria                         Review Threshold                    Release Threshold
Code
------------------------------------------------------------------------------------------------------------------------
FINANCIAL CONDITIONS
------------------------------------------------------------------------------------------------------------------------
   1 A         Delinquent P&I Payments          (greater than or equal to) 2        Current
                                                payments. Due
------------------------------------------------------------------------------------------------------------------------
   1 B         Delinquent taxes.                Servicer has knowledge that the     Taxes are brought current
                                                taxes are more than 30 days past    including all interest and
                                                due                                 penalties
------------------------------------------------------------------------------------------------------------------------
   1 C         Delinquent or Forced Placed      The earlier of 30 days delinquent   Receipt of proof of satisfactory
               Insurance                        or insurance is forced placed       insurance in force
------------------------------------------------------------------------------------------------------------------------
   1 D         Outstanding servicing advances   (greater than)                      Servicing Advances have been repaid
               (L38 and/or L39)                 30 days delinquent
------------------------------------------------------------------------------------------------------------------------
   1 E         DSCR Absolute Level based on     (less than) 1.10;(less than         DSCR above threshold or at
               normalized Net Cash Flow.  Use   or equal to) 1.20 for healthcare    servicer's discretion after 3 mos.
               yr. End normalized numbers or    & lodging; exclude CTL, ground
               use the most recent  trailing    leases and  single tenant NNN
               12 mos. Normalized or most
               recent ytd normalized if
               available.  (Ytd normalized
               should only be used if the
               property is not impacted by
               seasonality issues).
------------------------------------------------------------------------------------------------------------------------
   1 F         DSCR Decrease from U/W.          (less than or equal to) 75% UW      DSCR above threshold or at
               Absolute Level based on          DSCR; Excludes CTL, ground          servicer's discretion after 3 mos.
               normalized Net Cash Flow. Use    leases and single tenant NNN.
               yr. End normalized numbers or
               use the most recent trailing 12
               mos. Normalized or most recent
               ytd normalized if available.
               (Ytd normalized should only be
               used the property is not
               impacted by seasonality
               issues).
------------------------------------------------------------------------------------------------------------------------
   1 G         Floater DSCR - DSCR Decrease     DSCR (less than) .95 or (less than  DSCR above threshold or at
               from U/W or absolute level       or equal to) 70% U/W stablized NCF  servicer's discretion after 3 mos.
               based on annualized Net Cash     number. Excludes CTL, ground
               Flow.  Absolute Level based on   leases and single tenant NNN
               annualized normalized Net Cash
               Flow.  Use yr. End normalized
               numbers for the most recent
               trailing 12 mos. Normalized or
               most recent ytd normalized if
               available.  (Ytd normalized
               should only be used the
               property is not impacted by
               seasonality issues).
------------------------------------------------------------------------------------------------------------------------
   1 H         Defaulted or matured senior      When notice received by Servicer    Default cured or lien paid off
               lien and/or mechanics lien in
               excess of 5% of UPB.
------------------------------------------------------------------------------------------------------------------------

                                       D-2

------------------------------------------------------------------------------------------------------------------------
Property Type: ALL
------------------------------------------------------------------------------------------------------------------------
Reference Code Criteria                         Review Threshold                    Release Threshold
------------------------------------------------------------------------------------------------------------------------
   1 I         Defaulted, matured, or           When notice received by Servicer    Default has been cured or loan
               discovery of previously                                              assumed by subordinate lienholder
               undisclosed, subordinate lien                                        or mezzanine debt is approved by
               including mezzanine debt                                             the Servicer.
------------------------------------------------------------------------------------------------------------------------
   1 J         Any unplanned draw on a LOC or   Any Occurrence                      After funds or LOC replaced if
               reserve to pay debt service.                                         required by the documents
------------------------------------------------------------------------------------------------------------------------
BORROWER ISSUES
------------------------------------------------------------------------------------------------------------------------
   2 A         Substantive required repairs     If required repair not completed    Satisfactory verification that
               reserved for at closing or       within 60 days following the due    repairs have been completed
               otherwise disclosed to Servicer  date (including extensions
               not completed by due date.       approved by Servicer)
------------------------------------------------------------------------------------------------------------------------
   2 B         Remediation or O & M plan        Any knowledge of deficiency that    When plan deficiencies have been
               deficiencies/non-compliance      adversely affects the               cured
               reservied for at closing or      performance/value of the property.
               otherwise disclosed to Servicer
------------------------------------------------------------------------------------------------------------------------
   2 C         Occurrence of servicing trigger  Any Occurrence                      Cure of the event that required
               event in the mortgage loan                                           action under the mortgage
               documents (for example:                                              documents, or satisfying relevant
               Springing Lockbox, Management                                        mortgage loan provisions or after
               or Franchise change based on                                         the establishment of reserve, LOC
               minimum NOI/DSCR threshold                                           or lockbox.
               levels)
------------------------------------------------------------------------------------------------------------------------
   2 D         Unsubordinated or subordinated   When notice received by Servicer    When default cured
               ground lease default
------------------------------------------------------------------------------------------------------------------------
   2 E         Expiration of unsubordinated     Any Occurrence                      New lease or option has been
               ground lease default within                                          exercised
               6 months
------------------------------------------------------------------------------------------------------------------------
   2 F         Operating license or franchise   When notice received by Servicer    New franchise or license in place,
               agreement default                                                    or default under franchise or
                                                                                    license has been cured
------------------------------------------------------------------------------------------------------------------------
   2 G         Bankruptcy of Borrower/owner,    Upon receipt of notice by Servicer   Bankruptcy resolved or six months
               principal backer or guarantor                                         after bankruptcy is filed, whichever
               bankrupcy that comes to the                                           occurs first.
               knowledge of Lender/Servicer
------------------------------------------------------------------------------------------------------------------------
   2 H         Federal/State Survey for         Servicer has not received a new     Annual survey submitted or
               Nursing Homes that require the   survey within 18 months of the      deficiency cured
               report per the loan documents.   last survey received by the
                                                Servicer or the latest survey
                                                indicates a deficiency level of F
                                                or higher
------------------------------------------------------------------------------------------------------------------------
PROPERTY CONDITION ISSUES
------------------------------------------------------------------------------------------------------------------------
   3 A         Inspection reveals Poor or Not   Any Occurrence                      Determination by Servicer in its
               Accessible condition as defined                                      discretion that property
               by the MBA/CMSA Property                                             deficiencies have been cured, or
               Inspection Form                                                      access allowed and inspection
                                                                                    completed
------------------------------------------------------------------------------------------------------------------------
   3 B         Inspection reveals new and       The Servicer becomes aware in       Determination by Servicer in its
               uninsured potentially harmful    ordinary course of an inspection.   discretion that property
               environmental issue                                                  deficiencies have been cured
------------------------------------------------------------------------------------------------------------------------

                                       D-2

------------------------------------------------------------------------------------------------------------------------
Property Type: ALL
------------------------------------------------------------------------------------------------------------------------
Reference Code Criteria                         Review Threshold                    Release Threshold
------------------------------------------------------------------------------------------------------------------------
   3 C         When notice received by lender   When Servicer becomes aware of a    Determination by Servicer in its
               of a property affected by major  casualty or condemnation equal to   discretion that all necessary
               casualty or condemnation         the lesser of 10% of UPB or         repairs have been completed
               proceeding affecting future      $500,000                            satisfactorily or that
               cashflows.                                                           condemnation proceedings have been
                                                                                    completed and that the asset can
                                                                                    perform at satisfactory levels
------------------------------------------------------------------------------------------------------------------------
LEASE ROLLOVER, TENANT ISSUES AND VACANCY
------------------------------------------------------------------------------------------------------------------------
   4 A         Occupancy decrease (excludes     (less than) 80% of UW               When condition no longer exists
               lodging)
------------------------------------------------------------------------------------------------------------------------
   4 B         Reduced EGI for all property     (less than) 80% U/W EGI and (less   DSCR above threshold
               types (including lodging) Use    than) 1.10 DSCR all property
               yr. End normalized numbers or    types except use (less than) 80%
               the most recent  trailing 12     U/W EGI and (less than) 1.20 for
               mos. Normalized or most recent   healthcare and lodging
               ytd normalized if available.
               (Ytd normalized should only be
               used if the property is not
               impacted by seasonality issues).
------------------------------------------------------------------------------------------------------------------------
   4 C         Single tenant or any tenant      Single tenant or any one tenant    When condition no longer exists
               with a lease (greater than)      (greater than) 30% NRA; Excludes
               30% NRA expiring within the      Multifamily, Lodging, Healthcare,
               next 12 months.                  MH Park & Self Storage as well as
                                                fully amortizing CTL loans when
                                                the lease expires co-terminus with
                                                the loan.
------------------------------------------------------------------------------------------------------------------------
   4 D         Any top 3 tenant with a lease    Cumulative lease expirations        When condition no longer exists
               expiring that occupies (greater  within the next 12 months are
               than) 5% of the NRA and the      (greater than) 30% of the NRA and
               combination of those expiring    each underlying lease of the
               leases within the next 12        Cumulative lease expirations is
               months that are (greater than)   (greater than or equal to) 5%
               30% of the NRA.
------------------------------------------------------------------------------------------------------------------------
   4 E         Bankruptcy of major tenant,      (greater than) 30% NRA; Excludes    When condition no longer exists
               licenser or franchiser.          Multifamily, Lodging, MH Park &
                                                Self Storage; For Healthcare
                                                bankruptcy of tenant under master
                                                lease or of management company
------------------------------------------------------------------------------------------------------------------------
   4 F         Major tenant lease is in         (greater than) 30% NRA and (less    When condition no longer exists
               default, terminated or is        than) 1.20 DSCR; Excludes
               dark                             Multifamily, Lodging MH Park &
                                                Self Storage; For Healthcare
                                                failure to comply with Regulatory
                                                Requirements
------------------------------------------------------------------------------------------------------------------------
MATURITY
------------------------------------------------------------------------------------------------------------------------
   5 A         Pending loan maturity or         (less than) 90 days                 Until loans is extended or paid
               anticipated repayment date with                                      off, or for ARD loans not other WL
               balloon balance due                                                  trigger or event has occurred.
------------------------------------------------------------------------------------------------------------------------
OTHER
------------------------------------------------------------------------------------------------------------------------
   6 A         Any other situation that         As determined by Servicer           When condition no longer exists
               indicates an increased level of
               default risk that may create
               potential losses to investors.
------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT D-3

             FORM OF ARCAP INTEREST ON ADVANCE RECONCILIATION REPORT


     [The report shall set forth, for each Mortgage Loan for which any Advance Interest has been paid, (i) the amount of Advance Interest, (ii) the amount of Default Charges available to offset such Advance Interest (per Section 3.26 of the Pooling and Servicing Agreement) and (iii) the net amount of such Advance Interest giving effect to such offset.]

                                   EXHIBIT D-4

                 FORM OF ARCAP MORTGAGE LOANS DELINQUENT REPORT

                    FORM OF MORTGAGE LOANS DELINQUENT REPORT



                                             MORTGAGE LOANS DELINQUENCY REPORT
                                               As of Month End ______________
                                    Deal Name

                                                                                    OUTSTANDING  OUTSTANDING
LOAN       LOAN     PRO-SUP  PROPERTY     ENDING      SCHEDULED  LATE   UNALLOCATED    P & I      SERVICING    PAID
NBR        OFFICER    ID       NAME    SCH.PRIN.BAL.   PAYMENT   FEES    SUSPENSE     ADVANCES    ADVANCES    TO DATE

010012213  abby              34 XYZ     519,504.30    5,059.04  787.73        0.00    10,118.00    400.00    01/01/01
                            Building




















SPECIALLY SERVICED LOANS
------------------------
010003938     an             43 xxx     541,866.64    6,461.77     6,718.74   0.00                        10/10/00


FIRST
DUE        GRACE
DATE       DAYS     COMMENTS

11/01/2000   6       2/26/01: Servicer has
                     begun legal action.
                     Borrower states that
                     additional time is
                     needed to become
                     current. Servicer
                     will not stop legal
                     action until loan is
                     brought completely
                     current.

                     2/22/01: Drafted final
                     default letter for
                     approval by
                     management. Pending
                     management approval,
                     will also instruct
                     Servicer counsel to
                     send final default
                     notice.




06/01/1998  11      Loan in Special Servicing

010007088     an            44 bbb         1,638,421.35   12,354.52     3,989.05          0.00
010003604     an            45 ccc         2,994,388.87   33,671.76    11,785.13    388,686.54


10/10/00 12/01/1998   8     Loan in Special Servicing
10/10/00 03/01/1999   6     Loan in Special Servicing

                                   EXHIBIT D-5

                FORM OF P&I ADVANCES AS OF REMITTANCE DATE REPORT

                                                       -------------------------
[DEAL NAME]                                             ADVANCES DETAIL REPORT
                                                       -------------------------
[DEAL SERIES]

DISTRIBUTION
DATE : [INSERT]

[TO BE COMPLETED AS OF MASTER
SERVICER REMITTANCE DATE]


-----------------------------------------------------------------------------------------------------------------------------------
LOAN NUMBER  TAB  BORROWERS NAME  PAID TO DATE    PRINCIPAL    GROSS INTEREST   ADMIN FEE        ASER      NET          T & I
              No                                   ADVANCE    ADVANCE BALANCE    PORTION         AMOUNT    INTEREST      ADVANCE
                                                   BALANCE                                                 ADVANCE
-----------------------------------------------------------------------------------------------------------------------------------
 600870400    1                     20020811             0.00             0.00        0.00        0.00         0.00          0.00
 760990097    89                    20020811             0.00             0.00        0.00        0.00         0.00      7,460.98
 760990098    39                    20020711         5,708.56        77,391.17      883.98        0.00     76,531.27     6,214.51
 760990102    76                    20020801             0.00             0.00        0.00        0.00         0.00          0.00
 760990103    93                    20020801             0.00             0.00        0.00        0.00         0.00      9,972.44
 760990104   126                    20020801             0.00             0.00        0.00        0.00         0.00          0.00
 760990105   133                    20020801             0.00             0.00        0.00        0.00         0.00        489.92
 760990106   136                    20020801             0.00             0.00        0.00        0.00         0.00      6,690.23
 760990107   141                    20020801             0.00             0.00        0.00        0.00         0.00          0.00
 760990108   145                    20020801             0.00             0.00        0.00        0.00         0.00          0.00
 760990109   147                    20020801             0.00             0.00        0.00        0.00         0.00          0.00
 760990110   148                    20020801             0.00             0.00        0.00        0.00         0.00          0.00
 760990111   149                    20020801             0.00             0.00        0.00        0.00         0.00          0.00
 760990112   151                    20020701           559.41         1,782.62       22.90        0.00     1,760.34        210.80
 760990113   152                    20020801             0.00             0.00        0.00        0.00         0.00          0.00
 760990114   153                    20020801             0.00             0.00        0.00        0.00         0.00          0.00
                  -----------------------------------------------------------------------------------------------------------------
                          TOTALS                   407,688.51     3,130,430.63  115,912.02  309,874.83 3,058,306.35     75,983.56
                  =================================================================================================================


-----------------------------------------------------------------------------
LOAN NUMBER        SERVICING       INTEREST       TOTAL             ACTUAL
                ADVANCE BALANCE  ON ADVANCES     ADVANCE          PRINCIPAL
                                                 BALANCE           BALANCE
-----------------------------------------------------------------------------
 600870400            0.00           0.00           0.00      56,512,902.73
 760990097            0.00           7.37       7,468.35       2,929,416.29
 760990098            0.00           2.43      88,456.77       9,985,957.42
 760990102            0.00           0.00           0.00       3,761,012.41
 760990103            0.00          12.77       9,985.21       2,803,257.05
 760990104            0.00           0.00           0.00         941,159.09
 760990105            0.00           0.00         489.92         771,476.12
 760990106            0.00           2.61       6,692.84         616,418.03
 760990107            0.00           0.00           0.00         453,773.61
 760990108            0.00           0.00           0.00         386,501.23
 760990109            0.00           0.00           0.00         363,656.33
 760990110            0.00           0.00           0.00         339,723.38
 760990111            0.00           0.00           0.00         320,585.07
 760990112            0.00           0.19       2,530.74         258,767.18
 760990113            0.00           0.00           0.00         232,616.39
 760990114            0.00           0.00           0.00         229,279.44
             ----------------------------------------------------------------
                125,718.09      35,893.62   3,393,715.30   1,130,423,517.45
             ================================================================


                                   EXHIBIT D-6

              ARCAP NAMING CONVENTION FOR ELECTRONIC FILE DELIVERY

ARCap Naming Convention for Electronic File Delivery


Deal Name - Prospectus Loan I.D. - Statement Type - Statement Date - Months Covered by Statement

For Example:

JPM2000C10-00001.1-OS-12312000-12
JPM2000C10-00001.2-OS-12312000-12
JPM2000C10-00001.1-OSAR-12312000-12
JPM2000C10-00001.1-FS-12312000-12
JPM2000C10-00001.1-RR-12312000

DLJ2000CKP1-00150.1-OS-12312000-12
DLJ2000CKP1-00001.1-OSAR-12312000-12
DLJ2000CKP1-00001.1-FS-12312000-12
DLJ2000CKP1-00001.1-RR-12312000
DLJ2000CKP1-00001.1-PI-12312000

Please note there should not be any special characters in the Deal Name, i.e. no spaces, no dashes, no underscores, etc.

The Prospectus I.D. should have five leading characters, a decimal point, and the Property # (1,2,3,etc).

The Statement Types are:   OS -   Operating Statement  (PDF or TIF format)
                           OSAR-  Operating Statement Analysis
                                  Report & NOI ADJ Worksheet (Excel
                                  Format named individually, not rolling format)
                           FS -   Borrower Financial Statement (PDF or TIF)
                           RR -   Rent Roll (Excel or PDF or TIF)
                           PI--   Property Inspection (Excel format)
                           HS-    Healthcare Survey
                           FR-    Franchise Annual Compliance Report

The Statement Date should be eight characters long - MODAYEAR where MO = months from 01 to 12, DAY = day of month from 01 to 31, YEAR = year such as 1999 or 2000 or 2001.

The Months Covered by the Statement should range from 01 to 12.

                                   EXHIBIT D-7

             CONTROLLING CLASS CERTIFICATEHOLDER'S REPORTS CHECKLIST

------------------------------------------- ------------------ -------------------- ---------------------------------
               Information                                           Format                    Frequency
------------------------------------------- ------------------ -------------------- ---------------------------------
       Property Operating Statement              Actual              PDF/TIF        Quarterly per Section 3.12/4.02 of
                                                                                                  PSA
------------------------------------------- ------------------ -------------------- ---------------------------------
            Property Rent Roll                   Actual              PDF/TIF        Quarterly per Section 3.12/4.02 of
                                                                                                  PSA
------------------------------------------- ------------------ -------------------- ---------------------------------
   Other Financials as required by loan          Actual              PDF/TIF          Per Section 3.12/4.02 of PSA
               documents
------------------------------------------- ------------------ -------------------- ---------------------------------
           Property Inspection                   Actual              PDF/TIF          Within 30 days of annual or
                                                                                     other inspection per Section
                                                                                             3.12 of PSA
------------------------------------------- ------------------ -------------------- ---------------------------------
    P&I Advances as of Remittance Date           Monthly              Excel         Master Servicer Remittance Date
                Report (1)
------------------------------------------- ------------------ -------------------- ---------------------------------
   Mortgage Loans Delinquent Report (2)          Monthly              Excel          End of each month per Section
                                                                                            4.02 of PSA
------------------------------------------- ------------------ -------------------- ---------------------------------
Interest on Advance Reconciliation Report        Monthly              Excel                Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
CMSA Setup File (Issuer/Trustee/Servicer)       CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
            CMSA Property File                  CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
      CMSA Loan Periodic Update File            CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
           CMSA Financial File                  CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
     Distribution Statement (Trustee)            Monthly            Excel/PDF          Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
         CMSA Bond File (Trustee)               CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
      CMSA Collateral File (Trustee)            CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
        CMSA Supplemental Reports               CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
   Operating Statement Analysis Report          CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
         NOI Adjustment Worksheet               CMSA IRP          Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------
Documentation Exceptions Report (Trustee)       Quarterly         Access/Excel         Monthly/Distribution Date
------------------------------------------- ------------------ -------------------- ---------------------------------

Footnotes:

(1) On the Master Servicer Remittance Date following the Determination Date for the related Distribution Date, a list of all loans delinquent and requiring a P&I Advance as of the P&I Advance Date.

(2) As of the last day of the month (30th), for all delinquencies reported in #1 above, a list of a) all mortgage loans which remain delinquent for such Distribution period (along with the number of days delinquent) accompanied with any reason, in Master Servicer's opinion, for the mortgage loans continued delinquency, along with an explanation of Master Servicer's attempts to cure.

(3) ARCap requests that the above information be organized in ascending Prospectus Loan I.D. order and forwarded on each of the above listed dates via E-Mail to the following address or all reports and data files shall be available via the Servicer's or Trustee's Website.

Ricka Moore                                          Larry Duggins
Director Bond/Mortgage Surveillance                  President
ARCap REIT, Inc.                                     ARCap REIT, Inc.
rmoore@arcap.com                                     lduggins@arcap.com
(972) 580-1688 ext. 29                               (972) 580-1688 ext. 11

                                  EXHIBIT E-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                              HELD IN PHYSICAL FORM




                                     [Date]


Wells Fargo Bank Minnesota, National Association
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2002-PBW1 [OR OTHER CERTIFICATE REGISTRAR]

            Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of
                   October 3, 2002 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by ______________ (the "Transferor") to _________________ (the "Transferee") of the
captioned Certificates (the "Transferred Certificates") pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2002 among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and RREEF Textron Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Special Servicing, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF Textron B-Note Holder. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

     2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a


                                     E-1A-1

Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

     3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

     -- (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     -- (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     -- (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     -- (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of



                                     E-1A-2
            investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

     --     (e) Other. (Please specify brief description of method)

            ------------------------------------------------------------

            ------------------------------------------------------------

            ------------------------------------------------------------

            ------------------------------------------------------------

     4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

         (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

         (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

         (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

     5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.


                                     E-1A-3

     6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor,
(b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.

                                  Very truly yours,

                                  -------------------------------------------
                                  (Transferor)


                                  By:
                                        -------------------------------------
                                  Name:
                                        -------------------------------------
                                  Title:
                                        -------------------------------------




                                     E-1A-4

                                  EXHIBIT E-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                              HELD IN PHYSICAL FORM




                                     [Date]


Wells Fargo Bank Minnesota, National Association
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2002-PBW1 [OR OTHER CERTIFICATE REGISTRAR]

                  Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of October 3, 2002 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by ______________ (the "Transferor") to _________________ (the "Transferee") of the
captioned Certificates (the "Transferred Certificates") pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2002 among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and RREEF Textron Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Special Servicing, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF Textron B-Note Holder. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

     2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a



                                     E-1B-1

Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                  Very truly yours,

                                  -------------------------------------------
                                  (Transferor)


                                  By:
                                        -------------------------------------
                                  Name:
                                        -------------------------------------
                                  Title:
                                        -------------------------------------






                                     E-1B-2

                                  EXHIBIT E-1C

             FORM OF TRANSFEROR CERTIFICATE FOR CERTAIN TRANSFERS OF
                   INTERESTS IN RULE 144A GLOBAL CERTIFICATES




                                     [Date]


Wells Fargo Bank Minnesota, National Association
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2002-PBW1 [OR OTHER CERTIFICATE REGISTRAR]

                  Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of October 3, 2002 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and RREEF Textron Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Special Servicing, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF Textron B-Note Holder. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.


                                     E-1C-1

     2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                  Very truly yours,

                                  -------------------------------------------
                                  (Transferor)


                                  By:
                                        -------------------------------------
                                  Name:
                                        -------------------------------------
                                  Title:
                                        -------------------------------------







                                     E-1C-2

                                  EXHIBIT E-1D

             FORM OF TRANSFEROR CERTIFICATE FOR CERTAIN TRANSFERS OF
                 INTERESTS IN REGULATION S GLOBAL CERTIFICATES




                                     [Date]


Wells Fargo Bank Minnesota, National Association
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2002-PBW1 [OR OTHER CERTIFICATE REGISTRAR]

                  Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of October 3, 2002 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and RREEF Textron Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Special Servicing, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF Textron B-Note Holder. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.


                                     E-1D-1

     2. At the time the buy order was originated, the Transferor reasonably believed that the Transferee was outside the United States, its territories and possessions.

     3. If the Transferor is a distributor (within the meaning of Rule 902(d) under the Securities Act of 1933, as amended (the "Securities Act")) with respect to the Transferred Certificates, or an affiliate of such a distributor or of the Depositor, or a person acting on behalf of such a distributor, the Depositor or any affiliate of such distributor or of the Depositor, then:

                  (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, its territories and possessions;

                  (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

                  (c) all offers and sales, if any, of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, have been and will be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

                  (d) all offering materials and documents (other than press releases), if any, used in connection with offers and sales of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, complied with the requirements of Rule 902(g)(2) under the Securities Act; and

                  (e) if the Transferee is a distributor, a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee that the Transferee is subject to the same restrictions on offers and sales that apply to a distributor.

     4. If the Transferor is not a distributor with respect to the Transferred Certificates or an affiliate of such a distributor or of the Depositor or acting on behalf of such a distributor, the Depositor or any affiliate of such a distributor or of the Depositor, then:

                  (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 under the Securities Act, and neither the



                                     E-1D-2

         Transferor nor anyone acting on its behalf knows that such transaction has been prearranged with a buyer in the United States, its territories and possessions;

                  (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing; and

                  (c) if the Transferee is a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee stating that the Transferred Certificates may be offered and sold during the distribution compliance period only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

                                  Very truly yours,

                                  -------------------------------------------
                                  (Transferor)


                                  By:
                                        -------------------------------------
                                  Name:
                                        -------------------------------------
                                  Title:
                                        -------------------------------------





                                    E-1D-3

                                  EXHIBIT E-2A

                FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM




                                     [Date]


Wells Fargo Bank Minnesota, National Association
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2002-PBW1 [OR OTHER CERTIFICATE REGISTRAR]

                  Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of October 3, 2002 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and RREEF Textron Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Special Servicing, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF Textron B-Note Holder. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that



                                    E-2A-1
the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

     2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

     3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                  Very truly yours,

                                  -------------------------------------------
                                  (Transferor)


                                  By:
                                        -------------------------------------
                                  Name:
                                        -------------------------------------
                                  Title:
                                        -------------------------------------




                             Nominee Acknowledgment


                  The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                  -------------------------------------------
                                  (Nominee)


                                  By:
                                        -------------------------------------
                                  Name:
                                        -------------------------------------
                                  Title:
                                        -------------------------------------




                                    E-2A-2

                                                       ANNEX 1 TO EXHIBIT E-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     -- Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

     -- Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     -- Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar

------------------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or any such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                    E-2A-3
            institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and
            (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     --     Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

     -- Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     -- State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     -- ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     -- Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     -- QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     -- Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

            ---------------------------------------------------------------

            ---------------------------------------------------------------

            ---------------------------------------------------------------

            ---------------------------------------------------------------

     3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.


                                    E-2A-4

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ---      ---     Will the Transferee be purchasing the Transferred
         Yes      No      Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

     8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                  Print Name of Transferee


                                  By:
                                      ----------------------------------
                                  Name:
                                      ----------------------------------
                                  Title:
                                      ----------------------------------
                                  Date:
                                      ----------------------------------



                                    E-2A-5

                                                       ANNEX 2 TO EXHIBIT E-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]


     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     -- The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     -- The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                    E-2A-6

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         ---     ---     Will the Transferee be purchasing the Transferred
         Yes     No      Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

     8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                 Print Name of Transferee or Adviser

                                 By:
                                      ----------------------------------
                                 Name:
                                      ----------------------------------
                                 Title:
                                      ----------------------------------

                                 IF AN ADVISER:

                                 Print Name of Transferee


                                 Date:
                                      ----------------------------------



                                    E-2A-7

                                  EXHIBIT E-2B

               FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM




                                     [Date]


Wells Fargo Bank Minnesota, National Association
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2002-PBW1 [OR OTHER CERTIFICATE REGISTRAR]

                  Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of October 3, 2002 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and RREEF Textron Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Special Servicing, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF Textron B-Note Holder. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.


                                    E-2B-1

     2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit E-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit E-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit E-2A or as Exhibit E-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

     3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
         (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                    E-2B-2

         [THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO [(1)] A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") [OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1),
         (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS CONSTITUTE ENTITIES DESCRIBED IN SUCH PARAGRAPHS].]

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

     5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

     6. The Transferee (a) is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs or an "accredited investor" within the meaning of paragraph (5) or (6) of such Rule 501(a) that is a person involved in the organization or operation of the Trust (and, in the case of such an "accredited investor" within the meaning of paragraph (5) or (6) of such Rule 501(a)), (i) the offer and sale of the applicable Certificates to such investor was made solely within the State of New York, (ii) the applicable Certificates are Non-Registered Certificates and (iii) such investor is a director, officer or employee of an Underwriter that was an initial purchaser from the Depositor of all or a portion of the Class of Certificates to which such applicable Certificates belong) and (b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and


                                    E-2B-3
tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

     7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                  Very truly yours,


                                  -------------------------------------------
                                  (Transferee)


                                  By:
                                        -------------------------------------
                                  Name:
                                        -------------------------------------
                                  Title:
                                        -------------------------------------



                             Nominee Acknowledgment


                  The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                  -------------------------------------------
                                  (Nominee)


                                  By:
                                        -------------------------------------
                                  Name:
                                        -------------------------------------
                                  Title:
                                        -------------------------------------




                                    E-2B-4

                                  EXHIBIT E-2C

                   FORM OF TRANSFEREE CERTIFICATE FOR CERTAIN
             TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES




                                     [Date]


[TRANSFEROR]

                  Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1, Class __ Certificates having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of October 3, 2002 (the "Closing Date") of $[__________] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Prudential Asset Resources, Inc., as a master servicer and as the RREEF Textron Special Servicer, Wells Fargo Bank National Association, as a master servicer, ARCap Special Servicing Inc. as general special servicer, LaSalle Bank National Association as trustee (the "Trustee"), Wells Fargo Bank Minnesota, National Association, as certificate administrator and as tax administrator, ABN AMRO Bank N.V. as fiscal agent, and The Prudential Insurance Company of America, as RREEF Textron B-Note holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar that:

                  1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.


                                    E-2C-1

                  2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit E-2C to the Pooling and Servicing Agreement or as Exhibit E-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel satisfactory to the Transferor to the effect that such transfer may be made without registration under the Securities Act.

                  3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  [THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY


                                    E-2C-2

         NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").]

                  4. The Transferee has been furnished with all information regarding (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.


                                  Very truly yours,


                                  -------------------------------------------
                                  (Transferee)


                                  By:
                                        -------------------------------------
                                  Name:
                                        -------------------------------------
                                  Title:
                                        -------------------------------------




                                    E-2C-3

                                                      ANNEX 1 TO EXHIBIT E-2C


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees other than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Prudential Securities Secured Financing Corporation with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     -- Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

     -- Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

     -- Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority


---------------------------
     (1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     E-2C-4
            having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     --     Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

     -- Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     -- State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     -- ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     -- Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     -- QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     -- Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

     3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market.



                                    E-2C-5

Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

          ---   ---    Will the Transferee be acquiring interests in the
          Yes   No     Transferred Certificates only for the Transferee's own
                       account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

     8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                  -------------------------------------------
                                  (Transferee)


                                  By:
                                        -------------------------------------
                                  Name:
                                        -------------------------------------
                                  Title:
                                        -------------------------------------




                                    E-2C-6

                                                      ANNEX 2 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees that are Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Prudential Securities Secured Financing Corporation with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     -- The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     -- The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment


                                    E-2C-7

Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

        ____     ____      Will the Transferee be acquiring interests in the
        Yes      No        Transferred Certificates only for the Transferee's
                           own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

     8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                  -------------------------------------------
                                  (Transferee or Adviser)


                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                  IF AN ADVISER:

                                  Print Name of Transferee

                                  Date:



                                    E-2C-8

                                  EXHIBIT E-2D

                       FORM OF TRANSFEREE CERTIFICATE FOR
           TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES




                                     [Date]


[TRANSFEROR]

                  Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1, Class __ Certificates having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of October 3, 2002 (the "Closing Date") of $[__________] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Prudential Asset Resources, Inc., as a master servicer and as the RREEF Textron Special Servicer, Wells Fargo Bank National Association, as a master servicer, ARCap Special Servicing Inc. as general special servicer, LaSalle Bank National Association as trustee (the "Trustee"), Wells Fargo Bank Minnesota, National Association, as certificate administrator and as tax administrator, ABN AMRO Bank N.V. as fiscal agent, and The Prudential Insurance Company of America, as RREEF Textron B-Note holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar that:

                  1. The Transferee is acquiring the Transferor's beneficial ownership interest in the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                  2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the


                                    E-2D-1

         Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit E-2C to the Pooling and Servicing Agreement or as Exhibit E-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel satisfactory to the Transferor to the effect that such transfer may be made without registration under the Securities Act.

                  3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  [THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO [(1)] A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") [OR (2) AN ACCREDITED


                                    E-2D-2

         INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR")].]

                  4. Neither the Transferee nor anyone acting on its behalf has
         (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

                  5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.



                                    E-2D-3

                  6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                     Very truly yours,

                                     By:
                                        -----------------------------------
                                     Name:
                                     Title:




                                    E-2D-4

                                  EXHIBIT E-3A

                         FORM OF TRANSFEROR CERTIFICATE
                 FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS




                                     [Date]


Bear Stearns Commercial Mortgage Securities Inc.
245 Park Avenue
New York, New York  10167

                  Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1 (the "Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Prudential Asset Resources, Inc. as a master servicer and as RREEF Textron special servicer, Wells Fargo Bank, National Association, as a master servicer, ARCap Special Servicing, Inc., as general special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association as certificate administrator and as tax administrator, ABN AMRO Bank N.V. as fiscal agent and The Prudential Insurance Company of America, as RREEF Textron B-Note holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Depositor, that:

     1. The Transferor is the lawful owner of the Excess Servicing Rights, with the full right to transfer the Excess Servicing Fee Right free from any and all claims and encumbrances whatsoever.

     2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (in


                                    E-3A-1
the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Excess Servicing Fee Right pursuant to the Securities Act or any state securities laws.

                                     Very truly yours,

                                     By:
                                        -----------------------------------
                                     Name:
                                     Title:




                                    E-3A-2

                                  EXHIBIT E-3B

                         FORM OF TRANSFEREE CERTIFICATE
                 FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS




                                     [Date]


Bear Stearns Commercial Mortgage Securities Inc.
245 Park Avenue
New York, New York  10167

Prudential Asset Resources, Inc. [or successor master servicer]
2200 Ross Avenue, Suite 4200E
Dallas, Texas  75201

Wells Fargo Bank, National Association [or successor master servicer] 45 Fremont Street, 2nd Floor
San Francisco, California  94105

                  Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1 (the "Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Prudential Asset Resources, Inc. as a master servicer and as RREEF Textron special servicer, Wells Fargo Bank, National Association, as a master servicer, ARCap Special Servicing, Inc., as general special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association as certificate administrator and as tax administrator, ABN AMRO Bank N.V. as fiscal agent and The Prudential Insurance Company of America, as RREEF Textron B-Note holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as the Depositor, a Master Servicer and a Master Servicer, that:

     1. The Transferee is acquiring the Excess Servicing Fee Right for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                                    E-3B-1

     2. The Transferee understands that (a) the Excess Servicing Fee Right has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Excess Servicing Fee Right, and (c) the Excess Servicing Fee Right may not be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and (A) the Depositor has received a certificate from the prospective transferor substantially in the form attached as Exhibit E-3A to the Pooling and Servicing Agreement, and (B) each of the Master Servicers and the Depositor have received a certificate from the prospective transferee substantially in the form attached as Exhibit E-3B to the Pooling and Servicing Agreement.

     3. The Transferee understands that it may not sell or otherwise transfer the Excess Servicing Fee Right or any interest therein except in compliance with the provisions of Section 3.11 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act, would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Excess Servicing Fee Right pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security.

     5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Excess Servicing Fee Right and payments thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

     6. The Transferee is (a) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or (b) an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and



                                    E-3B-2
experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Excess Servicing Fee Right; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                  7. The Transferee agrees (i) to keep all information relating to the Trust and the Trust Fund, and made available to it by each Master Servicer, confidential, (ii) not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators.

                  8. The Transferee acknowledges that the holder of the Excess Servicing Fee Right shall not have any rights under the Pooling and Servicing Agreement except as set forth in Section 3.11(a) of the Pooling and Servicing Agreement, and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Pooling and Servicing Agreement.

                                     Very truly yours,

                                     By:
                                        -----------------------------------
                                     Name:
                                     Title:




                                    E-3B-3

                                   EXHIBIT F-1

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
            CERTIFICATES HELD IN FULLY REGISTERED, CERTIFICATED FORM)




                                     [Date]


Wells Fargo Bank Minnesota, National Association
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2002-PBW1 [OR OTHER CERTIFICATE REGISTRAR]

                  Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of October 3, 2002 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2002 among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as Master Servicer and RREEF Textron Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Special Servicing, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF Textron B-Note Holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

     -- The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor
            (B) a Person who is


                                    F-1-1
            directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

     -- The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

     -- The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on one of the individual prohibited transaction exemptions issued by the U.S. Department of Labor to __________________ (PTE 90-30 or 90-29), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Fiscal Agent, the Mortgage Loan Seller, either Master Servicer, either Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                     Very truly yours,

                                     [TRANSFEREE]

                                     By:
                                        -----------------------------------
                                     Name:
                                     Title:



                                     F-1-2

                                   EXHIBIT F-2

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)




                                     [Date]


[TRANSFEROR]


                  Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1, Class ____ Certificates [having an initial aggregate [Principal Balance] [Notional Amount] as of October 3, 2002 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and RREEF Textron Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Special Servicing Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Certificate Administrator and Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF Textron B-Note Holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     -- The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

     -- The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such




                                      F-2-1
            interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or

     --- The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on one of the individual prohibited transaction exemptions issued by the U.S. Department of Labor to __________________ (PTE 90-30 or 90-29), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Fiscal Agent, the Mortgage Loan Seller, either Master Servicer, either Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                          [TRANSFEREE]


                                          By:
                                             -------------------------
                                          Name:
                                          Title:


                                     F-2-2

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                      FOR TRANSFERS OF CLASS R CERTIFICATES


STATE OF                            )
                                    ) ss:
COUNTY OF                           )


     ____________________, being first duly sworn, deposes and says that:

     1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1, Class R, evidencing a __% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

     2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a Disqualified Organization, a possession of the United States, Non-United States Tax Person, domestic partnership whose beneficial interests are not all held by United States Person (as defined below) or a foreign permanent establishment or fixed base (each within the meaning of an applicable income tax treaty) of a United States Person. (For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

     3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer,



                                      G-1-1
such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

     4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

     6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee. In addition, the Transferee will honor all of the restrictions set forth herein upon any subsequent transfer of the Residual Interest Certificates.

     7. The Transferee's taxpayer identification number is _________________.

     8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

     9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

     10. The Transferee will not cause income with respect to the Residual Interest Certificates to be attributable to a foreign permanent establishment or fixed base (with the meaning of an applicable income tax treaty) of the Transferee or any other United States Person.

     11. For purposes of Treasury Regulations Section 1.860E-1: [Check the statement that applies]


                                    G-1-2

     -- the present value of the anticipated tax liabilities associated with holding the Residual Interest Certificates, as applicable, does not exceed the sum of:

              i. the present value of any consideration given to the Transferee to acquire such Residual Interest Certificates;

              ii. the present value of the expected future distributions on such Residual Interest Certificates; and

              iii. the present value of the anticipated tax savings associated with holding such Residual Interest Certificates as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;

     -- the transfer of the Residual Interest Certificates complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

              i. the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which the income from the Residual Interest Certificates will only be taxed in the United States,

              ii. at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

              iii. the Transferee will transfer the Residual Interest
                   Certificates only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and


                                    G-1-3

              iv. the Transferee determined the consideration paid to it to acquire the Residual Interest Certificates based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

     --     none of the above.

     11. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

     For purposes of this Affidavit, a "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and
(ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.

                                 [NAME OF TRANSFEREE]


                                 By:
                                    --------------------------------
                                    [Name of Officer]
                                    [Title of Officer]

[Corporate Seal]

ATTEST:



---------------------------
[Assistant] Secretary


     Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee


                                    G-1-4

                  Subscribed and sworn before me this ______ day of __________________, ________.




---------------------------
NOTARY PUBLIC


COUNTY OF
         -------------------------
STATE OF
         -------------------------

My Commission expires the _________ day of ___________, 20__.




                                     G-1-5

                                   EXHIBIT G-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                              CLASS R CERTIFICATES




                                     [Date]


Wells Fargo Bank Minnesota, National Association
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2002-PBW1 [OR OTHER CERTIFICATE REGISTRAR]

                  Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1, Class R Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2002 among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as Master Servicer and RREEF Textron Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Special Servicing, Inc., as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF Textron B-Note Holder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

     1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

     2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Transferor does not know or believe that any representation contained therein is false.


                                    G-2-1

     3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                  Very truly yours,

                                  By:
                                     ------------------------------
                                     (Transferor)
                                     Name:
                                     Title:



                                     G-2-2

                                   EXHIBIT H-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT
                   CONCERNING REPLACEMENT OF SPECIAL SERVICER




                                     [Date]


Moody's Investors Service, Inc.
99 Church Street
New York, NY  10007
Attention: __________________

Fitch, Inc.
One State Street Plaza, 31st Floor
New York, NY  10004
Attention: __________________

              Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1
                   ------------------------------------------------------------

Ladies and Gentlemen:

              This notice is being delivered pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Agreement") among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and as RREEF Textron Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Special Servicing Inc., as General Special Servicer, the undersigned as Trustee, Wells Fargo Bank Minnesota, National Association, as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and The Prudential Insurance Company of America, as RREEF Textron B-Note Holder, and relating to Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

              Notice is hereby given that ____________________________________
has designated ________________________________ to serve as the [RREEF Textron] [General] Special Servicer under the Agreement.

              The designation of ____________________________ as [RREEF Textron] [General] Special Servicer will become final if certain conditions are met and each Rating Agency delivers to LaSalle Bank National Association, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the [RREEF Textron] [General] Special Servicer were to serve as such, such event would not result in an Adverse Rating Event with respect to any Class of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

                                     H-1-1

              Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                             Very truly yours,

                                             LASALLE BANK NATIONAL ASSOCIATION


                                             __________________________________
                                             Name:
                                             Title:




Receipt acknowledged:

MOODY'S INVESTORS SERVICE, INC.

By: ____________________________
Name:
Title:
Date:


FITCH, INC.


By: ____________________________
Name:
Title:
Date:

                                     H-1-2

                                   EXHIBIT H-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER




                                     [Date]


[CERTIFICATE ADMINISTRATOR]
[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICERS]
[DEPOSITOR]

              Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
                  Mortgage Pass-Through Certificates, Series 2002-PBW1
                  ------------------------------------------------------------

Ladies and Gentlemen:

              Pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of October 1, 2002 relating to Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as [RREEF Textron] [General] Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of [RREEF Textron] [General] Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in
Section 2.06 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.


                                             ___________________________

                                             By:________________________
                                             Name:
                                             Title:


                                     H-2-1

                                    EXHIBIT I

                        FORM OF UCC-1 FINANCING STATEMENT



DEBTOR:

Bear Stearns Commercial Mortgage Securities Inc.
245 Park Avenue
New York, New York  10167


SECURED PARTY:

LaSalle Bank National Association
as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc.,
Commercial Mortgage Pass-Through
Certificates, Series 2002-PBW1
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Bear Stearns, 2002-PBW1


TEXT:

See Exhibit I Attached Hereto

                                                          EXHIBIT I to EXHIBIT I
                                                          ----------------------

                  This Exhibit I is attached to and incorporated in a financing statement pertaining to Bear Stearns Commercial Mortgage Securities Inc. as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and LaSalle Bank National Association as trustee for the holders of the Series 2002-PBW1 Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee, Prudential Asset Resources, Inc. as a master servicer (in such capacity, the "Master Servicer") and special servicer for the RREEF Textron Mortgage Loan Pair (in such capacity, the "RREEF Textron Special Servicer"), Wells Fargo Bank, National Association, as a Master Servicer, ARCap Special Servicing, Inc. as special servicer for all mortgage loans other then the RREEF Textron Mortgage Loan Pair (in such capacity, the "General Special Servicer"), Wells Fargo Bank Minnesota, National Association, as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V. as Fiscal Agent, and The Prudential Insurance Company of America as RREEF Textron B-note holder, relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1 (collectively, the "Series 2002-PBW1 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

                  1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Schedule of Mortgage Loans to the Pooling and Servicing Agreement, which Schedule of Mortgage Loans is attached hereto as Exhibit A;

                  2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

                  3. With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage Note and Mortgage (collectively, with such related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

                  4. (a) the Collection Account maintained by each of the Master Servicers pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in each Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  5.       All REO Property;

                  6. (a) the respective REO Accounts required to be maintained by the Special Servicers pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in each REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  7. (a) the Servicing Account(s) and Reserve Account(s) required to be maintained by the Master Servicers or Special Servicers pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s);

                  8. (a) the Excess Liquidation Proceeds Account(s) and the Interest Reserve Account(s) required to be maintained by the Certificate Administrator pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Excess Liquidation Proceeds Account(s) and the Interest Reserve Account(s);

                  9. (a) the REO Account(s) required to be maintained by a Special Servicer pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the REO Account(s);

                  10. a) the Distribution Account required to be maintained by the Certificate Administrator on behalf of the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  11. The Mortgage Loan Purchase Agreements and all rights of the Debtor thereunder.

                  12. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer; and

                  13. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

                  THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                                             EXHIBIT A TO EXHIBIT I TO EXHIBIT I

                           SCHEDULE OF MORTGAGE LOANS

                                [See Schedule I]

                                   EXHIBIT J-1

                   INFORMATION REQUEST FROM CERTIFICATEHOLDER
                              OR CERTIFICATE OWNER




                                     [Date]


Wells Fargo Bank Minnesota, National Association
9062 Old Annapolis Road
Columbia, Maryland  21045
Attention:  Corporate Trust Administration (CMBS)

                  Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1
                         -------------------------------------------------

                  In accordance with the Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. as Depositor, Prudential Asset Resources, Inc. as a Master Servicer and as RREEF Textron Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Special Servicing, Inc. as General Special Servicer, LaSalle Bank National Association as Trustee, Wells Fargo Bank Minnesota, National Association, as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V. as Fiscal Agent, and The Prudential Insurance Company of America as RREEF Textron B-Note Holder, with respect to the Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is a [holder] [beneficial holder] of $___________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of the Class ____ Certificates.

                  2. The undersigned is requesting access to the following information (the "Information"):

                           ___ The information on the Master Servicer's Internet Website pursuant to Section 3.12(d) of the Pooling and Servicing Agreement.

                           ___      The information on the Certificate
                                    Administrator's Internet Website pursuant to
                                    Section 4.02(a) of the Pooling and Servicing
                                    Agreement.

                           ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

                                      J-1-1

                  3. In consideration of the Certificate Administrator's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Certificate Administrator, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

                  4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

                  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                        _______________________________
                                        [CERTIFICATEHOLDER] [BENEFICIAL
                                        HOLDER OF A CERTIFICATE]


                                        By: ___________________________
                                        Name:
                                        Title:
                                        Telephone No.:




                                     J-1-2

                                   EXHIBIT J-2

                  INFORMATION REQUEST FROM PROSPECTIVE INVESTOR




                                     [Date]


Wells Fargo Bank Minnesota, National Association
9062 Old Annapolis Road
Columbia, Maryland  21045
Attention:  Corporate Trust Administration (CMBS)

                  Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1
                         --------------------------------------------------

                  In accordance with the Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. as Depositor, Prudential Asset Resources, Inc. as a Master Servicer and as RREEF Textron Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Special Servicing, Inc. as General Special Servicer, LaSalle Bank National Association as Trustee, Wells Fargo Bank Minnesota, National Association, as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V. as Fiscal Agent, and The Prudential Insurance Company of America as RREEF Textron B-Note Holder, with respect to the Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is contemplating an investment in the Class ____ Certificates.

                  2. The undersigned is requesting access to the following information (the "Information") for use in evaluating such possible investment:

                                    ___ The information on the Master Servicer's
                                    Internet Website pursuant to Section 3.12(d) of the Pooling and Servicing Agreement.

                                    ___ The information on the Certificate
                                    Administrator's Internet Website pursuant to
                                    Section 4.02(a) of the Pooling and Servicing
                                    Agreement.

                                    ___ The information identified on the
                                    schedule attached hereto pursuant to Section
                                    8.12(b) of the Pooling and Servicing
                                    Agreement.

                  3. In consideration of the Certificate Administrator's disclosure to the undersigned of the Information, the undersigned will keep the Information

                                     J-2-1
                           confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Certificate Administrator, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

                  4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

                  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [PROSPECTIVE PURCHASER]


                                        By: ___________________________
                                        Name:
                                        Title:
                                        Telephone No.:



                                     J-2-2

                                    EXHIBIT K

                      FORM OF POWER OF ATTORNEY BY TRUSTEE


RECORDING REQUESTED BY:
[NAME OF MASTER SERVICER
OR SPECIAL SERVICER]

AND WHEN RECORDED MAIL TO:

[ADDRESS OF MASTER SERVICER OR
SPECIAL SERVICER]

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------


                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)


         KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1 ("Trustee"), under that certain Pooling and Servicing Agreement dated as of October 1, 2002 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint [NAME OF MASTER SERVICER OR SPECIAL SERVICER], as [Master Servicer] [Special Servicer] under the Pooling and Servicing Agreement ("[SHORT NAME]"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

         To perform any and all acts which may be necessary or appropriate to enable [SHORT NAME] to service and administer the applicable Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by [SHORT NAME] of its duties as Master Servicer under the Pooling and Servicing Agreement, giving and granting unto [SHORT NAME] full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that [SHORT NAME] shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this _____ day of _________, 2002.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as trustee for Bear Stearns Commercial
                                        Mortgage Securities Inc., Commercial
                                        Mortgage Pass-Through Certificates,
                                        Series 2002-PBW1


                                        By: ___________________________________
                                        Name:_________________________________
                                        Title:__________________________________

                           ALL-PURPOSE ACKNOWLEDGEMENT

                             )
                             )
                             )

On ________________________________ before me, _________________________________
                Date                           Name and Title of Officer
                                               (i.e., Your Name, Notary Public)

personally appeared ___________________________________________________________
                                    Name(s) of Document Signer(s)


_______________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.




         -----------------------------
               Signature of Notary






                                           (Affix seal in the above blank space)

                                    EXHIBIT L

                      FORM OF AGREEMENT AMONG NOTE HOLDERS

--------------------------------------------------------------------------------



                          AGREEMENT AMONG NOTE HOLDERS



                         Dated as of September 30, 2002



                                 by and between



                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC,



                             (Initial Note A Holder)



                                       and



                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,



                             (Initial Note B Holder)



--------------------------------------------------------------------------------

                  THIS AGREEMENT AMONG NOTE HOLDERS (this "Agreement"), dated as of September 30, 2002 (the "Agreement Date"), by and between PRUDENTIAL MORTGAGE CAPITAL FUNDING , LLC (the "Initial Note A Holder") and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the "Initial Note B Holder").

                              W I T N E S S E T H:

                  WHEREAS, the Initial Note A Holder has acquired seven cross-collateralized and cross-defaulted mortgage loans originated by Prudential Mortgage Capital Company, LLC in the total original aggregate principal amount of $80,000,000 (each, a "Loan," together, the "Mortgage Loan") to seven affiliated borrowers, as more particularly described on Exhibit A-2, Exhibit A-3, Exhibit A-4, Exhibit A-5, Exhibit A-6, Exhibit A-7 and Exhibit A-8, each corresponding to a Loan (together with Exhibit A-1 (as defined below), "Exhibit A"), attached hereto.

                  WHEREAS, each Loan is evidenced by two promissory notes, as identified on Exhibit A-2, Exhibit A-3, Exhibit A-4, Exhibit A-5, Exhibit A-6, Exhibit A-7 and Exhibit A-8 (each, an "Individual Loan Schedule"), respectively, a Promissory Note A for each Loan (each, a "Promissory Note A," and collectively, "Note A") in the original aggregate principal amount for the related Loan, as set forth on the related Individual Loan Schedule, and a Promissory Note B for each Loan (each, a "Promissory Note B, and collectively, "Note B") in the original aggregate principal amount for the related Loan, as set forth on the related Individual Loan Schedule;

                  WHEREAS, the Mortgage Loan is secured by first mortgage liens (each, a "Mortgage"), as more particularly described in the attached Mortgage Loan Schedules for each Loan, on parcels of real property located at the locations set forth on Exhibits A-2 through A-8 hereto (each, a "Mortgaged Property");

                  WHEREAS, the aggregated terms from each Individual Loan Schedule are set forth in Exhibit A-1 (the "Combined Mortgage Loan Schedule");

                  WHEREAS, on April 23, 2002, the Initial Note A Holder sold Note B to the Initial Note B Holder and the Initial Note B Holder purchased Note B from the Initial Note A Holder;

                  WHEREAS, PMCF anticipates that it will sell Note A to Merrill Lynch Bank USA, which may in turn sell Note A to Bear Stearns Commercial Mortgage Securities, Inc. (the "Depositor") or another third party;

                  WHEREAS, in the event Note A is sold to the Depositor, the Depositor, the Initial Note B Holder, LaSalle Bank National Association, as trustee (together with its successors and permitted assigns in such capacity, the "Trustee"), ABN AMRO Bank N.V., as fiscal agent (together with its successors and permitted assigns in such capacity, the "Fiscal Agent"), Wells Fargo Bank Minnesota, National Association, as certificate administrator and tax administrator, Wells Fargo Bank, National Association, as master servicer of certain of the other mortgage loans held by the subject trust fund (the "Trust Fund"), Prudential Asset Resources, Inc., as master servicer of the Mortgage Loan and certain other mortgage loans held by the Trust Fund (together with its successors and permitted assigns in such capacity, the "Master Servicer") and as special servicer of the Mortgage Loan (together with its successors and permitted assigns in such capacity, the "Special Servicer") and ARCap Special Servicing, Inc., as special servicer of the other mortgage loans held by the Trust Fund, intend to enter into a Pooling and Servicing Agreement, dated as of October 1, 2002 (the "Pooling Agreement"), with respect to, among other things, the servicing of the Mortgage Loan; and

                  WHEREAS, the Initial Note A Holder and the Initial Note B Holder desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold Note A and Note B, respectively;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

II. Definitions. References to a "Section" or the "recitals" are, unless otherwise specified, to a Section or the recitals of this Agreement. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

                  "Affiliate" shall mean with respect to any specified Person,
(a) any other Person controlling or controlled by or under common control with such specified Person (each a "Common Control Party"), (b) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (c) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" shall mean this Agreement Among Note Holders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

                  "Combined Mortgage Loan Schedule" shall have the meaning assigned to such term in the recitals.

                  "Defaulted Mortgage Loan Purchase Price" shall mean (i) at any time that Note A is not in a Securitization, the sum of (a) the Note A Principal Balance, (b) accrued and unpaid interest thereon at the Note A Interest Rate, up to (but excluding) the date of purchase, provided payment is made in good funds by 11:00 a.m. New York local time, (c) any unreimbursed property protection advances allocable to Note A pursuant to the servicing agreement then in effect and interest thereon at the applicable advance rate and (d) any accrued and unpaid interest on advances due to the Note A Holder, plus the amount of any unreimbursed interest on any advances of principal and/or interest by the servicer under the servicing agreement then in effect, and (ii) at any time that Note A is in a Securitization, the Purchase Price (as defined in the Pooling Agreement). In any event, in determining the Defaulted Mortgage Loan Purchase Price, amounts payable by the Mortgage Loan Borrower as a Prepayment Premium and the value of such Prepayment Premium shall not be included unless the Note B Holder or an Affiliate of the Note B Holder is the Mortgage Loan Borrower upon the occurrence of any event which requires a Repurchase Option Notice pursuant to Section 8 of this Agreement.

                  "Depositor" shall have the meaning assigned such term in the recitals.

                  "Event of Default" shall mean an "Event of Default" as defined in each Mortgage.

                  "Fiscal Agent" shall have the meaning assigned such term in the recitals.

                  "Loan Principal Balance" shall mean, at any date of determination, the sum of the related Promissory Note A Principal Balance and Promissory Note B Principal Balance.

                  "Master Servicer" shall have the meaning assigned such term in the recitals.

                  "Monetary Event of Default," with respect to the Mortgage Loan, shall mean an Event of Default (as defined in the Mortgage) caused by the failure of any of the Mortgage Loan Borrowers to make any payment of principal or interest under the Notes when due.

                  "Mortgage" shall have the meaning assigned such term in the recitals.

                  "Mortgage Interest Rate" shall mean the Mortgage Interest Rate for the Mortgage Loan as set forth in the Combined Mortgage Loan Schedule.

                  "Mortgage Loan" shall have the meaning assigned such term in the recitals.

                  "Mortgage Loan Borrower" shall mean the borrower or borrowers under the Mortgage Loan.

                  "Mortgage Loan Borrower Related Parties" shall have the meaning assigned such term in Section 15.

                  "Mortgage Loan Documents" shall mean Note A, Note B, the Mortgages and all other documents evidencing, securing or otherwise relating to the Mortgage Loan.

                  "Mortgage Loan Principal Balance" shall mean, at any date of determination, the sum of the Note A Principal Balance and the Note B Principal Balance.

                  "Mortgage Loan Schedule" shall mean each Individual Loan Schedule and the Combined Loan Schedule, as set forth in Exhibit A, which schedules set forth certain information regarding the Mortgage Loan, each individual loan and the principal terms for the purchase by the Note B Holder of Note B.

                  "Mortgaged Property" shall have the meaning assigned such term in the recitals.

                  "Note A" shall have the meaning assigned such term in the recitals.

                  "Note A Collection Account" shall mean the account in which amounts are segregated (by ledger entries or otherwise) and held for the benefit of the Note A Holder pursuant to Section 3.04(a) of the Pooling Agreement.

                  "Note A Default Interest Rate" shall mean the Note A Default Interest Rate set forth in the Combined Mortgage Loan Schedule.

                  "Note A Holder" shall mean the Initial Note A Holder or any subsequent holder of the Note A.

                  "Note A Interest Rate" shall mean the Note A Interest Rate set forth in the Combined Mortgage Loan Schedule.

                  "Note A Percentage Interest" shall mean, as of any date, the ratio of the Note A Principal Balance to the Mortgage Loan Principal Balance.

                  "Note A Prepayment Premium" shall be equal to the prepayment premium set forth in Note A.

                  "Note A Principal Balance" shall mean, at any time of determination, the initial Note A Principal Balance as set forth in the Combined Mortgage Loan Schedule, less any payments of principal thereon.

                  "Note B" shall have the meaning assigned such term in the recitals.

                  "Note B Collection Account" shall mean the account described as the "RREEF B-Note Account" under the Pooling Agreement, in which amounts are segregated (by ledger entries or otherwise) and held for the benefit of the Note B Holder pursuant to Section 3.04(e) of the Pooling Agreement.

                  "Note B Default Interest Rate" shall mean the Note B Default Interest Rate set forth in the Combined Mortgage Loan Schedule.

                  "Note B Holder" shall mean the Initial Note B Holder or any subsequent holder of Note B.

                  "Note B Holder Repurchase Notice" shall have the meaning assigned to such term in Section 8.

                  "Note B Interest Rate" shall mean the Note B Interest Rate set forth in the Combined Mortgage Loan Schedule.

                  "Note B Percentage Interest" shall mean, as of any date, the ratio of the Note B Principal Balance to the related Mortgage Loan Principal Balance.

                  "Note B Prepayment Premium" shall be equal to the prepayment premium set forth in Note B.

                  "Note B Principal Balance" shall mean at any time of determination, the initial Note B Principal Balance, as set forth in the Combined Mortgage Loan Schedule, less any payments of principal thereon or reductions in such amount pursuant to Section 5.

                  "Noteholder" shall mean the Note A Holder or the Note B Holder, as the context may require.

                  "Notes" shall mean, collectively, Note A and Note B.

                  "Payment Date" shall mean the "Due Date" set forth in Note A and Note B.

                  "Percentage Interest" shall mean, with respect to the Note A Holder, the Note A Percentage Interest and, with respect to the Note B Holder, the Note B Percentage Interest.

                  "Pooling Agreement" shall have the meaning assigned such term in the recitals.

                  "Prepayment Premium" shall mean any prepayment premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan.

                  "Promissory Note A" shall have the meaning assigned to such term in the recitals.

                  "Promissory Note B" shall have the meaning assigned to such term in the recitals.

                  "Promissory Note A Principal Balance" shall mean, at any time of determination the initial Promissory Note A Principal Balance as set forth in the related Individual Loan Schedule, less any payments of principal thereon.

                  "Promissory Note B Principal Balance" shall mean, at any time of determination the initial Promissory Note B Principal Balance as set forth in the related Individual Loan Schedule, less any payments of principal thereon.

                  "Purchase Date" shall mean April 23, 2002.

                  "Purchase Date Mortgage Loan Principal Balance" shall mean the aggregate principal balance of the Mortgage Loan on the Purchase Date.

                  "Purchase Price" shall mean the amount that the Note B Holder paid to the Note A Holder to acquire Note B, as set forth on the Combined Mortgage Loan Schedule.

                  "Qualified Institutional Lender" means (a) an insurance company, bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, governmental entity or plan, "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended (other than a broker/dealer), or an institution substantially similar to any of the foregoing, in each case under this clause (a) having at least $100,000,000 in capital/statutory surplus or shareholders' equity and at least $250,000,000 in total assets, and being experienced in making commercial real estate loans; or (b) any entity controlled by any one or more institutions meeting the criteria in clause (a).

                  "Rating Agencies" shall mean Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. and Fitch, Inc. or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency designated by the Note A Holder; provided, however, that at any time during which Note A is an asset of a Securitization, "Rating Agencies" or "Rating Agency" shall mean the rating agencies that from time to time rate the securities issued in connection with such Securitization.

                  "Repurchase Date" shall have the meaning assigned to such term in Section 8.

                  "Repurchase Option Notice" shall have the meaning assigned to such term in Section 8.

                  "Securitization" shall mean the sale by the Note A Holder of Note A to the Depositor and, pursuant to the Pooling Agreement, the inclusion of Note A as part of a securitization of one or more mortgage loans.

                  "Securitization Date" shall mean the effective date on which a Securitization is consummated.

                  "Servicer" shall mean any of the Master Servicer and the Special Servicer, as the context requires, and shall include any primary servicer or Special Servicer appointed by the Note B Holder.

                  "Special Servicer" shall have the meaning assigned such term in the recitals.

                  "Transfer" shall have the meaning assigned such term in
Section 14.

                  "Trustee" shall have the meaning assigned such term in the recitals.

                  "Trust Fund" shall have the meaning assigned such term in the recitals.

III. Acquisition of Note B. On the Purchase Date, the Note B Holder acquired Note B for the Purchase Price set forth in the Combined Mortgage Loan Schedule, by wire transfer to the Note A Holder. Administration of the Mortgage Loan shall be governed by this Agreement and the Pooling Agreement, provided, however, that if at any time prior to the payment in full of the Mortgage Loan, the Mortgage Loan is no longer subject to the provisions of the Pooling Agreement then, until a replacement servicing agreement has been entered into, the Mortgage Loan shall continue to be serviced by the Master Servicer and the Special Servicer pursuant to the provisions of the Pooling Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan. The Note B Holder acknowledges that the Note A Holder intends to include Note A in a securitization.

                  Both of the Note A Holder and the Note B Holder agree that only the Note B Holder will have the right to consent to any discretionary items set forth in Sections 10 and Sections 11 of Note A and Note B. The Note B Holder hereby agrees that it will exercise such rights of discretionary consent solely on its own behalf and not on behalf of the Note A Holder. However, during the continuance of a RREEF Change of Control Event (as such term is defined in the Pooling Agreement), the Note A Holder will have the right to exercise such rights of discretionary consent, provided that such action will not result in an Adverse REMIC Event.

IV. Subordination of Note B; Payments Prior to an Event of Default. Note B and the right of the Note B Holder to receive payments of interest and principal with respect to Note B shall at all times be junior, subject and subordinate to Note A and the right of the Note A Holder to receive payments of interest and principal with respect to Note A to the extent provided herein. So long as: (i) no Monetary Event of Default shall have occurred and be continuing (or if a Monetary Event of Default had occurred but has been cured and is no longer continuing), (ii) no other material Event of Default, as determined by the Servicer pursuant to the Servicing Standard, shall have occurred and be, continuing (or if a material Event of Default (other than a Monetary Event of Default), as determined by the Servicer pursuant to the Servicing Standard, had occurred and has been cured and is no longer continuing) or (iii) the Mortgage Loan is not a Specially Serviced Loan (or if the Mortgage Loan had been a Specially Serviced Loan but is no longer a Specially Serviced Loan) all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on the Mortgage Loan (including amounts received by any Servicer pursuant to the Pooling Agreement), whether received in the form of Monthly Payments, the Balloon Payment, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Properties or released to the Mortgage Loan Borrower in accordance with the Servicing Standard or the Mortgage Loan Documents) shall be applied in the following order of priority (and payments shall be made at such times as are set forth in the Pooling Agreement); provided, that with respect to any payments received on the Mortgage Loan in reduction of principal that occur during any time after the Note B Holder has exercised its right under Section 3.28(d) of the Pooling Agreement to cure a sixth consecutive default in a Monthly Payment due on the Mortgage Loan (but occur prior to all Monthly Payments due on the Mortgage Loan having otherwise been made current by the Borrower), such amounts shall be distributed in accordance with the priority set forth in Section 4 hereto; provided, further, that any amounts due to any Servicer, the Trustee, the Fiscal Agent, any other party to the Pooling Agreement or the Trust Fund with respect to the Mortgage Loan (including any servicing compensation, servicing expenses, Advances, interest on Servicing Advances, Liquidation Expenses or any Additional Trust Fund Expenses incurred with respect to the Mortgage Loan) shall be paid in the manner set forth in the Pooling Agreement from amounts allocated as provided below, including, without limitation, any amounts allocated to the Note A Holder and the Note B Holder prior to any such amounts being paid to either the Note A Holder or the Note B Holder:

     A. first, so long as Note A is part of the Securitization, to pay to the Note A Collection Account such amounts as are needed to reimburse the Trustee, the Fiscal Agent, any Servicer or any other party to the Pooling Agreement for any outstanding Servicing Advances made thereby and interest thereon, or to pay any unpaid Liquidation Expenses or other servicing expenses incurred, with respect to the Mortgage Loan;

     B. second, to pay to the Note A Holder (or, for so long as Note A is part of the Securitization, to pay to the Note A Collection Account) such amounts as are necessary to reimburse the Note A Holder (which, for so long as Note A is part of the Securitization, will be the Trust) for any Servicing Advances in respect of the Mortgage Loan that were reimbursed, including any interest thereon, or any Liquidation Expenses, other servicing expenses or any Additional Trust Fund Expenses with respect to the Mortgage Loan that were paid, out of any amounts allocable to Note A pursuant to any of clauses (c) through
          (e), (g) and (h) of this Section 3;

     C. third, pro rata, based on the respective amounts of interest payable under this clause (c), (i) to pay to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account) an amount equal to the accrued and unpaid interest on the Note A Principal Balance at the Note A Interest Rate and (ii) to pay to the Note B Holder (or, for so long as Note A is part of the Securitization, to pay to the Note B Collection Account) an amount equal to the accrued and unpaid interest on the Note B Principal Balance at the Note B Interest Rate;

     D. fourth, pro rata, based on the respective amounts of principal payable under this clause (d), (i) to pay to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account) an amount equal to the scheduled principal payments, if any, due with respect to Note A and (ii) to pay to the Note B Holder (or, for so long as Note A is part of the Securitization, to pay to the Note B Collection Account) an amount equal to the scheduled principal payments, if any, due with respect to Note B;

     E. fifth, any unscheduled principal payment on the Mortgage Loan shall be paid to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account) and the Note B Holder (or, for so long as Note A is part of the Securitization, to pay to the Note B Collection Account) on a pro rata basis in accordance with their respective Percentage Interests;

     F. sixth, to pay to the Note B Holder (or, for so long as Note A is part of the Securitization, to pay to the Note B Collection Account) such amounts as are necessary to reimburse the Note B Holder for any Servicing Advances in respect of the Mortgage Loan that were reimbursed, including any interest thereon or any Liquidation Expenses, other servicing expenses or any Additional Trust Fund Expenses with respect to the Mortgage Loan that were paid, out of any amounts allocable to Note B pursuant to any of clauses (c) through
          (e), (g) and (h) of this Section 3, or for amounts that were otherwise paid by the Note B Holder in connection with its right to cure an event of default under the Mortgage Loan pursuant to Section 3.28(d) of the Pooling Agreement;

     G. seventh, pro rata, based on their respective portions of the Prepayment Premium, to: (i) the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account) an amount equal to the Note A Prepayment Premium and (ii) the Note B Holder (or, for so long as Note A is part of the Securitization, to pay to the Note B Collection Account) an amount equal to the Note B Prepayment Premium; and

     H. eighth, if any excess amount is paid by the Mortgage Loan Borrower, and not otherwise applied in accordance with the foregoing clauses (a) through (g) of this Section 3, such remaining amount shall be paid to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account) and to the Note B Holder (or, for so long as Note A is part of the Securitization, to pay to the Note B Collection Account) on a pro rata basis in accordance with their respective Percentage Interests.

For purposes of this Section 3, Note A will be deemed part of the Securitization even if the Mortgaged Properties have become REO Property, so long as such REO Property remains part of the Securitization.

V. Payments Following an Event of Default. So long as: (i) no Monetary Event of Default shall have occurred and be continuing (or if a Monetary Event of Default had occurred but has been cured and is no longer continuing), (ii) no other material Event of Default, as determined by the Servicer pursuant to the Servicing Standard, shall have occurred and be, continuing (or if a material Event of Default (other than a Monetary Event of Default), as determined by the Servicer pursuant to the Servicing Standard, had occurred and has been cured and is no longer continuing) or (iii) the Mortgage Loan is not a Specially Serviced Loan (or if the Mortgage Loan had been a Specially Serviced Loan but is no longer a Specially Serviced Loan), the Master Servicer shall make payments of interest and principal on Note A and Note B in accordance with Section 3 hereof, provided that, if: (i) a Monetary Event of Default shall have occurred and be continuing,

     (ii) a material Event of Default, as determined by the Servicer pursuant to the Servicing Standard, shall have occurred and be, continuing or (iii) the Mortgage Loan is, and then-currently remains, a Specially Serviced Loan, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment of the Mortgage Loan (including amounts received by any Servicer), whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, REO Revenues, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Properties or released to the Mortgage Loan Borrower in accordance with the Servicing Standard or the Mortgage Loan Documents) shall be applied in the following order of priority (and payments shall be made at such times as are set forth in the Pooling Agreement); provided, that with respect to any payments received on the Mortgage Loan in reduction of principal that occur during any time after the Note B Holder has exercised its right under
     Section 3.28(d) of the Pooling Agreement to cure a sixth consecutive default in a Monthly Payment due on the Mortgage Loan (but occur prior to all Monthly Payments due on the Mortgage Loan having otherwise been made current by the Borrower), such amounts shall be distributed in accordance with the priority set forth in this Section 4; provided, further, that any amounts due to any Servicer, the Trustee, the Fiscal Agent, any other party to the Pooling Agreement or the Trust Fund with respect to the Mortgage Loan (including any servicing compensation, servicing expenses, Advances, interest on Servicing Advances, Liquidation Expenses or any Additional Trust Fund Expenses incurred with respect to the Mortgage Loan) shall be paid in the manner set forth in the Pooling Agreement from amounts allocated as provided below, including, without limitation, any amounts allocated to the Note A Holder and the Note B Holder prior to any amounts being paid to either the Note A Holder or the Note B Holder:

     A. first, so long as Note A is part of the Securitization, to pay to the Note A Collection Account such amounts as are needed to reimburse the Trustee, the Fiscal Agent, any Servicer or any other party to the Pooling Agreement for any outstanding Servicing Advances made thereby, or to pay any unpaid Liquidation Expenses or other servicing expenses incurred, with respect to the Mortgage Loan;

     B. second, to pay to the Note A Holder (or, for so long as Note A is part of the Securitization, to pay to the Note A Collection Account) such amounts as are necessary to reimburse the Note A Holder (which, for so long as Note A is part of the Securitization, will be the Trust) for any Servicing Advances in respect of the Mortgage Loan that were reimbursed, including any interest thereon, or any Liquidation Expenses, other servicing expenses or any Additional Trust Fund Expenses with respect to the Mortgage Loan that were paid, out of any amounts allocable to Note A pursuant to any of clauses (c) through (k) of this Section 4;

     C. third, to pay to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account) an amount equal to the accrued and unpaid interest (other than default interest) on the Note A Principal Balance at the Note A Interest Rate;

     D. fourth, to pay to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account) an amount equal to the Note A Principal Balance, until such amount has been paid in full;

     E. fifth, to pay to the Note B Holder (or, for so long as Note A is part of the Securitization, to pay to the Note B Collection Account) such amounts as are necessary to reimburse the Note B Holder for any Servicing Advances in respect of the Mortgage Loan that were reimbursed, including any interest thereon, or any Liquidation Expenses, other servicing expenses or any Additional Trust Fund Expenses with respect to the Mortgage Loan that were paid, out of any amounts allocable to Note B pursuant to any of clauses (f) through (k) of this Section 4 or for amounts that were otherwise paid by the Note B Holder in connection with its right to cure an event of default under the Mortgage Loan pursuant to Section 3.28(d) of the Pooling Agreement;

     F. sixth, to pay to the Note B Holder (or, for so long as Note A is part of the Securitization, to the Note B Collection Account) an amount equal to the accrued and unpaid interest (other than default interest) on the Note B Principal Balance;

     G. seventh, to pay to the Note B Holder (or, for so long as Note A is part of the Securitization, to the Note B Collection Account) an amount equal to the Note B Principal Balance, until such principal amount has been paid in full;

     H. eighth, to pay to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account), the Note A Prepayment Premium;

     I. ninth, to pay to the Note B Holder (or, for so long as Note A is part of the Securitization, to the Note B Collection Account), the Note B Prepayment Premium;

     J. tenth, any default interest in excess of the interest paid in accordance with clauses (d) and (f) of this Section 4 on (i) first, Note A at the Note A Default Interest Rate (to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account)) and (ii) then, Note B at the Note B Default Interest Rate (to the Note B Holder (or, for so long as Note A is part of the Securitization, to the Note B Collection Account)); and

     K. eleventh, if any excess amount is paid by the Mortgage Loan Borrower, and not otherwise applied in accordance with the foregoing clauses (a) through (j) of this Section 4, such remaining amount shall be paid to the Note A Holder (or, for so long as Note A is part of the Securitization, to the Note A Collection Account) and to the Note B Holder (or, for so long as Note A is part of the Securitization, to the Note B Collection Account) on a pro rata basis in accordance with their respective Percentage Interests.

For purposes of this Section 4, Note A will be deemed part of the Securitization even if the Mortgaged Properties have become REO Property, so long as such REO Property remains part of the Securitization.

VI. Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Pooling Agreement, if any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the Mortgage Loan Principal Balance is decreased, (ii) the Mortgage Interest Rate or scheduled amortization payments on Note A or Note B are reduced, (iii) payments of interest or principal on Note A or Note B are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, all payments to the Note A Holder pursuant to Sections 3 and 4, as applicable, shall be made as though such workout did not occur, with the payment terms of Note A remaining the same as they are on the Agreement Date, and the Note B Holder shall bear the full economic effect of all waivers, reductions or deferrals of amounts due under the Mortgage Loan attributable to such workout (up to the then Note B Principal Balance together with accrued and unpaid interest thereon at the Note B Interest Rate and any other amounts due and unpaid to the Note B Holder).

VII. Payment Procedure. For so long as Note A is part of the Securitization, the Note A Holder and Note B Holder each hereby directs the Master Servicer, in accordance with the priorities set forth in Section 3 or 4, as applicable, and subject to the terms of the Pooling Agreement, to deposit or credit (a) all payments received with respect to and allocable to Note A to the Note A Collection Account established pursuant to the Pooling Agreement, and (b) all payments received with respect to and allocable to Note B to the Note B Collection Account established pursuant to the Pooling Agreement.

                  If a court of competent jurisdiction orders, at any time that any amount received or collected in respect of Note A or Note B must, pursuant to any insolvency bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to the Note A Holder, the Note B Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, no Servicer shall be required to distribute any portion thereof to the Note B Holder or the Note A Holder, as applicable, and the Note B Holder or the Note A Holder, as applicable and to the extent necessary to comply with such court order, will promptly on demand repay to such Servicer the portion thereof which shall have been theretofore distributed to the Note B Holder or the Note A Holder, as applicable, together with interest thereon at such rate, if any, as such Servicer shall have been required to pay to the Mortgage Loan Borrower, the Note A Holder, the Note B Holder, the Master Servicer, the Special Servicer or such other Person with respect thereto. If, for any reason, the Master Servicer makes any payment to the Note A Holder or the Note B Holder before the Master Servicer has received the corresponding payment (it being understood that the Master Servicer is under no obligation to do so), and the Master Servicer does not receive the corresponding payment within five (5) Business Days of its payment to the Note A Holder or the Note B Holder (as the case may be), such Holder will, at the Master Servicer's request, promptly return that payment to the Master Servicer (together with interest on that payment at the lesser of the "federal funds" rate and the Mortgage Interest Rate for each day from the making of that payment to such Holder, until it is returned to the Master Servicer).

                  The Note A Holder and the Note B Holder each agree that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Master Servicer.

                  The applicable Servicer shall have the right to offset any amounts due hereunder from the Note A Holder or the Note B Holder with respect to the Mortgage Loan against any future payments due to the Note A Holder or the Note B Holder, as applicable, under the Mortgage Loan, provided, that the Note A Holder's and the Note B Holder's obligations under this Section 6 are separate and distinct obligations from one another and in no event shall any Servicer enforce the obligations of the Note A Holder against the Note B Holder or the obligations of the Note B Holder against the Note A Holder.

                  The Note A Holder's and the Note B Holder's obligations under this Section 6 constitute absolute, unconditional and continuing obligations and each Servicer shall be deemed a third party beneficiary of these provisions.

VIII. Limitation on Liability. The Note A Holder shall have no liability to the Note B Holder with respect to Note B except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of the Note A Holder. The Note B Holder shall have no liability to the Note A Holder with respect to Note A except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of the Note B Holder.

IX. Purchase of Note A by Note B Holder. In the event that (a) any payment of principal, interest or other amounts due to the lender on the Mortgage Loan becomes ninety (90) or more days delinquent, thereby causing an event of default under such Mortgage Loan; or (b) the Mortgage Loan becomes a Specially Serviced Loan, then upon notice from the Note A Holder (a "Repurchase Option Notice") of such occurrence (which notice the Note A Holder shall promptly direct the Master Servicer to give to the Note B Holder), the Note B Holder shall have the exclusive right but not the obligation, by written notice to the Note A Holder (a "Note B Holder Repurchase Notice"), given within 180 days of delivery to the Note B Holder of the Repurchase Option Notice, to purchase Note A at the Defaulted Mortgage Loan Purchase Price and, upon the delivery of written notice thereof to the Note A Holder, the Note A Holder shall sell (and the Note B Holder shall purchase) Note A (including, without limitation, any participations therein) at the Defaulted Mortgage Loan Purchase Price, on a date (the "Repurchase Date") after the date of the Note B Holder Repurchase Notice, as shall be agreed upon by the Note A Holder and the Note B Holder. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Master Servicer three (3) Business Days prior to the Repurchase Date and shall, absent manifest error, be binding upon the Note A Holder and the Note B Holder. Notwithstanding anything to the contrary contained herein, (i) during any period during which Note A is subject to purchase by the Note B Holder pursuant to this Section 8, the Mortgage Loan shall continue to be serviced and specially serviced in accordance with the terms of the Pooling Agreement and (ii) once the Note B Holder Repurchase Notice has been delivered to the Note A Holder, no modifications, waivers or amendments shall be made to the Mortgage Loan, and no enforcement or other action shall be taken with respect to the Mortgage Loan, without the consent of the Note B Holder.

                  If the Note B Holder does not elect to purchase Note A, then the Note A Holder may liquidate such Note A (or the related Mortgaged Properties) in the manner set forth in the Pooling Agreement, and the Note B Holder may make an offer for such Note A (or the related Mortgaged Properties) in the same manner as any other bidder as set forth therein.

X. Representations of the Note B Holder. The Note B Holder, as of the Agreement Date, hereby represents and warrants to the Note A Holder that:

      A. The execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene the Note B Holder's charter or any law or contractual restriction binding upon the Note B Holder, and that this Agreement is the legal, valid and binding obligation of the Note B Holder enforceable against the Note B Holder in accordance with its terms.

      B. The Note B Holder is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and is in compliance with the laws of each state to the extent necessary to ensure the enforceability of this Agreement and to perform its obligations under this Agreement.

      C. The execution and delivery of this Agreement by the Note B Holder, and the performance of, and compliance with, the terms of this Agreement by the Note B Holder, will not violate the Note B Holder's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affect the ability of the Note B Holder to carry out the transactions contemplated by this Agreement.

      D. The Note B Holder has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

      E. The Note B Holder has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of Note B or the consummation of any of the other transactions contemplated hereby.

      F.   The Note B Holder is a Qualified Institutional Lender.

XI. Representations of the Note A Holder. The Note A Holder, as of the Agreement Date, hereby represents and warrants to the Note B Holder that:

      A. The execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene the Note A Holder's charter or any law or contractual restriction binding upon the Note A Holder, and that this Agreement is the legal, valid and binding obligation of the Note A Holder enforceable against the Note A Holder in accordance with its terms.

      B. The Note A Holder is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of the Mortgage Loan and to perform its obligations under this Agreement.

      C. The execution and delivery of this Agreement by the Note A Holder, and the performance of, and compliance with, the terms of this Agreement by the Note A Holder, will not violate the Note A Holder's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affect the ability of the Note A Holder to carry out the transactions contemplated by this Agreement.

      D. The Note A Holder has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

      E. The Note A Holder has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of Note B or the consummation of any of the other transactions contemplated hereby.

XII. Independent Analysis of the Note B Holder. The Note B Holder acknowledges that the Note B Holder has, independently and without reliance upon the Note A Holder and based on such documents and information as the Note B Holder has deemed appropriate, made the Note B Holder's own credit analysis and decision to purchase Note B. The Note B Holder hereby acknowledges that (except as provided herein) the Note A Holder has made no representations or warranties with respect to the Mortgage Loan, and that the Note A Holder shall have no responsibility for (i) the collectability of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Note A Holder in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. The Note B Holder assumes all risk of loss in connection with Note B.

XIII. No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the Note A Holder with the Note B Holder a partnership, association, joint venture or other entity. The Note A Holder shall have no obligation whatsoever to offer to the Note B Holder the opportunity to purchase notes or participation interests relating to any future loans originated by the Note A Holder or its Affiliates, and if the Note A Holder chooses to offer to the Note B Holder the opportunity to purchase notes or any participation interests in any future mortgage loans originated by the Note A Holder or its Affiliates, such offer shall be at such purchase price and interest rate as the Note A Holder chooses, in its sole and absolute discretion. The Note B Holder shall have no obligation whatsoever to purchase from the Note A Holder any notes or participation interests in any future loans originated by the Note A Holder or its Affiliates.

XIV. Not a Security. Note B shall not be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

XV. Sale of Note B. The Initial Note B Holder (and any subsequent Note B Holder) agrees that, prior to the Securitization Date, it will not sell, assign, transfer, pledge, syndicate, sell, hypothecate, contribute, encumber, participate or otherwise dispose of more than a 49% interest in Note B or any controlling interest in Note B (a "Transfer") without the Note A Holder's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. From and after the Securitization Date, any Transfer is permitted to be made only if the Note B Holder has first delivered to the Note A Holder written confirmation from each Rating Agency ("Rating Agency Confirmation") that such Transfer, in and of itself, would not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates (and the Note B Holder shall pay all out-of-pocket costs and expenses of the Note A Holder, each Servicer (which costs and expenses of such Servicer shall not exceed $5,000.00, excluding any costs or expenses of the Rating Agencies) and the Rating Agencies in connection therewith); provided, however, that such confirmation of the Rating Agencies is not required in connection with a Transfer to an entity that provides to the Note A Holder certification in writing that it is a Qualified Institutional Lender. Notwithstanding the foregoing, the Note B Holder agrees that both prior to and from and after the Securitization Date, each Transfer is subject to the following restrictions: (i) all such Transfers shall be made upon at least ten (10) days' prior written notice to the Note A Holder, (ii) in the case of each Transfer of a participation interest in Note B, (A) the Note B Holder's obligations under this Agreement shall remain unchanged,
      (B) the Note B Holder shall remain solely responsible for the performance of such obligations, and (C) the Note A Holder and any Persons acting on its behalf shall continue to deal solely and directly with the Note B Holder in connection with the Note B Holder's rights and obligations under this Agreement and the Pooling Agreement, and all amounts payable hereunder shall be determined as if the Note B Holder had not sold such participation, (iii) the Note B Holder shall not Transfer all or any portion of Note B to the Mortgage Loan Borrower or an Affiliate thereof, and any such Transfer shall be void ab initio, (iv) if such Transfer is to an Affiliate of the Note B Holder, the Note B Holder has delivered a legal opinion to the Note A Holder that the Transfer, in and of itself, would not change the legal conclusions reached in the "true sale" opinion of Cadwalader Wickersham & Taft dated the date hereof in connection with the sale of Note A to Merrill Lynch Bank USA, (v) a transferee (but not a participant) shall (A) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the Note B Holder hereunder with respect to Note B, from and after the date of such assignment and (B) agree in writing to be bound by the Pooling

      Agreement unless the Pooling Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor. In the event the Note B Holder (x) Transfers 100% of Note B to a transferee, (y) satisfies the conditions set forth in (i) - (v) above and (z) provides the Note A Holder with Rating Agency Confirmation or a written certification that the transferee is a Qualified Institutional Lender, then the Note A Holder shall release the Note B Holder from any obligation related to events occurring on and after the date of such Transfer.

XVI. Other Business Activities of the Holders; Sale of Note A. Each of the Holders acknowledges that the other Holder may make loans or otherwise extend credit to, and generally engage in any kind of business with any Affiliate of the Mortgage Loan Borrower ("Mortgage Loan Borrower Related Parties"), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect. The Initial Note A Holder agrees that it will cause Merrill Lynch Bank USA, which in turn will cause the Trust Fund, to assume all of the obligations of the Note A Holder under this Agreement. In connection with a sale of Note A from the Trust Fund, the Note A Holder agrees to cause any such transferee of Note A to execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the Note A Holder hereunder with respect to Note A, from and after the date of such assignment. At any time the Mortgage Loan is not serviced by the terms of the Pooling Agreement, the Note A Holder and the Note B Holder agree that they will enter into a servicing agreement therefor that will have substantially the same terms as the Pooling Agreement.

XVII. Exercise of Remedies. Notwithstanding anything to the contrary contained herein (including the provisions of Section 5), the Pooling Agreement shall provide that, during any period in which the Mortgage Loan Borrower or an Affiliate thereof does not hold Note B or any interest therein, each Servicer shall service and administer the Mortgage Loan on behalf of the Note A Holder and the Note B Holder in accordance with the Servicing Standard taking into account the interests of both the Note A Holder and the Note B Holder. For purposes hereof, if a bona fide third party pledgee of the Note B Holder who is not the Mortgage Loan Borrower or an Affiliate thereof acquires full ownership of Note B, through foreclosure or otherwise, such pledgee shall not be considered an Affiliate of the Mortgage Loan Borrower. Except when acting through a Servicer acting in accordance with the Servicing Standard or otherwise in accordance with the terms of the Pooling Agreement, the Note B Holder shall have no voting, consent or other rights whatsoever with respect to the Note A Holder's administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan.

XVIII.Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND THE RESPECTIVE
      RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. EACH OF THE PARTIES

      HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF RELATING TO THIS AGREEMENT.

XIX. Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto. The party seeking modification of this Agreement shall be solely responsible for any and all expenses that may arise in order to modify this Agreement. Additionally, from and after the Securitization Date, the Note A Holder and the Note B Holder shall not amend or modify this Agreement without first receiving written confirmation from each Rating Agency that such amendment or modification, in and of itself, would not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates.

XX. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided in Section 6, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto.

XXI. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument.

XXII. Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

XXIII. Notices. All notices required hereunder shall be given by (i) telephone
      (confirmed in writing) or shall be in writing and personally delivered,
      (ii) sent by facsimile transmission if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

XXIV. Custody of Loan Documents. The originals of all of the Mortgage Loan Documents (other than Note B) will be held by the Note A Holder on behalf of the Holders.

XXV. Liability of Noteholders. Each Noteholder hereunder shall be liable hereunder only to the extent of cash derived from its Percentage Interest in the Mortgage Loan either (i) prior to its disbursement and receipt by such Noteholder or (ii) after its receipt by such Noteholder under the circumstances and to the extent provided in Section 6 of this Agreement.

                  IN WITNESS WHEREOF, the Initial Note A Holder and the Initial Note B Holder have caused this Agreement to be duly executed as of the day and year first above written.

                                          Initial Note A Holder
                                          ---------------------

                                          PRUDENTIAL MORTGAGE CAPITAL
                                          FUNDING, LLC


                                          By:________________________________
                                             Name:
                                             Title:

                                          Initial Note B Holder
                                          ---------------------

                                          THE PRUDENTIAL INSURANCE COMPANY
                                          OF AMERICA


                                          By:_______________________________
                                             Name:
                                             Title:

                                   EXHIBIT A-1

                         COMBINED MORTGAGE LOAN SCHEDULE

A.  Description of Mortgage Loan


---------------------------------------------------------------------------------------------------------

Mortgage Loan Borrowers:                             Seven borrowers as set forth on the Individual
                                                     Loan Schedules
---------------------------------------------------------------------------------------------------------

Date of Mortgage Loan:                               April 23, 2002
---------------------------------------------------------------------------------------------------------

Initial Principal Amount of Mortgage Loan:           $80,000,000
---------------------------------------------------------------------------------------------------------

Agreement Date Mortgage Loan Principal Balance:      $80,000,000
---------------------------------------------------------------------------------------------------------

Locations of Mortgaged Properties:                   Florida, Maryland, Washington, Texas,
                                                     Massachusetts, Washington, D.C.
---------------------------------------------------------------------------------------------------------

Current Use of Mortgaged Properties:                 Multifamily, warehouse, industrial, office, retail
---------------------------------------------------------------------------------------------------------

Mortgage Interest Rate:                              6.46% per annum (weighted average of Note A and
                                                     Note B)
---------------------------------------------------------------------------------------------------------

Maturity Date:                                       Tranche A:  May 1, 2012
                                                     Tranche B:  May 1, 2009
---------------------------------------------------------------------------------------------------------



                                     A-1-1

B.  Description of Notes


------------------------------------------------------------------------------------------------------

Note B Purchase Date                                 April 23, 2002
------------------------------------------------------------------------------------------------------

Note B Purchase Price (not including accrued
interest)                                            $39,000,000
------------------------------------------------------------------------------------------------------

Initial Note A Principal Balance:                    $41,000,000
------------------------------------------------------------------------------------------------------

Initial Note B Principal Balance:                    $39,000,000
------------------------------------------------------------------------------------------------------

Initial Note A Percentage Interest:                  Approximately 51.25%
------------------------------------------------------------------------------------------------------

Initial Note B Percentage Interest:                  Approximately 48.75%
------------------------------------------------------------------------------------------------------

Note A Interest Rate:                                Tranche A:  6.37% per annum
                                                     Tranche B:  6.16% per annum
------------------------------------------------------------------------------------------------------

Note B Interest Rate:                                Tranche A:  6.78% per annum
                                                     Tranche B:  6.39% per annum
------------------------------------------------------------------------------------------------------

Note A Default Interest Rate:                        Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% plus the greater of (A) the Tranche A
                                                     Note Rate or the Tranche B Note Rate, as
                                                     applicable or (B) the prime rate (as set forth
                                                     in Note A).
------------------------------------------------------------------------------------------------------

Note B Default Interest Rate:                        Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% plus the greater of (A) the Tranche A
                                                     Note Rate or the Tranche B Note Rate, as
                                                     applicable or (B) the prime rate (as set forth
                                                     in Note B).
------------------------------------------------------------------------------------------------------


                                     A-1-2

                                   EXHIBIT A-2

                            INDIVIDUAL LOAN SCHEDULE

A.  Description of Lakeridge at the Moors Apartments Loan


------------------------------------------------------------------------------------------------------

Mortgage Loan Borrower:                              TMT Lakeridge at the Moors, Inc.
------------------------------------------------------------------------------------------------------

Date of Loan:                                        April 23, 2002
------------------------------------------------------------------------------------------------------

Initial Principal Amount of Loan:                    $6,250,000
------------------------------------------------------------------------------------------------------

Agreement Date Loan Principal Balance:               $6,250,000
------------------------------------------------------------------------------------------------------

Location of Mortgaged Property:                      Miami, Florida
------------------------------------------------------------------------------------------------------

Current Use of Mortgaged Property:                   Multifamily
------------------------------------------------------------------------------------------------------

Mortgage Interest Rate:                              6.46% per annum (weighted average of Note A and
                                                     Note B)
------------------------------------------------------------------------------------------------------

Maturity Date:                                       Tranche A:  May 1, 2012
                                                     Tranche B:  May 1, 2009
------------------------------------------------------------------------------------------------------


                                     A-2-1

B.  Description of Promissory Notes


------------------------------------------------------------------------------------------------------

Promissory Note B Purchase Date                      April 23, 2002
------------------------------------------------------------------------------------------------------

Promissory Note B Purchase Price (not including
accrued interest)                                    $3,046,875
------------------------------------------------------------------------------------------------------

Promissory Note A Initial Principal Balance:         $3,203,125
------------------------------------------------------------------------------------------------------

Promissory Note B Initial Principal Balance:         $3,046,875
------------------------------------------------------------------------------------------------------

Promissory Note A Initial Percentage Interest:       Approximately 51.25%
------------------------------------------------------------------------------------------------------

Promissory Note B Initial Percentage Interest:       Approximately 48.75%
------------------------------------------------------------------------------------------------------

Promissory Note A Interest Rate:                     Tranche A:  6.37% per annum
                                                     Tranche B:  6.16% per annum
------------------------------------------------------------------------------------------------------

Promissory Note B Interest Rate:                     Tranche A:  6.78% per annum
                                                     Tranche B:  6.39% per annum
------------------------------------------------------------------------------------------------------

Promissory Note A Default Interest Rate:             Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% plus the greater of (A) the Tranche A
                                                     Note Rate or the Tranche B Note Rate, as
                                                     applicable or (B) the prime rate (as set forth
                                                     in Note A).
------------------------------------------------------------------------------------------------------

Promissory Note B Default Interest Rate:             Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% plus the greater of (A) the Tranche A
                                                     Note Rate or the Tranche B Note Rate, as
                                                     applicable or (B) the prime rate (as set forth
                                                     in Note B).
------------------------------------------------------------------------------------------------------


                                     A-2-2

                                   EXHIBIT A-3

                            INDIVIDUAL LOAN SCHEDULE



A.  Description of Pointe at Crystal Lake Apartments


------------------------------------------------------------------------------------------------------

Mortgage Loan Borrower:                              TMT Pointe at Crystal Lake, Inc.
------------------------------------------------------------------------------------------------------

Date of Loan:                                        April 23, 2002
------------------------------------------------------------------------------------------------------

Initial Principal Amount of Loan:                    $9,800,000
------------------------------------------------------------------------------------------------------

Agreement Date Loan Principal Balance:               $9,800,000
------------------------------------------------------------------------------------------------------

Location of Mortgaged Property:                      Pompano Beach, Florida
------------------------------------------------------------------------------------------------------

Current Use of Mortgaged Property:                   Multifamily
------------------------------------------------------------------------------------------------------

Mortgage Interest Rate:                              6.46% per annum (weighted average of Note A and
                                                     Note B)
------------------------------------------------------------------------------------------------------

Maturity Date:                                       Tranche A:  May 1, 2012
                                                     Tranche B:  May 1, 2009
------------------------------------------------------------------------------------------------------


                                     A-3-1

B.  Description of Promissory Notes


------------------------------------------------------------------------------------------------------

Promissory Note B Purchase Date                      April 23, 2002
------------------------------------------------------------------------------------------------------

Promissory Note B Purchase Price (not including
accrued interest)                                    $4,777,500
------------------------------------------------------------------------------------------------------

Promissory Note A Initial Principal Balance:         $5,022,500
------------------------------------------------------------------------------------------------------

Promissory Note B Initial Principal Balance:         $4,777,500
------------------------------------------------------------------------------------------------------

Promissory Note A Initial Percentage Interest:       Approximately 51.25%
------------------------------------------------------------------------------------------------------

Promissory Note B Initial Percentage Interest:       Approximately 48.75%
------------------------------------------------------------------------------------------------------

Promissory Note A Interest Rate:                     Tranche A:  6.37% per annum
                                                     Tranche B:  6.16% per annum
------------------------------------------------------------------------------------------------------

Promissory Note B Interest Rate:                     Tranche A:  6.78% per annum
                                                     Tranche B:  6.39% per annum
------------------------------------------------------------------------------------------------------

Promissory Note A Default Interest Rate:             Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% plus the greater of (A) the Tranche A
                                                     Note Rate or the Tranche B Note Rate, as
                                                     applicable or (B) the prime rate (as set forth
                                                     in Note A).
------------------------------------------------------------------------------------------------------

Promissory Note B Default Interest Rate:             Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% plus the greater of (A) the Tranche A
                                                     Note Rate or the Tranche B Note Rate, as
                                                     applicable or (B) the prime rate (as set forth
                                                     in Note B).
------------------------------------------------------------------------------------------------------


                                     A-3-2

                                   EXHIBIT A-4

                            INDIVIDUAL LOAN SCHEDULE



A.  Description of Marley Run Apartments Loan


------------------------------------------------------------------------------------------------------

Mortgage Loan Borrower:                              TMT Marley Run II LLC
------------------------------------------------------------------------------------------------------

Date of Loan:                                        April 23, 2002
------------------------------------------------------------------------------------------------------

Initial Principal Amount of Loan:                    $14,050,000
------------------------------------------------------------------------------------------------------

Agreement Date Loan Principal Balance:               $14,050,000
------------------------------------------------------------------------------------------------------

Location of Mortgaged Property:                      Pasadena, Maryland
------------------------------------------------------------------------------------------------------

Current Use of Mortgaged Property:                   Multifamily
------------------------------------------------------------------------------------------------------

Mortgage Interest Rate:                              6.46% per annum (weighted average of Note A and
                                                     Note B)
------------------------------------------------------------------------------------------------------

Maturity Date:                                       Tranche A:  May 1, 2012
                                                     Tranche B:  May 1, 2009
------------------------------------------------------------------------------------------------------



                                     A-4-1

B.  Description of Promissory Notes


------------------------------------------------------------------------------------------------------

Promissory Note B Purchase Date                      April 23, 2002
------------------------------------------------------------------------------------------------------

Promissory Note B Purchase Price (not including
accrued interest)                                    $6,849,375
------------------------------------------------------------------------------------------------------

Promissory Note A Initial Principal Balance:         $7,200,625
------------------------------------------------------------------------------------------------------

Promissory Note B Initial Principal Balance:         $6,849,375
------------------------------------------------------------------------------------------------------

Promissory Note A Initial Percentage Interest:       Approximately 51.25%
------------------------------------------------------------------------------------------------------

Promissory Note B Initial Percentage Interest:       Approximately 48.75%
------------------------------------------------------------------------------------------------------

Promissory Note A Interest Rate:                     Tranche A:  6.37% per annum
                                                     Tranche B:  6.16% per annum
------------------------------------------------------------------------------------------------------

Promissory Note B Interest Rate:                     Tranche A:  6.78% per annum
                                                     Tranche B:  6.39% per annum
------------------------------------------------------------------------------------------------------

Promissory Note A Default Interest Rate:             Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% plus the greater of (A) the Tranche A
                                                     Note Rate or the Tranche B Note Rate, as
                                                     applicable or (B) the prime rate (as set forth
                                                     in Note A).
------------------------------------------------------------------------------------------------------

Promissory Note B Default Interest Rate:             Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% plus the greater of (A) the Tranche A
                                                     Note Rate or the Tranche B Note Rate, as
                                                     applicable or (B) the prime rate (as set forth
                                                     in Note B).
------------------------------------------------------------------------------------------------------


                                     A-4-2

                                   EXHIBIT A-5

                            INDIVIDUAL LOAN SCHEDULE



A.  Description of Bear Creek Village Loan


------------------------------------------------------------------------------------------------------

Mortgage Loan Borrower:                              Bear Creek Village, L.L.C.
------------------------------------------------------------------------------------------------------

Date of Loan:                                        April 23, 2002
------------------------------------------------------------------------------------------------------

Initial Principal Amount of Loan:                    $12,400,000
------------------------------------------------------------------------------------------------------

Agreement Date Loan Principal Balance:               $12,400,000
------------------------------------------------------------------------------------------------------

Location of Mortgaged Property:                      Redmond, Washington
------------------------------------------------------------------------------------------------------

Current Use of Mortgaged Property:                   Retail
------------------------------------------------------------------------------------------------------

Mortgage Interest Rate:                              6.46% per annum (weighted average of Note A and
                                                     Note B)
------------------------------------------------------------------------------------------------------

Maturity Date:                                       Tranche A:  May 1, 2012
                                                     Tranche B:  May 1, 2009
------------------------------------------------------------------------------------------------------


                                     A-5-1

B.  Description of Promissory Notes


------------------------------------------------------------------------------------------------------

Promissory Note B Purchase Date                      April 23, 2002
------------------------------------------------------------------------------------------------------

Promissory Note B Purchase Price (not including
accrued interest)                                    $6,045,000
------------------------------------------------------------------------------------------------------

Promissory Note A Initial Principal Balance:         $6,355,000
------------------------------------------------------------------------------------------------------

Promissory Note B Initial Principal Balance:         $6,045,000
------------------------------------------------------------------------------------------------------

Promissory Note A Initial Percentage Interest:       Approximately 51.25%
------------------------------------------------------------------------------------------------------

Promissory Note B Initial Percentage Interest:       Approximately 48.75%
------------------------------------------------------------------------------------------------------

Promissory Note A Interest Rate:                     Tranche A:  6.37% per annum
                                                     Tranche B:  6.16% per annum
------------------------------------------------------------------------------------------------------

Promissory Note B Interest Rate:                     Tranche A:  6.78% per annum
                                                     Tranche B:  6.39% per annum
------------------------------------------------------------------------------------------------------

Promissory Note A Default Interest Rate:             Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% plus the greater of (A) the Tranche A
                                                     Note Rate or the Tranche B Note Rate, as
                                                     applicable or (B) the prime rate (as set forth
                                                     in Note A).
------------------------------------------------------------------------------------------------------

Promissory Note B Default Interest Rate:             Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% plus the greater of (A) the Tranche A
                                                     Note Rate or the Tranche B Note Rate, as
                                                     applicable or (B) the prime rate e (as set
                                                     forth in Note B).
------------------------------------------------------------------------------------------------------



                                     A-5-2

                                   EXHIBIT A-6

                            INDIVIDUAL LOAN SCHEDULE



A.  Description of Dallas Warehouse Portfolio Loan


------------------------------------------------------------------------------------------------------

Mortgage Loan Borrowers:                             TCIT Dallas Industrial, Inc.
------------------------------------------------------------------------------------------------------

Date of Mortgage Loan:                               April 23, 2002
------------------------------------------------------------------------------------------------------

Initial Principal Amount of Loan:                    $10,600,000
------------------------------------------------------------------------------------------------------

Agreement Date Loan Principal Balance:               $10,600,000
------------------------------------------------------------------------------------------------------

Location of Mortgaged Property:                      Dallas, Texas
------------------------------------------------------------------------------------------------------

Current Use of Mortgaged Property:                   Warehouse
------------------------------------------------------------------------------------------------------

Mortgage Interest Rate:                              6.46% per annum (weighted average of Note A and
                                                     Note B)
------------------------------------------------------------------------------------------------------

Maturity Date:                                       Tranche A:  May 1, 2012
                                                     Tranche B:  May 1, 2009
------------------------------------------------------------------------------------------------------



                                     A-6-1

B.  Description of Promissory Notes


------------------------------------------------------------------------------------------------------

Promissory Note B Purchase Date                      April 23, 2002
------------------------------------------------------------------------------------------------------

Promissory Note B Purchase Price (not including
accrued interest)                                    $5,167,500
------------------------------------------------------------------------------------------------------

Promissory Note A Initial Principal Balance:         $5,432,500
------------------------------------------------------------------------------------------------------

Promissory Note B Initial Principal Balance:         $5,167,500
------------------------------------------------------------------------------------------------------

Promissory Note A Initial Percentage Interest:       Approximately 51.25%
------------------------------------------------------------------------------------------------------

Promissory Note B Initial Percentage Interest:       Approximately 48.75%
------------------------------------------------------------------------------------------------------

Promissory Note A Interest Rate:                     Tranche A:  6.37% per annum
                                                     Tranche B:  6.16% per annum
------------------------------------------------------------------------------------------------------

Promissory Note B Interest Rate:                     Tranche A:  6.78% per annum
                                                     Tranche B:  6.39% per annum
------------------------------------------------------------------------------------------------------

Promissory Note A Default Interest Rate:             Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% plus the greater of (A) the Tranche A
                                                     Note Rate or the Tranche B Note Rate, as
                                                     applicable or (B) the prime rate (as set forth
                                                     in Note A).
------------------------------------------------------------------------------------------------------

Promissory Note B Default Interest Rate:             Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% plus the greater of (A) the Tranche A
                                                     Note Rate or the Tranche B Note Rate, as
                                                     applicable or (B) the prime rate (as set forth
                                                     in Note B).
------------------------------------------------------------------------------------------------------




                                     A-6-2

                                   EXHIBIT A-7

                            INDIVIDUAL LOAN SCHEDULE



A.  Description of I-290 Industrial Park


------------------------------------------------------------------------------------------------------

Mortgage Loan Borrower:                              TMT 290 Industrial Park, Inc.
------------------------------------------------------------------------------------------------------

Date of Mortgage Loan:                               April 23, 2002
------------------------------------------------------------------------------------------------------

Initial Principal Amount of Loan:                    $14,900,000
------------------------------------------------------------------------------------------------------

Agreement Date Loan Principal Balance:               $14,900,000
------------------------------------------------------------------------------------------------------

Locations of Mortgaged Property:                     Northborough, Massachusetts
------------------------------------------------------------------------------------------------------

Current Use of Mortgaged Property:                   Industrial
------------------------------------------------------------------------------------------------------

Mortgage Interest Rate:                              6.46% per annum (weighted average of Note A and
                                                     Note B)
------------------------------------------------------------------------------------------------------

Maturity Date:                                       Tranche A:  May 1, 2012
                                                     Tranche B:  May 1, 2009
------------------------------------------------------------------------------------------------------



                                     A-7-1

B.  Description of Promissory Notes


------------------------------------------------------------------------------------------------------

Promissory Note B Purchase Date                      April 23, 2002
------------------------------------------------------------------------------------------------------

Promissory Note B Purchase Price (not including
accrued interest)                                    $7,263,750
------------------------------------------------------------------------------------------------------

Promissory Note A Initial Principal Balance:         $7,636,250
------------------------------------------------------------------------------------------------------

Promissory Note B Initial Principal Balance:         $7,263,750
------------------------------------------------------------------------------------------------------

Promissory Note A Initial Percentage Interest:       Approximately 51.25%
------------------------------------------------------------------------------------------------------

Promissory Note B Initial Percentage Interest:       Approximately 48.75%
------------------------------------------------------------------------------------------------------

Promissory Note A Interest Rate:                     Tranche A:  6.37% per annum
                                                     Tranche B:  6.16% per annum
------------------------------------------------------------------------------------------------------

Promissory Note B Interest Rate:                     Tranche A:  6.78% per annum
                                                     Tranche B:  6.39% per annum
------------------------------------------------------------------------------------------------------

Promissory Note A Default Interest Rate:             Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% plus the greater of (A) the Tranche A
                                                     Note Rate or the Tranche B Note Rate, as
                                                     applicable or (B) the prime rate (as set forth
                                                     in Note A).
------------------------------------------------------------------------------------------------------

Promissory Note B Default Interest Rate:             Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% plus the greater of (A) the Tranche A
                                                     Note Rate or the Tranche B Note Rate, as
                                                     applicable or (B) the prime rate (as set forth
                                                     in Note B).
------------------------------------------------------------------------------------------------------



                                     A-7-2

                                   EXHIBIT A-8

                            INDIVIDUAL LOAN SCHEDULE



A.  Description of Mortgage Loan


------------------------------------------------------------------------------------------------------

Mortgage Loan Borrower:                              TMT Demonet, Inc.
------------------------------------------------------------------------------------------------------

Date of Mortgage Loan:                               April 23, 2002
------------------------------------------------------------------------------------------------------

Initial Principal Amount of Loan:                    $12,000,000
------------------------------------------------------------------------------------------------------

Agreement Date Loan Principal Balance:               $12,000,000
------------------------------------------------------------------------------------------------------

Locations of Mortgaged Property:                     Washington, D.C.
------------------------------------------------------------------------------------------------------

Current Use of Mortgaged Property:                   Office
------------------------------------------------------------------------------------------------------

Mortgage Interest Rate:                              6.46% per annum (weighted average of Note A and
                                                     Note B)
------------------------------------------------------------------------------------------------------

Maturity Date:                                       Tranche A:  May 1, 2012
                                                     Tranche B:  May 1, 2009
------------------------------------------------------------------------------------------------------



                                     A-8-1

B.       Description of Promissory Notes


------------------------------------------------------------------------------------------------------

Promissory Note B Purchase Date                      April 23, 2002
------------------------------------------------------------------------------------------------------

Promissory Note B Purchase Price (not including
accrued interest)                                    $5,850,000
------------------------------------------------------------------------------------------------------

Promissory Note A Initial Principal Balance:         $6,150,000
------------------------------------------------------------------------------------------------------

Promissory Note B Initial Principal Balance:         $5,850,000
------------------------------------------------------------------------------------------------------

Promissory Note A Initial Percentage Interest:       Approximately 51.25%
------------------------------------------------------------------------------------------------------

Promissory Note B Initial Percentage Interest:       Approximately 48.75%
------------------------------------------------------------------------------------------------------

Promissory Note A Interest Rate:                     Tranche A:  6.37% per annum
                                                     Tranche B:  6.16% per annum
------------------------------------------------------------------------------------------------------

Promissory Note B Interest Rate:                     Tranche A:  6.78% per annum
                                                     Tranche B:  6.39% per annum
------------------------------------------------------------------------------------------------------

Promissory Note A Default Interest Rate:             Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% plus the greater of (A) the Tranche A
                                                     Note Rate or the Tranche B Note Rate, as
                                                     applicable or (B) the prime rate (as set forth
                                                     in Note A).
------------------------------------------------------------------------------------------------------

Promissory Note B Default Interest Rate:             Lesser of (a) the maximum rate permitted by law
                                                     or (b) 5% plus the greater of (A) the Tranche A
                                                     Note Rate or the Tranche B Note Rate, as
                                                     applicable or (B) the prime rate (as set forth
                                                     in Note B).
------------------------------------------------------------------------------------------------------




                                     A-8-2

                                    EXHIBIT B


Initial Note A Holder:

Prudential Mortgage Capital Funding, LLC

Notice Address:

Prudential Mortgage Capital Funding, LLC
4 Gateway Center, 8th Floor
Newark, NJ  07102
Attention:   Richard Jarocki
Telecopy:    (973) 802-4838

with a copy to:

Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York 10038
Attention:  John Busillo
Telecopy:  212-504-6666

Initial Note B Holder:

The Prudential Insurance Company Of America

Notice Address:

The Prudential Insurance Company Of America
2 Ravinia Drive, Suite 1500
Atlanta, Georgia  30346
Attention: R. David Stewart
Telecopy: (770) 395-6756

With a copy to:

The Prudential Insurance Company of America
Law Department
2 Ravinia Drive, Suite 1400
Atlanta, Georgia  30346
Attention: Phil Morgan
Telecopy: (770) 730-9883

                                    EXHIBIT M

                     FORM OF FINAL CERTIFICATION OF TRUSTEE


                                     [Date]


Bear Stearns Commercial Mortgage Securities Inc.
245 Park Avenue
New York, New York  10179

Bear Stearns Commercial Mortgage, Inc.
245 Park Avenue
New York, New York  10179

Bear, Stearns Funding, Inc.
245 Park Avenue
New York, New York  10179

Prudential Mortgage Capital Funding, LLC
4 Gateway Center, 8th Floor
100 Mulberry Street
Newark, New Jersey  07102

Wells Fargo Bank, National Association
555 Montgomery Street, 10th Floor
San Francisco, California  94111

                  Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-PBW1
                         -------------------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.02(b) of that certain Pooling and Servicing Agreement dated as of October 1, 2002 (the "Pooling and Servicing Agreement") pursuant to which the certificates of the above-referenced series were issued, the undersigned hereby certifies that, with respect to each Original Pooled Mortgage Loan subject to the Pooling and Servicing Agreement, and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit and indemnity certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii), (iii), (iv) and (viii) (without regard to the verification of the effective date with respect to a title policy or the date of funding with respect to a title commitment) and (x) (if the Pooled Mortgage Loan Schedule specifies that a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest) of the definition of "Mortgage File" have been received by the undersigned or Custodian on its behalf; [(ii) the recordation/filing contemplated by Section 2.01(e) of the

Pooling and Servicing Agreement has been completed (based solely on receipt by the undersigned of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor);] (iii) all documents received by the undersigned or any Custodian with respect to such Pooled Mortgage Loan have been reviewed by the undersigned or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Pooled Mortgage Loan; and (iv) based on the examinations referred to in Sections 2.02(a) and 2.02(b) of the Pooling Agreement and only as to the foregoing documents, the information set forth in the Pooled Mortgage Loan Schedule with respect to the items specified in clause
(iii)(A) and clause (vi) of the definition of "Pooled Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File.

                  Capitalized terms used but not defined herein shall have the meanings given them in the Pooling and Servicing Agreement.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:______________________________
                                               Name:
                                               Title:

                                    EXHIBIT N

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                  This Assignment and Assumption Agreement (this "Agreement") is made as of the __ day of ____________ _____, by and between ___________________
__________________________, a ________________ corporation (the "Assignor") and
__________________________, a ________________ corporation (the "Assignee").
Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2002, among Bear Stearns Commercial Mortgage Securities Inc. as Depositor, Prudential Asset Resources, Inc. as a Master Servicer and as RREEF Textron Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, ARCap Special Servicing, Inc. as General Special Servicer, LaSalle Bank National Association as Trustee, Wells Fargo Bank Minnesota, National Association, as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V. as Fiscal Agent, and The Prudential Insurance Company of America as RREEF Textron B-Note Holder.

                  WHEREAS, pursuant to the terms and conditions of Section 3.27(b) of the Pooling and Servicing Agreement and Section 14 of the RREEF Co-Lender Agreement, the Assignor is entitled to transfer its interest in the RREEF B-Note Loan,

                  WHEREAS, subject to the terms and conditions of Section 3.27(b) of the Pooling and Servicing Agreement, the parties thereto shall recognize as the RREEF B-Note Holder the most recent endorsee of the RREEF B-Note,

                  WHEREAS, in satisfaction of the condition stipulated in
Section 3.27(b)(ii) of the Pooling and Servicing Agreement, the Assignor and Assignee have entered into this Agreement,

                  WHEREAS the Assignor desires to assign to the Assignee, as of ___________ ___, ____ (the "Effective Date"), all right, title and interest of the Assignor in, to and under the RREEF Co-Lender Agreement and the Pooling and Servicing Agreement, and the Assignee desires to assume as of ___________, ____, all rights, duties and obligations of the Assignor under the RREEF Co-Lender Agreement and the Pooling and Servicing Agreement, and

                  WHEREAS the Assignee accepts and agrees to be bound by the terms of the Pooling and Servicing Agreement insofar as it relates to the RREEF B-Note Loan.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Assignor and the Assignee agree as follows:

                  1. Assignment. Effective as of the date hereof, the Assignor hereby assigns and transfers to the Assignee all right, title and interest of the Assignor in, to and under the RREEF Co-Lender Agreement and the Pooling and Servicing Agreement, and the Assignee hereby accepts such assignment and transfer and agrees to accept, assume, perform and otherwise discharge all rights, duties and obligations, as applicable of the Assignor, under the RREEF Co-Lender Agreement and the Pooling and Servicing Agreement, in each case subject to the provisions of this Agreement and subject to all the terms, covenants, conditions and provisions of the RREEF Co-Lender Agreement and the Pooling and Servicing Agreement. The Assignee further accepts and agrees to be bound by the terms of the Pooling and Servicing Agreement insofar as it relates to the RREEF B-Note Loan.

                  2 Further Assurances. The parties shall execute and deliver such further and additional instruments, agreements and other documents as may be necessary to evidence or carry out the provisions of this Agreement.

                  3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  4. Severability. If any term or provision of this Agreement or any application shall be invalid and unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected hereby.

                  5. Successors and Assigns. This Assignment and the rights and obligations hereunder shall inure to the benefit of and be binding upon the Assignor and the Assignee and their respective successors and assigns.

                  6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Assignment and Assumption Agreement to be duly executed on the ___ day of
___________ ____.



                                          ---------------------------------,
                                          as Assignor

                                          By:______________________________
                                               Name:
                                               Title:


                                          ---------------------------------,
                                          as Assignee

                                          By:______________________________
                                               Name:
                                               Title:

                                  SCHEDULE I-A

                     SCHEDULE OF PMCF POOLED MORTGAGE LOANS



                                                                                                          Cut-Off           Monthly
         Seller Loan                                                                         Original       Date              Debt
  ID        Number    Property Name       Address               City      State   Zip Code    Balance      Balance          Service
  --        ------    -------------       -------               ----      -----   --------    -------      -------          -------
  2       6104564 &   RREEF Textron      Various              Various     Various  Various   41,000,000    41,000,000     214,944.00
            6104565   Portfolio 10
                      year & RREEF
                      Textron
                      Portfolio 7 year
  2a        6104564   RREEF Textron      Various              Various     Various  Various   25,625,000    25,625,000     136,029.00
                      Portfolio 10 year
 2a1       6104564F   I-290 Industrial   10-30 Forbes Road,   Northborough  MA       1532     4,772,656     4,772,656
                      Park               425-450 Whitney
                                         Street
 2a2       6104564G   Marley Run         8017 Ashberry Lane   Pasadena      MD      21122     4,500,391     4,500,391
                      Apartments
 2a3       6104564E   Bear Creek         17200 Redmond Way    Redmond       WA      98052     3,971,875     3,971,875
                      Village Shopping   N.E.
                      Center
 2a4       6104564A   Demonet Building   1155 Connecticut     Washington    DC      20036     3,843,750     3,843,750
                                         Avenue
 2a5       6104564B   Dallas             Various              Various       TX     Various    3,395,313     3,395,313
                      Industrial
                      Portfolio
 2a6       6104564D   Pointe at          700 Cypress Club     Pompano       FL      33064     3,139,063     3,139,063
                      Crystal Lake       Way                  Beach
 2a7       6104564C   Lakeridge at the   17230 NW 64th        Miami         FL      33015     2,001,953     2,001,953
                      Moors              Avenue
  2b        6104565   RREEF Textron      Various              Various     Various  Various   15,375,000    15,375,000      78,915.00
                      Portfolio 7 year
 2b1       6104565F   I-290 Industrial   10-30 Forbes Road,   Northborough  MA       1532     2,863,594     2,863,594
                      Park               425-450 Whitney
                                         Street
 2b2       6104565G   Marley Run         8017 Ashberry Lane   Pasadena      MD      21122     2,700,234     2,700,234
                      Apartments
 2b3       6104565E   Bear Creek         17200 Redmond Way    Redmond       WA      98052     2,383,125     2,383,125
                      Village Shopping   N.E.
                      Center
 2b4       6104565A   Demonet Building   1155 Connecticut     Washington    DC      20036     2,306,250     2,306,250
                                         Avenue
 2b5       6104565B   Dallas             Various              Various       TX     Various    2,037,188     2,037,188
                      Industrial
                      Portfolio
 2b6       6104565D   Pointe at          700 Cypress Club     Pompano       FL      33064     1,883,438     1,883,438
                      Crystal Lake       Way                  Beach
 2b7       6104565C   Lakeridge at the   17230 NW 64th        Miami         FL      33015     1,201,172     1,201,172
                      Moors              Avenue
  3         6104676   50 Danbury Road    50 Danbury Road      Wilton        CT       6897    38,000,000    38,000,000     202,666.67









  5         6104675   Fifth Third        110 North Main       Dayton        OH      45402    25,000,000    24,977,001     156,540.21
                      Center             Street
  6         6104426   Mountain Square    250 - 420 S.         Upland        CA      91786    24,625,000    24,444,197     159,881.00
                      Shopping Center    Mountain Avenue
  7         6103749   Cityview Centre    4600-4750 Bryant     Fort Worth    TX      76132    24,325,000    24,288,988     160,367.22
                                         Irvin Road
  11        6104624   The Mansions at    63 Mansion           Delmar        NY      12054    17,000,000    16,964,156     112,531.14
                      Delmar Village     Boulevard
  12        6104601   1111 North         1111 North Capitol   Washing-      DC      20005    14,650,000    14,637,461      95,311.95
                      Capitol Street     Street, NE           ton
                      Building
  14        6104445   Great Southern     3605-3879 South      Columbus      OH      43207    13,830,000    13,741,252      91,269.48
                      Shopping Center    High Street
  16        6103831   North Decatur      2863 - 2899 North    Atlanta       GA      30303    13,600,000    13,570,951      89,569.62
                      Square Shopping    Decatur Road
                      Center
  17        6104673   The Glen at        Joshua Road and      Lafayette     PA      19444    13,700,000    13,443,281     103,212.60
                      Lafayette Hill     Ridge Pike           Hill

  18        6104522   United Plaza XII   8549 United Plaza    Baton Rouge   LA      70809    13,300,000    13,242,674      96,905.84
                                         Boulevard
  21        6104688   Highland Run       640 Abberley Way     Stone         GA      30083    12,200,000    12,188,907      76,871.76
                      East Apartments                         Mountain
  22        6104428   Fire Mountain      2434 - 2598 Vista    Oceanside     CA      92054    11,850,000    11,769,851      79,875.64
                      Shopping Center    Way
  23        6104672   Park Del Amo       2355 - 2377          Torrance      CA      90501    12,250,000    11,747,107      94,872.32
                                         Crenshaw Boulevard

  24        6104647   Parque View        1800 El Paseo        Houston       TX      77054    11,000,000    10,982,304      69,962.10
                      Apartments         Street
  26        6104600   South Parc at      4300 NW              Portland      OR      97229    10,500,000    10,469,533      69,997.85
                      Bethany            Chanticleer Drive
                      Apartments
  30        6104514   Lott Portfolio     Various              Various     Various  Various    8,750,000     8,639,816      68,734.40

 30a       6104514D   Ark Self Storage   2330 Old Concord     Smyrna        GA      30082     2,035,020     2,009,394
                      - Smyrna           Road
 30b       6104514E   Ark Self Storage   1744 Cobb Parkway    Marietta      GA      30060     1,947,051     1,922,533
                      - Marietta         So.
 30c       6104514C   Ark Self Storage   5514 & 9131 White    Savannah      GA      31405     1,870,811     1,847,253
                      - Savannah         Bluff Road


                                                                  Stated
                                                      Original  Remaining
       Monthly                                         Term to   Term to    Original   Remaining  Crossed
         Debt               Interest  ARD   Maturity   Maturity  Maturity   Amorti-     Amorti-    With              Prepayment
        Service   Mortgage  Accrual  Loan     Date      or ARD    or ARD    zation       zation    Other  Crossed    Provisions
  ID   After IO     Rate     Basis   (Y/N)   or ARD     (mos.)    (mos.)   Term (mos.) Term (mos.) Loans  Loan ID  (# of payments)
  --   --------     ----     -----   -----   ------     ------    ------   ----------- ----------- -----  -------  ---------------
  2               Various    30/360   No    Various    Various    Various     0          0         Yes    6104545  Various
                                                                                                          &
                                                                                                          6104544


  2a              6.3700%    30/360   No    5/1/2012     120        115       0          0         Yes    6104545  Grtr1% Or
                                                                                                                   YM(119)/Open(1)
 2a1


 2a2

 2a3


 2a4

 2a5


 2a6

 2a7

  2b              6.1600%    30/360   No    5/1/2009      84        79        0          0         Yes    6104544  Grtr1% Or
                                                                                                                   YM(83)/Open(1)
 2b1


 2b2

 2b3


 2b4

 2b5


 2b6

 2b7

  3    254,209.31 6.4000%    Actual   Yes   9/1/2012     120        119      300        300                        LO(26)/
                              /360                                                                                 Defeasance(90)/
                                                                                                                   Open(4)







  5               6.4100%   Actual/   Yes   9/1/2012     120        119      360        359                        LO(26)/Defea-
                              360                                                                                  sance(90)/Open(4)
  6               6.7600%   Actual/   No    1/1/2012     120        111      360        351                        LO(34)/Defea-
                              360                                                                                  sance(82)/Open(4)
  7               6.9100%   Actual/   Yes   8/1/2012     120        118      360        358                        LO(27)/Defea-
                              360                                                                                  sance(89)/Open(4)
  11              6.9500%   Actual/   No    7/1/2012     120        117      360        357                        LO(28)/Defea-
                              360                                                                                  sance(88)/Open(4)
  12              6.7800%   Actual/   Yes   9/1/2012     120        119      360        359                        LO(26)/Defea-
                              360                                                                                  sance(90)/Open(4)

  14              6.9200%   Actual/   Yes   5/1/2012     123        115      360        352                        LO(33)/Defea-
                              360                                                                                  sance(83)/Open(7)
  16              6.9000%   Actual/   No    7/1/2012     120        117      360        357                        LO(28)/Defea-
                              360                                                                                  sance(88)/Open(4)

  17              8.2800%    30/360   No    7/1/2010     120        93       360        333                        LO(37)/Grtr1%
                                                                                                                   Or
                                                                                                                   YM(80)/Open(3)
  18              7.3400%   Actual/   Yes   6/1/2009      84        80       300        296                        LO(29)/Defea-
                              360                                                                                  sance(51)/Open(4)
  21              6.4700%   Actual/   No    9/1/2012     120        119      360        359                        LO(26)/Defea-
                              360                                                                                  sance(90)/Open(4)
  22              7.1300%   Actual/   No    1/1/2012     120        111      360        351                        LO(34)/Defea-
                              360                                                                                  sance(82)/Open(4)






  23              8.0400%    30/360   No   11/1/2009     120        85       300        265                        LO(37)/Grtr1%
                                                                                                                   Or
                                                                                                                   YM(80)/Open(3)
  24              6.5600%   Actual/   No    8/1/2012     120        118      360        358                        LO(27)/Defea-
                              360                                                                                  sance(89)/Open(4)
  26              7.0200%   Actual/   No    6/1/2012     120        116      360        356                        LO(29)/Defea-
                              360                                                                                  sance(87)/Open(4)

  30              7.1700%   Actual/   No    3/1/2012     120        113      240        233                        LO(32)/Defea-
                              360                                                                                  sance(84)/Open(4)
 30a

 30b

 30c





                                                                                 Letter
                  Mortgage                                                         of                             Initial
                    Loan      Administrative      Due        Grace     Letter    Credit     Guarantor/  Hospitality  Master
  ID Interest       Seller        Fee Rate        Date      Period    of Credit Description  Recourse   Property  Servicer
  -- --------       ------        --------        ----      ------    --------- -----------  --------   --------  --------
  2   Various        PMCF         0.05330%         1           0                                                 Prudential Asset
                                                                                                                 Resources, Inc.



  2a  Various        PMCF         0.05330%         1           0                                                 Prudential Asset
                                                                                                                 Resources, Inc.
 2a1  Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                 Resources, Inc.

 2a2  Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                 Resources, Inc.
 2a3  Fee            PMCF                                                                                        Prudential Asset
      Simple/Leasehold                                                                                           Resources, Inc.

 2a4  Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                 Resources, Inc.
 2a5  Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                 Resources, Inc.

 2a6  Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                 Resources, Inc.
 2a7  Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                 Resources, Inc.
  2b  Various        PMCF         0.05330%         1           0                                                 Prudential Asset
                                                                                                                 Resources, Inc.
 2b1  Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                 Resources, Inc.

 2b2  Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                 Resources, Inc.
 2b3  Fee            PMCF                                                                                        Prudential Asset
      Simple/Leasehold                                                                                           Resources, Inc.

 2b4  Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                 Resources, Inc.
 2b5  Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                 Resources, Inc.

 2b6  Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                 Resources, Inc.
 2b7  Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                 Resources, Inc.
  3   Fee Simple     PMCF         0.05330%         1           5      1,049,211. Security                        Prudential Asset
                                                                      (LOC)      deposit                         Resources, Inc.
                                                                                 for a
                                                                                 tenant
                                                                                 at the
                                                                                 property,
                                                                                 D.L.
                                                                                 Ryan
                                                                                 Companies,
                                                                                 Ltd.
  5   Fee Simple     PMCF         0.09130%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.
  6   Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.
  7   Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.
  11  Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.
  12  Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.

  14  Fee Simple     PMCF         0.12330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.
  16  Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.






  17  Fee Simple     PMCF         0.05330%         1           0       51,160    Outstanding                     Prudential Asset
                                                                      (LOC)      Construction                    Resources, Inc.
                                                                                 Reserve
  18  Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset

                                                                                                                 Resources, Inc.
  21  Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.
  22  Fee Simple/    PMCF         0.05330%         1           5                                                 Prudential Asset
      Leasehold                                                                                                  Resources, Inc.
  23  Fee Simple     PMCF         0.05330%         1           0                                                 Prudential Asset
                                                                                                                 Resources, Inc.

  24  Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.
  26  Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.

  30  Various        PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.
 30a  Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                 Resources, Inc.
 30b  Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                 Resources, Inc.
 30c  Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                 Resources, Inc.

                                    S-I-A-1




                                                                                                          Cut-Off        Monthly
         Seller Loan                                                                         Original       Date           Debt
  ID        Number    Property Name       Address               City      State   Zip Code    Balance      Balance       Service
  --        ------    -------------       -------               ----      -----   --------    -------      -------       -------
 30d       6104514F   Ark Self Storage   6305 Atlantic        Norcross      GA      30071     1,301,944     1,285,549
                      - Norcross         Boulevard
 30e       6104514B   Ark Self Storage   1731 Keystone        Macon         GA      31204     1,043,901     1,030,755
                      - Macon            Street
 30f       6104514A   Ark Self Storage   107 West Walker      Douglas       GA      31533       551,273       544,332
                      - Douglas          Street
  31        6104626   Simi Valley        Various              Various     Various  Various    8,400,000     8,393,142    55,998.28
                      Retail and
                      Office Center
 31a       6104626A   Smart & Final      1778-1992 Erringer   Simi Valley   CA      93065     7,045,161     7,039,409
                      Retail Center      Road
 31b       6104626B   Simi Valley        1900 E. Los          Simi Valley   CA      93065     1,354,839     1,353,733
                      Office Center      Angeles Avenue
  32        6104674   Shoppes at         2400 North Federal   Lighthouse    FL      33064     8,500,000     8,347,274    61,324.45
                      Beacon Light       Highway              Point

  33        6104667   Constitution       325 Chestnut Street  Philadel-     PA      19106     8,700,000     8,235,182    61,823.19
                      Place                                   phia

  34        6104645   Wildwood Ridge     5100 Highbridge      Fayetteville  NY      13066     8,150,000     8,142,560    51,245.84
                      Apartments
  35        6104648   Westlake Village   2630 Townsgate       Thousand      CA      91361     8,000,000     7,984,036    54,086.60
                      Business Park      Road,766-822         Oaks
                                         Hampshire Rd, 756
                                         Lakefield Rd
  36        6104625   Clermont Towne     State Route 50 &     Clermont      FL      34711     7,775,000     7,767,764    48,378.83
                      Center             Citrus Tower
                                         Boulevard
  39        6104431   Washington         11051 Hall Road      Utica         MI      48317     7,200,000     7,167,535    50,459.48
                      Square Medical
                      Office Building
  40        6104424   Randolph Plaza     4202 East 22nd       Tucson        AZ      85711     7,100,000     7,047,870    46,097.67
                                         Street
  41        6104486   Broadmoor          3601 Gene Field      St. Joseph    MO      64506     7,000,000     6,957,437    47,373.10
                      Apartments of      Road
                      St. Joseph
  42        6104612   Boulders VI        7401 Beaufont        Richmond      VA      23225     6,950,000     6,930,462    46,940.77
                      Office Building    Springs Drive
  43        6104611   Kierland           14614 North          Phoenix       AZ      84254     6,700,000     6,686,237    44,800.48
                      Fairways Office    Kierland Blvd.
                      Plaza


  45        6104542   Tall Oaks          12010-50 North       Reston        VA      20190     6,400,000     6,380,536    45,188.78
                      Shopping Center    Shore Drive
  46        6104613   Boulders VII       7325 Beaufont        Richmond      VA      23225     6,350,000     6,332,149    42,888.33
                      Office Building    Springs Drive
  47        6104615   Tanglewood         1700 Johnson Road    Petersburg    VA      23805     6,300,000     6,278,351    38,995.29
                      Apartments
  50        6104393   Farmer Jack        2630 West Laskey     Toledo        OH      43613     6,000,000     5,935,873    42,322.96
                      Supermarket        Road



  51        6104046   Village Shops      7900-7990 Pines      Pembroke      FL      33024     5,800,000     5,740,261    43,999.63
                      Plaza              Boulevard            Pines
  53        6104537   Montecito          835 West Avenue L    Lancaster     CA      93534     5,700,000     5,655,388    40,723.80
                      Apartments
  54        6104649   701 Del Norte      701 Del Norte        Oxnard        CA      93030     5,400,000     5,389,224    36,508.46
                                         Boulevard
  55        6104452   Port Royal         485 Patterson Lane   Belle         PA      15012     5,362,500     5,340,895    36,982.65
                      Village                                 Vernon
  61        6104628   Valencia           27201 Tourney Road   Santa         CA      91355     4,900,000     4,889,029    34,945.39
                      Executive Plaza                         Clarita
  63        6104652   Weber Street       24 South Weber       Colorado      CO      80903     4,850,000     4,838,755    34,000.84
                      Building           Street               Springs

  64        6104398   Williamsburg       3010 Williams Drive  Georgetown    TX      78628     4,700,000     4,645,411    33,609.41
                      Village Shopping
                      Center




  68        6104450   Seville Plaza      1701 and 1905 West   Hammond       LA      70401     4,200,000     4,172,037    28,509.10
                      Shopping Center    Thomas Street
  70        6104507   Woods at           850 Mount Zion Road  Jonesboro     GA      30236     3,900,000     3,875,399    25,946.80
                      Southlake
  71        6104670   Brookhollow        23121 Antonio        Rancho        CA      92688     4,000,000     3,825,454    31,005.26
                      Business Park      Parkway              Santa
                                                              Margarita
  72        6103960   Anna's Vineyard    6095 Anna's Lane     Portage       MI      49002     3,797,368     3,794,757    27,546.73
                      Apartments
  74        6104549   Hastings Drive     351 - 355 Hastings   Buffalo       IL      60089     3,750,000     3,743,043    26,041.03
                                         Drive                Grove





  76        6104660   Railroad           18451 - 18467        City of       CA      91748     3,600,000     3,595,156    24,680.55
                      Industrial         Railroad Street      Industry
  77        6104543   West Allen Plaza   19555 West Road      Woodhaven     MI      48183     3,550,000     3,540,644    24,603.71

  78        6104444   1 & 3 Marcus       1 & 3 Marcus         Colonie       NY      12205     3,500,000     3,484,402    25,095.65
                      Boulevard          Boulevard
  79        6104508   Stratford Arms     417 Valley Hill      Riverdale     GA      30274     3,450,000     3,428,238    22,952.94
                      Apartments         Road



                                                    Original  Remaining
      Monthly                                        Term to   Term to     Original   Remaining  Crossed
        Debt              Interest  ARD   Maturity   Maturity  Maturity    Amorti-     Amorti-    With              Prepayment
       Service  Mortgage  Accrual  Loan     Date      or ARD    or ARD     zation       zation    Other  Crossed    Provisions
  ID  After IO    Rate     Basis   (Y/N)   or ARD     (mos.)    (mos.)    Term (mos.) Term (mos.) Loans  Loan ID  (# of payments)
  --  --------    ----     -----   -----   ------     ------    ------    ----------- ----------- -----  -------  ---------------
 30d

 30e

 30f

  31            7.0200%   Actual/   No    9/1/2012     120        119       360        359                        LO(26)/Defea-
                            360                                                                                   sance(90)/Open(4)

 31a

 31b

  32            7.2214%    30/360   No    7/1/2011     120        105       300        285                        LO(61)/Grtr1%
                                                                                                                  Or
                                                                                                                  YM(55)/Open(4)
  33            7.0600%    30/360   No    7/1/2009     120        81        300        261                        LO(25)/Grtr1%
                                                                                                                  Or
                                                                                                                  YM(91)/Open(4)
  34            6.4500%   Actual/   No    9/1/2012     120        119       360        359                        LO(26)/Defea-
                            360                                                                                   sance(90)/Open(4)
  35            7.1600%   Actual/   No    7/1/2012     120        117       360        357                        LO(28)/Defea-
                            360                                                                                   sance(88)/Open(4)


  36            6.3500%   Actual/   No    9/1/2012     120        119       360        359                        LO(26)/Defea-
                            360                                                                                   sance(90)/Open(4)

  39            7.5200%   Actual/   Yes   3/1/2012     120        113       360        353                        LO(32)/Defea-
                            360                                                                                   sance(84)/Open(4)

  40            6.7600%   Actual/   No    1/1/2012     120        111       360        351                        LO(34)/Defea-
                            360                                                                                   sance(82)/Open(4)
  41            7.1700%   Actual/   No    2/1/2012     120        112       360        352                        LO(33)/Defea-
                            360                                                                                   sance(80)/Open(7)

  42            7.1500%   Actual/   No    6/1/2012     120        116       360        356                        LO(29)/Defea-
                            360                                                                                   sance(87)/Open(4)
  43            7.0500%   Actual/   No    7/1/2012     120        117       360        357                        LO(28)/Defea-
                            360                                                                                   sance(88)/Open(4)



  45            7.6000%   Actual/   No    5/1/2012     120        115       360        355                        LO(30)/Defea-
                            360                                                                                   sance(86)/Open(4)
  46            7.1500%   Actual/   No    6/1/2012     120        116       360        356                        LO(29)/Defea-
                            360                                                                                   sance(87)/Open(4)
  47            6.3000%   Actual/   No    6/1/2012     120        116       360        356                        LO(29)/Defea-
                            360                                                                                   sance(87)/Open(4)
  50            7.3300%   Actual/   Yes  10/1/2011     120        108       330        318                        LO(37)/Defea-
                            360                                                                                   sance(79)/Open(4)



  51            7.8000%   Actual/   Yes  12/1/2011     120        110       300        290                        LO(35)/Defea-
                            360                                                                                   sance(81)/Open(4)
  53            7.1200%   Actual/   No    3/1/2012     120        113       300        293                        LO(32)/Defea-
                            360                                                                                   sance(84)/Open(4)
  54            7.1600%   Actual/   No    7/1/2012     120        117       360        357                        LO(28)/Defea-
                            360                                                                                   sance(88)/Open(4)
  55            7.3600%   Actual/   No    4/1/2012     120        114       360        354                        LO(31)/Defea-
                            360                                                                                   sance(85)/Open(4)
  61            7.1000%   Actual/   No    8/1/2012     120        118       300        298                        LO(27)/Defea-
                            360                                                                                   samce(89)/Open(4)
  63            6.9100%   Actual/   No    8/1/2012     120        118       300        298                        LO(49)/Grtr1%
                            360                                                                                   Or
                                                                                                                  YM(64)/Open(7)
  64            7.1300%   Actual/   Yes  12/1/2011     120        110       300        290                        LO(35)/Defea-
                            360                                                                                   sance(80)/Open(5)





  68            7.2000%   Actual/   No    1/1/2012     120        111       360        351                        LO(34)/Defea-
                            360                                                                                   sance(81)/Open(5)
  70            7.0000%   Actual/   No    2/1/2012     120        112       360        352                        LO(49)/Defea-
                            360                                                                                   sance(67)/Open(4)






  71            8.0500%    30/360   No    9/1/2006      84        47        300        263                        LO(25)/Grtr1%
                                                                                                                  Or
                                                                                                                  YM(55)/Open(4)
  72            7.8800%   Actual/   No    9/1/2011     108        107       360        359                        LO(26)/Defea-
                            360                                                                                   sance(78)/Open(4)
  74            7.4300%   Actual/   No    7/1/2012     120        117       360        357                        LO(28)/Defea-
                            360                                                                                   sance(88)/Open(4)





  76            7.3000%   Actual/   No    8/1/2012     120        118       360        358                        LO(27)/Defea-
                            360                                                                                   sance(89)/Open(4)
  77            7.4100%   Actual/   No    6/1/2012     120        116       360        356                        LO(29)/Defea-
                            360                                                                                   sance(87)/Open(4)
  78            7.1600%   Actual/   No    6/1/2012     120        116       300        296                        LO(29)/Defea-
                            360                                                                                   sance(49)/Open(4)
  79            7.0000%   Actual/   No    2/1/2012     120        112       360        352                        LO(49)/Defea-
                            360                                                                                   sance(67)/Open(4)




                                                                                   Letter
                    Mortgage                                                         of                             Initial
                      Loan      Administrative      Due        Grace     Letter    Credit     Guarantor Hospitality  Master
  ID   Interest       Seller        Fee Rate        Date      Period    of Credit Description  Recourse   Property  Servicer
  --   --------       ------        --------        ----      ------    --------- -----------  --------   --------  --------
 30d    Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                   Resources, Inc.
 30e    Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                   Resources, Inc.
 30f    Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                   Resources, Inc.
  31    Various        PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.

 31a    Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                   Resources, Inc.
 31b    Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                   Resources, Inc.
  32    Fee Simple     PMCF         0.05330%         1           0                                                 Prudential Asset
                                                                                                                   Resources, Inc.

  33    Fee Simple     PMCF         0.05330%         1           0                                                 Prudential Asset
                                                                                                                   Resources, Inc.

  34    Fee Simple     PMCF         0.09330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  35    Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.


  36    Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                  Resources, Inc.

  39    Fee Simple     PMCF         0.10330%         1           5       745,000  Occupancy                        Prudential Asset
                                                                        (LOC)     Reserve                          Resources, Inc.

  40    Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  41    Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.

  42    Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  43    Fee Simple     PMCF         0.10330%         1           5      150,000   In lieu                          Prudential Asset
                                                                        (LOC)     of                               Resources, Inc.
                                                                                  monthly
                                                                                  TI/LC
                                                                                  deposits
  45    Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  46    Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  47    Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  50    Fee Simple     PMCF         0.10330%         1           5      44,000    Replacement,                     Prudential Asset
                                                                        (LOC),    Tax,                             Resources, Inc.
                                                                        32,461(LOCInsurance
                                                                        9,569     Reserves
                                                                        (LOC)
  51    Leasehold      PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  53    Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  54    Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  55    Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  61    Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  63    Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.






  64    Fee Simple     PMCF         0.05330%         1           5      150,000   Retenanting                      Prudential Asset
                                                                        (LOC)     costs                            Resources, Inc.
                                                                                  asociated
                                                                                  with the
                                                                                  Brookshire
                                                                                  Brother's
                                                                                  space
  68    Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  70    Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  71    Fee Simple     PMCF         0.05330%         1           0                                                 Prudential Asset
                                                                                                                   Resources, Inc.

  72    Fee Simple     PMCF         0.10330%         1          10                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  74    Fee Simple     PMCF         0.05330%         1           5      149,216   Credit                           Prudential Asset
                                                                        (LOC)     enhancement                      Resources, Inc.
                                                                                  for a
                                                                                  tenant
                                                                                  at the
                                                                                  property,
                                                                                  CRS
  76    Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  77    Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  78    Fee Simple     PMCF         0.11330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.
  79    Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                   Resources, Inc.

                                     S-I-A-2




                                                                                                          Cut-Off        Monthly
         Seller Loan                                                                         Original       Date           Debt
  ID        Number    Property Name       Address               City      State   Zip Code    Balance      Balance       Service
  --        ------    -------------       -------               ----      -----   --------    -------      -------       -------
  80        6104546   First and Cedar    2701 First Avenue    Seattle       WA      98121     3,400,000     3,324,804    30,922.46
                      Building

  81        6104602   Shenandoah Square  1009-1037 South      Woodstock     VA      22664     3,135,000     3,127,306    22,329.68
                                         Main Street
  82        6104399   Southfield         20978-21084 and      Southfield    MI      48037     3,125,000     3,105,989    21,774.18
                      Commerce Center    21118-21186 Bridge
                                         Street
  84        6104634   Heather Glen       1650 West Chester    Westtown      PA      19380     3,000,000     2,997,325    19,100.36
                      Apartments         Pike
  88        6104598   Braeswood Atrium   8800 South           Houston       TX      77031     2,960,000     2,951,618    19,932.08
                                         Braeswood Boulevard
  89        6104577   Westcreek and      7960 103rd Street,   Jacksonville  FL      32210     2,905,000     2,896,008    18,841.77
                      California         5601 California St
                      Garden Apartments
  90        6104618   East Grand         415 East Grand       San           CA      94080     2,850,000     2,830,708    23,151.48
                      Business Center    Avenue               Francisco
  92        6104474   Juliet Office      8275 & 8335 West     Las Vegas     NV      89147     2,800,000     2,784,338    19,673.96
                      Park - Building    Flamingo Road
                      C & D
  96        6104655   4350 - 4374        4350 - 4374          Ventura       CA      93003     2,530,000     2,526,173    16,527.43
                      Transport Street   Transport Street

  97        6104677   Bedrosian          4055 & 4065 Grass    Auburn        CA      95602     2,450,000     2,445,094    18,483.54
                      Industrial         Valley Highway
                      Building
  98        6104422   Hazel Crest        17500 South Kedzie   Hazel Crest   IL      60429     2,375,000     2,357,336    17,381.46
                      Shopping Center    Avenue
 100        6104548   800 South          800 South Industry   Meridian      ID      83642     2,300,000     2,297,453    17,267.00
                      Industry           Way

 102        6104581   Belvedere          1100, 1110 & 1120    Tiburon       CA      94920     2,250,000     2,243,706    15,227.07
                      Tiburon Office     Mar West Street
                      Park
 110        6104547   Villas at the      7225 Crane Avenue    Jacksonville  FL      32216     2,080,000     2,073,257    14,344.79
                      Woodlands
                      Apartments
 112        6104617   Eastowne Plaza II  1949 Tiffin Avenue   Findlay       OH      45840     2,025,000     2,022,647    14,806.87









 113        6104495   Handy Storage      420 Stirling Road    Dania Beach   FL      33004     2,000,000     1,981,719    14,585.24

 116        6104605   The Michigan       Various              Various     Various  Various    1,725,000     1,717,397    12,435.10
                      Building and The
                      V Building
 116a      6104605A   The Michigan       515 S. Michigan St.  Seattle       WA      98108       914,773       910,741
                      Building
 116b      6104605B   The V Building     5501 6th Avenue      Seattle       WA      98108       810,227       806,656
                                         South


                                                                  Stated
                                                     Original  Remaining
       Monthly                                        Term to   Term to     Original   Remaining  Crossed
         Debt              Interest  ARD   Maturity   Maturity  Maturity    Amorti-     Amorti-    With              Prepayment
        Service  Mortgage  Accrual  Loan     Date      or ARD    or ARD     zation       zation    Other  Crossed    Provisions
  ID   After IO    Rate     Basis   (Y/N)   or ARD     (mos.)    (mos.)    Term (mos.) Term (mos.) Loans  Loan ID  (# of payments) I
  --   --------    ----     -----   -----   ------     ------    ------    ----------- ----------- -----  -------  --------------- -
  80             7.1900%    30/360   No    3/1/2017     180        173       180        173                        LO(49)/Grtr1%
                                                                                                                   Or
                                                                                                                   YM(124)/Open(7)
  81             7.6900%   Actual/   No    6/1/2012     120        116       360        356                        LO(29)/Defea-
                             360                                                                                   sance(87)/Open(4)
  82             7.2000%   Actual/   No    3/1/2012     120        113       330        323                        LO(32)/Defea-
                             360                                                                                   sance(84)/Open(4)

  84             6.5700%   Actual/   No    9/1/2012     120        119       360        359                        LO(26)/Defea-
                             360                                                                                   sance(89)/Open(5)
  88             7.1200%   Actual/   No    6/1/2012     120        116       360        356                        LO(29)/Defea-
                             360                                                                                   sance(87)/Open(4)
  89             6.7500%   Actual/   No    6/1/2012     120        116       360        356                        LO(29)/Defea-
                             360                                                                                   sance(87)/Open(4)

  90             7.6100%   Actual/   No    6/1/2012     120        116       240        236                        LO(29)/Defea-
                             360                                                                                   sance(87)/Open(4)
  92             7.5500%   Actual/   No    2/1/2012     120        112       360        352                        LO(33)/Defea-
                             360                                                                                   sance(83)/Open(4)







  96             6.8200%   Actual/   No    8/1/2012     120        118       360        358                        LO(49)/Grtr1%
                             360                                                                                   Or
                                                                                                                   YM(67)/Open(4)
  97             6.6500%   Actual/   No    9/1/2012     120        119       240        239                        LO(26)/Defea-
                             360                                                                                   sance(87)/Open(7)

  98             7.3900%   Actual/   No    3/1/2012     120        113       300        293                        LO(32)/Defea-
                             360                                                                                   sance(84)/Open(4)
 100             7.6800%   Actual/   No    7/1/2012     122        117       300        299                        LO(53)/Grtr1%
                             360                                                                                   Or
                                                                                                                   YM(65)/Open(4)
 102             7.1700%   Actual/   No    6/1/2012     120        116       360        356                        LO(29)/Defea-
                             360                                                                                   sance(87)/Open(4)

 110             7.3600%   Actual/   No    5/1/2012     120        115       360        355                        LO(30)/Defea-
                             360                                                                                   sance(86)/Open(4)

 112             7.3800%   Actual/   No    9/1/2012     120        119       300        299                        LO(26)/Defea-
                             360                                                                                   sance(90)/Open(4)








 113             7.3500%   Actual/   No    2/1/2012     120        112       300        292                        LO(33)/Defea-
                             360                                                                                   sance(83)/Open(4)
 116             7.2200%   Actual/   No    6/1/2012     120        116       300        296                        LO(61)/Grtr1%
                             360                                                                                   Or
                                                                                                                   YM(55)/Open(4)
 116a

 116b




                                                                                 Letter
                   Mortgage                                                         of                             Initial
                    Loan      Administrative      Due        Grace     Letter    Credit     Guarantor Hospitality  Master
  ID  Interest      Seller        Fee Rate        Date      Period    of Credit Description  Recourse   Property  Servicer
  --  -------       ------        --------        ----      ------    --------- -----------  --------   --------  --------
  80  Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.

  81  Fee Simpl      PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.
  82  Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.

  84  Fee Simple     PMCF         0.12330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.
  88  Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.
  89  Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.

  90  Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.
  92  Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.

  96  Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.

  97  Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.

  98  Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.
 100  Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.

 102  Fee Simple     PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.

 110  Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.

 112  Fee Simple     PMCF         0.10330%         1           5      236,500   Hunan Gardens Occupancy          Prudential Asset
                                                                      (LOC),    Reserve, Replacement,            Resources, Inc.
                                                                      20,000    Tax, Insurance, and TI/LC
                                                                      (LOC),    initial reserves
                                                                      16,210
                                                                      (LOC),
                                                                      2,565
                                                                      (LOC),
                                                                      48,000
                                                                      (LOC)
 113  Fee Simple     PMCF         0.05330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.
 116  Various        PMCF         0.10330%         1           5                                                 Prudential Asset
                                                                                                                 Resources, Inc.






 116a Fee Simple     PMCF                                                                                        Prudential Asset
                                                                                                                 Resources, Inc.
 116b Fee Simple     PMCF                                                                                        Prudential Asset

                                     S-I-A-3

                                  SCHEDULE I-B

                SCHEDULE OF BSCMI AND BSFI POOLED MORTGAGE LOANS




         Seller                                                                                      Cut-Off       Monthly
          Loan       Property                                                          Original        Date          Debt
  ID     Number      Name          Address          City          State    Zip Code    Balance       Balance       Service
  --     ------      ----          -------          ----          -----    --------    -------       -------       -------
  1       34687   Belz Outlet   401 West           Orlando          FL      32819      64,000,000    63,789,153     454,791.28
                  Center        Oakridge Road
  4       33822   Cranston      300 Garfield       Cranston         RI       2920      25,350,000    25,311,005     164,419.62
                  Parkade       Avenue
  8       33743   SLO           321 Madonna Road   San Luis         CA      93405      21,000,000    20,968,496     137,674.53
                  Promenade                        Obispo
  9       34273   CNL Retail    Various            Various       Various   Various     21,000,000    20,955,145     138,306.03
                  Portfolio
  9a     34273A   CNL Retail    591 South          Plantation       FL      33317       5,122,713     5,111,771
                  Portfolio -   University Drive
                  Barnes &
                  Noble
  9b     34273E   CNL Retail    2240 East          Ft.              FL      33304       4,935,297     4,924,756
                  Portfolio -   Sunrise Boulevard  Lauderdale
                  Borders
                  Books
  9c     34273D   CNL Retail    6600 22nd Avenue   St.              FL      33710       4,685,408     4,675,400
                  Portfolio -                      Petersburg
                  Best Buy
  9d     34273B   CNL Retail    1101 East          Brandon          FL      33511       3,320,393     3,313,301
                  Portfolio -   Bloomingdale
                  Kash 'N       Avenue
                  Karry
  9e     34273C   CNL Retail    10050 West Broad   Glen Allen       VA      23060       2,936,189     2,929,918
                  Portfolio -   Street
                  Bed Bath &
                  Beyond
  10      34162   Valencia      28470/28490        Santa Clarita    CA      91355      17,500,000    17,500,000     110,842.18
                  Corporate     Stanford Avenue
                  Plaza
  13      34077   3220          3220 Tillman       Bensalem         PA      19020      14,400,000    14,350,394      97,015.47
                  Tillman       Drive
                  Drive
  15      35298   Celebration   200 Celebration    Celebration      FL      34747      13,600,000    13,600,000      68,340.00
                  X             Road

  19      35311   Raintree      175 North Locust   Lexington        KY      40509      13,025,000    13,006,587      87,532.16
                  Apartments    Hill Drive
  20      35555   11-15         11-15 Read's Way   New Castle       DE      19720      12,600,000    12,579,754      80,179.95
                  Read's Way
  27      29149   Levittown     3335-3377          Levittown        NY      11756       9,800,000     9,800,000      68,640.45
                  Mews          Hempstead
                  Shopping      Turnpike
                  Center
  28      35227   Racal         4 Goodyear Street  Irvine           CA      92618       9,500,000     9,491,675      61,049.56
                  Instruments
                  Headquarters
  29      34563   Mountain      350 Mountain Road  Pasadena         MD      21122       8,700,000     8,687,701      58,466.78
                  Marketplace
  37      35519   Webster and   2121 North         Chicago          IL      60614       7,500,000     7,500,000      37,703.99
                  Wayne         Clybourn Avenue
                  Shopping
                  Center
  38      33649   Cherry        11604-11634        Reistertown      MD      21136       7,300,000     7,285,479      49,192.55
                  Valley Plaza  Reistertown Road

  44      32677   Eastgate      Route 38 & Nixon   Moorestown       NJ       8054       6,600,000     6,565,093      44,624.96
                  Square -      Drive
                  Phase VI
  48      35350   Greene        7841 Ridge Avenue  Philadelphia     PA      19128       6,100,000     6,090,728      39,767.44
                  Countrie
                  Court
  49      34786   Belle         697 Long Point     Mount            SC      29464       6,050,000     6,040,957      39,723.98
                  Station       Road               Pleasant

  52      35666   Celebration   210 Celebration    Celebration      FL      34747       5,700,000     5,700,000      28,880.00
                  VII           Road

  58      33971   Capistrano    34700 Coast        Dana Point       CA      92624       5,000,000     4,989,594      33,265.12
                  Surf Center   Highway
  60      35205   L&R Auto      914-48 S. Brdwy,   Los Angeles      CA      90015       4,990,000     4,974,237      36,148.47
                  Park -        917-951 S. Main
                  Broadway      St., 114-18 W. 9
  62      34794   CVS           Various            Various          PA     Various      4,900,000     4,887,662      34,563.99
                  Portfolio
 62a     34794A   CVS           327 Woodlawn       Bethlehem        PA      18018       2,500,000     2,493,705
                  Portfolio -   Avenue
                  Bethlehem
 62b     34794C   CVS           1330-1334 Main     Hellertown       PA      18055       1,250,000     1,246,852
                  Portfolio -   Street
                  Hellertown
 62c     34794B   CVS           1802 Lehigh        Allentown        PA      18013       1,150,000     1,147,104
                  Portfolio -   Street
                  Lehigh
                  Street
  66      35481   Audubon       Corner of          Providence       PA      17560       4,200,000     4,196,348      27,101.68
                  Square        Trooper and
                                Egypt Road
  67      34690   Target        10204 Two Notch    Columbia         SC      28546       4,192,000     4,192,000      21,012.40
                  Shopping      Road
                  Center
  69      34735   Crystal       6760 W. Gulf to    Crystal River    FL      34429       4,070,000     4,070,000      20,858.75
                  Springs       Lake Highway
                  Shopping
                  Center


                                                                   Stated
                                                        Original  Remaining  Original  Remaining
      Monthly                                            Term to    Term to    Amorti-   Amorti-  Crossed
       Debt                Interest     ARD   Maturity   Maturity   Maturity   zation    zation    With                Prepayment
      Service    Mortgage   Accrual     Loan    Date      or ARD     or ARD     Term      Term     Other   Crossed      Provisions
  ID  After IO     Rate      Basis     (Y/N)   or ARD     (mos.)     (mos.)    (mos.)     (mos.)   Loans   Loan ID   (# of payments)
  --  -------     ----      -----     -----   ------     ------     ------    ------     ------   -----   -------   ---------------
  1             7.0600%   Actual/360    No    7/1/2009     84         81        300       297                      LO(27)/Defea-
                                                                                                                   sance(56)/Open(1)
  4             6.7500%   Actual/360    No    8/1/2007     60         58        360       358                      LO(26)/Defea-
                                                                                                                   sance(33)/Open(1)
  8             6.8550%   Actual/360    No    8/1/2007     60         58        360       358                      LO(47)/Defea-
                                                                                                                   sance(12)/Open(1)
  9             6.9000%   Actual/360    No    7/1/2012     120       117        360       357                      LO(47)/Defea-
                                                                                                                   sance(72)/Open(1)
  9a



  9b



  9c


  9d



  9e



  10            6.5200%   Actual/360    No   10/1/2012     120       120        360       360                      LO(47)/Defea-
                                                                                                                   sance(72)/Open(1)

  13            7.1250%   Actual/360    No    5/1/2007     60         55        360       355                      LO(29)/Defea-
                                                                                                                   sance(30)/Open(1)

  15            6.0300%     30/360      No    7/1/2007     60         57         0         0                       LO(35)/Yield
                                                                                                                   Maintenance(23)/
                                                                                                                   Open(2)
  19            7.1000%   Actual/360    No    8/1/2007     60         58        360       358                      LO(47)/Defea-
                                                                                                                   sance(12)/Open(1)
  20            6.5650%   Actual/360    No    8/1/2012     120       118        360       358                      LO(47)/Defea-
                                                                                                                   sance(71)/Open(2)
  27            6.9000%   Actual/360    No   10/1/2012     120       120        300       300                      LO(35)/Defea-
                                                                                                                   sance(84)/Open(1)


  28            6.6600%   Actual/360    No    9/1/2012     120       119        360       359                      LO(25)/Defea-
                                                                                                                   sance(93)/Open(2)

  29            7.1000%   Actual/360    No    8/1/2012     120       118        360       358                      LO(47)/Defea-
                                                                                                                   sance(71)/Open(2)
  37  44,725.48 5.9500%   Actual/360    No   10/1/2009     84         84         0         0                       LO(47)/Defea-
                                                                                                                   sance(36)/Open(1)


  38            7.1250%   Actual/360    No    7/1/2012     120       117        360       357                      LO(47)/Defea-
                                                                                                                   sance(71)/Open(2)

  44            7.1486%   Actual/360    No    2/1/2007     60         52        360       352                      LO(24)/Yield
                                                                                                                   Maintenance(34)/
                                                                                                                   Open(2)
  48            6.8000%   Actual/360    No    8/1/2007     60         58        360       358                      LO(26)/Defea-
                                                                                                                   sance(33)/Open(1)

  49            6.8700%   Actual/360    No    8/1/2012     120       118        360       358                      LO(47)/Yield
                                                                                                                   Maintenance(72)/
                                                                                                                   Open(1)
  52            6.0800%     30/360      No    7/1/2007     60         57         0         0                       LO(35)/Yield
                                                                                                                   Maintenance(23)/
                                                                                                                   Open(2)
  58            7.0000%   Actual/360    No    7/1/2012     120       117        360       357                      LO(47)/Defea-
                                                                                                                   sance(72)/Open(1)
  60            7.2750%   Actual/360    No    7/1/2007     60         57        300       297                      LO(47)/Defea-
                                                                                                                   sance(12)/Open(1)

  62            7.5900%   Actual/360    No    6/1/2012     120       116        360       356                      LO(47)/Defea-
                                                                                                                   sance(72)/Open(1)
 62a


 62b


 62c



  66            6.7000%   Actual/360    No    9/1/2012     120       119        360       359                      LO(47)/Defea-
                                                                                                                   sance(72)/Open(1)

  67            6.0150%     30/360      No    8/1/2009     84         82         0         0                       LO(35)/Yield
                                                                                                                   Maintenance(47)/
                                                                                                                   Open(2)
  69            6.1500%     30/360      No    8/1/2009     84         82         0         0                       LO(35)/Yield
                                                                                                                   Maintenance(47)/
                                                                                                                   Open(2)







                 Mortgage                                                Letter of                             Initial
                   Loan    Administrative Due       Grace    Letter of    Credit    Guarantor/  Hospitality     Master
  ID    Interest   Seller    Fee Rate     Date     Period     Credit    Description  Recourse    Property       Servicer
  --   --------   ------    --------     ----     ------     ------    ----------- ----------   --------       --------
  1    Fee        BSCMI     0.03330%      1         7      $3,000,000   Indemnity                           Wells Fargo Bank, N.A.
       Simple                                              LOC
  4    Fee        BSCMI     0.03330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple
  8    Fee        BSCMI     0.07330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple
  9    Fee        BSCMI     0.03330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple
  9a   Fee        BSCMI                                                                                     Wells Fargo Bank, N.A.
       Simple


  9b   Fee        BSCMI                                                                                     Wells Fargo Bank, N.A.
       Simple


  9c   Fee        BSCMI                                                                                     Wells Fargo Bank, N.A.
       Simple

  9d   Fee        BSCMI                                                                                     Wells Fargo Bank, N.A.
       Simple


  9e   Fee        BSCMI                                                                                     Wells Fargo Bank, N.A.
       Simple


  10   Fee        BSCMI     0.07330%      1         10                                                      Wells Fargo Bank, N.A.
       Simple

  13   Fee Open   BSCMI     0.03330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple

  15   Fee        BSCMI     0.03330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple

  19   Fee        BSCMI     0.03330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple
  20   Fee        BSCMI     0.05330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple
  27   Fee        BSCMI     0.03330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple/
       Leasehold

  28   Fee        BSCMI     0.03330%      1         5       650,964.50  LOC for 6 months                    Wells Fargo Bank, N.A.
       Simple                                              (LOC)        rent

  29   Fee        BSCMI     0.03330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple
  37   Fee        BSCMI     0.03330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple


  38   Fee        BSCMI     0.03330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple/
       Leasehold
  44   Fee         BSFI     0.03330%      1         0                                                       Wells Fargo Bank, N.A.
       Simple

  48   Fee        BSCMI     0.07330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple

  49   Fee        BSCMI     0.03330%      1         7                                                       Wells Fargo Bank, N.A.
       Simple

  52   Fee        BSCMI     0.03330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple

  58   Fee Open   BSCMI     0.03330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple
  60   Fee        BSCMI     0.03330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple

  62   Fee        BSCMI     0.03330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple
 62a   Fee        BSCMI                                                                                     Wells Fargo Bank, N.A.
       Simple

 62b   Fee        BSCMI                                                                                     Wells Fargo Bank, N.A.
       Simple

 62c   Fee        BSCMI                                                                                     Wells Fargo Bank, N.A.
       Simple


  66   Fee        BSCMI     0.07330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple

  67   Fee        BSCMI     0.03330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple

  69   Fee        BSCMI     0.03330%      1         5                                                       Wells Fargo Bank, N.A.
       Simple


                                     S-I-B-1




       Seller                                                                                        Cut-Off       Monthly
       Loan       Property                                                             Original       Date          Debt
  ID    Number      Name          Address          City           State    Zip Code    Balance       Balance       Service
  --    ------      ----          -------          ----           -----    --------    -------       -------       -------
  75      35427   Abbey House   450 Dommino Lane   Philadelphia     PA      19128       3,700,000     3,694,376    24,121.23

  83      35082   Eckerd Drug   Various            Various          SC     Various      3,082,000     3,082,000    16,180.50
                  Portfolio
 83a     35082B   Eckerd Drug   780 North Pine     Spartanburg      SC      29303       1,541,600     1,541,600
                  -             Street
                  Spartanburg
 83b     35082A   Eckerd Drug   6201 Augusta Road  Greensville      SC      29605       1,540,400     1,540,400
                  - Greenville
 105      35163   Creekstone    Creekstone Drive   Athens           GA      30601       2,175,000     2,171,733    14,251.89
                  Duplexes 44   at Boley Drive
 106      34838   Buena Park    8030 & 8060 Dale   Buena Park       CA      90620       2,150,000     2,143,645    15,336.06
                  Shopping      Street
                  Center
 111      35313   Creekstone    Creekstone Drive   Athens           GA      30601       2,075,000     2,070,047    14,336.41
                  Duplexes 42   at Boley Drive


                                                                 Stated
                                                       Original  Remaining  Original Remaining
       Monthly                                         Term to   Term to    Amorti-   Amorti-  Crossed
        Debt               Interest  ARD    Maturity   Maturity  Maturity   zation    zation    With                Prepayment
       Service    Mortgage Accrual   Loan     Date      or ARD    or ARD     Term     Term      Other   Crossed     Provisions
  ID  After IO      Rate    Basis   (Y/N)    or ARD     (mos.)    (mos.)    (mos.)    (mos.)    Loans   Loan ID  (# of payments)
  --  --------      ----    -----   -----    ------     ------    ------    ------    ------    -----   -------  ---------------
  75  6.8000%   Actual/360   No     8/1/2007   60       58       360       358                                    LO(26)/Defea-
                                                                                                                  sance(33)/Open(1)
  83  6.3000%     30/360     No     8/1/2009   84       82        0         0                                     LO(35)/Yield
                                                                                                                  Maintenance(47)/
 83a                                                                                                              Open(2)


 83b

 105  6.8500%   Actual/360   No     8/1/2012   120     118       360       358                                    LO(47)/Defea-
                                                                                                                  sance(72)/Open(1)
 106  7.7050%   Actual/360   No     5/1/2012   120     115       360       355                                    LO(47)/Defea-
                                                                                                                  sance(72)/Open(1)

 111  6.7500%   Actual/360   No     8/1/2012   120     118       300       298                                    LO(47)/Defea-
                                                                                                                  sance(72)/Open(1)






                 Mortgage                                              Letter of                            Initial
                  Loan    Administrative  Due      Grace   Letter of    Credit     Guarantor/ Hospitality  Master
  ID  Interest   Seller      Fee Rate     Date     Period   Credit    Description   Recourse   Property    Servicer
  --  --------   ------      --------     ----     ------   ------    ------------ ----------  --------    --------
  75    Fee        BSCMI     0.07330%      1         5                                                    Wells Fargo Bank, N.A.
        Simple
  83    Fee        BSCMI     0.03330%      1         5                                                    Wells Fargo Bank, N.A.
        Simple
 83a    Fee        BSCMI                                                                                  Wells Fargo Bank, N.A.
        Simple

 83b    Fee        BSCMI                                                                                  Wells Fargo Bank, N.A.
        Simple
 105    Fee        BSCMI     0.03330%      1         5                                                    Wells Fargo Bank, N.A.
        Simple
 106    Fee        BSCMI     0.03330%      1         5                                                    Wells Fargo Bank, N.A.
        Simple

 111    Fee        BSCMI     0.03330%      1         5                                                    Wells Fargo Bank, N.A.
        Simple


                                    S-I-B-2

                                  SCHEDULE I-C

                     SCHEDULE OF BSFI POOLED MORTGAGE LOANS

                               [See Schedule I-B]





                                    S-I-C-1

                                  SCHEDULE 1-D

                      SCHEDULE OF WFB POOLED MORTGAGE LOANS


                                                                                                          Cut-Off        Monthly
       Seller Loan                                                                           Original      Date           Debt
   ID       Number   Property Name         Address             City       State   Zip Code   Balance      Balance        Service
------ ----------- -----------------  -----------------   ------------  --------- --------  ----------  --------------  -----------
   25    310900865 Los Vallecitos     800 - 830 Los       San Marcos       CA      92069    10,500,000    10,490,781     67,406.31
                   Business Center    Vallecitos
                                      Boulevard and 125
                                      - 145 Vallecitos
                                      De Oro
   56    310900794 Corvallis          2310 - 2480 NW      Corvallis        OR      97330     5,300,000     5,283,980     34,728.74
                   Apartment          Rolling Green Dr.
                   Portfolio
   57    310900694 Gettysburg         3102 E.             Fresno           CA      93726     5,300,000     5,242,577     41,665.43
                   Shopping Center    Gettysburg Ave.
                                      and 4590 N. First
                                      Street
   59    310900809 Ardentech Court    34790 Ardenwood     Fremont          CA      94555     5,000,000     4,984,127     36,140.35
                                      Court
   65    310900763 Main Street        1150-1190 South     Salinas          CA      93901     4,300,000     4,296,113     27,178.93
                   Shopping Center    Main Street
   73    310900798 Bullard West       6057 North Polk     Fresno           CA      93722     3,800,000     3,791,673     24,773.16
                   Apartments         Avenue
   85    310900829 Hathaway Building  7120 Hayvenhurst    Van Nuys         CA      91406     3,000,000     2,993,158     21,203.38
                                      Ave.
   86    310900775 Gelb Plaza-Encino  17547 Ventura       Encino           CA      91316     3,000,000     2,981,793     22,581.14
                                      Boulevard
   87    310900819 Bryman Office      2250 W. Peoria      Phoenix          AZ      85029     3,000,000     2,978,142     23,385.19
                                      Avenue
   91    310900778 Cambridge Square   3901-3953 Dale      Modesto          CA      95356     2,820,000     2,804,647     20,292.40
                   Apartments         Road
   93    310900823 Otis Spunkmeyer    14420-14490         San Leandro      CA      94577     2,750,000     2,743,729     19,436.43
                   Headquarters       Catalina Street
   94    310900667 Burgundy House     2901 East Stewart   Visalia          CA      93292     2,756,000     2,737,216     19,633.82
                   Apartments         Drive
   95    310900764 Golden Estates     2390 Fairburn Road  Douglasville     GA      30135     2,750,000     2,732,306     20,143.72

   99    310900791 High Voltage       7250 McGinnis       Suwanee          GA      30024     2,350,000     2,344,893     17,001.11
                   Breakers Building  Ferry Road
  101    310900770 South Garfield     2011 South          Commerce         CA      90040     2,300,000     2,291,672     16,525.19
                   Avenue             Garfield Avenue
  103    310900685 Heritage           1169 Beverly Drive  Lemoore          CA      93245     2,230,000     2,214,801     15,886.58
                   Apartments
  104    310900769 West Walnut        1100 West  Walnut   Compton          CA      90220     2,190,000     2,182,070     15,734.85
                   Street             Street
  107    310900786 Sunset Village     3302-3330 E.        Thousand Oaks    CA      91362     2,150,000     2,139,897     16,522.90
                                      Thousand Oaks
                                      Blvd.
  108    310900688 Tanglewood         265 East Hanford    Lemoore          CA      93245     2,140,000     2,125,414     15,245.42
                   Apartments -       Armona Road
                   Lemoore
  109    310900796 Chaparral Plaza    2608 & 2616 Long    Flower Mound     TX      75028     2,125,000     2,114,770     16,162.51
                                      Prairie Road
  114    310900663 Golden State       4169-4239 N.        Fresno           CA      93722     1,975,000     1,962,054     14,339.12
                   Business Park      Golden State
                                      Boulevard, 4186
                                      W. Swift and 4273
                                      W. Richert Avenue
  115    310900837 PETsMART,          2964 Wheatland      Dallas           TX      75237     1,800,000     1,793,641     14,226.77
                   Dallas, TX         Road
  117    310900815 Brentwood House    127 Brentwood Road  Brentwood        TN      37027     1,650,000     1,647,201     11,820.80
                   Shopping Center
  118    310900814 Fairground         5040 Fairground     Milton           NY      12547     1,650,000     1,642,633     11,820.22
                   Village            Avenue
  119    310900750 Elsinore/Staples   5835 York Road      Baltimore        MD      21212     1,650,000     1,640,400     12,658.55
                   Store
  120    310900806 Puerto Vista       538 Puerto Vista    Coos  Bay        OR      97420     1,365,000     1,360,624      9,822.39
                   Mobile Estates     Drive
  121    310900816 Hickory Hollow     5251 Hickory        Nashville        TN      37013     1,250,000     1,247,879      8,955.15
                   Shopping Center    Hollow Parkway
  122    310900818 Commercenter       1820-1840           San Bernardino   CA      92408     1,200,000     1,193,962      9,667.12
                   Business Park      Commercenter
                                      Circle
  123    310900828 San Rafael         3060 Kerner         San Rafael       CA      94901     1,100,000     1,098,631      7,739.52
                   Business Center    Boulevard
  124    310900822 Desert Sage        3950 E.             Tucson           AZ      85712     1,100,000     1,097,042      7,563.72
                   Apartments         Blacklidge Drive
  125    310900693 Garfield Avenue    16312 Garfield      Paramount        CA      90723     1,000,000       994,862      7,389.91
                                      Avenue



Monthly                                                              Stated
 Debt                                                Original      Remaining     Original
Service             Interest     ARD    Maturity      Term to       Term to     Amortization      Remaining     Crossed
After    Mortgage    Accrual    Loan      Date       Maturity       Maturity        Term         Amortization     With     Crossed
  IO       Rate       Basis     (Y/N)    or ARD    or ARD (mos.)  or ARD (mos.)    (mos.)         Term (mos.) Other Loans  Loan ID
-------  --------   ---------   -----    ------    -------------  ------------- -------------  -------------- ------------ --------
          6.6500%   Actual/360    No     9/1/2012        120           119          360               359




          6.8500%   Actual/360    No     6/1/2012        120           116          360               356


          7.1800%   Actual/360    No     4/1/2012        120           114          240               234



          7.2500%   Actual/360    No     7/1/2012        120           117          300               297

          6.5000%   Actual/360    No     9/1/2012        120           119          360               359

          6.8000%   Actual/360    No     7/1/2012        120           117          360               357

          7.0000%   Actual/360    No     8/1/2012        120           118          300               298

          7.7100%   Actual/360    No     4/1/2012        120           114          300               294

          7.0700%   Actual/360    No     6/1/2012        120           116          240               236

          7.2000%   Actual/360    No     5/1/2012        120           115          300               295

          7.0000%   Actual/360    No     8/1/2012        120           118          300               298

          7.0880%   Actual/360    No     4/1/2012        120           114          300               294

          7.4000%   Actual/360    No     4/1/2012        120           114          300               294

          7.2600%   Actual/360    No     8/1/2012        120           118          300               298

          7.7800%   Actual/360    No     4/1/2007        60             54          360               354

          7.0880%   Actual/360    No     4/1/2012        120           114          300               294

          7.7800%   Actual/360    No     4/1/2007        60             54          360               354

          7.9500%   Actual/360    No     5/1/2012        120           115          300               295


          7.0880%   Actual/360    No     4/1/2012        120           114          300               294


          7.8300%   Actual/360    No     5/1/2007        60             55          300               295

          7.3000%   Actual/360    No     4/1/2012        120           114          300               294




          7.2500%   Actual/360    No     8/1/2012        120           118          240               238

          7.7500%   Actual/360    No     7/1/2012        120           117          360               357

          7.1500%   Actual/360    No     6/1/2012        120           116          300               296

          7.9300%   Actual/360    No     4/1/2012        120           114          300               294

          7.2000%   Actual/360    No     7/1/2012        120           117          300               297

          7.7500%   Actual/360    No     7/1/2012        120           117          360               357

          7.5000%   Actual/360    No     7/1/2012        120           117          240               237


          6.9500%   Actual/360    No     9/1/2012        120           119          300               299

          7.3300%   Actual/360    No     6/1/2012        120           116          360               356

          7.5000%   Actual/360    No     5/1/2012        120           115          300               295




                                                                                           Letter
                                                                                            of      Guaran-
      Prepayment                       Mortgage                                    Letter  Credit    tor/     Hospi-      Initial
      Provisions                         Loan      Administrative    Due    Grace    of    Descri    Re-      tality       Master
    (# of payments)      Interest       Seller        Fee Rate      Date   Period  Credit  ption    course   Property     Servicer
 --------------------- ------------   -----------  --------------  ------  ------  ------ -------- -------- ---------  ------------
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.



 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.

 LO(35)/Defeasance(78)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (7)                                                                                                               Bank, N.A.


 LO(36)/Flex(77)/Open    Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 (7)                                                                                                                     Bank, N.A.
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(36)/Defeasance(80)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(78)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (7)                                                                                                               Bank, N.A.
 LO(36)/Defeasance(80)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(21)   Fee Simple        WFB       0.03330%       1        5                        Springing         Wells Fargo
 /Open (4)                                                                                            Recourse           Bank, N.A.
 LO(35)/Defeasance(78)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (7)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(21)   Fee Simple        WFB       0.03330%       1        5                        Springing         Wells Fargo
  /Open (4)                                                                                           Recourse           Bank, N.A.
 LO(35)/Flex(81)/Open    Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 (4)                                                                                                                     Bank, N.A.

 LO(35)/Defeasance(78)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (7)                                                                                                               Bank, N.A.

 LO(35)/Defeasance(21)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(36)/Defeasance(80)   Fee Simple        WFB       0.03330%       1        5                        Yes - Full        Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Flex(81)/Open    Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 (4)                                                                                                                     Bank, N.A.
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.
 LO(35)/Defeasance(81)   Fee Simple        WFB       0.03330%       1        5                                          Wells Fargo
 /Open (4)                                                                                                               Bank, N.A.



                                     S-I-D-1

                                   SCHEDULE II

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY
                             (UNDER SECTION 2.02(a))

                        [There were no exceptions noted.]






















                                     S-II-1

                                  SCHEDULE III

                      SCHEDULE OF DESIGNATED SUB-SERVICERS

Carey, Kramer, Pettit & Panichelli
Johnson Capital
Pacific Southwest Administrative Services, LLC



























                                    S-III-1

                                   SCHEDULE IV

                                 REFERENCE RATES


INTEREST ACCRUAL PERIOD(1)      REFERENCE RATE          INTEREST ACCRUAL PERIOD(1)   REFERENCE RATE

  October 2002                      7.03959%              October 2006                   7.03039%
  November 2002                     6.84006%              November 2006                  6.83056%
  December 2002                     6.83996%              December 2006                  6.83045%
  January 2003                      6.83986%              January 2007                   6.82406%
  February 2003                     6.84023%              February 2007                  6.82670%
  March 2003                        7.03903%              March 2007                     7.02058%
  April 2003                        6.83955%              April 2007                     6.82152%
  May 2003                          7.03882%              May 2007                       7.01580%
  June 2003                         6.83935%              June 2007                      6.81738%
  July 2003                         7.03860%              July 2007                      7.03754%
  August 2003                       7.03849%              August 2007                    7.04063%
  September 2003                    6.83905%              September 2007                 6.83991%
  October 2003                      7.03827%              October 2007                   7.04039%
  November 2003                     6.83884%              November 2007                  6.83969%
  December 2003                     7.03803%              December 2007                  7.04016%
  January 2004                      6.83862%              January 2008                   6.83948%
  February 2004                     6.83869%              February 2008                  6.83964%
  March 2004                        7.03767%              March 2008                     7.03980%
  April 2004                        6.83829%              April 2008                     6.83915%
  May 2004                          7.03743%              May 2008                       7.03955%
  June 2004                         6.83806%              June 2008                      6.83893%
  July 2004                         7.03719%              July 2008                      7.03930%
  August 2004                       7.03707%              August 2008                    7.03918%
  September 2004                    6.83773%              September 2008                 6.83859%
  October 2004                      7.03685%              October 2008                   7.03893%
  November 2004                     6.83755%              November 2008                  6.83835%
  December 2004                     6.83745%              December 2008                  6.83823%
  January 2005                      6.83737%              January 2009                   6.83811%
  February 2005                     6.83786%              February 2009                  6.83887%
  March 2005                        7.03632%              March 2009                     7.03151%
  April 2005                        6.83708%              April 2009                     6.83026%
  May 2005                          7.03611%              May 2009                       7.05296%
  June 2005                         6.83689%              June 2009                      6.84675%
  July 2005                         7.03590%              July 2009                      7.03699%
  August 2005                       7.03579%              August 2009                    7.05436%
  September 2005                    6.83660%              September 2009                 6.82889%
  October 2005                      7.03557%              October 2009                   7.05109%
  November 2005                     6.83640%              November 2009                  6.84020%
  December 2005                     6.83629%              December 2009                  6.84013%
  January 2006                      6.83620%              January 2010                   6.84007%

                                     S-IV-1


  February 2006                     6.83673%              February 2010                  6.84098%
  March 2006                        7.03498%              March 2010                     7.05072%
  April 2006                        6.83587%              April 2010                     6.83987%
  May 2006                          7.03475%              May 2010                       7.02678%
  June 2006                         6.83109%              June 2010                      6.81157%
  July 2006                         7.03074%              July 2010                      7.02662%
  August 2006                       7.03063%              August 2010                    7.02655%
  September 2006                    6.83078%              September 2010                 6.81135%

(1) Each interest accrual period relates to the distribution date in the immediately following calendar month. For example, the October 2002 interest accrual period relates to the November 2002 distribution date.















                                     S-IV-2

                                   SCHEDULE V

                       BORROWER THIRD-PARTY BENEFICIARIES
                              (UNDER SECTION 2.03)

         The respective borrowers under the Mortgage Loans identified on the Pooled Mortgage Loan Schedule by seller loan numbers 6104544 and 6104545 (without regard to any additional alphabetical designation).























                                     S-V-1